UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

MASIMO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(v) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Masimo Corporation
52 Discovery
Irvine, California 92618
April 1, 2026
TO THE STOCKHOLDERS OF MASIMO CORPORATION:
On February 16, 2026, Masimo Corporation (“Masimo”) entered into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the “Merger Agreement”) to be acquired by Danaher Corporation (“Danaher”), pursuant to which Mobius Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Danaher, will be merged with and into Masimo (the “Merger”), with Masimo surviving the Merger as a wholly owned subsidiary of Danaher. A summary of the Merger Agreement is included in the proxy statement accompanying this letter under the section entitled “The Merger Agreement”.
If the Merger is completed, each share of our common stock, par value $0.001 per share (our “Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares of our Common Stock (i) owned by Danaher, Merger Sub or Masimo, or any of their wholly owned subsidiaries, or (ii) any shares of our Common Stock outstanding immediately prior to the Effective Time and held by a holder who has duly demanded appraisal pursuant to Section 262 of the General Corporation Law of the State of Delaware and has not effectively withdrawn or otherwise waived or lost such right to appraisal with respect to such shares of our Common Stock (such shares, the “Dissenting Shares” and the shares described in (i) and (ii) together, the “Excluded Shares”)) will be automatically cancelled, extinguished and converted into the right to receive an amount in cash equal to $180.00, without interest.
On February 16, 2026, concurrently with the execution of the Merger Agreement, Masimo, Danaher and Merger Sub entered into a Voting and Support Agreement (the “Voting Agreement”) with Politan Capital Management LP (“Politan”), pursuant to which, among other things, Politan has agreed, on the terms and subject to the conditions set forth in the Voting Agreement, to vote (or cause to be voted) all of the shares of Common Stock owned of record or beneficially owned by Politan as of the date of the Merger Agreement and any additional shares of which Politan acquires or may come to have beneficial ownership after the date of the Merger Agreement (collectively, the “Covered Shares”) in favor of the adoption of the Merger Agreement and the approval of the Merger. The Covered Shares represent approximately 8.77% of the outstanding voting power of our Common Stock as of the Record Date of the Special Meeting (each as defined below).
After careful consideration, the board of directors of Masimo (the “Board”) has, by unanimous approval: (i) approved and declared advisable the Merger Agreement and the transactions contemplated thereby; (ii) determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Masimo and the holders of shares of Common Stock (other than Excluded Shares that are not Dissenting Shares); (iii) directed that the Merger Agreement be submitted to a vote of our stockholders for adoption at the Special Meeting; (iv) resolved, subject to the terms and conditions of the Merger Agreement, to recommend that our stockholders adopt the Merger Agreement at the Special Meeting; and (v) approved and declared advisable the Voting Agreement and the transactions contemplated thereby.
We will hold a special meeting of our stockholders (the “Special Meeting”) in connection with the proposed Merger on May 1, 2026 at 10:00 a.m. (Pacific Time) (unless the Special Meeting is adjourned or postponed), via the internet at www.virtualshareholdermeeting.com/MASI2026SM (the “virtual meeting website”), where you will be able to attend the Special Meeting and vote. Please note you will not be able to attend the Special Meeting physically in person.
At the Special Meeting, Masimo stockholders will be asked to consider and vote on (1) the proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”), and (2) the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Masimo’s named executive officers in connection with the Merger (the “Compensation Proposal”). The Board recommends that Masimo stockholders vote “FOR” each of the proposals to be considered at the Special Meeting.
Your vote is very important, regardless of the number of shares of our Common Stock that you own. Because Masimo stockholders cannot take any action at the Special Meeting unless a majority of the shares of our Common Stock outstanding and entitled to vote thereat is represented, it is important that you attend the Special Meeting virtually or are represented by proxy at the Special Meeting. The Merger cannot be completed unless the Merger Agreement Proposal is approved by the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon. Whether or not you plan to attend the Special Meeting virtually, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying postage-prepaid reply envelope, or submit your proxy by telephone or the internet. If your shares of our Common Stock are held in “street name” by your bank, broker or other nominee, your bank, broker or other nominee will be unable to vote your shares of our Common Stock without instructions from you. You should instruct your bank, broker or other nominee to vote your shares of our Common Stock in accordance with the procedures provided by your bank, broker or other nominee. If your shares of our Common Stock are held in your name and you fail to return your proxy card, submit your proxy by telephone or via the internet or vote virtually at the Special Meeting, or if your shares of our Common Stock are held in “street name” by your bank, broker or other nominee and you fail to instruct your bank, broker or other nominee to vote your shares of our Common Stock, then this will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.
If the Merger is completed, Masimo stockholders who do not vote in favor of the Merger Agreement Proposal, who duly demand appraisal in writing to Masimo prior to the Special Meeting and comply with all applicable requirements of Delaware law will be entitled to rights of appraisal to obtain the fair value of their shares of our Common Stock.
You have the right to revoke a proxy at any time prior to the taking of the vote at the Special Meeting. You may revoke your proxy prior to the taking of the vote at the Special Meeting by submitting a new proxy to vote your shares of our Common Stock over the internet or by telephone (only your latest internet or telephone proxy is counted), by signing a later-dated new proxy and mailing it, in each case, in accordance with the instructions on the enclosed proxy card or by sending a written revocation of your proxy to Masimo prior to the Special Meeting. In addition, you may revoke your proxy by attending the Special Meeting and voting your shares of our Common Stock via the virtual meeting website; however, attending the Special Meeting alone will not revoke your written, internet or telephone proxy, as the case may be, unless you specifically request revocation or vote your shares of our Common Stock via the virtual meeting website during the Special Meeting. The accompanying proxy statement provides you with detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to read the entire proxy statement, and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about Masimo from documents we have filed with the U.S. Securities and Exchange Commission. We recommend that you review the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 3, 2026, which is incorporated by reference into the proxy statement.
If you have any questions or need assistance voting your shares of our Common Stock, please contact our proxy solicitor, D.F. King & Co., Inc. at (800) 829-6551 (toll-free) or (212) 931-0841 (banks and brokers).
We hope that you will participate in the Special Meeting because your vote is important. Thank you for your consideration of this matter and your confidence in Masimo.
Sincerely,
/s/ Catherine Szyman
Chief Executive Officer

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The accompanying proxy statement is dated April 1, 2026, and, together with the enclosed form of proxy, is first being mailed to Masimo stockholders on or about April 1, 2026.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
DATE & TIME	May 1, 2026 at 10:00 a.m. (Pacific Time)
PLACE	The special meeting (the “Special Meeting”) of stockholders of Masimo Corporation (“Masimo”) will be held virtually via the internet at www.virtualshareholdermeeting.com/MASI2026SM, where you will be able to attend the Special Meeting and vote. You will not be able to attend the Special Meeting in person.
ITEMS OF BUSINESS
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Consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the “Merger Agreement”), dated February 16, 2026, by and among Masimo, Danaher Corporation (“Danaher”), and Mobius Merger Sub, Inc., a wholly owned subsidiary of Danaher (“Merger Sub”), a copy of which is included as Annex A to the proxy statement of which this notice forms a part, and pursuant to which Merger Sub will be merged with and into Masimo, with Masimo surviving the Merger as a wholly owned subsidiary of Danaher (the “Merger”, and such proposal the “Merger Agreement Proposal”); and

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Consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Masimo’s named executive officers that is based on or otherwise relates to the Merger (the “Compensation Proposal”).

RECORD DATE	Stockholders of record at the close of business on March 31, 2026 (the “Record Date”) may vote at the Special Meeting.
VOTING BY PROXY	The board of directors (the “Board”) of Masimo is soliciting your proxy to assure that a quorum is present and that your shares of our common stock, par value $0.001 per share (our “Common Stock”), are represented and voted at the Special Meeting. For information on submitting your proxy over the internet, by telephone or by mailing back the enclosed proxy card (no extra postage is needed for the provided envelope if mailed in the United States), please see the attached proxy statement and enclosed proxy card. If you later decide to vote at the Special Meeting, information on revoking your proxy prior to the Special Meeting is also provided.
VOTING IN PERSON
If you are a stockholder of record and wish to attend the Special Meeting and vote in person, you will be able to attend and vote via the internet at www.virtualshareholdermeeting.com/MASI2026SM.
If your shares of our Common Stock are held by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares of our Common Stock or obtain a proxy, executed in your favor, from that record holder giving you the right to vote your shares of our Common Stock at the Special Meeting.

RECOMMENDATIONS	The Board recommends that you vote:
• “FOR” the Merger Agreement Proposal; and • “FOR” the Compensation Proposal.
YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIA THE MEETING WEBSITE, PLEASE VOTE OVER THE INTERNET OR BY CALLING THE TELEPHONE NUMBER USING THE INSTRUCTIONS ON YOUR PROXY

CARD OR COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE YOUR SHARES OF OUR COMMON STOCK PERSONALLY VIA THE MEETING WEBSITE, YOUR VOTE AT THE SPECIAL MEETING WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED BY YOU.
Your proxy may be revoked at any time before the vote at the Special Meeting, or any adjournment or postponement thereof, by following the procedures outlined in the accompanying proxy statement.
The proxy statement of which this notice forms a part provides a detailed description of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. We urge you to read the proxy statement, including any documents incorporated by reference, and its annexes carefully and in their entirety. If you have any questions concerning the Merger or the proxy statement, would like additional copies of the proxy statement, or need help voting your shares of our Common Stock, please contact Masimo’s proxy solicitor:
D.F. King & Co., Inc.
28 Liberty Street, 53rd Floor
New York, New York 10005
Shareholders may call toll free: (800) 829-6551
Banks and Brokers, please call: (212) 931-0841
Email: MASI@dfking.com
By order of the Board of Directors
/s/ Catherine Szyman
Chief Executive Officer
Irvine, California
April 1, 2026

i

ii

Page
DEADLINE FOR STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING	112
WHERE YOU CAN FIND MORE INFORMATION	114
Annex Index
Annex A: Agreement and Plan of Merger, dated as of February 16, 2026, by and among Masimo Corporation, Danaher Corporation and Mobius Merger Sub, Inc.	A-1
Annex B: Voting and Support Agreement, dated as of February 16, 2026, by and among Masimo Corporation, Danaher Corporation, Mobius Merger Sub, Inc. and Politan Capital Management LP.	B-1
Annex C: Opinion of Centerview Partners LLC, dated February 16, 2026.	C-1

iii

SUMMARY
This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the Merger. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on Masimo included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” beginning on page 114 of this proxy statement. We have included page references in this summary to direct you to a more complete description of the topics presented below.
Unless otherwise indicated or as the context otherwise requires, all references to “Masimo”, the “Company”, “we”, “us”, or “our” in this proxy statement refer to Masimo Corporation, a Delaware corporation; all references to “Danaher” refer to Danaher Corporation, a Delaware corporation; all references to “Merger Sub” refer to Mobius Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Danaher; all references to “Common Stock” refer to the common stock, par value $0.001, of Masimo; all references to the “Board” refer to the board of directors of Masimo; all references to the “Merger” refer to the proposed merger of Merger Sub with and into Masimo, with Masimo surviving as a wholly owned subsidiary of Danaher; all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of February 16, 2026, as it may be amended from time to time, by and among Masimo, Danaher and Merger Sub, a copy of which is included as Annex A to this proxy statement; and all references to the “Voting Agreement” refer to the Voting and Support Agreement, dated as of February 16, 2026, by and among Masimo, Danaher, Merger Sub and Politan Capital Management LP (“Politan”), a copy of which is included as Annex B to this proxy statement. Masimo, following the completion of the Merger, is sometimes referred to in this proxy statement as the “Surviving Corporation”.
Parties to the Merger
Masimo (see page 25)
Masimo is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. Our mission is to improve life, improve patient outcomes, reduce the cost of care, and take non-invasive monitoring to new sites and applications. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown to outperform other pulse oximetry technologies in over 100 independent and objective studies. Masimo SET® is estimated to be used on more than 200 million patients around the world each year and is the primary pulse oximetry at all 10 top U.S. hospitals as ranked in the 2025 Newsweek World’s Best Hospitals listing.
Shares of our Common Stock are listed with, and trade on, The Nasdaq Stock Market (“Nasdaq”) under the symbol “MASI”. For additional information, visit www.masimo.com. The information provided on the Masimo website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to the Masimo website provided in this proxy statement. Our principal executive offices are maintained at 52 Discovery, Irvine, California 92618, telephone number (949) 297-7000.
Danaher (see page 25)
Danaher is a leading global life sciences and diagnostics innovator, committed to accelerating the power of science and technology to improve human health. Danaher’s businesses partner closely with customers to solve many of the most important health challenges impacting patients around the world. Danaher’s advanced science and technology — and proven ability to innovate — help enable faster, more accurate diagnoses and help reduce the time and cost needed to sustainably discover, develop and deliver life-changing therapies. Focused on scientific excellence, innovation and continuous improvement, Danaher’s approximately 60,000 associates worldwide help ensure that Danaher is improving quality of life for billions of people today, while setting the foundation for a healthier, more sustainable tomorrow.
Shares of Danaher common stock, par value $0.01 per share, are listed on the New York Stock Exchange under the symbol “DHR”. For additional information, visit www.danaher.com. The information provided on the Danaher website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to the Danaher website provided in this proxy statement. Danaher’s principal executive offices are maintained at 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037, telephone number (202) 828-0850.
Merger Sub (see page 25)
Merger Sub is a wholly owned subsidiary of Danaher and has not engaged in any business or operations or incurred any liabilities or obligations, except for those activities incidental to its formation and the transactions contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will be merged with and into Masimo and will cease to exist, with Masimo surviving the Merger as a wholly owned subsidiary of Danaher. Merger Sub’s principal executive offices are maintained at 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037, telephone number (202) 828-0850.
The Special Meeting
Date, Time, and Place of the Special Meeting (see page 26)
The Special Meeting of stockholders of Masimo is scheduled to be held on May 1, 2026 beginning at 10:00 a.m. (Pacific Time), via the internet at www.virtualshareholdermeeting.com/MASI2026SM (the “virtual meeting website”). At the Special Meeting, stockholders who owned shares of our Common Stock as of the Record Date will be able to attend and vote via the internet by logging in to the virtual meeting website. Whether or not you plan to attend the Special Meeting, we urge you to vote and submit your proxy in advance of the Special Meeting by one of the methods described in these proxy materials. You will not be able to attend the Special Meeting in-person.
Purpose of the Special Meeting
The Special Meeting is being held in order to consider and vote on the following proposals:
•
The Merger Agreement Proposal — to adopt the Merger Agreement; and

•
The Compensation Proposal — to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Masimo’s named executive officers that is based on or otherwise relates to the Merger.

Record Date; Stockholders Entitled to Vote (see page 27)
Only holders of record of our Common Stock at the close of business on March 31, 2026, the Record Date, will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. At the close of business on the Record Date, 52,362,808 shares of Common Stock were issued and outstanding. The holders of Common Stock will have one vote for each share of Common Stock they owned as of the close of business on the Record Date.
Quorum (see page 27)
A quorum of stockholders is necessary to hold a valid meeting. The holders of a majority of the voting power of all of the shares of our Common Stock entitled to vote at the Special Meeting, present in person or by proxy, will constitute a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or if you attend the Special Meeting. Abstentions will be counted towards the quorum requirement. Failure of a quorum to be represented at the Special Meeting will necessitate an adjournment or postponement and will subject Masimo to additional expense.
In addition, pursuant to the Voting Agreement, on the terms and subject to the conditions thereof, among other things, Politan has agreed to be represented in person or by proxy at the Special Meeting (and at every adjournment or postponement thereof) or otherwise cause the Covered Shares to be counted as present for purposes of establishing a quorum. Additionally, we currently expect that each of our directors and executive officers will cause the shares of Common Stock held by them to be represented in person or by proxy at the Special Meeting and to be counted as present for purposes of establishing a quorum. At the close of business on the Record Date, the Covered Shares held by Politan, together with the shares of Common Stock held by our officers and directors, represented approximately 8.94% of the outstanding voting power of our Common Stock.
Required Vote (see page 27)
Approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon. Assuming a quorum, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Pursuant to the Merger Agreement, such approval is a condition to the consummation of the Merger.
Approval of the Compensation Proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the Compensation Proposal. Assuming a quorum, abstentions and broker non-votes will have no effect on the approval of the Compensation Proposal.
As of the Record Date, the current directors and executive officers of Masimo beneficially owned and were entitled to vote, in the aggregate, 4,678,937 shares of our Common Stock (not including any shares of our Common Stock deliverable upon exercise of or underlying any Masimo equity awards, but including the shares held by Politan which are beneficially owned by one of our directors), representing approximately 8.94% of the outstanding voting power of our Common Stock as of the Record Date. We currently expect that each of the directors and executive officers of Masimo will vote all of his or her shares “FOR” each of the proposals to be presented at the Special Meeting.
Pursuant to the Voting Agreement, at any meeting (whether annual or special and each adjournment or postponement thereof) of Masimo stockholders, however called, and in connection with any written consent of the stockholders of Masimo, in each case, to the extent that Politan is entitled to vote its Covered Shares, Politan has agreed to unconditionally and irrevocably vote or cause to be voted (including by proxy or written consent, if applicable) all such Covered Shares, among other things: (a) in favor of adopting the Merger Agreement, approving the Merger and related transactions, approving any adjournment or postponement of the stockholders meeting as permitted under the Merger Agreement, supporting any non-adverse amendments to the Merger Agreement, and approving any other proposals necessary or desirable to consummate the Merger and related transactions; and (b) against any competing acquisition proposal or agreement providing for an acquisition proposal, agreements inconsistent with the Merger, actions reasonably likely to breach the Merger Agreement, any reorganization, dissolution or similar extraordinary transactions not contemplated by the Merger Agreement, or any action or agreement that is intended to, or which could reasonably be expected to, impede, interfere with, materially delay, or adversely affect the Merger or change the voting rights of Common Stock. At the close of business on the Record Date, the Covered Shares represented approximately 8.77% of the outstanding voting power of our Common Stock.
Accordingly, in addition to the shares held by our directors and executive officers and Politan, Masimo will need an additional 21,502,468 shares of Common Stock (or about 41.06% of the outstanding Common Stock) to be voted in favor of the Merger Agreement Proposal to approve such proposal.
Proxies and Revocation (see page 30)
Any stockholder of record entitled to vote at the Special Meeting may vote at the Special Meeting, or by submitting a proxy to vote via the internet, by telephone or by mail using the enclosed postage-prepaid envelope. If you are a beneficial owner of shares of our Common Stock, and your shares of our Common Stock are held in “street name”, you should instruct your bank, broker or other nominee on how to vote your shares of our Common Stock using the instructions provided by your bank, broker or other nominee. If you fail to submit a proxy or fail to vote at the Special Meeting, or you do not provide your bank, broker or other nominee with instructions, as applicable, your shares of our Common Stock will not be voted on the Merger Agreement Proposal, which will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.
If you fail to vote at the Special Meeting, fail to return your proxy card or fail to submit your proxy to vote via the internet or by telephone, or if your shares of our Common Stock are held in “street name” by your bank, broker or other nominee, and you fail to instruct your bank, broker or other nominee to vote, your shares of our Common Stock will not be voted and will not have an effect on the approval of the Compensation Proposal, assuming a quorum is present.
You have the right to revoke a proxy at any time prior to the taking of the vote at the Special Meeting. You may revoke your proxy prior to the taking of the vote at the Special Meeting by submitting a new proxy to vote your shares of our Common Stock over the internet or by telephone (only your latest internet or telephone proxy is counted), by signing a later-dated new proxy and mailing it, in each case, in accordance with the instructions on the enclosed proxy card or by sending a written revocation of your proxy to Masimo prior to the Special Meeting to our Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618. In addition, you may revoke your proxy by attending the Special Meeting and voting; however, attending the Special Meeting alone will not revoke your written, internet or telephone proxy, as the case may be, unless you specifically request revocation or vote in person at the Special Meeting.
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the voting instructions from that organization included with these proxy materials, or contact that organization to determine how you may revoke your proxy.
The Merger (see page 34)
A copy of the Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the entire Merger Agreement carefully because it is the principal document governing the Merger. For more information on the Merger Agreement, see the section entitled “The Merger Agreement” beginning on page 71 of this proxy statement.
Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub will be merged with and into Masimo. Masimo will survive the Merger as a wholly owned subsidiary of Danaher.
The Merger Consideration (see page 35)
On the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of Common Stock (other than shares of our Common Stock (i) owned by Danaher, Merger Sub or Masimo or any of their wholly owned subsidiaries or (ii) any shares of our Common Stock outstanding immediately prior to the Effective Time and held by a holder who has duly demanded appraisal pursuant to Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) and has not effectively withdrawn or otherwise waived or lost such right to appraisal with respect to such shares of our Common Stock (such shares, the “Dissenting Shares” and the shares described in (i) and (ii) together, the “Excluded Shares”)) issued and outstanding immediately prior to the Effective Time (the “Eligible Shares”) will be automatically cancelled, extinguished and converted into the right to receive an amount in cash equal to $180.00 (the “Per Share Merger Consideration”), without interest.
Recommendation of the Board of Directors; Reasons for the Merger (see page 45)
After careful consideration, the Board has, by unanimous approval: (i) approved and declared advisable the Merger Agreement and the transactions contemplated thereby; (ii) determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Masimo and the holders of Common Stock (other than Excluded Shares that are not Dissenting Shares); (iii) directed that the Merger Agreement be submitted to a vote of our stockholders for adoption at the Special Meeting; (iv) resolved, subject to the terms and conditions of the Merger Agreement, to recommend that our stockholders adopt the Merger Agreement at the Special Meeting; and (v) approved and declared advisable the Voting Agreement and the transactions contemplated thereby. Certain factors considered by the Board in reaching its recommendation can be found in the section entitled “The Merger (Proposal 1) — Recommendation of the Board of Directors; Reasons for the Merger”. The Board recommends that stockholders vote “FOR” the Merger Agreement Proposal, and “FOR” the Compensation Proposal.
Opinion of Centerview Partners LLC (see page 48 and Annex C)
Masimo retained Centerview Partners LLC (“Centerview”), as financial advisor to the Board in connection with the Merger and the other transactions contemplated by the Merger Agreement, which are collectively referred to as the “Transaction” throughout this section and the summary of Centerview’s opinion below under the caption “— Opinion of Centerview Partners LLC”. In connection with this engagement, the Board requested that Centerview evaluate the fairness, from a financial point of view, to the holders of shares of Common Stock (other than Excluded Shares) of the Per Share Merger Consideration proposed to be paid to such holders pursuant to the Merger Agreement. On February 16, 2026, Centerview rendered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated February 16, 2026 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Per Share Merger Consideration proposed to be paid to the holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Centerview’s written opinion, dated February 16, 2026, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Common Stock (other than Excluded Shares) of the Per Share Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any Masimo stockholder or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
Interests of Masimo’s Directors and Executive Officers in the Merger (see page 57)
In considering the recommendation of the Board that Masimo stockholders approve the adoption of the Merger Agreement, Masimo stockholders should be aware that the executive officers and directors of Masimo have certain interests in the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement that may be different from, or in addition to, the interests of Masimo stockholders generally. These interests include, among others, the treatment of outstanding Masimo equity awards, potential cash severance and change-in-control payments under our severance and change-in-control arrangements, the acceleration of vesting of equity awards, continued indemnification and insurance coverage for our directors and executive officers, and the interests of our non-employee directors in the cancellation of their outstanding Masimo RSU Awards for cash consideration. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and in making their recommendation that Masimo stockholders approve the adoption of the Merger Agreement.
Financing of the Merger (see page 68)
Completion of the Merger (the “Closing”) is not subject to a financing condition. Danaher and Merger Sub have represented in the Merger Agreement that Danaher has, or will have at the Closing, on a consolidated basis, immediately available cash sufficient to pay in full (a) the aggregate amount of the Per Share Merger Consideration and the Masimo equity award payments, (b) all fees and expenses required to be paid by Danaher in connection with the Merger, and (c) all amounts necessary to consummate the Merger and otherwise satisfy its obligations under the Merger Agreement.
Closing and Effective Time of the Merger (see page 68)
We expect to complete the Merger in the second half of 2026, subject to fulfilment of customary conditions to Closing, including approval of the Merger Agreement Proposal by Masimo stockholders and receipt of required regulatory approvals and clearances. The Merger is subject to various regulatory approvals and clearances and other conditions, and it is possible that factors outside the control of Masimo, Danaher and Merger Sub could result in the Merger being completed at a later time, or not at all. There may be a substantial amount of time between the Special Meeting and the completion of the Merger. We expect to complete the Merger promptly following the receipt of all required approvals.
Regulatory Approvals and Clearances Required for the Merger (see page 69)
Before the Merger may be completed, the applicable waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and, if applicable, any contractual waiting periods under any timing agreements with the Department of Justice or the Federal Trade Commission relating to the completion of the Merger must have expired or been terminated and we must have received certain non-U.S. antitrust and foreign direct investment approvals with respect to the Merger under certain other applicable foreign regulatory laws. In deciding whether to grant the required regulatory authorization or consent, the relevant governmental entities will consider the effect of the Merger within their relevant jurisdiction, including, among other things, the impact on the parties’ respective customers and suppliers and the impact of the parties’ foreign investment in the jurisdiction.
The approvals that are granted may impose terms and conditions, limitations, obligations or costs, or place restrictions on Danaher’s conduct in operating the business following the Closing or require changes to the terms of the Merger Agreement. There can be no assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the Merger.
You should read the section entitled “The Merger Agreement — Regulatory Filings and Efforts to Consummate” for a description of the parties’ obligations with respect to regulatory approvals related to the Merger.
Material U.S. Federal Income Tax Consequences of the Merger (see page 70)
The exchange of shares of our Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for such purposes, a U.S. Holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) who receives cash in the Merger in exchange for shares of our Common Stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that the U.S. Holder receives pursuant to the Merger with respect to such shares and the U.S. Holder’s adjusted tax basis in such shares. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such Common Stock exceeds one year at the time of the Merger.
A Non-U.S. Holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of shares of our Common Stock for cash pursuant to the Merger unless such Non-U.S. Holder has certain connections to the United States. However, a Non-U.S. Holder may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption.
You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” and consult your tax advisor regarding the particular tax consequences of the Merger to you, including any tax consequences arising under any U.S. federal non-income laws or the laws of any state, local or foreign taxing jurisdiction.
Appraisal Rights (see page 106)
If the Merger is completed, Masimo stockholders who do not vote in favor of the Merger Agreement Proposal are entitled to appraisal rights under the DGCL in connection with the Merger, provided that such stockholders fully comply with the requirements of Section 262 of the DGCL, which are further summarized in the section entitled “Appraisal Rights”. In addition, a copy of Section 262 of the DGCL, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. This means that you may be entitled to have the “fair value” of your shares of our Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the

Delaware Court of Chancery, to be paid upon the amount determined to be “fair value”, in lieu of the amount of the Per Share Merger Consideration you would have received pursuant to the Merger Agreement, if you follow exactly the procedures set forth in Section 262 of the DGCL. The ultimate amount you may receive in an appraisal proceeding may be less than, equal to or more than the amount you would have otherwise received under the Merger Agreement if you do not seek appraisal of your shares of our Common Stock.
To exercise your appraisal rights with respect to your shares of our Common Stock, you must, among other things, deliver a written demand for appraisal to Masimo before the vote is taken on the Merger Agreement Proposal and you must not vote (either in person or by proxy) in favor of the Merger Agreement Proposal with respect to such shares of our Common Stock, and you must continue to hold such shares of our Common Stock from the date of making the demand for appraisal through the Effective Time. As such, merely voting against, abstaining or failing to vote on the Merger Agreement Proposal will not by itself preserve your right to appraisal under the DGCL. If you fail to follow exactly the procedures set forth in Section 262 of the DGCL, you will lose your appraisal rights. The requirements for exercising appraisal rights are further described in the section entitled “Appraisal Rights”. In addition, a copy of Section 262 of the DGCL, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. We encourage you to read these provisions carefully and in their entirety.
If you hold your shares of our Common Stock through a bank, broker or other nominee and you wish to exercise your appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures. In view of the complexity of the DGCL, Masimo stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. The discussion of appraisal rights in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262 of the DGCL, accessible without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
The Voting Agreement (see page 95)
On February 16, 2026, concurrently with the execution of the Merger Agreement, Masimo, Danaher and Merger Sub entered into the Voting Agreement with Politan. The shares covered by the Voting Agreement include 4,589,648 shares of Common Stock, representing the Common Stock held by Politan and its controlled affiliates as of February 16, 2026, together with any shares of Common Stock and any other voting securities of Masimo which Politan or its controlled affiliates may acquire or may otherwise come to beneficially own at any time during the term of the Voting Agreement (collectively, the “Covered Shares”).
Pursuant to the Voting Agreement, at any meeting (whether annual or special and each adjournment or postponement thereof) of Masimo stockholders, however called, and in connection with any written consent of the stockholders of Masimo, in each case, to the extent that Politan is entitled to vote its Covered Shares, Politan has agreed to unconditionally and irrevocably vote or cause to be voted (including by proxy or written consent, if applicable) all such Covered Shares, among other things: (a) in favor of adopting the Merger Agreement, approving the Merger and related transactions, approving any adjournment or postponement of the stockholders meeting as permitted under the Merger Agreement, supporting any non-adverse amendments to the Merger Agreement, and approving any other proposals necessary or desirable to consummate the Merger and related transactions; and (b) against any competing acquisition proposal or agreement providing for an acquisition proposal, agreements inconsistent with the Merger, actions reasonably likely to breach the Merger Agreement, any reorganization, dissolution or similar extraordinary transactions not contemplated by the Merger Agreement, or any action or agreement that is intended to, or which could reasonably be expected to, impede, interfere with, materially delay, or adversely affect the Merger or change the voting rights of Common Stock. The Voting Agreement will terminate in certain circumstances, including upon termination of the Merger Agreement or if the Board changes its recommendation that Masimo’s stockholders approve the adoption of the Merger Agreement.
The Covered Shares represent approximately 8.77% of the outstanding voting power of our Common Stock as of the Record Date.

Delisting and Deregistration of Masimo Common Stock (see page 70)
If the Merger is completed, our Common Stock will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934 (as amended, and all rules and regulations promulgated thereunder, collectively, the “Exchange Act”).
The Merger Agreement
Treatment of Common Stock and Equity Awards (see page 72)
•
Common Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of any person, each Eligible Share will be automatically cancelled, extinguished and converted into the right to receive an amount in cash equal to $180.00, without interest.

•
Masimo Options.   At the Effective Time, each option to purchase shares of Common Stock (each a “Masimo Option”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive, for each share of Common Stock subject to such option, the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such Masimo Option, less any applicable tax withholding.

•
Masimo RSUs.   At the Effective Time, each outstanding restricted stock unit award granted under the Masimo stock plans or otherwise (each a “Masimo RSU Award”) that is outstanding as of immediately prior to the Effective Time, other than Masimo RSUs held by non-employee directors, will be assumed by Danaher and converted into a number of restricted stock units of Danaher equal to the product of the number of shares of Common Stock underlying the Masimo RSU Award immediately prior to the Effective Time multiplied by the quotient of (a) the Per Share Merger Consideration, divided by (b) the volume weighted average trading price per share of Danaher common stock for the ten trading day period ending on the date of consummation of the Merger, with the same terms and conditions as applied to such Masimo RSU Award immediately prior to the Effective Time. Following the Effective Time, the converted Danaher restricted stock units will be subject to partial or full double-trigger acceleration, as described in the section entitled “Treatment of Common Stock and Equity Awards”.

•
Masimo Director Awards.   At the Effective Time, each Masimo RSU Award held by a non-employee director of Masimo that is outstanding as of immediately prior to the Effective Time will be cancelled and converted into the right to receive the Per Share Merger Consideration.

•
Masimo PSUs.   At the Effective Time, each performance-based restricted stock unit granted under the Masimo stock plans or otherwise (each, a “Masimo PSU Award”) that is outstanding as of immediately prior to the Effective Time, as determined at target performance, will be cancelled and converted into the right to receive the product of (a) Per Share Merger Consideration and (b) the number of shares of Common Stock underlying such Masimo PSU Award, without interest and less any applicable tax withholding.

No Solicitation; Change in Board Recommendation (see page 80)
During the period commencing with the execution and delivery of the Merger Agreement and continuing until the earlier of the Effective Time and the termination of the Merger Agreement, except as expressly permitted by the Merger Agreement, Masimo has agreed that it will not, and will cause each of its subsidiaries not to, and will not authorize or permit and will use reasonable best efforts to cause each of its and their respective directors, officers and other representatives not to, directly or indirectly: (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries regarding, or the making or submission of, any Acquisition Proposal or any inquiry, proposal, offer, or indication of interest that would reasonably be expected to lead to an Acquisition Proposal; (ii) engage in, continue or otherwise participate in any discussions or negotiations (other than with Danaher and its representatives) regarding any Acquisition Proposal or any inquiry, proposal, offer, or indication of interest that would reasonably be expected to lead to an Acquisition Proposal, in each case other than in response to an unsolicited inquiry that is not in breach of the Merger Agreement to notify the applicable person of the existence of the provisions of the Merger Agreement; (iii) furnish or disclose any information or data to any person concerning Masimo or its subsidiaries in connection with any Acquisition Proposal or any inquiry, proposal, offer, or indication of interest that would reasonably be expected to lead to an Acquisition Proposal; (iv) enter into, or publicly propose to enter into, any contract or any non-binding letter of intent, memorandum of understanding, commitment or agreement in principle with respect to an Acquisition Proposal (other than certain permitted confidentiality agreements); (v) submit any Acquisition Proposal to a vote of Masimo stockholders; or (vi) resolve, agree, authorize or commit to do any of the foregoing.
Notwithstanding the restrictions described above, prior to obtaining the approval of the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of our Common Stock entitled to vote on such matter at the Special Meeting (the “Requisite Masimo Stockholder Approval”), in response to a bona fide Acquisition Proposal that did not result from a material breach of the Merger Agreement that the Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, constitutes or would reasonably be expected to lead to a Superior Proposal and that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, Masimo may: (i) engage or otherwise participate in discussions or negotiations with a person or group (including their respective representatives) that has made an Acquisition Proposal with respect to such Acquisition Proposal; and/or (ii) provide non-public information, data or access relating to Masimo and its subsidiaries to the person or group (including their respective representatives) making such Acquisition Proposal; provided, that prior to providing any such information, data or access, Masimo receives from the person or group making such Acquisition Proposal a legally binding confidentiality agreement (1) with terms substantially similar to the comparable confidentiality provisions in the confidentiality agreement with Danaher (the “Confidentiality Agreement”) and (2) that does not contain any exclusivity provisions or other terms that would restrict in any manner Masimo’s ability to consummate the Merger or comply with its disclosure obligations to Danaher and Merger Sub pursuant to the Merger Agreement (it being understood that such agreement need not have standstill provisions); provided, further, that Masimo will substantially concurrently with the delivery to such person or group, provide to Danaher any non-public information, data or access concerning Masimo or any of its subsidiaries that is provided or made available to such person or group (or their respective representatives), unless such non-public information, data or access has been previously provided or made available to Danaher or its representatives.
Except as permitted by the Merger Agreement, prior to the time the Requisite Masimo Stockholder Approval is obtained, the Board may not (A) fail to include the Board’s recommendation that Masimo’s stockholders adopt the Merger Agreement in this proxy statement; (B) withhold, withdraw, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify) the Board’s recommendation that Masimo’s stockholders adopt the Merger Agreement (the “Board Recommendation”) with respect to the Merger in a manner adverse to Danaher; (C) following the commencement of any tender or exchange offer relating to the securities of Masimo, fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, rejection of such tender offer and issue a press release stating that Masimo recommends rejection of such tender or exchange offer, in each case, within ten business days of such commencement; (D) following the public disclosure of an Acquisition Proposal, fail to publicly reaffirm the Board Recommendation within ten business days (or, if earlier, prior to the Special Meeting) after receipt of any written request to do so from Danaher, which request may be made only once with respect to any such Acquisition Proposal, except that Danaher may make one additional request after any material change in the terms of such Acquisition Proposal; (E) approve or recommend, or publicly declare advisable, any Acquisition Proposal or publicly propose to enter into any contract providing for an Acquisition Proposal (other than certain permitted confidentiality agreements); (F) adopt, approve or recommend to the stockholders of Masimo, or make any public statement approving, endorsing or recommending an Acquisition Proposal; (G) in the event that Masimo has received an Acquisition Proposal, fail to publicly reaffirm the Board Recommendation within five business days after Danaher so requests in writing (it being understood that Masimo will have no obligation to make such reaffirmation on more than two occasions); or (H) resolve, agree, authorize or commit to do any of the foregoing (any of the foregoing, a “Change of Recommendation”).
Notwithstanding anything to the contrary set forth in the Merger Agreement, at any time prior to the time the Requisite Masimo Stockholder Approval is obtained, in response to a bona fide Acquisition Proposal in writing that did not result from a material breach of Masimo’s obligations described under “The Merger Agreement — No Solicitation; Change of Recommendation — No Solicitation”, if the Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that (A) such Acquisition Proposal constitutes a Superior Proposal and (B) the failure to effect a Change of Recommendation would be inconsistent with the directors’ fiduciary duties under applicable law, then, notwithstanding anything in the Merger Agreement to the contrary, the Board may, (x) effect a Change of Recommendation with respect to such Superior Proposal and (y) cause or permit Masimo to terminate the Merger Agreement in accordance with the Superior Proposal Termination Right in order to enter into a definitive agreement relating to such Superior Proposal, provided that Masimo complies with the notice and other requirements described under “The Merger Agreement — No Solicitation; Change of Recommendation — Changes in Board Recommendation”. However, none of the foregoing actions may be taken unless and until:
•
Masimo has given Danaher written notice of its intention to take such action at least four business days in advance (the “Takeover Notice Period”), which notice must include all information described under “The Merger Agreement — No Solicitation; Change of Recommendation — Notification to Danaher” (it being understood that each time any revision or amendment to the financial terms or revision or amendment (other than de minimis revision or amendment) to other material terms of the Acquisition Proposal determined to be a Superior Proposal is made, the Takeover Notice Period will be extended for an additional two business days after notification of such change (which notice must include all information described under “The Merger Agreement — No Solicitation; Change of Recommendation — Notification to Danaher”));

•
during the Takeover Notice Period (including after each notice that results in extension), to the extent requested by Danaher, Masimo must, and must cause its representatives to, consider and discuss with Danaher in good faith any adjustments or modifications to the terms of the Merger Agreement proposed by Danaher; and

•
at the end of the Takeover Notice Period, the Board has, taking into account any revisions to the Merger Agreement committed to by Danaher in writing and any other information offered by Danaher during the Takeover Notice Period, thereafter determined in good faith, after consultation with outside legal counsel and its financial advisor, that the Acquisition Proposal continues to be a Superior Proposal.

In addition to the foregoing, notwithstanding anything in the Merger Agreement to the contrary, the Board may, at any time prior to the time the Requisite Masimo Stockholder Approval is obtained, effect a Change of Recommendation of the type described in the first two bullets described under “The Merger Agreement — No Solicitation; Change of Recommendation — Change in Board Recommendation” (or the eighth bullet to the extent related to the first two bullets, in each case as described under “The Merger Agreement — No Solicitation; Change of Recommendation — Change in Board Recommendation”) in response to an Intervening Event if (x) Masimo provides Danaher four business days’ prior written notice of its intention to take such action, which notice includes all material information, in reasonable detail, with respect to any such Intervening Event and a description of the Board’s rationale for such action, (y) during such four-business day period, Masimo considers and discusses in good faith with Danaher and its representatives any adjustments or modifications to the terms of the Merger Agreement, and (z) at the end of such four-business day period, the Board determines in good faith after consultation with its outside legal counsel and its financial advisor (after taking into account any adjustments or modifications to the terms of the Merger Agreement proposed by Danaher during such four-business day period) that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law.
See pages 80, 81, and 83, respectively, for definitions of “Acquisition Proposal”, “Superior Proposal”, and “Intervening Event” as used in the Merger Agreement.
Conditions to the Completion of the Merger (see page 89)
The respective obligations of Masimo, Danaher and Merger Sub to effect the Closing are subject to the satisfaction or written waiver of certain customary conditions, including (i) the Stockholder Approval Condition, (ii) the Regulatory Approvals Condition, and (iii) the Absence of Legal Restraints Condition. The obligations of Danaher and Merger Sub to effect the Closing are subject to the satisfaction or waiver of the following additional conditions: (w) the Masimo Representations and Warranties Condition, (x) the Masimo Covenant Condition, (y) no Material Adverse Effect having occurred since the date of the Merger

Agreement, and (z) Danaher having received a certificate, dated as of the date of the Closing (the “Closing Date”), and duly executed on behalf of Masimo by a duly authorized executive officer of Masimo certifying that the conditions set forth in the preceding items have been satisfied. The obligations of Masimo to effect the Closing are subject to the satisfaction or waiver of the following additional conditions: (1) the Danaher Representations and Warranties Condition, (2) the Danaher Covenant Condition, and (3) Masimo having received a certificate, dated as of the Closing Date, and duly executed on behalf of Danaher and Merger Sub by a duly authorized executive officer of each of Danaher and Merger Sub certifying that the conditions set forth in the preceding items have been satisfied.
See pages 89 and 90 for definitions of “Stockholder Approval Condition”, “Regulatory Approvals Condition”, “Absence of Legal Restraints Condition”, “Masimo Representations and Warranties Condition”, “Masimo Covenant Condition”, “Danaher Representations and Warranties Condition”, and “Danaher Covenant Condition” as used in the Merger Agreement.
Termination of the Merger Agreement (see page 90)
The Merger Agreement may be terminated at any time prior to the Effective Time by mutual written consent of the parties. The Merger Agreement may be terminated at any time prior to the Effective Time by either Masimo or Danaher (i) pursuant to the Outside Date Termination Right, (ii) pursuant to the Stockholder Approval Termination Right, or (iii) if any governmental entity has issued or entered a final and non-appealable order or enacted, issued, promulgated, enforced or entered any law that, in each case, continues to be in effect and makes unlawful or permanently restrains, enjoins or otherwise prohibits consummation of the Merger; provided, that the right to terminate the Merger Agreement and abandon the transactions contemplated by the Merger Agreement pursuant to this clause (iii) will not be available to Masimo or Danaher if such party has breached in any material respect any representation, warranty, covenant or agreement set forth in the Merger Agreement and such breach proximately caused the imposition of such order or law.
Additionally, the Merger Agreement may be terminated at any time prior to the Effective Time by Masimo: (1) if there has been a breach of any representation or warranty or covenant made by Danaher or Merger Sub set forth in the Merger Agreement, in any case such that the Danaher Representations and Warranties Condition or the Danaher Covenant Condition would not be satisfied, subject to certain cure periods specified in the Merger Agreement, or (2) pursuant to the Superior Proposal Termination Right.
Additionally, the Merger Agreement may be terminated at any time prior to the Effective Time by Danaher: (1) if there has been a breach of any representation or warranty or covenant made by Masimo set forth in the Merger Agreement, in any case such that the Masimo Representations and Warranties Condition or the Masimo Covenant Condition would not be satisfied, subject to certain cure periods specified in the Merger Agreement, or (2) pursuant to the Change in Recommendation Termination Right.
A termination fee equal to $305,000,000 (the “Termination Fee”) will be payable by Masimo to Danaher if:
•
the Merger Agreement is terminated by either Masimo or Danaher pursuant to the Outside Date Termination Right or the Stockholder Approval Termination Right, in each case, (A) solely to the extent such termination is pursuant to the Outside Date Termination Right, at the time of such termination, each of the conditions to Masimo’s obligations to effect the Closing, other than the Stockholder Approval Condition, have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being able to be satisfied at the time of such termination), (B) after the date of the Merger Agreement, a bona fide Acquisition Proposal has been communicated to the Board or publicly disclosed or publicly proposed (unless such Acquisition Proposal was withdrawn without qualification at least two business days prior to the event giving rise to the right of such termination (such withdrawal to be public, if such Acquisition Proposal was publicly disclosed)), and (C) within 12 months after any such termination, Masimo consummates a transaction relating to an Acquisition Proposal (substituting 50% for the 20% thresholds set forth in the definition of Acquisition Proposal) (a “Qualifying Transaction”) or enters into a definitive agreement with respect to any Qualifying Transaction, in which case the Termination Fee will be payable promptly (but in no event later than three business days) after, and subject to, the earlier of the entry into a definitive agreement providing for a Qualifying Transaction and the consummation of a Qualifying Transaction;
•
Masimo terminates the Merger Agreement pursuant to the Superior Proposal Termination Right, in which case the Termination Fee will be paid prior to or substantially concurrently with (and as a condition to the effectiveness of) such termination; or

•
Danaher terminates the Merger Agreement pursuant to the Change in Recommendation Termination Right, in which case the Termination Fee will be paid within three business days after such termination.

In no event will Masimo be required to pay the Termination Fee on more than one occasion.
See pages 91 and 92 for definitions of “Outside Date Termination Right”, “Stockholder Approval Termination Right”, “Superior Proposal Termination Right” and “Change in Recommendation Termination Right” as used in the Merger Agreement.
Specific Performance (see page 93)
The parties have agreed that, except to the extent provided otherwise in the Merger Agreement, in addition to any other available remedies a party may have in equity or at law, each party will be entitled to enforce specifically the terms and provisions of the Merger Agreement and to an injunction restraining any breach or violation or threatened breach or violation of the provisions of the Merger Agreement, consistent with the provisions of the Merger Agreement, without necessity of posting a bond or other form of security. In the event that any proceeding should be brought in equity to enforce the provisions of the Merger Agreement, no party will allege, and each party has waived the defense, that there is an adequate remedy at law.
Market Price of Common Stock (see page 99)
If the Merger is completed, you will be entitled to receive $180.00 in cash, without interest, for each Eligible Share owned by you (unless you have properly exercised, and not lost, your appraisal rights with respect to such shares of our Common Stock), which represents a premium of approximately 38% to the closing price of $130.15 per share of our Common Stock on February 13, 2026, the last trading day prior to the execution of the Merger Agreement.
On March 31, 2026, the most recent practicable date before this proxy statement was first mailed to our stockholders, the closing price for our Common Stock on Nasdaq was $177.87 per share of our Common Stock. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your shares of our Common Stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following are brief answers to certain questions that you, as a stockholder of Masimo, may have regarding the Merger Agreement, the Merger, the Special Meeting and the proposals being considered at the Special Meeting. Masimo urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the Merger Agreement, the Merger and the Special Meeting. Additional important information is also contained in the annexes to, and the documents incorporated by reference into, this proxy statement.
Q.
Why am I receiving these materials?

A.
The Board is furnishing this proxy statement and form of proxy card to Masimo stockholders in connection with the solicitation of proxies to be voted at the Special Meeting.

Q.
What is the purpose of the Special Meeting?

A.
At the Special Meeting, stockholders will consider and act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, namely:

•
the Merger Agreement Proposal; and

•
the Compensation Proposal.

Q.
Where and when is the Special Meeting?

A.
The Special Meeting of stockholders of Masimo is scheduled to be held on May 1, 2026 beginning at 10:00 a.m. (Pacific Time), via the internet at www.virtualshareholdermeeting.com/MASI2026SM. At the Special Meeting, stockholders who owned shares of our Common Stock as of the Record Date will be able to attend, and vote via the internet by logging in to the virtual meeting website. Whether or not you plan to attend the Special Meeting, we urge you to vote and submit your proxy in advance of the Special Meeting by one of the methods described in these proxy materials. You will not be able to attend the Special Meeting in-person.

Q.
What did the Board determine?

A.
After careful consideration, the Board has, by unanimous approval: (i) approved and declared advisable the Merger Agreement and the transactions contemplated thereby; (ii) determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Masimo and the holders of shares of Common Stock (other than Excluded Shares that are not Dissenting Shares); (iii) directed that the Merger Agreement be submitted to a vote of our stockholders for adoption at the Special Meeting; (iv) resolved, subject to the terms and conditions of the Merger Agreement, to recommend that our stockholders adopt the Merger Agreement at the Special Meeting; and (v) approved and declared advisable the Voting Agreement and the transactions contemplated thereby.

For further information, see the section entitled “The Merger (Proposal 1) — Recommendations of the Board; Reasons for the Merger”.
Q.
How does the Board recommend that I vote on the proposals?

A.
The Board recommends that you vote as follows:

•
“FOR” the Merger Agreement Proposal; and

•
“FOR” the Compensation Proposal.

In considering the recommendation of the Board to vote in favor of the Merger Agreement Proposal, Masimo stockholders should be aware that Masimo’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of Masimo stockholders generally. For a more complete description of these interests, see the information provided in the section entitled “The Merger (Proposal 1) — Interests of Masimo’s Directors and Executive Officers in the Merger”.

Q.
What will I receive in the Merger?

A.
Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of our Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be automatically cancelled, extinguished and converted into the right to receive an amount in cash equal to the Per Share Merger Consideration, without interest.

Q.
How does the Per Share Merger Consideration compare to the market price of Masimo Common Stock prior to the announcement of the Merger?

A.
The Per Share Merger Consideration of $180.00 per share represents a premium of approximately 38% to the closing price of $130.15 per share of our Common Stock on February 13, 2026, the last trading day prior to the execution of the Merger Agreement.

On March 31, 2026, the most recent practicable date before this proxy statement was first mailed to our stockholders, the closing price for our Common Stock on Nasdaq was $177.87 per share of our Common Stock. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your shares of our Common Stock.
Q.
How will the Merger affect Masimo equity awards?

A.
Masimo Options.   At the Effective Time, each Masimo Option that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive, for each share of Common Stock subject to such option, the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such option, without interest and less any applicable tax withholding.

Masimo RSUs.   At the Effective Time, each Masimo RSU Award that is outstanding as of immediately prior to the Effective Time, other than Masimo RSUs held by non-employee directors, will be assumed by Danaher and converted into a number of restricted stock units of Danaher equal to the product of the number of shares of Common Stock underlying the Masimo RSU Award immediately prior to the Effective Time multiplied by (a) the Per Share Merger Consideration, divided by (b) the volume weighted average trading price per share of Danaher common stock for the ten trading day period ending on the date of consummation of the Merger, with the same terms and conditions as applied to such Masimo RSU Award immediately prior to the Effective Time. Following the Effective Time, the converted Danaher restricted stock units will be subject to partial or full double-trigger acceleration, as described in the section entitled “Treatment of Common Stock and Equity Awards”.
Masimo Director Awards.   At the Effective Time, each Masimo RSU Award held by a non-employee director of Masimo that is outstanding as of immediately prior to the Effective Time will be cancelled and converted into the right to receive the Per Share Merger Consideration.
Masimo PSUs.   At the Effective Time, each Masimo PSU Award that is outstanding as of immediately prior to the Effective Time, as determined at target performance, will be cancelled and converted into the right to receive the product of (a) the Per Share Merger Consideration and (b) the number of shares of Common Stock underlying such Masimo PSU Award, without interest and less any applicable tax withholding.
Q.
What will happen in the Merger?

A.
Upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the applicable provisions of the DGCL, Merger Sub will be merged with and into Masimo at the Effective Time. At the Effective Time, the separate corporate existence of Merger Sub will cease, and Masimo will continue as the Surviving Corporation in the Merger and a wholly owned subsidiary of Danaher. As a result of the Merger, our Common Stock will no longer be publicly traded, and you will no longer have any interest in the future earnings or growth of Masimo or Danaher. In addition, our Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and Masimo will no longer be required to file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”) with respect to our Common Stock, in each case, in accordance with applicable law, rules and regulations.
Q.
What vote is required to adopt the Merger Agreement?

A.
Approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Pursuant to the Merger Agreement, such approval is a condition to the consummation of the Merger.

Pursuant to the Voting Agreement, on the terms and subject to the conditions thereof, among other things, Politan has agreed to be represented in person or by proxy at the Special Meeting (and at every adjournment or postponement thereof) or otherwise cause the Covered Shares to be counted as present for purposes of establishing a quorum and to cause the Covered Shares to be voted in favor of the Merger Agreement Proposal. At the close of business on the Record Date, the Covered Shares represented approximately 8.77% of the outstanding voting power of our Common Stock.
As of the Record Date, the current directors and executive officers of Masimo beneficially owned and were entitled to vote, in the aggregate, 4,678,937 shares of our Common Stock (not including any shares of our Common Stock deliverable upon exercise of or underlying any Masimo equity awards, but including the shares held by Politan which are beneficially owned by one of our directors), representing approximately 8.94% of the outstanding voting power of our Common Stock as of the Record Date. We currently expect that each of the directors and executive officers of Masimo will vote all of his or her shares “FOR” each of the proposals to be presented at the Special Meeting, including the Merger Agreement Proposal.
Accordingly, in addition to the shares held by Politan and our directors and executive officers, Masimo will need an additional 21,502,468 shares of Common Stock (or about 41.06% of the outstanding Common Stock) to be voted in favor of the Merger Agreement Proposal to approve such proposal.
Q.
What vote is required to approve (on a non-binding, advisory basis) the Compensation Proposal?

A.
Approval of the Compensation Proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the matter. Abstentions and broker non-votes will have no effect on the approval of the Compensation Proposal.

Q.
Why am I being asked to consider and cast a non-binding advisory vote to approve the compensation that may be paid or become payable to Masimo’s named executive officers that relates to the Merger?

A.
The SEC rules require Masimo to seek approval on a non-binding, advisory basis with respect to certain payments that will, or may be made to Masimo’s named executive officers that are based on or otherwise relate to the Merger. For additional information, see the section entitled “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2)”.

Q.
What will happen if Masimo stockholders do not approve the Compensation Proposal?

A.
The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Agreement Proposal. Accordingly, a stockholder may vote to approve the Merger Agreement Proposal and vote not to approve the Compensation Proposal, and vice versa. Because the vote on the Compensation Proposal is advisory in nature only, it will not be binding on Masimo, Danaher or Merger Sub. Accordingly, if the Merger Agreement is adopted by Masimo stockholders and the Merger is completed, the Merger-related compensation may be paid to Masimo’s named executive officers to the extent payable in accordance with the terms of their respective compensation agreements and arrangements even if Masimo stockholders do not approve the Compensation Proposal.

Q.
Are there any voting support agreements related to the Merger?

A.
On February 16, 2026, concurrently with the execution of the Merger Agreement, Masimo, Danaher and Merger Sub entered into the Voting Agreement with Politan.

Pursuant to the Voting Agreement, at any meeting (whether annual or special and each adjournment or postponement thereof) of Masimo stockholders, however called, and in connection with any written consent of the stockholders of Masimo, in each case, to the extent that Politan is entitled to vote its Covered Shares, Politan has agreed to unconditionally and irrevocably vote or cause to be voted (including by proxy or written consent, if applicable) all such Covered Shares, among other things: (a) in favor of adopting the Merger Agreement, approving the Merger and related transactions, approving any adjournment or postponement of the stockholders meeting as permitted under the Merger Agreement, supporting any non-adverse amendments to the Merger Agreement, and approving any other proposals necessary or desirable to consummate the Merger and related transactions; and (b) against any competing acquisition proposal or agreement providing for an acquisition proposal, agreements inconsistent with the Merger, actions reasonably likely to breach the Merger Agreement, any reorganization, dissolution or similar extraordinary transactions not contemplated by the Merger Agreement, or any action or agreement that is intended to, or which could reasonably be expected to, impede, interfere with, materially delay, or adversely affect the Merger or change the voting rights of Common Stock. The Voting Agreement will terminate in certain circumstances, including upon termination of the Merger Agreement or if the Board changes its recommendation that Masimo’s stockholders approve the adoption of the Merger Agreement.
The shares covered by the Voting Agreement represent approximately 8.77% of the outstanding voting power of our Common Stock as of the Record Date.
Q.
Do any of Masimo’s directors or executive officers have any interests in the Merger Agreement that are different from, or in addition to, my interests as a Masimo stockholder?

A.
In considering the recommendation of the Board that Masimo stockholders adopt the Merger Agreement, Masimo stockholders should be aware that the executive officers and directors of Masimo have certain interests in the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement that may be different from, or in addition to, the interests of Masimo stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and in making their recommendation that Masimo stockholders approve the adoption of the Merger Agreement. These interests include, among others, the treatment of outstanding Masimo equity awards, potential cash severance and change-in-control payments under our severance and change-in-control arrangements, the acceleration of vesting of equity awards, continued indemnification and insurance coverage for our directors and executive officers, and the interests of our non-employee directors in the cancellation of their outstanding Masimo RSU Awards for cash consideration. These interests are discussed in more detail in the section entitled “The Merger (Proposal 1) — Interests of Masimo’s Directors and Executive Officers in the Merger”.

Q.
When do you expect the Merger to be completed?

A.
We expect to complete the Merger in the second half of 2026, subject to fulfillment of customary conditions to Closing, including the approval of Masimo stockholders and receipt of required regulatory approvals and clearances. The Merger is subject to various regulatory approvals and clearances and other conditions, and it is possible that factors outside the control of Masimo, Danaher or Merger Sub could result in the Merger being completed at a later time, or not at all. There may be a substantial amount of time between the Special Meeting and the completion of the Merger. We expect to complete the Merger promptly following the receipt of all required approvals.

Q.
What are the material U.S. federal income tax consequences of the Merger?

A.
The exchange of shares of our Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for such purposes, a U.S. Holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) who receives cash in the Merger in exchange for shares of our Common Stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that the U.S. Holder receives pursuant to the Merger with respect to such shares and the U.S. Holder’s adjusted tax basis in such shares. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such Common Stock exceeds one year at the time of the Merger.
A Non-U.S. Holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of shares of our common stock for cash pursuant to the Merger unless such Non-U.S. Holder has certain connections to the United States. However, a Non-U.S. Holder may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption.
You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” and consult your tax advisor regarding the particular tax consequences of the Merger to you, including any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or other U.S. federal tax laws.
Q.
Who is entitled to vote at the Special Meeting?

A.
The Record Date for the Special Meeting is March 31, 2026. Only stockholders of record at the close of business on that date are entitled to attend and vote at the Special Meeting or any adjournment or postponement thereof. Each share of our Common Stock is entitled to one vote on all matters that come before the Special Meeting.

Q.
What happens if I sell or otherwise transfer my shares of Common Stock after the Record Date but before the Special Meeting?

A.
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date on which the Merger is expected to be completed. If you sell or transfer your shares of our Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares of our Common Stock, and each of you notifies Masimo in writing of such special arrangements, you will transfer the right to receive the Per Share Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares of our Common Stock, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of our Common Stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the internet or by telephone (in accordance with the instructions detailed in the section entitled “The Special Meeting”).

Q.
Who may attend the Special Meeting?

A.
Only stockholders as of the close of business on March 31, 2026, or their duly appointed proxies, and invited guests of Masimo may attend the Special Meeting via the virtual meeting website. “Street name” holders (those whose shares of our Common Stock are held through a broker, bank or other nominee) who wish to vote at the Special Meeting must obtain a proxy, executed in your favor, from your broker, bank or other nominee giving you the right to vote your shares of our Common Stock at the Special Meeting.

Q.
Who is soliciting my vote?

A.
The Board is soliciting your proxy, and Masimo will bear the cost of soliciting proxies. We have hired D.F. King & Co., Inc. to help us send out the proxy materials and to solicit proxies for the Special Meeting, the estimated cost of which is approximately $40,000 plus reimbursement of certain additional out-of-pocket expenses. We will ask banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such shares, and we will reimburse them for their reasonable expenses in doing so. We and our directors, officers and regular employees may solicit proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services.

Q.
What do I need to do now?

A.
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes. Whether or not you expect to attend the Special Meeting via the virtual meeting website or by proxy, please submit a proxy to vote your shares of our Common Stock as promptly as possible so that such shares may be represented and voted at the Special Meeting. A failure to vote your shares of our Common Stock or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Q.
How do I vote if my shares are registered directly in my name?

A.
If at the close of business on the Record Date, your shares of Common Stock were registered directly in your name with our transfer agent, Broadridge Financial Solutions, Inc., then you are the stockholder of record for these shares. As a stockholder of record, you may vote via the virtual meeting website at the Special Meeting or by proxy.

To vote during the live audio webcast, follow the instructions available on the virtual meeting website at www.virtualshareholdermeeting.com/MASI2026SM. The Special Meeting will be held exclusively online via live audio webcast. To be admitted to the live audio webcast, you must provide your sixteen (16)-digit control number. We recommend you submit your vote by proxy prior to the date of the Special Meeting even if you plan to attend the meeting virtually via the internet.
To submit your proxy by telephone, call 1-800-690-6903. In order to vote your shares by telephone, you will need the sixteen (16)-digit control number included on your enclosed proxy card (which is unique to each stockholder of Masimo to ensure all voting instructions are genuine and to prevent duplicate voting).
To submit your proxy through the internet, you may vote your shares at www.proxyvote.com. In order to vote your shares through the internet, you will need the sixteen (16)-digit control number included on your enclosed proxy card.
If you choose to submit your proxy through the internet or by telephone, your proxy must be received by 8:59 p.m. Pacific Time on April 30, 2026 in order to be counted at the Special Meeting.
You may also vote by mail by completing, signing, and dating your enclosed proxy card and returning it in the accompanying pre-addressed envelope provided. Your proxy card must be received no later than the close of business on April 30, 2026 in order for your vote to be counted at the Special Meeting.
Whether or not you plan to attend the Special Meeting by attendance via the virtual meeting website or by proxy, as applicable, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting if you have already voted by proxy. We encourage you to vote over the internet or by telephone, both of which are convenient, cost-effective and reliable alternatives to returning a proxy card by mail.
Q.
How do I vote if my shares are held in the name of my broker (street name)?

A.
If at the close of business on Record Date, your shares of Common Stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. The availability of telephone and internet voting will depend on the voting process of the broker or nominee. Certain of these institutions offer the ability to direct your agent how to vote through the internet or by telephone.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Masimo. You must follow the voting instructions provided by your bank, broker, nominee, trustee, or other agent in order to instruct your bank, broker, nominee, trustee, or other agent on how to vote your shares. If the voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Special Meeting with the sixteen (16)-digit control number indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name must contact their bank, broker, nominee, trustee, or other agent (preferably at least five days before the Special Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Special Meeting.
To vote by proxy, you may vote by mail by completing, signing, and dating the voting instruction form provided by your bank, broker, nominee, trustee, or other agent and returning it in the accompanying pre-addressed envelope. Your bank, broker, nominee, trustee, or other agent must receive your voting instruction form in sufficient time to vote your shares at the Special Meeting. You may vote through the internet or by telephone only if internet or telephone voting is made available by your bank, broker, nominee, trustee, or other agent. Please follow the voting instructions provided by your bank, broker, nominee, trustee, or other agent with these materials.
If you hold shares of our Common Stock through the Masimo Retirement Savings Plan as of the Record Date, your proxy will also serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”). Please follow the instructions provided to you by Fidelity.
Q.
Can I change my vote after I submit my proxy?

A.
Yes. You have the right to revoke a proxy at any time prior to the taking of the vote at the Special Meeting. You may revoke your proxy prior to the taking of the vote at the Special Meeting by submitting a new proxy to vote your shares of our Common Stock over the internet or by telephone (only your latest internet or telephone proxy is counted), by signing a later-dated new proxy and mailing it, in each case, in accordance with the instructions on the enclosed proxy card or by sending a written revocation of your proxy to Masimo prior to the Special Meeting to our Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618. In addition, you may revoke your proxy by attending the Special Meeting and voting; however, attending the Special Meeting alone will not revoke your written, internet or telephone proxy, as the case may be, unless you specifically request revocation or vote in person at the Special Meeting.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the voting instructions from that organization included with these proxy materials, or contact that organization to determine how you may revoke your proxy.
Q.
If the Merger is completed, how do I obtain the Per Share Merger Consideration for my shares of Common Stock?

A.
Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each Eligible Share will be automatically cancelled, extinguished and converted into the right to receive the Per Share Merger Consideration. If your shares of our Common Stock are evidenced by stock Certificates, after the Merger is completed, you will receive a letter of transmittal and related materials from the Paying Agent for the Merger with detailed written instructions for exchanging your shares of our Common Stock. Holders of book-entry shares will not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Per Share Merger Consideration. If your shares of our Common Stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Per Share Merger Consideration.

Q.
Should I send in my stock Certificates or other evidence of ownership now?

A.
No. You should not return any stock Certificate or send documents evidencing ownership of our Common Stock now or with the proxy card. If the Merger is completed, the Paying Agent for the Merger will send you a letter of transmittal and instructions for exchanging your shares of our Common Stock for the Per Share Merger Consideration for each share.

Q.
Am I entitled to exercise appraisal rights under the DGCL instead of receiving the Per Share Merger Consideration for each share of my shares of Common Stock?

A.
If the Merger is completed, holders of shares of our Common Stock issued and outstanding immediately prior to the Effective Time who do not vote in favor of the adoption of the Merger Agreement, who duly demand appraisal pursuant to Section 262 of the DGCL and have not effectively withdrawn their demand or otherwise waived or lost their rights to appraisal, are entitled to seek appraisal of their shares of our Common Stock in connection with the Merger under Section 262 of the DGCL if they take certain actions and meet certain conditions. For additional information, see the section entitled “Appraisal Rights”. In addition, a copy of Section 262 of the DGCL, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Failure to strictly comply, timely and properly, with the requirements of Section 262 of the DGCL will result in the loss of your right to appraisal. We encourage you to read these provisions carefully and in their entirety and, in view of their complexity, to promptly consult with your legal and financial advisors if you wish to pursue your appraisal rights in connection with the Merger.
Q.
How many shares must be present to constitute a quorum for the Special Meeting?

A.
The holders of a majority of the voting power of all of the shares of our Common Stock entitled to vote at the Special Meeting, present in person or by proxy, will constitute a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or if you attend the Special Meeting via the virtual meeting website. Abstentions will be counted towards the quorum requirement.

At the close of business on the Record Date, there were 52,362,808 shares of Common Stock outstanding. Thus, a total of 52,362,808 shares are entitled to vote at the Special Meeting and holders of shares of Common Stock representing at least 26,181,405 votes must be represented at the Special Meeting or by proxy to have a quorum. There must be a quorum for business to be conducted at the Special Meeting. Failure of a quorum to be present at the Special Meeting will necessitate an adjournment or postponement and will subject Masimo to additional expense.
Pursuant to the Voting Agreement, on the terms and subject to the conditions thereof, among other things, Politan has agreed to be represented in person or by proxy at the Special Meeting (and at every adjournment or postponement thereof) or otherwise cause the Covered Shares to be counted as present for purposes of establishing a quorum. Additionally, we currently expect that each of our directors and executive officers will cause the shares of Common Stock held by them to be represented in person or by proxy at the Special Meeting and to be counted as present for purposes of establishing a quorum. At the close of business on the Record Date, the Covered Shares held by Politan, together with the shares of Common Stock held by our officers and directors, represented approximately 8.94% of the outstanding voting power of our Common Stock.
Accordingly, in addition to the shares held by our directors and executive officers and Politan, Masimo will need an additional 21,502,468 shares of Common Stock (or about 41.06% of the outstanding Common Stock) to be counted as present in order to have a quorum at the Special Meeting.
Q.
What if I abstain from voting?

A.
If you attend the Special Meeting or send in your signed proxy card, but abstain from voting on any proposal, your shares of our Common Stock will still be counted in determining whether a quorum is present. If you abstain from voting or fail to vote your shares of our Common Stock (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares of our Common Stock held in “street name” by a broker to give voting instructions to the broker), that abstention or failure to vote will have the same effect as if you voted “AGAINST” the Merger Agreement Proposal. However, abstentions and a failure to return your proxy card or otherwise vote your shares of our Common Stock will have no effect on the approval of the Compensation Proposal, assuming a quorum is present.

If you properly sign your proxy card but do not mark the boxes showing how your shares of our Common Stock should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the Merger Agreement Proposal; and (2) “FOR” the Compensation Proposal.
Q.
What is a broker non-vote?

A.
Each “broker non-vote” will also count as a vote “AGAINST” the Merger Agreement Proposal but will have no effect on the Compensation Proposal. Broker non-votes are shares of our Common Stock held by brokers that are present in person or by proxy at the Special Meeting, but with respect to which the broker is not instructed by the beneficial owner of such shares of our Common Stock how to vote on a particular proposal, and the broker does not have discretionary voting power on such proposals. Because brokers do not have discretionary voting authority with respect to any of the proposals described in this proxy statement, if a beneficial owner of shares of our Common Stock held in “street name” does not give voting instructions to the broker, then those shares of our Common Stock will not be present in person or by proxy at the Special Meeting for the purposes of determining a quorum or otherwise. For shares of our Common Stock held in “street name”, only shares of our Common Stock affirmatively voted “FOR” the Merger Agreement Proposal will be counted as a vote in favor of such proposal. Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, Masimo does not expect any broker non-votes at the Special Meeting.

Q.
What is a proxy?

A.
A proxy is a Masimo stockholder’s legal designation of another person to vote shares of our Common Stock owned by such Masimo stockholder on their behalf. If you are a Masimo stockholder of record, you can vote by proxy over the internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. If you hold shares of our Common Stock beneficially in “street name”, you should follow the voting instructions provided by your bank, broker or other nominee.

Q.
If a Masimo stockholder gives a proxy, how are the shares of our Common Stock voted?

A.
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies will vote your shares of our Common Stock in the way that you indicate. When completing the internet or telephone process or the proxy card, you may specify whether your shares of our Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of our Common Stock should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the Merger Agreement Proposal; and (2) “FOR” the Compensation Proposal.
Q.
What does it mean if I receive more than one set of proxy materials?

A.
This means you own shares of our Common Stock that are registered under different names or are in more than one account. For example, you may own some shares of our Common Stock directly as a stockholder of record and other shares of our Common Stock through a broker or you may own shares of our Common Stock through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares of our Common Stock you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q.
Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A.
No. Because any shares of our Common Stock you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares of our Common Stock so held will not be combined for voting purposes with shares of our Common Stock you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of our Common Stock because they are held in a different form of record ownership. Shares of our Common Stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of our Common Stock held in an individual retirement account must be voted under the rules governing the account.
Q.
Can I participate if I am unable to attend the Special Meeting?

A.
If you are unable to attend the Special Meeting, we encourage you to complete, sign, date and return your proxy card or to vote over the internet or by telephone.

Q.
Where can I find the voting results of the Special Meeting?

A.
Masimo intends to publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Special Meeting. All reports that Masimo files with the SEC are publicly available.

Q.
What happens if the Merger is not completed?

A.
If the Merger Agreement is not adopted by Masimo stockholders or if the Merger is not completed for any other reason, Masimo stockholders will not receive any payment for their shares of our Common Stock in connection with the Merger. Instead, shares of our Common Stock will continue to be listed and traded on Nasdaq. The Merger Agreement provides that, upon termination of the Merger Agreement under certain circumstances, Masimo may be required to pay to Danaher a termination fee of $305,000,000. See the section entitled “The Merger Agreement — Termination Fee” for a discussion of the circumstances under which such a Termination Fee may be required to be paid.

Q.
How can I obtain additional information about Masimo?

A.
Masimo will provide copies of this proxy statement, its annexes and the documents incorporated by reference herein, without charge to any stockholder who makes a written request to our Corporate Secretary at 52 Discovery, Irvine, CA 92618. Masimo’s Annual Report on Form 10-K and other SEC filings may also be accessed at www.sec.gov or on Masimo’s Investor Relations website at investor.masimo.com. Masimo’s website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to our website provided in this proxy statement.

Q.
How many copies of this proxy statement and related voting materials should I receive if I share an address with another stockholder?

A.
The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. Masimo and some brokers may be householding our proxy materials by delivering a single set of proxy materials to multiple stockholders who request a copy and share an address, unless contrary instructions have been received from the affected stockholders. However, if you are residing at such an address and wish to receive a separate set of proxy materials, you may request them by calling our Corporate Secretary at (949) 297-7000, or by submitting a request in writing to our Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, and we will promptly deliver a separate set of the proxy materials to you. If you are receiving multiple copies of our proxy statement, you can request householding by contacting the Corporate Secretary in the same manner described above.

Q.
Who should I contact if I have any questions?

A.
If you have questions about the Merger or the other matters to be voted on at the Special Meeting or desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, you should contact:

D.F. King & Co., Inc.
28 Liberty Street, 53rd Floor
New York, New York 10005
Shareholders may call toll free: (800) 829-6551
Banks and Brokers, please call: (212) 931-0841
Email: MASI@dfking.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
All statements other than statements of historical facts included in this proxy statement that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, in particular, statements about the expected timing, completion and effects or benefits of the Merger. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to: (i) uncertainties as to the timing of the Merger; (ii) the risk that the Merger may not be completed on the anticipated terms in a timely manner or at all; (iii) the failure to satisfy any of the conditions to the consummation of the Merger, including receiving, on a timely basis or otherwise, the requisite vote of Masimo stockholders; (iv) the possibility that competing offers or acquisition proposals for Masimo will be made; (v) the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require Masimo to pay a Termination Fee; (vii) the effect of the announcement or pendency of the Merger on Masimo’s or Danaher’s ability to retain and hire key personnel, their ability to maintain relationships with their customers, suppliers and others with whom they do business, or their operating results and businesses generally; (viii) risks related to diverting management’s attention from Masimo’s or Danaher’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the Merger may result in significant costs of defense, indemnification and liability; (x) certain restrictions during the pendency of the Merger that may impact Masimo’s or Danaher’s ability to pursue certain business opportunities or strategic transactions; (xi) the risk that any announcements relating to the Merger could have adverse effects on the market price of Masimo’s or Danaher’s common stock, including if the Merger is not consummated; (xii) risks that the benefits of the Merger are not realized when and as expected; (xiii) legislative, regulatory and economic developments; and (xiv) other factors discussed in the “Risk Factors” sections of Masimo’s or Danaher’s most recent periodic and current reports filed with the SEC, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PARTIES TO THE MERGER
Masimo
Masimo is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. Our mission is to improve life, improve patient outcomes, reduce the cost of care, and take non-invasive monitoring to new sites and applications. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown to outperform other pulse oximetry technologies in over 100 independent and objective studies. Masimo SET® is estimated to be used on more than 200 million patients around the world each year and is the primary pulse oximetry at all 10 top U.S. hospitals as ranked in the 2025 Newsweek World’s Best Hospitals listing.
Shares of our Common Stock are listed with, and trade on, Nasdaq under the symbol “MASI”. For additional information, visit www.masimo.com. The information provided on the Masimo website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to the Masimo website provided in this proxy statement. Our principal executive offices are maintained at 52 Discovery, Irvine, California 92618, telephone number (949) 297-7000.
Danaher
Danaher is a leading global life sciences and diagnostics innovator, committed to accelerating the power of science and technology to improve human health. Danaher’s businesses partner closely with customers to solve many of the most important health challenges impacting patients around the world. Danaher’s advanced science and technology — and proven ability to innovate — help enable faster, more accurate diagnoses and help reduce the time and cost needed to sustainably discover, develop and deliver life-changing therapies. Focused on scientific excellence, innovation and continuous improvement, Danaher’s approximately 60,000 associates worldwide help ensure that Danaher is improving quality of life for billions of people today, while setting the foundation for a healthier, more sustainable tomorrow.
Shares of Danaher common stock, par value $0.01 per share, are listed on the New York Stock Exchange under the symbol “DHR”. For additional information, visit www.danaher.com. The information provided on the Danaher website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to the Danaher website provided in this proxy statement. Danaher’s principal executive offices are maintained at 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037, telephone number (202) 828-0850.
Merger Sub
Merger Sub is a wholly owned subsidiary of Danaher and has not engaged in any business or operations or incurred any liabilities or obligations, except for those activities incidental to its formation and the transactions contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will be merged with and into Masimo and will cease to exist, with Masimo surviving the Merger as a wholly owned subsidiary of Danaher. Merger Sub’s principal executive offices are maintained at 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037, telephone number (202) 828-0850.

THE SPECIAL MEETING
This proxy statement is being provided to the stockholders of Masimo as part of a solicitation of proxies by the Board for use at the Special Meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides stockholders of Masimo with the information they need to know to be able to vote or to instruct their vote to be cast at the Special Meeting.
Date, Time and Place of the Special Meeting
The Special Meeting of stockholders of Masimo is scheduled to be held on May 1, 2026 beginning at 10:00 a.m. (Pacific Time), via the internet at www.virtualshareholdermeeting.com/MASI2026SM. The Record Date for the Special Meeting is March 31, 2026. Only stockholders of record at the close of business on that date are entitled to attend and to vote at the Special Meeting via the internet by logging in to the virtual meeting website. However, if you are the stockholder of record as of the Record Date, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card or submit your proxy through the internet or by telephone according to the instructions contained in the enclosed proxy card. If you are a beneficial owner of our shares, the manner of voting and the availability of telephone and internet voting will depend on the voting process of the broker or nominee. Whether or not you plan to attend the Special Meeting, we urge you to complete and return the enclosed proxy card or submit your proxy card through the internet or by telephone by following the instructions provided in the proxy card to ensure that your vote is counted. You will not be able to attend the Special Meeting in-person.
Purpose of the Special Meeting
At the Special Meeting, we will ask stockholders of Masimo to consider and vote on the following:
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the Merger Agreement Proposal; and

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the Compensation Proposal.

Recommendation of the Board of Directors; Reasons for the Merger
After careful consideration, the Board has, by unanimous approval: (i) approved and declared advisable the Merger Agreement and the transactions contemplated thereby; (ii) determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Masimo and the holders of shares of Common Stock (other than Excluded Shares that are not Dissenting Shares); (iii) directed that the Merger Agreement be submitted to a vote of our stockholders for adoption at the Special Meeting; (iv) resolved, subject to the terms and conditions of the Merger Agreement, to recommend that our stockholders adopt the Merger Agreement at the Special Meeting; and (v) approved and declared advisable the Voting Agreement and the transactions contemplated thereby. Certain factors considered by the Board in reaching its recommendation can be found in the section entitled “The Merger (Proposal 1) — Recommendation of the Board of Directors; Reasons for the Merger”.
Our stockholders must approve the Merger Agreement Proposal in order for the Merger to occur. If our stockholders fail to approve the Merger Agreement Proposal, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully and in its entirety.
The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Agreement Proposal. Accordingly, a stockholder may vote to approve the Merger Agreement Proposal and vote not to approve the Compensation Proposal, and vice versa. Because the vote on the Compensation Proposal is advisory in nature only, it will not be binding on Masimo, Danaher or Merger Sub. Accordingly, if the Merger Agreement is adopted by Masimo stockholders and the Merger is completed, the Merger-related compensation may be paid to Masimo’s named executive officers to the extent payable in accordance with the terms of their respective compensation agreements and arrangements even if the stockholders do not approve the Compensation Proposal.
The Board recommends that Masimo stockholders vote “FOR” each of the above proposals.

Record Date; Stockholders Entitled to Vote
Only holders of record of our Common Stock at the close of business on March 31, 2026, the Record Date, will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. At the close of business on the Record Date, 52,362,808 shares of Common Stock were issued and outstanding. The holders of shares of Common Stock will have one vote for each share of Common Stock they owned as of the close of business on the Record Date.
Quorum
A quorum of stockholders is necessary to hold a valid meeting. The holders of a majority of the voting power of all of the shares of our Common Stock entitled to vote at the Special Meeting, present in person or by proxy, will constitute a quorum. At the close of business on the Record Date, there were 52,362,808 shares of Common Stock outstanding. Thus, a total of 52,362,808 shares are entitled to vote at the Special Meeting and holders of shares of Common Stock representing at least 26,181,405 votes must be represented at the Special Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or if you attend the Special Meeting. Abstentions will be counted towards the quorum requirement. Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, there will be no broker non-votes, and shares for which beneficial owners have not provided voting instructions to their banks, brokers or other nominees will NOT count for purposes of calculating whether a quorum is present at the Special Meeting. If a stockholder fails to authorize a proxy to vote its shares or to vote at the Special Meeting, or fails to instruct its broker, bank or other nominee on how to vote, the shares of Common Stock that such stockholder owns will not be counted for purposes of determining whether a quorum is present at the Special Meeting.
Once a share of our Common Stock is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment or postponement of the Special Meeting, except as set forth below. If there is no quorum, the chairman of the meeting may adjourn the Special Meeting to another place (if any), date or time and, pursuant to Masimo’s Sixth Amended and Restated Bylaws (the “Bylaws”) and the Board may postpone or reschedule the Special Meeting, in each case subject to the requirements in the Merger Agreement. If a new Record Date is set for the adjourned Special Meeting, then a new quorum will have to be established. Failure of a quorum to be represented at the Special Meeting will necessitate an adjournment or postponement and will subject Masimo to additional expense.
Pursuant to the Voting Agreement, on the terms and subject to the conditions thereof, among other things, Politan has agreed to be represented in person or by proxy at the Special Meeting (and at every adjournment or postponement thereof) or otherwise cause the Covered Shares to be counted as present for purposes of establishing a quorum. Additionally, we currently expect that each of our directors and executive officers will cause the shares of Common Stock held by them to be represented in person or by proxy at the Special Meeting and to be counted as present for purposes of establishing a quorum. At the close of business on the Record Date, the Covered Shares held by Politan, together with the shares of Common Stock held by our officers and directors, represented approximately 8.94% of the outstanding voting power of our Common Stock.
Accordingly, in addition to the shares held by our directors and executive officers and Politan, Masimo will need an additional 21,502,468 shares of Common Stock (or about 41.06% of the outstanding Common Stock) to be counted as present in order to have a quorum at the Special Meeting.
Required Vote
Approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon. Assuming a quorum, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Pursuant to the Merger Agreement, such approval is a condition to the consummation of the Merger.

Approval of the Compensation Proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the matter. Assuming a quorum, abstentions and broker non-votes will have no effect on the approval of the Compensation Proposal.
As of the Record Date, the current directors and executive officers of Masimo beneficially owned and were entitled to vote, in the aggregate, 4,678,937 shares of our Common Stock (not including any shares of our Common Stock deliverable upon exercise of or underlying any Masimo equity awards, but including the shares held by Politan which are beneficially owned by one of our directors), representing approximately 8.94% of the outstanding voting power of our Common Stock as of the Record Date. We currently expect that each of the directors and executive officers of Masimo will vote all of his or her shares “FOR” each of the proposals to be presented at the Special Meeting.
Pursuant to the Voting Agreement, at any meeting (whether annual or special and each adjournment or postponement thereof) of Masimo stockholders, however called, and in connection with any written consent of the stockholders of Masimo, in each case, to the extent that Politan is entitled to vote its Covered Shares, Politan has agreed to unconditionally and irrevocably vote or cause to be voted (including by proxy or written consent, if applicable) all such Covered Shares, among other things: (a) in favor of adopting the Merger Agreement, approving the Merger and related transactions, approving any adjournment or postponement of the stockholders meeting as permitted under the Merger Agreement, supporting any non-adverse amendments to the Merger Agreement, and approving any other proposals necessary or desirable to consummate the Merger and related transactions; and (b) against any competing acquisition proposal or agreement providing for an acquisition proposal, agreements inconsistent with the Merger, actions reasonably likely to breach the Merger Agreement, any reorganization, dissolution or similar extraordinary transactions not contemplated by the Merger Agreement, or any agreement or action that is intended to, or which could reasonably be expected to, impede, interfere with, materially delay, or adversely affect the Merger or change the voting rights of Common Stock. At the close of business on the Record Date, the Covered Shares represented approximately 8.77% of the outstanding voting power of our Common Stock.
Accordingly, in addition to the shares held by our directors and executive officers and Politan, Masimo will need an additional 21,502,468 shares of Common Stock (or about 41.06% of the outstanding Common Stock) to be voted in favor of the Merger Agreement Proposal to approve such proposal.
Abstentions and Broker Non-Votes; Failure to Vote
An abstention occurs when a stockholder attends a meeting, in person or by proxy, but abstains from voting. At the Special Meeting, abstentions will be counted in determining whether a quorum is present. If a stockholder abstains from voting or fails to vote its shares of our Common Stock (including the failure of a record owner to execute and return a proxy card and the failure of a beneficial owner of shares of our Common Stock held in “street name” by a broker to give voting instructions to the broker), that abstention or failure to vote will have the same effect as if the stockholder voted “AGAINST” the Merger Agreement Proposal. However, abstentions and a failure to return your proxy card or otherwise vote your shares of our Common Stock will have no effect on the approval of the Compensation Proposal, assuming a quorum is present.
Each “broker non-vote” will also count as a vote “AGAINST” the Merger Agreement Proposal but will have no effect on the Compensation Proposal. Broker non-votes are shares of our Common Stock held by brokers that are present in person or by proxy at the Special Meeting, but with respect to which the broker is not instructed by the beneficial owner of such shares of our Common Stock how to vote on a particular proposal, and the broker does not have discretionary voting power on such proposals. Because brokers do not have discretionary voting authority with respect to any of the proposals described in this proxy statement, if a beneficial owner of shares of our Common Stock held in “street name” does not give voting instructions to the broker, then those shares of our Common Stock will not be present in person or by proxy at the Special Meeting for the purposes of determining a quorum or otherwise. For shares of our Common Stock held in “street name”, only shares of our Common Stock affirmatively voted “FOR” the Merger Agreement Proposal will be counted as a vote in favor of such proposal. Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, Masimo does not expect any broker non-votes at the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of our Common Stock should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the Merger Agreement Proposal; and (2) “FOR” the Compensation Proposal.
Voting at the Special Meeting
The Special Meeting of stockholders of Masimo in connection with the Merger is scheduled to be held on May 1, 2026 beginning at 10:00 a.m. (Pacific Time) via the internet at www.virtualshareholdermeeting.com/MASI2026SM. The Special Meeting is being held solely by means of remote communication and stockholders may not physically attend the meeting. At the Special Meeting, stockholders who owned shares of our Common Stock as of the Record Date will be able to attend and vote via the internet by logging in to the virtual meeting website. For each of the Merger Agreement Proposal and the Compensation Proposal, you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are described below, based upon your form of ownership.
Stockholder of Record: Shares Registered in Your Name
If at the close of business on the Record Date, your shares of Common Stock were registered directly in your name with our transfer agent, Broadridge Financial Solutions, Inc., then you are the stockholder of record for these shares. As a stockholder of record, you may vote either via the virtual meeting website at the Special Meeting or by proxy.
Stockholders of record as of the Record Date may attend, participate in, vote at, and listen to the Special Meeting via live audio webcast at www.virtualshareholdermeeting.com/MASI2026SM when you enter your sixteen (16)-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Instructions on how to access the Special Meeting via the live audio webcast are posted at www.virtualshareholdermeeting.com/MASI2026SM. Access to the Special Meeting will begin approximately fifteen (15) minutes before the scheduled meeting time, and you are encouraged to log on early to test your access. If you have technical problems accessing the Special Meeting, you may contact the technical support number that will be posted on the virtual meeting website log-in page.
To vote by proxy, stockholders of record as of the Record Date may vote through the internet or by telephone or mail as follows:

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You may vote through the internet at www.proxyvote.com or by telephone by calling 1-800-690-6903. In order to vote your shares through the internet or by telephone, you will need the sixteen (16)‑digit control number included on your enclosed proxy card (which is unique to each stockholder of Masimo to ensure all voting instructions are genuine and to prevent duplicate voting). You may vote through the internet or by telephone, twenty-four (24) hours a day, seven (7) days a week prior to the Special Meeting. If you choose to submit your proxy through the internet or by telephone, your proxy must be received by 8:59 p.m. Pacific Time on April 30, 2026 in order to be counted at the Special Meeting

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You may vote by mail by completing, signing, and dating your enclosed proxy card and returning it in the accompanying pre-addressed envelope provided. Your proxy cared must be received no later than the close of business on April 30, 2026 in order for your vote to be counted at the Special Meeting.

Whether or not you plan to attend the Special Meeting by attendance via the virtual meeting website or by proxy, as applicable, we urge you to vote by proxy to ensure your vote is counted. Voting in advance does not affect your right to attend the Special Meeting. You may still attend the Special Meeting if you have already voted by proxy. If you submit the enclosed proxy card and also attend the Special Meeting, you do not need to vote again at the Special Meeting unless you want to change your vote. We encourage you to vote over the internet or by telephone, both of which are convenient, cost-effective and reliable alternatives to returning a proxy card by mail.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If at the close of business on the Record Date, your shares of Common Stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account.
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Masimo. You must follow the voting instructions provided by your bank, broker, nominee, trustee, or other agent in order to instruct your bank, broker, nominee, trustee, or other agent on how to vote your shares. If the voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Special Meeting with the sixteen (16)-digit control number indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name must contact their bank, broker, nominee, trustee, or other agent (preferably at least five days before the Special Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Special Meeting.
To vote by proxy, you may vote through the internet or by telephone or mail as follows:
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You may vote by mail by completing, signing, and dating the voting instruction form provided by your bank, broker, nominee, trustee, or other agent and returning it in the accompanying pre-addressed envelope. Your bank, broker, nominee, trustee, or other agent must receive your voting instruction form in sufficient time to vote your shares at the Special Meeting.

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You may provide voting instructions through the internet or by telephone only if internet or telephone voting is made available by your bank, broker, nominee, trustee, or other agent. Please follow the voting instructions provided by your bank, broker, nominee, trustee, or other agent with these materials.

Beneficial Owner: Shares Held through Masimo Retirement Savings Plan
If you hold shares of our Common Stock through the Masimo Retirement Savings Plan as of the Record Date, your proxy will also serve as a voting instruction for Fidelity. Please follow the instructions provided to you by Fidelity.
We recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed. Voting in advance does not affect your right to attend the Special Meeting. If you submit the enclosed proxy card and also attend the Special Meeting, you do not need to vote again at the Special Meeting unless you want to change your vote. If you hold your shares in street name, you may vote your shares at the Special Meeting virtually only if you obtain a legal proxy from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions prior to the Special Meeting as described above so that your vote will be counted if you later decide not to attend the meeting.
If you have any questions or require any assistance with voting your shares, please call our proxy solicitor, D.F. King & Co., Inc. at (800) 829-6551 (toll-free) or (212) 931-0841 (banks and brokers).
Proxies and Revocation
Any stockholder of record entitled to vote at the Special Meeting may vote at the Special Meeting, or by submitting a proxy to vote via the internet, by telephone or by mail using the enclosed postage-prepaid envelope. If you are a beneficial owner of shares of our Common Stock, and your shares of our Common Stock are held in “street name”, you should instruct your bank, broker or other nominee on how to vote your shares of our Common Stock using the instructions provided by your bank, broker or other nominee. If you fail to submit a proxy, or you do not provide your bank, broker or other nominee with instructions, as applicable, your shares of our Common Stock will not be voted on the Merger Agreement Proposal, which will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.
If you fail to vote at the Special Meeting, fail to return your proxy card or fail to submit your proxy to vote via the internet or by telephone, or if your shares of our Common Stock are held in “street name” by your bank, broker or other nominee, and you fail to instruct your bank, broker or other nominee to vote, your shares of our Common Stock will not be voted and will not have an effect on the approval of the Compensation Proposal, assuming a quorum is present.
You have the right to revoke a proxy at any time prior to the taking of the vote at the Special Meeting. You may revoke your proxy prior to the taking of the vote at the Special Meeting by submitting a new proxy to vote your shares of our Common Stock over the internet or by telephone (only your latest internet or telephone proxy is counted), by signing a later-dated new proxy and mailing it, in each case, in accordance with the instructions on the enclosed proxy card or by sending a written revocation of your proxy to Masimo prior to the Special Meeting to our Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618. In addition, you may revoke your proxy by attending the Special Meeting and voting your shares of our Common Stock via the virtual meeting website; however, attending the Special Meeting alone will not revoke your written, internet or telephone proxy, as the case may be, unless you specifically request revocation or vote in person at the Special Meeting.
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the voting instructions from that organization included with these proxy materials, or contact that organization to determine how you may revoke your proxy.
Solicitation of Proxies
The Board is soliciting your proxy, and Masimo will bear the costs of the solicitation of proxies for the Special Meeting. We have hired D.F. King & Co., Inc. to help us send out the proxy materials and to solicit proxies for the Special Meeting, the estimated cost of which is approximately $40,000 plus reimbursement of certain additional out of pocket expenses. We will ask banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such shares, and we will reimburse them for their reasonable expenses in doing so. We and our directors, officers and regular employees may solicit proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services.
Rights of Stockholders Who Seek Appraisal
Masimo stockholders are entitled to appraisal rights under the DGCL in connection with the Merger, provided that such stockholders comply with the requirements of Section 262 of the DGCL. If the Merger is completed, any Masimo stockholder who does not vote in favor of the Merger Agreement Proposal and who otherwise complies with the requirements of Section 262 of the DGCL has the right to seek appraisal of such person’s shares of our Common Stock and to receive payment in cash for the “fair value” of such person’s shares of our Common Stock, as determined by the Delaware Court of Chancery, to be paid upon the amount determined to be “fair value”, in lieu of the amount of the Per Share Merger Consideration for each share you would have received pursuant to the Merger Agreement. The ultimate amount you may receive in an appraisal proceeding may be less than, equal to or more than the amount you would have otherwise received under the Merger Agreement if you do not seek appraisal of your shares of our Common Stock.
To exercise your appraisal rights with respect to your shares of our Common Stock, you must, among other things, deliver a written demand for appraisal to Masimo before the vote is taken on the Merger Agreement Proposal, and you must not vote (either via the virtual meeting website at the Special Meeting or by proxy) in favor of the Merger Agreement Proposal with respect to such shares of our Common Stock, and you must continue to hold such shares of our Common Stock from the date of making the demand for appraisal through the Effective Time. As such, merely voting against, abstaining or failing to vote on the Merger Agreement Proposal will not by itself preserve your right to appraisal under the DGCL. If you fail to follow exactly the procedures set forth in Section 262 of the DGCL, you will lose your appraisal rights. The requirements for exercising appraisal rights are further described in the section entitled “Appraisal Rights”. In addition, a copy of Section 262 of the DGCL, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. We encourage you to read these provisions carefully and in their entirety. If you hold your shares of our Common Stock through a bank, broker or other nominee and you wish to exercise your appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures. In view of the complexity of the DGCL, Masimo stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. The discussion of appraisal rights in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262 of the DGCL, accessible without subscription or costs at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Adjournment
Although it is not currently expected, the Special Meeting may be adjourned or postponed. Masimo’s Bylaws provide that the chairman of any meeting of stockholders will have the power to adjourn the meeting to another place (if any), date and time, although the Merger Agreement includes certain limitations on Masimo’s ability to postpone or adjourn the Special Meeting.
If the Special Meeting is adjourned to another time or place, we are not required to give notice of the time and place (if any) of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person or by proxy and vote at such adjourned meeting if announced at the Special Meeting at which the adjournment is taken, unless the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed or if a new record date is fixed for the adjourned Special Meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.
Other Matters
Pursuant to the DGCL and our Bylaws, only such business as has been brought before the Special Meeting by or at the direction of the Board may be conducted at the Special Meeting.
Householding of Special Meeting Materials
We are sending only one set of the proxy materials to “street name” stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding”, is permitted by the SEC rules and designed to reduce our printing and postage costs.
However, if you are residing at such an address and wish to receive a separate set of proxy materials, you may request them by calling our Corporate Secretary at (949) 297-7000, or by submitting a request in writing to our Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, and we will promptly deliver a separate set of the proxy materials to you. If you are receiving multiple copies of our proxy statement, you can request householding by contacting the Corporate Secretary in the same manner described above.
Voting Results
Masimo intends to publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Special Meeting. All reports that Masimo files with the SEC are publicly available.
Exchanging Shares of Masimo Common Stock
You should not return any stock Certificate or send documents evidencing ownership of our Common Stock with the proxy card. If the Merger is completed, the Paying Agent for the Merger will send you a letter of transmittal and instructions for exchanging your shares of our Common Stock for the Per Share Merger Consideration.

Questions and Additional Information
If you have questions about the Merger or the other matters to be voted on at the Special Meeting or desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, you should contact our proxy solicitor, D.F. King & Co., Inc. at (800) 829-6551 (toll-free) or (212) 931-0841 (banks and brokers). A copy of this proxy statement is also available without charge upon written request to Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618.

THE MERGER (PROPOSAL 1)
The discussion of the Merger Agreement and the Merger in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement.
Pursuant to the terms of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Masimo, with Masimo surviving the Merger as a subsidiary of Danaher.
Parties to the Merger
Masimo
Masimo is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. Our mission is to improve life, improve patient outcomes, reduce the cost of care, and take non-invasive monitoring to new sites and applications. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown to outperform other pulse oximetry technologies in over 100 independent and objective studies. Masimo SET® is estimated to be used on more than 200 million patients around the world each year and is the primary pulse oximetry at all 10 top U.S. hospitals as ranked in the 2025 Newsweek World’s Best Hospitals listing.
Shares of our Common Stock are listed with, and trade on, Nasdaq under the symbol “MASI”. For additional information, visit www.masimo.com. The information provided on the Masimo website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to the Masimo website provided in this proxy statement. Our principal executive offices are maintained at 52 Discovery, Irvine, California 92618, telephone number (949) 297-7000.
Danaher
Danaher is a leading global life sciences and diagnostics innovator, committed to accelerating the power of science and technology to improve human health. Danaher’s businesses partner closely with customers to solve many of the most important health challenges impacting patients around the world. Danaher’s advanced science and technology — and proven ability to innovate — help enable faster, more accurate diagnoses and help reduce the time and cost needed to sustainably discover, develop and deliver life-changing therapies. Focused on scientific excellence, innovation and continuous improvement, Danaher’s approximately 60,000 associates worldwide help ensure that Danaher is improving quality of life for billions of people today, while setting the foundation for a healthier, more sustainable tomorrow.
Shares of Danaher common stock, par value $0.01 per share, are listed on the New York Stock Exchange under the symbol “DHR”. For additional information, visit www.danaher.com. The information provided on the Danaher website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to the Danaher website provided in this proxy statement. Danaher’s principal executive offices are maintained at 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037, telephone number (202) 828-0850.
Merger Sub
Merger Sub is a wholly owned subsidiary of Danaher and has not engaged in any business or operations or incurred any liabilities or obligations, except for those activities incidental to its formation and the transactions contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will be merged with and into Masimo and will cease to exist, with Masimo surviving the Merger as a wholly owned subsidiary of Danaher. Merger Sub’s principal executive offices are maintained at 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037, telephone number (202) 828-0850.
Effects of the Merger
Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the applicable provisions of the DGCL, Merger Sub will be merged with and into Masimo at the

Effective Time. At the Effective Time, the separate corporate existence of Merger Sub will cease, and Masimo will continue as the Surviving Corporation in the Merger and a wholly owned subsidiary of Danaher. As a result of the Merger, our Common Stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, our Common Stock will be deregistered under the Exchange Act, and Masimo will no longer be required to file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.
Merger Consideration for Masimo Common Stock
Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of our Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares to be cancelled or converted in accordance with the terms and subject to the conditions set forth in the Merger Agreement, subject to the rights of holders of any Dissenting Shares pursuant to the Merger Agreement) will be automatically cancelled, extinguished and converted into the right to receive an amount in cash equal to $180.00, without interest.
After the Merger is completed, you will have the right to receive the Per Share Merger Consideration in respect of each Eligible Share that you own immediately prior to the Effective Time (subject to any required tax withholding), but you will no longer have any rights as a Masimo stockholder (except that Masimo stockholders who demand and do not withdraw their appraisal rights will have a right to receive payment of the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by the DGCL).
In addition, the Merger Agreement provides for the following treatment of the Company’s equity awards at the Effective Time:
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Masimo Options.   Each Masimo Option that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive, for each share of Common Stock subject to such option, the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such option, without interest and less any applicable tax withholding.

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Masimo RSUs.   Each Masimo RSU Award that is outstanding as of immediately prior to the Effective Time, other than Masimo RSUs held by non-employee directors, will be assumed by Danaher and converted into a number of restricted stock units of Danaher equal to the product of the number of shares of Common Stock underlying the Masimo RSU Award immediately prior to the Effective Time multiplied by (a) the Per Share Merger Consideration, divided by (b) the volume weighted average trading price per share of Danaher common stock for the ten trading day period ending on the date of consummation of the Merger, with the same terms and conditions as applied to such Masimo RSU Award immediately prior to the Effective Time. Following the Effective Time, the converted Danaher restricted stock units will be subject to partial or full double-trigger acceleration, as described in the section entitled “Treatment of Common Stock and Equity Awards”.

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Masimo Director Awards.   Each Masimo RSU Award held by a non-employee director of Masimo that is outstanding as of immediately prior to the Effective Time will be cancelled and converted into the right to receive the Per Share Merger Consideration.

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Masimo PSUs.   Each Masimo PSU Award that is outstanding as of immediately prior to the Effective Time, as determined at target performance, will be cancelled and converted into the right to receive the product of (a) the Per Share Merger Consideration and (b) the number of shares of Common Stock underlying such Masimo PSU Award, without interest and less any applicable tax withholding.

Effects on Masimo if the Merger Is Not Completed
If the Merger Agreement is not approved by Masimo stockholders or if the Merger is not completed for any other reason, Masimo stockholders will not receive any payment for their shares of our Common Stock in connection with the Merger. Instead, Masimo will remain an independent public company, shares of our Common Stock will continue to be listed and traded on Nasdaq and be registered under the Exchange

Act, and Masimo will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, Masimo expects that management will, for the foreseeable future, operate Masimo’s business in a manner similar to that in which it is being operated today and that Masimo stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the competitive industry in which Masimo operates and adverse economic conditions. See the section entitled “Risk Factors” in Masimo’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026, which is incorporated by reference into this proxy statement.
Furthermore, if the Merger is not completed, and depending on the circumstances that would have caused the Merger not to be completed, it is possible that the price of our Common Stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of our Common Stock would return to the price at which it trades as of the date of this proxy statement.
Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our Common Stock. If the Merger is not completed, the Board will continue to evaluate and review Masimo’s business operations, properties and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Agreement is not approved by Masimo stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Masimo will be offered, or that Masimo’s business, prospects or results of operation will not be adversely impacted.
In addition, if the Merger Agreement is terminated, under specified circumstances, Masimo may be required to pay Danaher a Termination Fee in an amount equal to $305,000,000. See the section entitled “The Merger Agreement — Termination Fee” for a discussion of the circumstances under which such Termination Fee may be required to be paid.
Background of the Merger
The Board and Masimo’s management team regularly meet and consider Masimo’s long-term strategy, competitive position, opportunities and prospects in light of current business, regulatory and economic environments, developments in industries in which Masimo operates and the opportunities and challenges facing participants in those industries. As part of their regular review, the Board and Masimo’s management team continually assess Masimo’s business and opportunities to enhance stockholder value, including prospective strategic opportunities.
On August 16, 2022, Politan announced that it had acquired an 8.4% stake in Masimo. From that announcement until Masimo’s 2024 annual stockholders’ meeting on September 19, 2024, Masimo undertook a number of defensive measures to prevent or delay significant change in the composition of Masimo’s board of directors, including adopting a poison pill and amending Masimo’s bylaws. On April 24, 2023, Masimo engaged Morgan Stanley & Co. LLC (“Morgan Stanley”) as its financial advisor in connection with a potential separation of Masimo’s consumer business and certain shareholder relations matters. On June 24, 2023, following a proxy contest that resulted in two directors nominated by Politan being elected to the Board, but after which directors nominated by Politan did not comprise a majority of the Board, the Board delegated authority to Masimo’s founder and Chief Executive Officer, Mr. Joe Kiani, and Masimo’s management to work with Morgan Stanley to explore strategic alternatives for Masimo (the “Prior Sale Process”) and to retain additional advisors.
During the second half of 2023, as part of the Prior Sale Process and at the direction of Masimo’s management, representatives of Morgan Stanley contacted several potential acquirors, including Danaher and other potential strategic acquirors and financial sponsors, regarding such parties’ potential interest in acquiring Masimo. In connection with the Prior Sale Process, six potential counterparties, including Danaher, executed non-disclosure agreements with Masimo. In December 2023, Morgan Stanley distributed a process letter to potential acquirors, including Danaher, requesting that such potential acquirors submit a preliminary indication of interest in early January 2024. However, none of the potential acquirors made a definitive proposal to acquire Masimo, citing, among other factors, the risks associated with Masimo’s ongoing litigation with Apple Inc. and Masimo’s involvement in non-healthcare consumer businesses, including through Masimo’s former Sound United business (“Sound United”). In February 2024, Mr. Kiani provided the Board with an update that none of the potential acquirors submitted a bid.
On February 13, 2024, the Board formed a special committee comprised of independent directors (the “Special Committee”) to evaluate related party aspects of a potential separation of Masimo’s consumer businesses to a company of which Mr. Kiani would become chief executive officer. The Special Committee interviewed potential advisors and, after confirming they were independent and conflict-free, ultimately retained Sullivan & Cromwell LLP (“S&C”) to serve as its legal counsel based on its expertise in mergers and acquisitions and corporate governance and its reputation, and, on March 6, 2024, engaged Centerview to serve as its financial advisor based on Centerview’s expertise, reputation and knowledge of the healthcare and medical device industry. The Special Committee was later dissolved by the Board prior to Masimo’s 2024 annual stockholders’ meeting without recommending or approving any transaction.
At Masimo’s 2024 annual stockholders’ meeting held on September 19, 2024, Masimo’s stockholders elected two additional directors nominated by Politan to the Board, such that, after giving effect to those additions, a majority of the full Board, which then comprised one director affiliated with Politan and four directors independent of Masimo and Politan, were directors nominated by Politan. In October 2024, the Board terminated Mr. Kiani’s employment and appointed Board member Michelle Brennan to serve as Masimo’s interim chief executive officer. Since September 2024 through the execution of the Merger Agreement, the Board and Masimo’s management team have regularly met to consider, among other things, Masimo’s business, and Masimo has engaged in a number of strategic actions seeking to enhance stockholder value, including, among other things: a strategic realignment initiative for Masimo’s healthcare segment; the implementation of cost-savings initiatives to bring efficiency to the organization and refocus resources on core research and development; the divestment of certain of Masimo’s non-core assets, including Masimo’s corporate jet; the appointment of Ms. Szyman as Masimo’s Chief Executive Officer effective as of February 12, 2025; the sale of Sound United, which closed on September 23, 2025; the addition of a relative TSR metric to long-term incentive awards; the establishment of rigorous performance goals for, and the use of three-year cumulative financial metrics to measure performance under, Masimo’s performance share units; the declassification of the Board; the election of an independent Chair of the Board; the elimination of Masimo’s stockholder rights plan; and the prosecution of various new and continuing litigation matters, including matters related to Mr. Kiani and Willow Laboratories, Inc. On December 9, 2024, the business risk and review committee of the Board, a standing committee of the Board that at the time oversaw various strategic and financial initiatives, engaged Centerview as its financial advisor in connection with Masimo’s consideration of various strategic and financial alternatives available to Masimo, including the divestment of Sound United.
On November 30, 2025, the Board met in executive session, with representatives of Centerview and White & Case LLP, Masimo’s governance and disclosure legal counsel (“W&C”), in attendance, to discuss Masimo’s long-range financial plan (the “LRP”) and preparations for Masimo’s upcoming investor day. At the meeting, the Board also discussed the possibility of conducting a sale process involving a potential sale of Masimo (the “Potential Transaction”). During the meeting, representatives of Centerview presented to the Board preliminary financial analyses and discussed potential alternatives for structuring a sale process for a Potential Transaction. Following such presentation by representatives of Centerview, the Board discussed various risks and other factors with respect to a potential sale process and the timing thereof, including the risk of not entering into and consummating a transaction, the universe of potential buyers, the status of Masimo’s ongoing litigation, the likelihood of Masimo’s ability to achieve the financial targets in the LRP as a standalone public company, the current regulatory environment and other related factors. In connection with determining to conduct a potential sale process, the Board considered the benefits and risks of a larger scale or more targeted sale process, including the risk of a leak, and concluded that an initially targeted outreach was the more prudent approach. Following such discussions, the Board directed representatives of Centerview to conduct outreach to certain potential buyers whom the Board assessed to be the most likely to be interested in acquiring Masimo and who had the capability to execute a transaction with Masimo. The Board then designated Michelle Brennan, Chair of the Board, and Quentin Koffey, Vice Chairman of the Board, as a working group (the “Working Group”) to coordinate the sale process on a day-to-day basis on behalf of the Board (subject to the oversight of, and with all material decisions reserved to, the full Board) and to provide regular updates to the Board.

On December 2, 2025, representatives of Centerview sent to the Working Group materials outlining a process for a Potential Transaction. Thereafter, during the period from December 2, 2025 through the execution of the Merger Agreement, the members of the Working Group met frequently with each other and with representatives of Centerview and Masimo’s other advisors and Masimo’s management to discuss next steps, tactics and issues and provided periodic updates to the other members of the Board with respect to a Potential Transaction. The Working Group also discussed with representatives of Masimo’s advisors strategies to maximize the price that potential acquirors would be willing to pay in a Potential Transaction through an effective sales process, including by requiring potential acquirors to submit initial indications of interest in early January 2026 so that the Board could assess whether to continue with the transaction process at that time. The Working Group also considered methods to maximize the price that potential acquirors would be willing to pay based on the risks and opportunities associated with Masimo’s ongoing litigation matters, including the potential positive and negative financial impacts of such matters, and discussed the potential use of contingent value rights or assigning the rights to certain of Masimo’s litigation matters to a special purpose vehicle, such as a liquidating trust, and subsequently distributing the interests in such special purpose vehicle to Masimo’s stockholders.
On December 3, 2025, at the direction of the Working Group, representatives of Centerview contacted representatives of (a) Danaher, (b) a global medical technology company, which we refer to as “Party A”, and (c) a global medical technology company, which we refer to as “Party B”, asking each such potential acquiror to respond during the week of December 8, 2025 to confirm (i) such potential acquiror’s interest in acquiring Masimo, (ii) the level of support and focus on the Potential Transaction from the potential acquiror’s executive leadership team, (iii) the ability of such potential acquiror to execute a transaction of the anticipated size within a reasonable timeframe and (iv) the top five pieces of information needed by the potential acquiror to facilitate its submission of a non-binding proposal.
On December 5, 2025, Masimo engaged S&C as its mergers and acquisitions counsel in connection with the Potential Transaction, based on its expertise in mergers and acquisitions, reputation and familiarity with Masimo’s business.
At the direction of the Working Group, representatives of Centerview subsequently shared a draft non-disclosure agreement with each of Danaher, Party A and Party B. Each non-disclosure agreement subsequently executed with Danaher and Party A in connection with the Potential Transaction included a standstill provision containing standard fall-away rights, including upon the entry into a definitive agreement providing for a change of control transaction with a third party.
During the week of December 8, 2025, representatives of Centerview held follow-up discussions with representatives of each of Danaher, Party A and Party B. During these conversations, representatives of Centerview provided more detail on the process and anticipated timing for a Potential Transaction. At the direction of the Working Group, representatives of Centerview communicated to each of Danaher and Party A an expected deadline for the submission of initial indications of interest of January 8, 2026.
On December 11, 2025, representatives of Centerview and representatives of Danaher held a call regarding Danaher’s preliminary interest in a Potential Transaction. During such call, representatives of Danaher confirmed to representatives of Centerview that Danaher was interested in participating in the process for a Potential Transaction.
On December 12, 2025, following an exchange of drafts, Masimo and Danaher executed a non-disclosure agreement.
On December 14, 2025, representatives of Centerview and representatives of Party A held a call regarding Party A’s preliminary interest in a Potential Transaction. During such call, representatives of Party A confirmed to representatives of Centerview that Party A was interested in participating in the process for a Potential Transaction.
On December 15, 2025, representatives of Party B contacted a representative of Centerview and communicated that Party B was not interested in pursuing the Potential Transaction at such time. Party B did not execute a non-disclosure agreement in connection with the Potential Transaction.

During the months of December 2025 and January 2026, a representative of Centerview had discussions with a representative of a global medical technology company, which we refer to as “Party C”, that the Board had previously considered as a potential bidder for Masimo, about matters unrelated to Masimo or a Potential Transaction. During the discussions, the representative of Party C explained that Party C would not be able to effect acquisitions of a size similar to or greater than a Potential Transaction.
On December 17, 2025, following an exchange of drafts, Masimo and Party A executed a non-disclosure agreement.
On December 19, 2025, at the direction of the Working Group, representatives of Centerview distributed preliminary diligence materials to each of Danaher and Party A, which data packets set forth information primarily relating to Masimo’s LRP and a strategic overview of Masimo’s business. In addition, on December 19, 2025, at the direction of the Working Group, representatives of Centerview distributed process letters to each of Danaher and Party A that provided for a deadline to submit an initial indication of interest in a Potential Transaction of January 8, 2026 (the “December 19 Process Letter”). At the direction of the Working Group, the December 19 Process Letter noted that Danaher and Party A, as applicable, should each indicate in its initial indication of interest the per share price (in U.S. Dollars) that it was prepared to pay for 100% of the then-outstanding equity of Masimo.
On December 20, 2025, following an exchange of drafts, Masimo and Party A entered into a clean team agreement providing for restrictions and protocols relating to the review of certain competitively sensitive information.
During the last two weeks of December 2025, both Danaher and Party A submitted lists of follow-up diligence questions, and Masimo provided responses and hosted management due diligence sessions with each of Danaher and Party A.
On January 8, 2026, Danaher submitted to representatives of Centerview a non-binding indication of interest (the “Danaher January 8 IOI”), including a preliminary price for a Potential Transaction of $166 per share on an all-cash basis, subject to due diligence. The Danaher January 8 IOI included a statement that it had the full support of Danaher’s board of directors. On the same day, representatives of Party A communicated to a representative of Centerview that Party A was not interested in pursuing a Potential Transaction. Also on January 8, 2026, Centerview provided its written relationships disclosure to S&C, which was subsequently provided by Masimo’s management to the Board on such date. At the close of trading on January 8, 2026, the trading price of the Common Stock was $137.91.
On January 9, 2026, the Board met, with representatives of Masimo’s management, Centerview, S&C and W&C in attendance, to discuss the Danaher January 8 IOI and the process for the Potential Transaction. A representative of Centerview provided the Board with an overview of Centerview and Masimo’s management team’s engagement with Danaher, Party A and Party B, as well as a representative of Centerview’s conversation with a representative of Party C, and a summary of the terms of the Danaher January 8 IOI. A representative of Centerview also summarized a conversation that representatives of Danaher had with representatives of Centerview to clarify certain aspects of the Danaher January 8 IOI and provided a preliminary financial analysis of the purchase price of $166 per share included in the Danaher January 8 IOI. A representative of Centerview provided the Board with an overview of other potential acquirors for a Potential Transaction, and noted that certain potential counterparties, including private equity sponsors, would be unlikely to engage in a Potential Transaction due to the expected size and financial terms of a Potential Transaction. The Board discussed the Danaher January 8 IOI, the price per share provided therein, the potential for Danaher to increase such price and the risks that introducing the concept of contingent value rights or other mechanisms with respect to contingent assets and liabilities related to Masimo’s ongoing litigation into the negotiations with Danaher could adversely impact negotiations, timing and executability of the Potential Transaction, including due to the fact that in the Prior Sales Process Danaher had cited Masimo’s involvement in litigation matters as a factor in not proceeding with a Potential Transaction at that time. The Board then considered appropriate strategy and next steps to encourage Danaher to increase the preliminary purchase price expressed in the Danaher January 8 IOI, including whether to invite additional parties into the process. After discussion, with the understanding that if its tactics resulted in Danaher increasing its proposed price then Masimo would re-engage with Danaher, the Board directed representatives of Centerview to relay to representatives of Danaher that the Board had determined not to move forward with a Potential Transaction with Danaher on the terms set forth in the Danaher January 8 IOI, including because the purchase price reflected in the Danaher January 8 IOI was insufficient for Danaher to continue to participate in the process for a Potential Transaction, but that the process for a Potential Transaction would continue. At the meeting, representatives of S&C and W&C also provided an overview of the directors’ fiduciary duties in connection with a Potential Transaction.
Later on January 9, 2026, at the direction of the Board, a representative of Centerview communicated to a representative of Danaher that the Board had determined not to move forward with a Potential Transaction with Danaher on the terms set forth in the Danaher January 8 IOI but that the process for a Potential Transaction would continue.
On January 11, 2026, a representative of Centerview had a discussion with a representative of Danaher regarding the process for a Potential Transaction, during which the representative of Centerview reiterated that the purchase price reflected in the Danaher January 8 IOI was insufficient for Danaher to continue to participate in the process for a Potential Transaction.
On January 16, 2026, Danaher submitted to representatives of Centerview a revised non-binding indication of interest that included a preliminary purchase price of $176 per share on an all-cash basis (the “Danaher January 16 IOI”).
On January 17, 2026, at the direction of the Working Group, a representative of Centerview informed representatives of Danaher that they would be allowed to advance into the next phase of the process for a Potential Transaction and receive access to a virtual data room (the “VDR”) containing additional diligence information. At the close of trading on January 16, 2026, the trading price of the Common Stock was $142.05.
Later on January 17, 2026, representatives of Danaher were provided with access to the VDR. Also on January 17, 2026, at the direction of the Working Group, representatives of Centerview contacted two additional potential acquirors to gauge their interest in participating in the process for a Potential Transaction: a global medical technology company, which we refer to as “Party D”, and a global medical technology company, which we refer to as “Party E”. On January 17, 2026, a representative of Party D informed representatives of Centerview that Party D would not be participating in the process for the Potential Transaction.
During the week of January 18, 2026, representatives of Centerview held multiple calls with representatives of Party E, during which Party E indicated to Centerview that Party E was considering the opportunity. However, Party E ultimately did not execute a non-disclosure agreement or pursue the Potential Transaction further.
On January 20, 2026, the Board met, with representatives of Masimo’s management, Centerview, S&C and W&C in attendance, to discuss the process for a Potential Transaction. At the meeting, a representative of Centerview provided the Board with an update on Centerview’s discussions with representatives of each of Danaher, Party D and Party E regarding the Potential Transaction and the level of engagement in the diligence process by Danaher to date. The Board then discussed the appropriate strategy and next steps for the process for a Potential Transaction to elicit the highest price reasonably available from Danaher and other potential acquirors, including as to the timing for providing additional diligence materials and drafts of transaction documents to Danaher. The Board also discussed the possibility that no transaction would result from the process for a Potential Transaction if Danaher was unable or unwilling to increase its proposed price to a level that the Board would be willing to approve and no other viable potential acquiror emerged. The Board then directed Masimo’s management team to develop plans to react to a leak regarding the Potential Transaction should one occur.
On January 21, 2026, a representative of a global medical technology company, which we refer to as “Party F” reached out to representatives of Centerview, expressing interest in participating in the process for a Potential Transaction, if Masimo were to undertake such a process. Representatives of Centerview promptly relayed Party F’s outreach to the Working Group. The Working Group and Centerview discussed that Party F could encounter regulatory and financing impediments to submitting a bid that was competitive with Danaher’s and would be unlikely to be able to adhere to Masimo’s desired timetable for a transaction, which could shift more risk of any future underperformance to Masimo, but the Working Group directed representatives to Centerview to include Party F in the process for a Potential Transaction.
On January 25, 2026, at the direction of the Working Group, representatives of Centerview sent Party F a draft non-disclosure agreement (which included a standstill provision containing standard fall-away rights, including upon the entry into a definitive agreement providing for a change of control transaction with a third party) and a draft clean team agreement (which provided for restrictions and protocols relating to the review of certain competitively sensitive information).
On January 26, 2026, following exchanges of drafts, Masimo and Party F entered into a non-disclosure agreement and a clean team agreement. On the same day, Masimo made an auction draft of the Merger Agreement available to Danaher in the VDR.
In addition, on January 26, 2026, at the direction of the Working Group, representatives of Centerview sent to representatives of Danaher a process letter (the “January 26 Process Letter”), pursuant to which Danaher was asked to submit a revised proposal by February 17, 2026 indicating (a) the per share price Danaher was prepared to pay for 100% of the then-outstanding equity of Masimo, (b) Danaher’s expected timeline to enter into and consummate a Potential Transaction and (c) any additional information that would be helpful in evaluating Danaher’s revised proposal. In addition, the January 26 Process Letter requested that Danaher provide a full markup of the Merger Agreement by no later than February 11, 2026.
On January 27, 2026, Centerview and Masimo granted access to the VDR to representatives of Party F. In addition, on January 27, 2026, at the direction of the Board, representatives of Centerview sent to representatives of Party F a process letter, pursuant to which Party F was asked to submit a preliminary proposal for a Potential Transaction on February 10, 2026, in which Party F was instructed to (a) indicate the per share price Party F was prepared to pay for 100% of the then-outstanding equity of Masimo, (b) describe Party F’s expected timeline to enter into and consummate a Potential Transaction, (c) describe the level of review and internal approvals obtained prior to submitting the preliminary proposal and (d) include an overview of the expected sources and uses of Party F’s proposed financing for a Potential Transaction.
From January 27, 2026 through February 16, 2026, representatives of Masimo, Danaher and their respective advisors engaged in various virtual and in-person due diligence meetings and site visits, and Danaher submitted various due diligence questions to which Masimo responded. On January 29, 2026, Masimo hosted an in-person due diligence meeting with representatives of Party F.
On February 2, 2026, a representative of Party F conveyed to a representative of Centerview that Party F would not be able to submit its preliminary indication of interest until February 17, 2026 and that Party F would require approximately thirty days following submission of its preliminary indication of interest to complete due diligence. On February 3, 2026, Centerview provided S&C with an update to its written relationships disclosure that Centerview had first provided on January 8, 2026, which updated disclosure was subsequently provided by Masimo’s management to the Board on February 4, 2026.
On February 10, 2026, one week before the requested submission date of February 17, 2026 set forth in the January 26 Process Letter, Danaher submitted to representatives of Centerview an updated non-binding indication of interest (the “February 10 Danaher IOI”), which included a purchase price of $180 per share in cash. The February 10 Danaher IOI stated that Danaher expected to close a Potential Transaction on a short timeline with a clean path to obtaining regulatory approvals. The February 10 Danaher IOI requested that Masimo provide a response to Danaher with respect to the February 10 Danaher IOI by no later than 11:00 a.m. Eastern Time on February 11, 2026 and noted that Danaher’s proposed purchase price of $180 per share in cash was subject to Masimo working exclusively with Danaher to sign definitive agreements with respect to the Potential Transaction by the close of business on February 13, 2026. Together with the February 10 Danaher IOI, Danaher submitted a revised draft of the Merger Agreement as well as an initial draft of the Voting Agreement pursuant to which Danaher proposed that Politan and its affiliates would be required to vote in favor of the Potential Transaction with Danaher. The draft Voting Agreement was thereafter distributed to representatives of McDermott Will & Schulte LLP (“MWS”), legal counsel to Politan. At the close of trading on February 10, 2026, the trading price of the Common Stock was $134.10.
Danaher’s draft Merger Agreement of February 10, 2026 reflected, among other changes, (a) the addition of a “burdensome condition” concept limiting the required actions that Danaher would be required to undertake to obtain regulatory approvals for the Potential Transaction, (b) the deletion of Masimo’s proposed termination fee of 2.0% of equity value, without any counterproposal as to the amount of such fee, (c) limitations on the damages available to Masimo if the Merger Agreement was terminated in certain circumstances, and (d) revisions that reallocated certain interim period risks associated with Masimo’s ongoing litigation from Danaher to Masimo.
In addition, on February 10, 2026, at the direction of the Working Group, representatives of Centerview communicated to representatives of Party F’s financial advisor that Party F should submit its preliminary indication of interest for a Potential Transaction promptly, to which Party F’s advisors responded that February 13, 2026 was the earliest possible date that Party F could submit a preliminary indication of interest.
On February 11, 2026, the Board met, with representatives of Masimo’s management, Centerview, S&C and W&C in attendance, to discuss the February 10 Danaher IOI and the next steps in the process for a Potential Transaction. At the meeting, a representative of Centerview provided the Board with an update on the engagement to date by each of Danaher and Party F. The Board discussed the potential regulatory risks associated with a transaction with each of Danaher and Party F, including that a transaction with Party F could take substantially longer to consummate than a Potential Transaction with Danaher, and the due diligence efforts of each of Danaher and Party F to date, including that Party F had held only two due diligence sessions with Masimo’s management whereas, as of such date, Danaher had participated in extensive diligence on various topics, and had substantially completed all due diligence. During the meeting, Masimo’s Chief Financial Officer also provided the Board with updates to the LRP prepared by Masimo’s management and noted differences in the LRP compared to previous versions presented to the Board, including reduced litigation expenses, and management’s expectations of lower effective taxes and reduced share counts, which were noted as not material. The Board discussed the LRP and the estimates and assumptions made in connection therewith and the risks that may result in Masimo’s failure to achieve the estimates provided in the LRP, such as the impact of tariffs and trade wars, the risk of successful new product launches and increased competition in the market for Masimo’s products. Following such discussion, the Board approved the LRP for use by Centerview in conducting its financial analysis for the Potential Transaction. Representatives of Centerview then reviewed with the Board Centerview’s preliminary financial analysis of the purchase price included in the February 10 Danaher IOI, which preliminary financial analysis reflected the LRP updates. A representative of S&C also summarized certain key considerations presented in Danaher’s February 10, 2026 drafts of the Merger Agreement and Voting Agreement. The Board then discussed strategies for engaging with Danaher in light of the February 10 Danaher IOI and the benefits and drawbacks of various negotiation strategies to encourage Danaher to offer the highest possible price per share in a Potential Transaction, including Masimo’s potential ability to carve out certain litigation assets into a special purpose vehicle for the benefit of Masimo’s stockholders and/or seek contingent value rights related to the contingent assets and liabilities associated with Masimo’s litigation matters to be paid in any Potential Transaction. Following discussion, the Board directed Centerview to provide Danaher with a counterproposal of $194 per share in cash, without any adjustments for the potential value (positive or negative) of the contingent assets and liabilities associated with Masimo’s litigation.
On the same day, the Board also authorized Mr. Koffey to inform Morgan Stanley of the Potential Transaction, given Morgan Stanley’s prior involvement with Masimo, including as its financial advisor in the Prior Sale Process.
Also on February 11, 2026, at the direction of the Board, representatives of Centerview communicated to representatives of Danaher that Danaher would need to propose a price per share of $194 in order for Masimo to enter into an exclusivity agreement with Danaher ahead of February 17, 2026, the deadline for revised proposals set forth in the January 26 Process Letter. Later on February 11, 2026, Danaher sent a letter (the “February 11 Danaher Letter”) reiterating that the maximum price per share that Danaher was willing to pay in a Potential Transaction was $180 per share and requesting a response from Masimo by no later than 11:00 a.m. Eastern Time on February 12, 2026, and reiterating the same exclusivity request as in the February 10 Danaher IOI. The February 11 Danaher Letter also stated that Danaher expected to close a Potential Transaction on a short timeline with a clean and short path to obtaining regulatory approvals and that Danaher would terminate diligence efforts and discussions related to a Potential Transaction if Masimo did not confirm that it was prepared to proceed with a Potential Transaction with Danaher by such deadline. The February 11 Danaher Letter did not include any contingencies relating to Masimo’s ongoing litigation. At the direction of the Working Group, later on February 11, 2026, representatives of Centerview had a conversation with representatives of Danaher, during which representatives of Danaher communicated that $180 per share in cash represented Danaher’s best and final offer for a Potential Transaction and that members of Danaher’s board of directors had instructed Danaher to discontinue negotiations with Masimo if Masimo did not accept a purchase price of $180 per share in cash by Danaher’s deadline.
On February 12, 2026, at the direction of the Working Group, representatives of Centerview provided Danaher with the updated LRP.
Also on February 12, 2026, the Board met, with representatives of Masimo’s management, Centerview, Morgan Stanley, S&C and W&C in attendance, to discuss the February 11 Danaher Letter and the next steps in the process for a Potential Transaction. At the meeting, the Board reviewed the options available to Masimo, including (a) rejecting the terms proposed by the February 11 Danaher Letter and continuing to try to secure better terms from Danaher, (b) rejecting the terms proposed by the February 11 Danaher Letter and pursuing a Potential Transaction with Party F or another potential acquiror, (c) accepting the terms proposed by the February 11 Danaher Letter and (d) rejecting the terms proposed by the February 11 Danaher Letter and pursuing Masimo’s LRP as a standalone entity. The Board also considered the prospect of increasing Danaher’s proposed purchase price of $180 per share in cash to reflect the value implied by Masimo’s litigation assets and the risk that asking Danaher to increase the proposed purchase price per share for a Potential Transaction through the use of contingent value rights or interests in a special purpose vehicle for the benefit of Masimo’s stockholders could cause Danaher to discontinue efforts to pursue a Potential Transaction or reduce the proposed purchase price to account for Masimo’s litigation liabilities. The Board also discussed the ability of other counterparties to submit proposals for a Potential Transaction if Masimo entered into an exclusivity agreement or definitive agreements for a Potential Transaction with Danaher and whether Masimo could extract an increase to Danaher’s proposed purchase price of $180 per share in cash in exchange for providing exclusivity to Danaher. The Board also considered the risks associated with providing exclusivity to Danaher, including the potential loss of negotiating leverage. In weighing those considerations, the Board took into account Danaher’s stated determination to discontinue negotiations absent prompt exclusivity, the Board’s assessment of transaction certainty and value offered by Danaher’s proposal and the Board’s belief that Masimo and Danaher would be able to reach acceptable terms. The Board also evaluated Danaher as a counterparty, including its track record of completing acquisitions. Discussion ensued regarding the desirability of pursuing a Potential Transaction with Danaher on the terms presented by the February 11 Danaher Letter. The Board considered, among other factors, (i) the risks that Party F would decrease the price included in any initial offer for a Potential Transaction following further due diligence, including of Masimo’s ongoing litigation matters, or the passage of time, fail to secure necessary financing or regulatory approvals or decide not to make a proposal for a Potential Transaction at all, and (ii) the risks inherent in Masimo’s ability to execute the LRP, including (x) the macroeconomic factors that could impact Masimo’s valuation and ability to achieve the goals set forth in the LRP, and (y) the risks that Masimo would not be able to scale its infrastructure and operations to achieve the goals set forth in the LRP. A representative of S&C also provided the Board with an update on the negotiations of the Merger Agreement and the key terms thereof. Following discussion, the Board determined that Masimo should enter into a short-term exclusivity arrangement with Danaher for a Potential Transaction and proceed to negotiate improvements to the terms set forth in the Danaher’s February 10, 2026 draft of the Merger Agreement and work towards the execution of definitive agreements for a Potential Transaction with Danaher on the terms presented in the February 11 Danaher Letter.
Later on February 12, 2026, at the direction of the Board, representatives of Centerview held a call with representatives of Danaher and confirmed that Masimo was willing to enter into exclusive discussions with Danaher with a view to announcing a transaction as soon as possible and in any event before the markets opened after the upcoming holiday weekend. Thereafter, after the exchange of drafts, Masimo and Danaher entered into an exclusivity agreement that provided for a period of exclusivity for Danaher until 9:00 a.m. Eastern Time on February 17, 2026, the first business day after the upcoming weekend.
From February 12, 2026 through the execution of the Merger Agreement on February 16, 2026, representatives of each of Danaher’s and Masimo’s advisors and management teams engaged frequently with respect to the negotiation and exchange of drafts of the Merger Agreement (including as to the material issues identified in Danaher’s February 10, 2026 draft of the Merger Agreement) and finalizing Danaher’s due diligence and a communications strategy for announcing the Potential Transaction, and representatives of each of Masimo’s, Danaher’s and Politan’s advisors engaged with respect to the negotiation and exchange of drafts of the Voting Agreement (including as to the transfer restriction, termination and expenses provisions thereunder).
On February 13, 2026, Party F submitted an initial non-binding proposal (the “February 13 Party F IOI”) pursuant to which Party F (a) offered to proceed with a Potential Transaction at a purchase price per share of $186 per share in cash, and that such price ascribed no value (positive or negative) to any ongoing litigation matters involving Masimo, (b) noted that Party F had received a “highly confident” letter from a financial institution with respect to the financing of such a Potential Transaction, (c) stated its requirement for additional time to conduct additional due diligence prior to entering into definitive agreements with respect to a Potential Transaction and (d) stated its expectation that a Potential Transaction with Party F could be consummated in approximately one year following signing. The Working Group thereafter discussed the February 13 Party F IOI with Masimo’s advisors.
On February 14, 2026, the Board met, with representatives of Masimo’s management, Centerview, Morgan Stanley, S&C and W&C in attendance, to discuss the current state of the process with respect to a Potential Transaction and the February 13 Party F IOI. The Board discussed the various considerations regarding the viability of pursuing a Potential Transaction with Party F on the terms presented in the February 13 Party F IOI, including regulatory risks impacting transaction certainty and timing, the impact of the expected prolonged timing of the closing of a Potential Transaction with Party F on the net present value of consideration offered by Party F relative to the value proposed by Danaher, and the risks that Party F would decrease the price included in any initial offer for a Potential Transaction following further due diligence (which the Board understood based on prior discussions would take thirty additional days), including on Masimo’s ongoing litigation matters, or the passage of time. The Board also discussed the potential benefits and drawbacks of raising the existence of the February 13 Party F IOI with Danaher in an effort to encourage Danaher to raise the price it was willing to pay in a Potential Transaction up from $180 per share, and the ongoing negotiations of the Merger Agreement. Representatives of S&C also presented to the Board on the director’s fiduciary duties in connection with a Potential Transaction and representatives of S&C and W&C provided a summary of the key terms of the draft Merger Agreement. Following such discussion, the Board determined that a Potential Transaction with Party F on the terms described in the February 13 Party F IOI was not reasonably likely to be superior to the terms currently proposed for a Potential Transaction with Danaher and directed Masimo’s management and advisors to continue working towards signing and announcing a transaction with Danaher for the duration of the exclusivity period.
On February 16, 2026, the Board held a meeting with representatives of Masimo’s management, Centerview, Morgan Stanley, S&C, and W&C in attendance. Representatives of S&C reviewed with the Board updates to key terms of the proposed final Merger Agreement and the Board discussed, among other matters, the terms of the final Merger Agreement and Voting Agreement. Representatives of Centerview then reviewed with the Board Centerview’s financial analysis of the Per Share Merger Consideration and noted that such financial analysis was generally consistent with the preliminary financial analysis discussed with the Board on February 11, 2026. The Board discussed Centerview’s financial analysis and assumptions underlying such analysis, including the fact that, at the Board’s direction, Centerview did not make any independent evaluation of any potential or actual litigation, regulatory action or possible unasserted claims, or any settlements thereof, to which Masimo or its affiliates are or may be parties or are or may be subject, and, at the Board’s direction, Centerview’s analysis did not consider or address, nor did Centerview express any view on, any such litigation, actions, claims or settlements, any impacts thereof or any other effects relating thereto. The Board then discussed certain key assumptions made by management of Masimo in the LRP, including management’s expectations regarding the impact of tariffs (and any reduction thereof), as well as Masimo’s ability to achieve the estimates in the LRP and risks pertinent to such achievement. Centerview then rendered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated February 16, 2026, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the Merger Consideration to be paid to holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview’s opinion, please see below under the caption “— Opinion of Centerview Partners LLC”. Following further discussion, the Board, by unanimous approval of all directors, (a) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, (b) determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Masimo and the holders of Common Stock (other than holders of certain shares as set forth in the Merger Agreement), (c) directed that the Merger Agreement be submitted to a vote of the stockholders for their adoption, (d) resolved, subject to the terms and conditions of the Merger Agreement, to recommend that the stockholders adopt the Merger Agreement and (e) approved and declared advisable the Voting Agreement and the transactions contemplated thereby.
The Merger Agreement and Voting Agreement were executed later that day.
On the morning of February 17, 2026, prior to the opening of trading on Nasdaq, Masimo and Danaher each issued a press release announcing the execution of the Merger Agreement.
Recommendation of the Board of Directors; Reasons for the Merger
After careful consideration, at a meeting held on February 16, 2026, the Board, by unanimous approval of all directors, (a) approved the Merger Agreement and declared advisable the transactions contemplated thereby, (b) determined that the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Masimo and the holders of shares of Common Stock (other than holders of certain shares of Common Stock as set forth in the Merger Agreement), (c) directed that the Merger Agreement be submitted to the holders of shares of Common Stock for their adoption, (d) resolved, subject to the terms and conditions of the Merger Agreement, to recommend that the holders of shares of Common Stock adopt the Merger Agreement and (e) approved and declared advisable the Voting Agreement and the transactions contemplated thereby.
Our stockholders must approve the Merger Agreement Proposal in order for the Merger to occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully and in its entirety.
The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Agreement Proposal. Accordingly, a stockholder may vote to approve the Merger Agreement Proposal and vote not to approve the Compensation Proposal, and vice versa. Because the vote on the Compensation Proposal is advisory in nature only, it will not be binding on Masimo, Danaher or Merger Sub. Accordingly, if the Merger Agreement is adopted by Masimo stockholders and the Merger is completed, the Merger-related compensation may be paid to Masimo’s named executive officers to the extent payable in accordance with the terms of their respective compensation agreements and arrangements even if our stockholders do not approve the Compensation Proposal.
The Board unanimously recommends that the Masimo stockholders vote “FOR” the above proposals.
In evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, the Board consulted with Masimo’s management, its outside legal counsel and its financial advisors, and considered a number of factors, including the following non-exhaustive list of material reasons (which are not listed in order of relative importance) that the Board believes support its unanimous determination and recommendation:
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the likelihood of realizing a compelling, near-term and certain value of $180.00 per share in cash pursuant to the Merger as compared to the uncertain prospect that the market price of our Common Stock would reach $180.00 in the foreseeable future, if ever, due to business, macroeconomic and regulatory risks, including the impact of tariffs and trade wars, Masimo’s ongoing litigation matters, competition in the markets for Masimo’s product offerings and Masimo’s ability to achieve the financial targets in the LRP as a standalone public company, which are based on numerous variables and assumptions that are inherently uncertain and subject to greater uncertainty with each successive year;

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recent and historical market prices for our Common Stock, as compared to the Per Share Merger Consideration, including the fact that the merger consideration of $180.00 per share represents a premium of approximately 38% to the closing price of $130.15 per share of our Common Stock on February 13, 2026, the last trading day prior to the execution of the Merger Agreement;

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the opinion of Centerview rendered to the Board on February 16, 2026, which was subsequently confirmed by delivery of a written opinion dated such date that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Per Share Merger Consideration to be paid to the holders of shares of our Common Stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the caption “— Opinion of Centerview Partners LLC”. The written opinion delivered by Centerview is attached to this proxy statement as Annex C;

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the course and history of the negotiations between Danaher and Masimo, including the Board’s belief that these negotiations yielded Danaher’s best offer, as described under “— Background of the Merger”;

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the fact that Masimo conducted during a period of less than three years both (a) the Prior Sale Process, during which 14 prospective acquirors were contacted and each declined to submit proposals for a potential acquisition of Masimo, and (b) the recent sale process resulting in the transaction with Danaher, during which seven prospective acquirors, including Danaher, were contacted to gauge, or otherwise expressed, their interest in a potential acquisition of Masimo, in each case as described under “— Background of the Merger”;

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the fact that the Board was able to negotiate an increase in Danaher’s offer price from $166.00 per share in cash pursuant to the Danaher January 8 IOI to $180.00 per share in cash;

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the anticipated likelihood and timing of the consummation of the Merger, including based upon the scope of the conditions to the consummation of the Merger (including the definition of “material adverse effect”), the terms of the Voting Agreement, the likelihood of obtaining required regulatory approvals, the remedies available to Masimo under the Merger Agreement in the event of breaches in certain circumstances by Danaher, including specific performance and the availability of lost premium damages, Danaher’s business reputation, Danaher’s financial capacity to complete an acquisition of the size of the Merger and Danaher’s track record of successfully completing acquisitions of other businesses;

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the fact that Danaher agreed to assume, upon the consummation of the Merger, the risks and potential liabilities associated with Masimo’s outstanding litigation matters;

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the Board’s belief that the Termination Fee and other limitations applicable to, among other things, a change of recommendation and acquisition proposals agreed to in the Merger Agreement (as described in the section entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation”) were reasonable and customary and would not preclude a serious and financially capable potential acquirer from submitting an unsolicited proposal to acquire Masimo following the announcement of the Merger Agreement or prohibit the Board or its representatives from engaging with any such potential acquiror in such a circumstance, subject to the applicable provisions of the Merger Agreement;

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the Board’s review of the structure of the Merger and the financial and other terms of the Merger Agreement, including, among others, the following terms of the Merger Agreement:

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representations from Danaher and Merger Sub that Danaher will have all funds necessary to pay the amounts required to be paid by Danaher, pursuant to the Merger Agreement, and the absence of a financing condition in the Merger Agreement;

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the outside date of November 16, 2026, which will be automatically extended to February 16, 2027 if certain regulatory closing conditions remain the only conditions not satisfied or waived as of November 16, 2026 (other than conditions that by their nature are to be satisfied at the Closing); and

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the customary nature of the representations, warranties and covenants of Masimo in the Merger Agreement;

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the fact that the Merger would be subject to the approval of Masimo’s stockholders;

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Masimo’s stockholders’ ability to exercise their statutory appraisal rights under Section 262 of the DGCL and receive payment of the “fair value” of their shares of our Common Stock in lieu of the Per

Share Merger Consideration, subject to and in accordance with the DGCL, unless and until any such stockholder withdraws or loses such holder’s right to appraisal and payment under the DGCL; and
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the state of the U.S. and global economies, supply chain volatility, inflationary pressures, interest rate volatility, fluctuations in energy costs, recessionary trends, foreign currency fluctuations, tariffs and trade wars, political uncertainty, and the current and potential impact in both the near term and long term on the healthcare industry and Masimo of these trends and developments.

In the course of its deliberations, the Board, in consultation with Masimo’s management team, its outside legal counsel and its financial advisors, also considered a variety of risks and other potentially negative factors relating to the Merger Agreement and the Merger, including the following factors (which are not listed in order of relative importance):
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the fact that Masimo will no longer exist as a standalone public company and Masimo’s stockholders will forgo participation in any future increase in Masimo’s value that might result from our earnings or possible growth as a standalone public company, including as a result of any new products Masimo may develop or the realization of any proceeds from Masimo’s ongoing litigation matters;

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the fact that the Per Share Merger Consideration represented a 5.6% discount to the closing trading price of our Common Stock on March 3, 2025, which was the highest closing trading price of our Common Stock during the 52-week period ending February 13, 2026;

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the covenants in the Merger Agreement that preclude Masimo from soliciting alternative acquisition proposals (although Masimo is able to provide information in response to unsolicited acquisition proposals, as described in the section entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation”) and provide Danaher with customary “matching” rights prior to Masimo terminating the Merger Agreement to accept a Superior Proposal;

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the covenants in the exclusivity agreement that precluded Masimo from engaging with Party F to solicit or negotiate a higher proposal following receipt of the February 13 Party F IOI and prior to signing the Merger Agreement on February 16, 2026;

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the fact that Masimo would be obligated to pay the termination fee of $305,000,000 in cash under certain circumstances (as described in the section entitled “The Merger Agreement — Effect of Termination — Termination Fee”), including the potential impact of such Termination Fee on the willingness of other potential acquirors to propose alternative transactions, although the Board believed that the Termination Fee was reasonable and customary and would not preclude a serious and financially capable potential acquiror from submitting a proposal to acquire Masimo following the announcement of the Merger Agreement;

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the effect of the public announcement of the Merger Agreement on Masimo’s operations and employees, as well as Masimo’s ability to attract, hire and retain key personnel while the Merger is pending;

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the fact that Danaher’s and Merger Sub’s obligations to consummate the Merger are subject to regulatory approvals and other conditions, and the possibility that such conditions may not be satisfied on a timely basis or at all, including as a result of events outside of Masimo’s control;

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the fact that, if the Merger is not consummated:

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Masimo’s directors, officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work and day-to-day responsibilities during the pendency of the Merger, and Masimo will have incurred significant transaction costs attempting to consummate the Merger;

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the market’s perception of Masimo’s continuing business could potentially result in a loss of customers, suppliers, business partners, and employees; and

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the trading price of our Common Stock could be adversely affected;

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the fact that under the terms of the Merger Agreement, Masimo must refrain from a number of actions related to the conduct of its business without first obtaining Danaher’s written consent (not to be unreasonably withheld, conditioned or delayed), and the possibility these terms may limit the ability of Masimo to pursue business opportunities that it would otherwise pursue, including potential acquisitions, investments, licenses and other strategic opportunities;
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the fact that certain of Masimo’s directors and executive officers may receive certain benefits that are different from, and in addition to, those of Masimo’s other stockholders, as described in the section entitled “— Interests of Masimo’s Directors and Executive Officers in the Merger”;

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the fact that Masimo has incurred and will continue to incur significant transaction costs and expenses in connection with the proposed transaction, regardless of whether the Merger is consummated;

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the potential for litigation by stockholders in connection with the Merger, which, even where lacking in merit, could nonetheless result in distraction and expense; and

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the fact that receipt of the Per Share Merger Consideration generally would be taxable to Masimo’s stockholders that are U.S. holders for U.S. federal income tax purposes.

The foregoing discussion of the information and reasons considered by the Board is not intended to be exhaustive, but includes the material reasons considered by the Board. In view of the variety of reasons considered in connection with its evaluation of the Merger Agreement, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different reasons. The Board did not undertake to make any specific determination as to whether any reason, or any particular aspect of any reason, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented. After considering these reasons, the Board concluded that the positive reasons related to the Merger Agreement and the transactions contemplated thereby, including the Merger, substantially outweighed the potential negative reasons.
Portions of this explanation of the reasons for the Merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.
Opinion of Centerview Partners LLC
On February 16, 2026, Centerview rendered to the Board its oral opinion, subsequently confirmed in a written opinion dated such date, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Per Share Merger Consideration to be paid to the holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Centerview’s written opinion, dated February 16, 2026, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety to the full text of Centerview’s written opinion attached as Annex C. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Common Stock (other than Excluded Shares) of the Per Share Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any Masimo stockholder or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:
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a draft of the Merger Agreement dated February 16, 2026, referred to in this summary of Centerview’s opinion as the “Draft Merger Agreement”;

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Masimo’s Annual Reports on Form 10-K for the years ended December 28, 2024, December 30, 2023 and December 31, 2022;

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certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Masimo;

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certain publicly available research analyst reports for Masimo;

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certain other communications from Masimo to its stockholders; and

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certain internal information relating to the business, operations, capitalization, earnings, cash flow, assets, liabilities and prospects of Masimo, including the “Masimo Projections” (for additional information on the Masimo Projections, see the section entitled “The Merger — Certain Unaudited Financial Information”), and which are collectively referred to in this summary of Centerview’s opinion as the “Internal Data”.

Centerview also participated in discussions with members of Masimo’s management and Masimo representatives regarding their assessment of the Internal Data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for Masimo and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.
Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with Masimo’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at Masimo’s direction, that the Internal Data (including, without limitation, the Masimo Projections) were reasonably prepared on bases reflecting the best currently available estimates and judgments of Masimo management as to the matters covered thereby and Centerview relied, at Masimo’s direction, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. At Masimo’s direction, Centerview did not make any independent evaluation or appraisal of any of Masimo’s assets or liabilities (contingent, derivative, off-balance-sheet or otherwise), nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of Masimo’s properties or assets. In addition, at Masimo’s direction, Centerview did not make any independent evaluation of any potential or actual litigation, regulatory action or possible unasserted claims, or any settlements thereof, to which Masimo or its affiliates are or may be parties or are or may be subject, and, at Masimo’s direction, Centerview’s analysis did not consider or address, nor did Centerview express any view on, any such litigation, actions, claims or settlements, any impacts thereof or any other effects relating thereto. Centerview assumed, at Masimo’s direction, that the final executed Merger Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Merger Agreement reviewed by Centerview. Centerview also assumed, at Masimo’s direction, that the Transaction will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of Masimo, or the ability of Masimo to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.
Centerview’s opinion expressed no view as to, and did not address, Masimo’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to Masimo or in which Masimo might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of shares of Common Stock (other than Excluded Shares) of the Per Share Merger Consideration to be paid to such holders pursuant to the Merger Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other Masimo constituencies or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the Masimo officers, directors or employees or any party, or class of such persons in connection with the Transaction, whether relative to the Per Share Merger Consideration to be paid to the holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any Masimo stockholder or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Summary of Centerview Financial Analysis
The following is a summary of the material financial analyses prepared for and reviewed with the Board in connection with Centerview’s opinion, dated February 16, 2026. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of Masimo. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Masimo or any other parties to the Transaction. None of Masimo, Danaher, Merger Sub or Centerview nor any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Masimo do not purport to be appraisals or reflect the prices at which Masimo may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 13, 2026 (the last trading day prior to the execution of the Merger Agreement) and is not necessarily indicative of current market conditions.
Selected Public Company Analysis
Centerview reviewed certain financial information of Masimo and compared it to corresponding financial information of selected public companies that Centerview deemed comparable to Masimo, based on its experience and professional judgment (which are referred to as the “Selected Companies” in this summary of Centerview’s opinion).
Although none of the Selected Companies is directly comparable to Masimo, the Selected Companies were chosen by Centerview, among other reasons, because they are medical device or medical technology companies, as applicable, with certain operational, business or financial characteristics that, for purposes of Centerview’s analysis, Centerview considered similar to those of Masimo.
However, because none of the Selected Companies is exactly the same as Masimo, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the business, financial and operational characteristics of Masimo and the Selected Companies that could affect the public trading values of each in order to provide context for considering the results of the quantitative analysis.
Using publicly available information obtained from SEC filings and other data sources as of February 13, 2026, Centerview calculated for each Selected Company, among other things, the ratio of such company’s stock price to Wall Street research analyst consensus estimated adjusted earnings per share (“Adj. EPS”) for calendar year 2026. Such multiple is referred to in this section, with respect to a Selected Company, as “Price / 2026E Adj. EPS”.
The Selected Companies and the results of this analysis are summarized as follows:
Company Name	Price / 2026E Adj. EPS
Ambu A/S	31.3x
Cooper Companies, Inc.	18.1x
DexCom, Inc.	28.0x
Edwards Lifesciences Corporation	25.6x
Merit Medical Systems, Inc.	22.3x
ResMed Inc.	21.7x
Based on the foregoing analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of Price / 2026E Adj. EPS multiples of 18.0x to 25.0x. In selecting this range of multiples, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operational characteristics and prospects of Masimo and the Selected Companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis.
Centerview applied the reference range of Price / 2026E Adj. EPS multiples to Masimo’s estimated Adj. EPS for fiscal year 2026 (ending on January 2, 2027) of $6.30 per share, as set forth in the Masimo Projections, to derive a range of implied values per share of Masimo Common Stock of approximately $113 to $158, rounded to the nearest dollar. Centerview compared this range to the Per Share Merger Consideration proposed to be paid to the holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement.
Selected Precedent Transactions Analysis
Centerview reviewed and analyzed certain information relating to the following selected transactions (which are each referred to as a “Selected Transaction” and together, as the “Selected Transactions” in this summary of Centerview’s opinion), that Centerview, based on its experience and professional judgment, deemed relevant to consider in relation to Masimo and the transactions contemplated by the Merger Agreement.
Although none of the Selected Transactions is directly comparable to the transactions contemplated by the Merger Agreement, the Selected Transactions were selected, among other reasons, based on Centerview’s experience and professional judgment, because the Selected Transactions involved the acquisition of a medical device or medical technology company and have certain characteristics that, for the purposes of this analysis, may be considered similar to certain characteristics of the transactions contemplated by the Merger Agreement. The reasons for and the circumstances surrounding each of the Selected Transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Masimo and the target companies included in the Selected Transactions analysis. This analysis involved complex considerations and qualitative judgments concerning differences in business, operational or financial characteristics and other factors that could affect the public trading, acquisition or other values of the selected target companies and Masimo. However, because none of the Selected Transactions used in this analysis is identical or directly comparable to the transactions contemplated by the Merger Agreement, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the Selected Transactions analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business or financial characteristics of Masimo and each target company as well as the transactions contemplated by the Merger Agreement and the Selected Transactions that could affect the transaction values of each in order to provide a context in which to consider the results of the quantitative analysis.
Using publicly available information obtained from SEC filings and other data sources, Centerview calculated, for each Selected Transaction, among other things, the transaction value as a multiple of the adjusted EBITDA of the target company, in each case burdened by stock-based compensation, for the last twelve months as of the time of the announcement of each such Selected Transaction (except as noted). Such multiple is referred to in this section, with respect to a Selected Transaction, as “Transaction Value / LTM EBITDA”.
The Selected Transactions and the Transaction Value / LTM EBITDA multiples of the Selected Transactions considered in this analysis are summarized as follows:
Announcement Date	Target	Acquirer	Transaction Value / LTM EBITDA
October 2025	Hologic, Inc.	Blackstone Inc. TPG, Inc.	13.6x(1)
June 2024	Edwards Lifesciences Corporation’s Critical Care product group	Becton, Dickinson and Company	17.2x(2)
February 2023	NuVasive, Inc.	Globus Medical, Inc.	13.4x
September 2021	Hill-Rom Holdings, Inc.	Baxter International Inc.	18.9x
January 2021	Cantel Medical (UK) Ltd.	STERIS plc	22.2x
December 2020	BioTelemetry, Inc.	Koninklijke Philips N.V.	27.4x
May 2019	Acelity LP, Inc.	3M Company	15.2x(3)
April 2017	Bard Medical, Inc.	Becton, Dickinson and Company	20.9x
April 2016	St. Jude Medical LLC	Abbott Laboratories	17.5x

(1)
Transaction value includes the full value of non-tradable contingent value right.

(2)
Reflects the estimated LTM EBITDA of Edwards Lifesciences Corporation’s Critical Care product group based on public disclosures by Edwards Lifesciences Corporation related to income from its discontinued operations.

(3)
Reflects Acelity LP, Inc.’s adjusted EBITDA for 2018 as disclosed publicly by 3M Company at the time of the transaction.

Based on the foregoing analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of Transaction Value / LTM EBITDA multiples of 15.0x to 22.5x. In selecting this range of multiples, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operational characteristics and prospects of Masimo and each target company as well as between the transactions contemplated by the Merger Agreement and the Selected Transactions that could affect the transaction values in order to provide a context in which to consider the results of the quantitative analysis.
Centerview applied the reference range of Transaction Value / LTM EBITDA multiples to Masimo’s LTM adjusted EBITDA of $455 million as of February 13, 2026, calculated by Centerview based on the Masimo Projections, to derive a range of implied enterprise values for Masimo. Centerview subtracted from this range of implied enterprise values the value of Masimo’s net debt as of January 3, 2026, as set forth in the Masimo Projections, to derive a range of implied equity values for Masimo. Centerview then divided this range of implied equity values by the implied number of fully diluted outstanding shares of Masimo Common Stock as of February 13, 2026, calculated by Centerview on a treasury stock basis based on data provided by Masimo management and approved for Centerview’s use by Masimo, to derive a range of implied values per share of Masimo Common Stock of approximately $122 to $186, rounded to the nearest dollar. Centerview compared this range to the Per Share Merger Consideration proposed to be paid to the holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement.
Discounted Cash Flow Analysis
Centerview performed a discounted cash flow analysis of Masimo based on the Masimo Projections. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
In performing this analysis, Centerview calculated a range of implied enterprise values for Masimo by discounting to present value as of December 31, 2025 (using discount rates ranging from 10.75% to 11.75%, based upon Centerview’s analysis of Masimo’s weighted average cost of capital, determined using the capital asset pricing model and based on considerations that Centerview deemed relevant in its professional judgment and experience): (i) the estimated unlevered free cash flows (after subtracting the net increase in net working capital, subtracting capital expenditures, and adding depreciation and amortization) of Masimo, calculated by Centerview based on the Masimo Projections for fiscal year 2026 (beginning January 4, 2026) through fiscal year 2030 (ending on December 28, 2030), and as approved for Centerview’s use by Masimo (see the section entitled “The Merger — Certain Unaudited Financial Information”) and (ii) a range of implied terminal values of Masimo at the end of the forecast period shown in the Masimo Projections, by applying a range of terminal multiples to Masimo’s estimated adjusted EBITDA burdened by stock-based compensation for fiscal year 2030 (ending on December 28, 2030), ranging from 15.0x to 19.0x. Centerview subtracted from this range of implied enterprise values the value of Masimo’s net debt as of January 3, 2026, as set forth in the Masimo Projections, to derive a range of implied equity values for Masimo. Centerview then divided this range of implied equity values by the implied number of fully diluted outstanding shares of Masimo Common Stock as of February 13, 2026, calculated by Centerview on a treasury stock basis based on data provided by Masimo management and approved for Centerview’s use by Masimo, to derive a range of implied values per share of Masimo Common Stock of $165 to $212, rounded to the nearest dollar. Centerview compared this range to the Per Share Merger Consideration proposed to be paid to the holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement.
Other Factors
Centerview noted for the Board certain additional factors solely for reference and informational purposes only, including, among other things, the following:

•
Historical Trading Analysis.   Centerview reviewed historical trading prices of Masimo Common Stock during the 52-week period ended February 13, 2026, which reflected low and high closing stock prices for shares of Masimo Common Stock during such period of $127 to $191 per share.

•
Analyst Price Targets Analysis.   Centerview reviewed price targets for Masimo Common Stock in publicly available Wall Street research analyst reports as of market close on February 13, 2026, noting that these price targets ranged from $162 to $210 per share of Masimo Common Stock.

•
Precedent Premia Paid Analysis.   Centerview performed an analysis of premia paid in certain transactions involving publicly traded companies for which premium data was available and which Centerview, based on its experience and professional judgment, deemed relevant, including certain of the Selected Transactions set forth above in the section captioned “Selected Precedent Transactions Analysis”. The premia in this analysis were calculated by comparing the per share consideration in each transaction (excluding contingent payments) to the closing price of the target company’s common stock on either the first trading day prior to the public announcement of such transaction or the first trading day prior to speculation regarding such transaction being publicly reported, as applicable. Based on the analysis above and other considerations that Centerview deemed relevant in its experience and professional judgment, Centerview applied a premium range of 20% to 40% to Masimo’s closing share price on February 13, 2026 (the last trading day prior to the execution of the Merger Agreement) of $130.15, which resulted in an implied price range of $156 to $182 per share of Masimo Common Stock, rounded to the nearest dollar.

General
The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.
Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Board in its evaluation of the Transaction. Consequently, the analyses described above should not be viewed as determinative of the views of the Board or Masimo management with respect to the Per Share Merger Consideration or as to whether the Board would have been willing to determine that a different consideration was fair. The Per Share Merger Consideration was determined through arm’s-length negotiations between Masimo and Danaher and was approved by the Board. Centerview provided advice to Masimo during these negotiations. Centerview did not, however recommend any specific amount of consideration to Masimo or the Board or that any specific amount of consideration constituted the only appropriate consideration for the Transaction.
Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, Centerview had been engaged to provide certain financial advisory services to Masimo from time to time, including in connection with Masimo’s sale of its Sound United consumer audio business to HARMAN International in 2025, and Centerview received $6,000,000 in compensation from Masimo during such period. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to Danaher or Merger Sub, and Centerview did not receive any compensation from Danaher or Merger Sub during such period. Centerview may provide financial advisory and other services to or with respect to Masimo or Danaher or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview and its affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Masimo, Danaher, or any of their respective affiliates, or any other party that may be involved in the Transaction.

The Board selected Centerview as its financial advisor in connection with the Transaction based on Centerview’s expertise, reputation and knowledge of the healthcare and medical device industry. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction.
In connection with Centerview’s services as the financial advisor to the Board, Masimo has agreed to pay Centerview an aggregate fee of $60,000,000, $5,000,000 of which was payable upon the rendering of Centerview’s opinion and the remainder of which is payable contingent upon consummation of the Transaction. In addition, Masimo has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.
Certain Unaudited Financial Information
Other than annual and quarterly updated guidance and certain long-term financial targets, Masimo’s management does not as a matter of course make public long-range projections as to future performance, revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates when applied to time periods further in the future. As a result, Masimo does not endorse projections or other unaudited prospective financial information as a reliable indication of future results. However, in connection with the Board’s consideration and evaluation of a potential transaction with Danaher and other strategic alternatives (including continuing as a standalone company), Masimo’s management in February 2026 prepared certain unaudited prospective financial information for Masimo on a standalone basis for fiscal years 2026 through 2030 (the “Masimo Projections”). The Board provided guidance and direction to Masimo management in the preparation of the Masimo Projections.
The Masimo Projections were prepared solely for internal use and to assist the Board with its consideration and evaluation of the Merger. At the direction of the Board, the Masimo Projections were provided to Centerview in connection with its analyses and opinion and certain portions of the Masimo Projections were provided to potential acquirors participating in the sale process who executed confidentiality agreements with Masimo, including Danaher.
Masimo is including a summary of the Masimo Projections in this proxy statement solely to give Masimo shareholders access to the information that was reviewed by the Board in connection with its consideration and evaluation of the Merger; provided to and approved by the Board for use by Centerview, Masimo’s financial advisor, in connection with its financial analyses and opinion described in the section of this proxy statement entitled “The Merger (Proposal 1) — Opinion of Centerview Partners LLC”; and made available in part to potential acquirors participating in the sale process who executed confidentiality agreements with Masimo, including Danaher.
The following table presents a summary of the Masimo Projections for the fiscal years indicated:
Masimo Projections
(Amounts, other than Adjusted EPS, in millions)
	2026E	2027E	2028E	2029E	2030E
Revenue	$1,640	$1,798	$1,978	$2,183	$2,423
Adjusted EBITDA(1)	$489	$567	$666	$765	$881
Adjusted EPS(2)	$6.30	$7.45	$8.98	$10.61	$12.57
Unlevered Free Cash Flow(3)	$265	$338	$429	$499	$587

(1)
Adjusted EBITDA represents non-GAAP operating income (adjusted to exclude certain non-recurring litigation related expenses, amortization expenses and other non-recurring and significant one-time items) before depreciation and amortization, burdened by stock-based compensation.

(2)
Adjusted EPS represents non-GAAP net income divided by diluted shares outstanding.

(3)
Unlevered Free Cash Flow represents GAAP operating income less taxes based on assumed effective tax rates, less changes in net working capital, less capital expenditures, plus depreciation and amortization.

Additional Information About the Masimo Projections
The Masimo Projections were prepared treating Masimo on a standalone basis, without giving effect to the Merger, including any impact of the negotiation or execution of the Merger, the expenses that may be incurred in connection with the Merger or the consummation thereof, the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed or in anticipation of the Merger, or the effect of any alteration, acceleration, postponement or decision not to take any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed but that were instead altered, accelerated, postponed or not taken in anticipation of the Merger.
The inclusion of the Masimo Projections in this proxy statement should not be regarded as an indication or admission by Masimo or any of its affiliates, officers, directors, advisors or representatives (including Centerview), or any other person, that the Masimo Projections are predictive of actual future events, or an assurance of the achievement of future results. The Masimo Projections and any summary thereof should not be relied upon as such, and this information is not being included in this proxy statement to influence your decision whether to vote in favor of any proposal. Masimo advises the recipients of the Masimo Projections that its internal financial forecasts upon which the Masimo Projections were based are subjective in many respects, and readers are cautioned not to place undue reliance on these projections, as they are not necessarily predictive of actual future results.
Although presented with numerical specificity, the Masimo Projections reflect numerous variables, assumptions and estimates regarding Masimo’s performance, industry performance, general business, economic, regulatory, market, and financial conditions, many of which are inherently uncertain and many of which are beyond the control of Masimo. Masimo’s management believed these variables, assumptions and estimates were reasonable at the time the Masimo Projections were prepared, taking into account the relevant information available to management at the time, but important factors may affect actual results and cause the Masimo Projections to not be achieved, which include, but are not limited to, risks and uncertainties relating to the business of Masimo (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the probability of technological success, the regulatory and competitive environment, changes in technology, general business and economic conditions and other risk factors referenced in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements”. Various assumptions underlying the Masimo Projections may not prove to have been, or may no longer be, accurate. The Masimo Projections may not be realized, and actual results may be significantly higher or lower than projected in the Masimo Projections. The Masimo Projections reflect Masimo on a standalone basis and do not account for the effects of the Merger. The Masimo Projections also reflect assumptions as to certain business strategies or plans that are subject to change. The Masimo Projections reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions. The Masimo Projections do not take into account any circumstances or events occurring after the date they were prepared, including the Merger, and some or all of the assumptions that have been made in connection with the preparation of the Masimo Projections may have changed since the date the Masimo Projections were prepared. The Masimo Projections cover multiple years, and such information by its nature becomes less predictive with each successive year. The propensity of economic and business environments to change quickly contributes significantly to the high level of uncertainty as to whether the results portrayed in the Masimo Projections will be achieved. As a result, there can be no assurance that the Masimo Projections will be realized, and actual results could be significantly higher or lower than projected. For all of these reasons, the Masimo Projections, and the assumptions upon which they are based, are (i) not guarantees of future results; (ii) inherently speculative; and (iii) subject to a number of risks and uncertainties. As a result, actual results may differ materially, and will differ materially if the Merger and the other transactions contemplated by the Merger Agreement are completed, from those contained in the Masimo Projections. Accordingly, there can be no assurance that the Masimo Projections will be realized.
The Masimo Projections have not been updated or revised to reflect information or results after the date the Masimo Projections were prepared. None of Masimo, Danaher or any of our or their respective affiliates intends to, and each of them disclaims any obligation to, update or otherwise revise the Masimo Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be no longer appropriate (except, in the case of Masimo, as required under applicable law). Readers of this proxy statement should take these considerations into account in reviewing the summary of the Masimo Projections, which were prepared as of an earlier date.
Masimo urges all of its stockholders to review its most recent SEC filings for a description of its historical financial statements and other information about Masimo. Please see the section of this proxy statement entitled “Where You Can Find More Information” for additional information.
The Masimo Projections included in this proxy statement have been prepared by, and are the responsibility of, Masimo. Neither Masimo’s independent auditor nor any other independent accountant has compiled, examined or performed any procedures with respect to the Masimo Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The Masimo Projections were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or accounting principles generally accepted in the United States (“GAAP”). Certain of the non-GAAP financial measures included in the Masimo Projections were relied upon by Centerview at the instruction of the Board for purposes of its financial analyses and opinion and by the Board in connection with their evaluation of the Merger. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by Centerview for purposes of its financial analyses and opinion or by the Board in connection with its evaluation of the Merger. Accordingly, Masimo has not provided a reconciliation of the financial measures included in the Masimo Projections to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Masimo may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.
None of Masimo or any of its affiliates, advisors, officers, directors, partners or representatives (including Centerview) can give you any assurance that actual results will not differ from the Masimo Projections. Except as required by applicable law, none of Masimo or any of its affiliates, advisors, officers, directors, partners or representatives (including Centerview) undertake any obligation to update or otherwise revise or reconcile the Masimo Projections or the specific portions presented to reflect circumstances existing after the date the Masimo Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. Therefore, readers of this proxy statement are cautioned not to place undue, if any, reliance on the portions of the Masimo Projections set forth above. None of Masimo nor any of its affiliates, advisors, officers, directors, partners or representatives (including Centerview) intend to make publicly available any update or other revision to the Masimo Projections. In addition, none of Masimo or any of its affiliates, advisors, officers, directors, partners or representatives (including Centerview) have made, make, or are authorized in the future to make, any representation to any stockholder or other person regarding Masimo’s ultimate performance compared to the information contained in the Masimo Projections or that projected results will be achieved, and any statements to the contrary should be disregarded.
Masimo has made no representation to Danaher or Merger Sub, in the Merger Agreement, or otherwise, concerning the Masimo Projections. In light of the foregoing factors and uncertainties inherent in the Masimo Projections, readers of this proxy statement are cautioned not to place any undue, if any, reliance on the Masimo Projections.
Interests of Masimo’s Directors and Executive Officers in the Merger
As of the date of this proxy statement, only two individuals who served as named executive officers of Masimo for fiscal year 2025 remain with the Company: Micah Young, who continues to serve as Chief

Financial Officer, and Michelle Brennan, who ceased serving as Interim Chief Executive Officer on February 12, 2025 and currently serves as Chairman of the Board in a non-employee capacity. Because Ms. Brennan no longer serves as an executive officer, she is not entitled to any executive officer severance or change-in-control benefits in connection with the Merger and is eligible only for the benefits applicable to non-employee directors as described herein. Because this proxy statement is being filed in advance of the Company’s Amendment No. 1 to its Annual Report on Form 10-K for fiscal year 2026, which will contain the Company’s executive compensation disclosure required by Item 402 of Regulation S-K, and certain individuals who are expected to be identified as named executive officers in that filing may have interests in the Merger that differ from those of stockholders generally, the Company has elected to disclose the potential interests of such individuals in this proxy statement in order to provide stockholders with a more complete understanding of the interests that may exist in connection with the Merger.
In considering the recommendation of the Board that you vote to adopt the Merger Agreement, you should be aware that our executive officers and directors have interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally. These interests include, among other things, the treatment of outstanding Masimo equity awards, potential cash severance and change-in-control payments under our severance and change-in-control arrangements, the acceleration of vesting of equity awards, continued indemnification and insurance coverage for our directors and executive officers, and the interests of our non-employee directors in the cancellation of their outstanding Masimo RSU Awards for cash consideration. In addition to the named executive officers identified below, Masimo’s other executive officers who are not named executive officers participate in the Executive Severance Plan and are entitled to severance and change-in-control benefits on terms consistent with those provided to the non-CEO named executive officer participants in such plan. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the transactions contemplated thereby and in reaching its determination that the Merger Agreement and the transactions contemplated are advisable and in the best interests of Masimo and its stockholders.
The Masimo executive officers who are named executive officers for purposes of the discussion below are Catherine Szyman (Chief Executive Officer), Micah Young (Chief Financial Officer), Charles Dadswell (General Counsel), Greg Meehan (Chief Commercial Officer), and Anand Sampath (Executive Vice President, Operations). Michelle Brennan is also deemed to be a named executive officer by virtue of her prior service as Interim Chief Executive Officer; however, because Ms. Brennan ceased serving as Interim Chief Executive Officer on February 12, 2025 and currently serves as Chairman of the Board in a non-employee capacity, she will not receive any executive officer severance or change-in-control benefits in connection with the Merger and is eligible only for the benefits applicable to non-employee directors as described under the section entitled “Interests of Non-Employee Directors”. The Masimo non-employee directors for purposes of the discussion below are Michelle Brennan (Chairman of the Board), Quentin Koffey (Vice Chairman), Wendy Lane, Tim Scannell, and Darlene Solomon. William Jellison, Robert Chapek, Christopher Chavez, and Craig Reynolds formerly served as members of the Board and resigned from service effective on August 18, 2025, April 29, 2025, April 29, 2025, and April 29, 2025, respectively. Because none of Mr. Jellison, Mr. Chapek, Mr. Chavez, or Mr. Reynolds holds any outstanding Masimo RSU Awards or other equity-based awards, and none of them has any interests in the Merger that diverge from those of Masimo’s stockholders generally, their interests are not separately described herein.
Except as otherwise specifically noted, the information and amounts presented in this section are based on the following assumptions: (i) the Per Share Merger Consideration is $180 per share of Masimo Common Stock; (ii) the Merger is completed on March 16, 2026; and (iii) the employment of each named executive officer is terminated by Masimo without cause (or, where applicable, by such named executive officer for good reason) immediately following the Effective Time, in a manner entitling such officer to the maximum change-in-control severance benefits available under the applicable Masimo Severance Arrangement (as defined below) as of such assumed date. The amounts set forth below are estimates based on multiple assumptions that may or may not occur, and the actual amounts, if any, to be received by our executive officers and directors may differ materially from those presented. Stockholders should read this section together with the other information contained in this proxy statement, including the information set forth under the section entitled “The Merger Agreement — Treatment of Common Stock and Equity Awards”.

Masimo’s executive officers and non-employee directors hold one or more of the following equity-based awards: restricted stock units, performance-based restricted stock units, and stock options. The Merger Agreement provides for the following treatment of outstanding Masimo equity awards at the Effective Time.
Masimo Options
At the Effective Time, each outstanding Masimo Option, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such Masimo Option and (ii) the total number of shares of Masimo Common Stock subject to such Masimo Option, less any required tax withholding. Any Masimo Option with an exercise price per share that is equal to or greater than the Per Share Merger Consideration will be cancelled at the Effective Time for no consideration.
The following table sets forth, for each of our named executive officers who hold Masimo Options, the number of shares subject to outstanding in-the-money Masimo Options as of March 16, 2026, the weighted-average exercise price, and the estimated aggregate cash payment to be received in respect of such Masimo Options at the Effective Time. Masimo’s other executive officers who are not named executive officers also hold Masimo Options that will be treated in the same manner as described above at the Effective Time; however, because such individuals are not named executive officers, their holdings are not reflected in the table below.
Name	Title	Vested Shares Subject to In-the- Money Options (#)	Weighted-Avg. Exercise Price ($/share)	Estimated Cash Payment for Vested Options ($)
Catherine Szyman	Chief Executive Officer	3,723	$166.52	$50,186
Micah Young	Chief Financial Officer	48,013	$118.49	$2,953,108
Anand Sampath	Executive Vice President, Operations	34,741	$115.81	$2,230,090
Name	Title	Unvested Shares Subject to In-the- Money Options (#)	Weighted-Avg. Exercise Price ($/share)	Estimated Cash Payment for Unvested Options ($)
Catherine Szyman	Chief Executive Officer	14,894	$166.52	$200,771
Micah Young	Chief Financial Officer	14,638	$146.12	$495,900
Greg Meehan	Chief Commercial Officer	4,306	$155.13	$107,090
Anand Sampath	Executive Vice President, Operations	771	$157.53	$17,324
Masimo RSU Awards
All awards granted by Masimo after February 16, 2026 (the date of the Merger Agreement), and prior to the consummation of the Merger (collectively, the “Interim Period Awards”) will be granted in the form of Masimo RSU Awards and will vest in 25% annual increments over four years. Further, upon a qualifying post-closing termination of employment without cause or for Good Reason (as per the terms of the applicable Masimo Severance Arrangement, as may apply to certain Company senior executives), in each case conditioned upon the holder’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenant obligations, a prorated portion of the Interim Period Award’s next annual vesting installment will vest based on the proportion of the applicable one-year vesting period served through the date of termination, and all remaining unvested Interim Period Awards will be automatically forfeited. Masimo granted RSU Awards to its executives (including each of our named executive officers) in respect of the 2026 calendar year in the ordinary course of business in the form of Interim Period Awards on March 6, 2026. The Interim Period Awards have been granted to executive officers and named executive officers prior to the filing of this proxy statement, and such awards and their treatment are reflected in the tables above and in the golden parachute compensation table below.
At the Effective Time, each outstanding Masimo RSU Award (including Interim Period Awards) held by an employee (including each of our named executive officers) will be assumed by Danaher and converted into a Converted RSU Award, covering a number of shares of Danaher common stock equal to the product of (i) the number of shares of Masimo Common Stock underlying such Masimo RSU Award immediately prior to the Effective Time and (ii) the exchange ratio (rounded down to the nearest whole share). Each Converted RSU Award will otherwise remain subject to the same vesting schedule, terms, and conditions (including forfeiture provisions) as applied to the corresponding Masimo RSU Award immediately prior to the Effective Time. The exchange ratio is calculated by dividing the Per Share Merger Consideration of $180.00 by the volume weighted average trading price per share of Danaher common stock for the 10-trading day period ending on and including the Closing Date, as reported by the New York Stock Exchange.
Following the Effective Time, upon a CIC Qualifying Termination (as defined below), (i) each outstanding and unvested Converted RSU Award relating to a Masimo RSU Award outstanding as of February 16, 2026 shall immediately vest in full, and (ii) each outstanding and unvested Converted RSU Award relating to an Interim Period Award shall vest on a prorated basis as described above, in each case subject to the holder’s timely execution, non-revocation, and delivery of a general release of claims and continued compliance with applicable restrictive covenant obligations.
The following table sets forth, for each of our named executive officers, the number of shares subject to outstanding Masimo RSU Awards (including Interim Period Awards) as of March 16, 2026, and the estimated value of the Converted RSU Awards based on the Per Share Merger Consideration of $180.00 per share. Masimo’s other executive officers who are not named executive officers also hold Masimo RSU Awards that will be assumed by Danaher and converted into Converted RSU Awards on the same terms and conditions as described above; however, because such individuals are not named executive officers, their holdings are not reflected in the table below.
Name(1)	Title	Shares Subject to Masimo RSU Awards (Other than Interim Period Awards)(#)	Shares Subject to Interim Period Awards (#)(2)	Total Estimated Value of Converted RSU Awards ($)(3)
Catherine Szyman	Chief Executive Officer	28,589	273	$5,195,160
Micah Young	Chief Financial Officer	2,622	121	$493,740
Charles Dadswell	General Counsel	11,886	70	$2,152,080
Greg Meehan	Chief Commercial Officer	1,933	59	$358,560
Anand Sampath	Executive Vice President, Operations	13,923	47	$2,514,600

(1)
Ms. Brennan is not included in the table above; as a non-employee director, her Masimo RSU Awards will not be assumed by Danaher and will instead be treated as described under the section entitled “Interests of Non-Employee Directors — Treatment of Non-Employee Director RSU Awards.”

(2)
Amounts in this column reflect the number of Masimo Interim Period Awards that each named executive officer would be entitled to receive assuming both the Merger was consummated on, and a qualifying termination of employment occurred on, March 16, 2026. The total number of shares of Masimo Common Stock underlying such Interim Period Awards was as follows for the named executive officers: 39,904 for Ms. Szyman; 17,671 for Mr. Young; 10,261 for Mr. Dadswell; 8,550 for Mr. Meehan; and 6,840 for Mr. Sampath.

(3)
Based on the number of shares of Masimo Common Stock underlying such Masimo RSU Award immediately prior to the Effective Time multiplied by the Per Share Merger Consideration of $180.00 per share.

Masimo PSU Awards
At the Effective Time, each outstanding Masimo PSU Award held by a named executive officer will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the Per Share Merger Consideration and (ii) the number of shares of Masimo Common Stock subject to such award at the target level of performance, less any required tax withholding, regardless of actual performance levels achieved as of the Effective Time. Notwithstanding actual performance levels achieved as of the date of this proxy statement with respect to any in-flight performance period, pursuant to the terms of the Merger Agreement, performance under all outstanding Masimo PSU Awards will be deemed achieved at the target level of performance for purposes of calculating the Per Share Merger Consideration payable in respect of such awards. As a result, holders of Masimo PSU Awards will not receive any additional consideration in respect of any above-target performance achievement and conversely will not be subject to any reduction for below-target performance.
The following table sets forth, for each of our named executive officers who hold Masimo PSU Awards, the number of shares subject to outstanding Masimo PSU Awards (at target) as of March 16, 2026, and the estimated aggregate cash payment to be received in respect of such awards at the Effective Time. Certain of Masimo’s other executive officers who are not named executive officers also hold Masimo PSU Awards, and such awards will be cancelled and converted into the right to receive a cash payment on the same terms and conditions as described above; however, because such individuals are not named executive officers, their holdings are not reflected in the table below.
Name	Title	Shares Subject to Masimo PSU Awards at Target (#)	Estimated PSU Cash Payment ($)
Catherine Szyman	Chief Executive Officer	49,243	$8,863,740
Micah Young	Chief Financial Officer	27,383	$4,928,940
Greg Meehan	Chief Commercial Officer	5,801	$1,044,180
Potential Severance and Change-in-Control Benefits in Connection with the Merger
Overview of Masimo Severance Arrangements
The purpose of the Masimo Corporation Executive Severance Plan (the “Executive Severance Plan”) is to enable Masimo to offer certain protections to key employees if they experience a qualifying termination and to ensure their continued dedication to their duties in the event of any threat or occurrence of a Change in Control (as defined in the Executive Severance Plan). The Executive Severance Plan, together with the 2007 Severance Protection Plan (the “2007 Severance Plan”) and the offer letter between Masimo and Catherine Szyman, dated January 17, 2025 (the “Szyman Offer Letter”), constitute the “Masimo Severance Arrangements” applicable to Masimo’s executives in connection with the Merger. Danaher has acknowledged that a “change in control” of Masimo will occur upon the Effective Time. The severance and change-in-control arrangements applicable to each of our named executive officers are described individually below. In addition to the named executive officers, Masimo’s other executive officers who are not named executive officers are also eligible to participate in the Executive Severance Plan and receive severance and change-in-control benefits thereunder on terms consistent with those applicable to the non-CEO named executive officer participants in such plan.
Michelle Brennan — Former Interim Chief Executive Officer; Chairman of the Board (Non-Employee Director)
Ms. Brennan ceased serving as Interim Chief Executive Officer of Masimo on February 12, 2025 and currently serves as Chairman of the Board. As a non-employee director, Ms. Brennan is not eligible for any executive officer severance or change-in-control benefits in connection with the Merger and is eligible only for the benefits applicable to non-employee directors as described under the section entitled “Interests of Non-Employee Directors”. Ms. Brennan holds Masimo RSU Awards granted on April 29, 2025, covering 1,225 and 766 shares of Masimo Common Stock, respectively, each scheduled to vest on April 29, 2026 and May 5, 2026, respectively. The treatment of Ms. Brennan’s Masimo RSU Awards is described under the section entitled “Interests of Non-Employee Directors — Treatment of Non-Employee Director RSU Awards.”
Catherine Szyman — Chief Executive Officer
Ms. Szyman has served as Chief Executive Officer of Masimo since February 12, 2025, pursuant to the terms of the Szyman Offer Letter.

Base Compensation
Ms. Szyman’s annual base salary is $1,000,000, subject to annual review and may not be decreased without her express written consent. She is eligible for an annual target bonus opportunity equal to 100% of her base salary, with a maximum bonus opportunity equal to 200% of her base salary, in each case subject to and in accordance with the terms of Masimo’s Executive Bonus Incentive Plan.
Equity Compensation
Ms. Szyman is eligible to receive annual long-term equity incentive awards (the “Annual LTI Opportunity”) with a target grant-date fair value of $7,000,000, granted in accordance with the terms of Masimo’s 2017 Equity Incentive Plan and in the same form as, and with the same terms and conditions as, annual long-term equity incentive awards to other similarly situated executives. In addition, Ms. Szyman received the following “buy-out” equity awards in connection with forfeited awards from her prior employer: (i) a Masimo RSU Award with a grant-date value of approximately $6,000,000 as of the Start Date (as defined in the Szyman Offer Letter) (the “Buy-Out RSUs”), vesting ratably over three years with one-third of the award vesting on each of the first, second, and third anniversaries of the employment start date; and (ii) a Masimo PSU Award with a grant-date value of approximately $4,000,000, vesting in accordance with Masimo’s vesting terms for the 2025 annual long-term incentive awards for other executives of Masimo (the “Buy-Out PSUs”).
Severance — In Connection with a Change in Control
Upon a termination of Ms. Szyman’s employment by Masimo without cause or by Ms. Szyman for Good Reason (as defined in the Szyman Offer Letter), in each case on or within two years following a change in control (the “CIC Protection Period”), and subject to the severance conditions described below, Ms. Szyman is entitled to receive the following payments and benefits:
•
All accrued obligations;

•
An amount equal to 3.0 times the sum of (x) her annual base salary and (y) her target bonus, paid in a lump sum on or before the 60th day following termination;

•
A prorated target bonus, paid in a lump sum on or before the 60th day following termination;

•
The COBRA health plan premium reimbursement benefit and the post-termination options exercisability period described above; and

•
Acceleration and full vesting of all unvested equity awards other than the Interim Period Awards, which will vest on a prorated basis as described above in the section entitled “Masimo RSU Awards”.

Severance Conditions
As a condition to the foregoing payments and benefits (other than the accrued obligations), Ms. Szyman must (i) execute and not revoke a separation and general release agreement, which must become effective no later than 55 days following the termination of her employment, and (ii) continue to comply with her Masimo Employee Confidentiality Agreement and any other applicable agreement or policy of Masimo. Failure to satisfy these conditions will result in forfeiture in full of any payments and benefits other than the accrued obligations.
Executive Severance Plan
Prior to the execution of the Merger Agreement, the Compensation Committee engaged its independent compensation consultant to design and implement a market-based executive severance plan to replace the legacy 2007 Severance Plan. Following that process, the Compensation Committee adopted the Executive Severance Plan, effective February 13, 2026, which supersedes the 2007 Severance Plan with respect to severance and change-in-control benefits for eligible participants who elect to participate. All of the Company’s named executive officers (other than Ms. Szyman, whose severance entitlements are governed by the Szyman Offer Letter) are eligible to participate in the Executive Severance Plan. Of the current named executive officers, only Messrs. Young and Sampath were participants in the 2007 Severance Plan; Messrs.

Dadswell and Meehan commenced employment after the 2007 Severance Plan was closed to new participants and, accordingly, were not eligible to participate in that plan. No participant will be eligible for any other severance benefits under any employment agreement or offer letter while receiving benefits under the Executive Severance Plan. Each of Messrs. Young, Dadswell, Meehan, and Sampath is eligible to participate in the Executive Severance Plan as a Tier 2 participant. In addition to the named executive officers described herein, Masimo’s other executive officers who are not named executive officers are eligible to participate in the Executive Severance Plan and are entitled to the same severance and change-in-control benefits, on the same terms and conditions (including the same severance multiples, benefit continuation periods, equity acceleration provisions, and release and restrictive covenant requirements), as those applicable to the non-CEO named executive officer participants described in this section.
CIC Qualifying Termination Benefits
A “CIC Qualifying Termination” means a termination of the participant’s employment by Masimo without cause (other than by reason of death or disability), or by the participant for Good Reason, in each case following a change in control and during the CIC Protection Period. Upon a CIC Qualifying Termination, each Tier 2 participant will receive the following severance payments and benefits:
•
A lump sum cash severance payment equal to 2.0 times the sum of (x) the participant’s base pay and (y) the participant’s target bonus, payable within 60 days following the date the release becomes effective and irrevocable (or, if the release period spans two calendar years, in the second calendar year);

•
Subject to timely election of COBRA continuation coverage, reimbursement or payment of group health plan premiums for the participant and covered dependents for up to 18 months;

•
Reimbursement or payment of group life insurance premiums for a 12-month period;

•
Payment of any earned but unpaid annual incentive award for the fiscal year preceding the termination date, payable when annual incentives for such year are otherwise paid to executives;

•
A prorated annual incentive award for the fiscal year of termination, equal to the participant’s target bonus multiplied by a fraction equal to the number of days employed during such fiscal year divided by 365, payable within 60 days following the date the release becomes effective and irrevocable (or in the second calendar year if the release period spans two calendar years); and

•
Any outstanding and unvested equity awards granted prior to the effective date of the Executive Severance Plan (February 13, 2026) shall immediately vest in full (and, to the extent applicable, become exercisable), with performance-based awards vesting at the levels provided in the applicable equity plan and award agreement(s), and if no such levels are provided, at target performance.

These severance benefits are “double-trigger” — that is, payable only upon both (i) the consummation of the Merger (constituting a change in control) and (ii) a CIC Qualifying Termination of employment during the CIC Protection Period.
Conditions to Receipt of Severance Benefits
Payment of any severance benefits (whether in connection with a change in control or not) is subject to (i) the participant’s timely execution and non-revocation of a general release of claims in a form acceptable to Masimo within the time period specified therein, (ii) the participant’s execution of a Non-Disparagement Agreement, and (iii) the participant’s execution of an Intellectual Property Assignment and Nondisclosure Agreement.
2007 Severance Protection Plan
The 2007 Severance Protection Plan is a severance plan that provides severance protections to certain legacy executives selected by the Compensation Committee of the Board. Participants in the 2007 Severance Plan include Mr. Sampath, who entered into a participation agreement in 2013, and Mr. Young, who entered into a participation agreement in 2022. The material terms of the 2007 Severance Plan are summarized below.

Change in Control Severance Benefit
Upon a Covered Termination occurring during the “Protected Period” (defined as the period beginning on the effective date of a change in control and ending 36 months thereafter), and subject to the conditions described below, a participant is entitled to a change in control severance benefit in lieu of the basic severance benefit. The transactions contemplated by the Merger Agreement will constitute a “change in control” under the 2007 Severance Plan. The change in control severance benefit is payable in a lump sum within 60 days following termination, subject to the participant’s prior execution of all required documents and the irrevocability of the applicable mutual release of claims. If the participant experiences a Covered Termination during the Protected Period for any other qualifying reason, the benefit equals the sum of two times the participant’s base salary plus one times the participant’s average annual bonus over the preceding three years. In each case, the participant and COBRA-qualifying beneficiaries are entitled to COBRA continuation coverage at the Company’s expense for 12 months, and the Company is required to provide company-paid life insurance for 12 months following the Covered Termination.
Stock Award Acceleration
Under the 2007 Severance Plan, 50% of each participant’s unvested and outstanding stock options and other equity-based awards vest immediately upon a change in control. The remaining unvested and outstanding stock options or other equity-based awards accelerate to 100% vesting upon a termination without cause or for Good Reason (as defined in the applicable Masimo Severance Arrangement) during the Protected Period.
Conditions to Receipt of Benefits under 2007 Severance Plan
Unless otherwise determined by the Company, a participant must have been employed with the Company for at least three years and must execute each of the following documents: (i) a Non-Disparagement Agreement; (ii) a General Release of Claims (for basic severance benefits) or a Mutual Release of Claims (for change in control severance benefits); (iii) an Intellectual Property Nondisclosure Agreement; and (iv) a Severance Payment Agreement Restricting Employment with Competitors while the participant is receiving severance benefits.
Individual Arrangements
Micah Young.   Mr. Young entered into an offer letter with Masimo dated September 22, 2017 (the “Young Offer Letter”). Pursuant to the Young Offer Letter, Mr. Young serves as Executive Vice President, Chief Financial Officer, reporting to the Chairman and Chief Executive Officer, at an initial annual base salary of $365,000, with an annual target bonus opportunity of up to 50% of his base salary (subject to increase not to exceed 100% of his base salary), and an initial stock option grant covering 50,000 shares of Masimo Common Stock vesting 20% per year over five years. Mr. Young also received a sign-on bonus of $100,000 and reimbursement of up to $200,000 for compensation repayable to his prior employer, each subject to repayment in the event of voluntary termination prior to October 16, 2020, and his employment with Masimo is at-will.
Charles Dadswell.   Mr. Dadswell entered into an offer letter with Masimo dated August 11, 2025 (the “Dadswell Offer Letter”). Pursuant to the Dadswell Offer Letter, Mr. Dadswell serves as General Counsel of Masimo, reporting to the Chief Executive Officer, at an annual base salary of $600,000, with an annual target bonus opportunity equal to 60% of his base salary, an annual long-term equity incentive opportunity with a target grant-date fair value of $1,500,000 (which was increased to $1,800,000 for his 2026 award), and an initial equity award with a target grant-date fair value of $1,750,000. Mr. Dadswell’s employment with Masimo is at-will.
Greg Meehan.   Mr. Meehan entered into an offer letter with Masimo dated July 8, 2025 (the “Meehan Offer Letter”). Pursuant to the Meehan Offer Letter, Mr. Meehan serves as Chief Commercial Officer of Masimo, reporting to the Chief Executive Officer, at an annual base salary of $500,000, with an annual target bonus opportunity equal to 60% of his base salary (with a maximum bonus opportunity equal to 200% of the target bonus), an annual long-term equity incentive opportunity with a target grant-date fair value of $1,500,000, and relocation assistance of up to $50,000. Mr. Meehan’s employment with Masimo is at-will.

Anand Sampath.   Mr. Sampath entered into an offer letter with Masimo dated February 20, 2006 (the “Sampath Offer Letter”). Pursuant to the Sampath Offer Letter, Mr. Sampath serves as Executive Vice President, Operations (originally hired as Director of Systems Engineering), at an initial annual base salary of $175,000, with an annual target bonus opportunity of up to 20% of his base salary, an initial stock option grant covering 10,000 shares of Masimo Common Stock vesting 20% per year over five years, relocation assistance of up to $25,000, and at-will employment. Mr. Sampath also entered into a 2007 Severance Plan participation agreement dated November 12, 2013. Mr. Sampath also entered into a retention agreement dated July 7, 2025. The specific terms of Mr. Sampath’s retention agreement, including payment amounts, triggering events, and applicable vesting or forfeiture conditions, are described below under the section entitled “Retention Arrangements”. Mr. Sampath’s employment with Masimo is at-will.
Section 280G of the Internal Revenue Code
Certain payments and benefits payable to our executive officers under the Masimo Severance Arrangements and Masimo benefit plans in connection with the Merger may constitute “excess parachute payments” within the meaning of Section 280G of the Code. Excess parachute payments are not deductible by Masimo for U.S. federal income tax purposes and may subject the recipient to the 20% excise tax imposed under Section 4999 of the Code. Under the Executive Severance Plan, if any payments or benefits payable to a participant would constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code, then such payments shall be either (a) reduced so that no portion thereof would be subject to the excise tax under Section 4999 of the Code or (b) paid in full, whichever produces the better net after-tax position to the participant (taking into account any applicable excise tax under Section 4999 of the Code and any other applicable taxes). The Szyman Offer Letter provides for the same “best net” approach: if any payments or benefits payable to Ms. Szyman would be subject to the excise tax under Section 4999, such amounts will be either delivered in full or reduced to the extent necessary to result in no portion being subject to the excise tax, whichever results in the greatest after-tax benefit to Ms. Szyman.
Potential Employment Arrangements with Danaher
Any of Masimo’s executive officers who become officers or employees or who otherwise are retained to provide services to Danaher or the Surviving Corporation may, prior to, on, or following the Closing, enter into new individualized compensation arrangements with Danaher or its affiliates and may participate in cash or equity incentive or other benefit plans maintained by Danaher or its affiliates. There have been, and may continue to be, discussions between Danaher and certain of Masimo’s executive officers regarding potential post-Closing employment opportunities with Danaher and related compensation arrangements, and Danaher expects to reach agreements or understandings with certain of these executive officers before Closing in order to ensure continuity of operations of Masimo’s business in the post-Closing period.
Retention Arrangements
In light of the risk of employee attrition following the public announcement of the Merger, Masimo and Danaher agreed to consider implementing cash retention awards in connection with the Merger. As of the date of this filing, none of Masimo’s executive officers have received Merger-related retention arrangements.
Prior to the Merger, Masimo entered into individual retention agreements with certain employees, including a retention agreement with Mr. Sampath. To the extent any retention arrangement entered into with a named executive officer is contingent upon the consummation of the Merger or upon a qualifying termination of employment in connection with the Merger, such arrangement constitutes “golden parachute compensation” for purposes of Item 402(t) of Regulation S-K and is included (or will be included) in the golden parachute compensation table set forth above.
Annual Bonus Treatment
For the fiscal year in which the Effective Time occurs, Continuing Employees (as defined in the Merger Agreement, including the named executive officers, to the extent they remain employed through the Effective Time) will be eligible to receive annual cash bonuses based solely on actual achievement of the applicable performance goals established under Masimo’s annual incentive bonus plans. If a Continuing Employee is terminated by Masimo without Cause prior to the date on which annual bonuses for such fiscal year are paid in the ordinary course, such employee will be entitled to receive a prorated annual bonus based on the number of days elapsed in such fiscal year through the date of termination, payable no later than March 15 of the following fiscal year.
Merger-Related Compensation for Masimo’s Named Executive Officers
The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the estimated compensation that each of our named executive officers could receive that is based on or otherwise relates to the Merger (the “golden parachute compensation”), assuming (i) the Merger is completed on March 16, 2026; (ii) the Per Share Merger Consideration is $180 per share of Masimo Common Stock; and (iii) the employment of each named executive officer is terminated by Masimo without cause (or, where applicable, by such named executive officer for Good Reason (as defined in the applicable Masimo Severance Arrangement)) immediately following the Effective Time. The amounts set forth below are estimates only, and the actual amounts to be received may differ materially. The severance and change-in-control benefits reflected in the table below are calculated under the Executive Severance Plan (and, in the case of Ms. Szyman, the Szyman Offer Letter), which replaced the legacy 2007 Severance Plan as the operative severance arrangement for eligible participants; however, Messrs. Young and Sampath are eligible to choose to participate in either severance plan. Based on the assumptions set forth herein, the estimated severance and change-in-control benefits payable to each applicable named executive officer would be greater under the Executive Severance Plan than the benefits that would have been payable under the 2007 Severance Plan; therefore, the table reflects the greater severance formulation. The table below does not reflect any reduction that may be required under the applicable “best net” or “better net after-tax” 280G cutback approach, as the application of any such reduction will depend on facts and circumstances at the time of the Merger.
Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Benefits ($)(3)	Total ($)
Michelle Brennan	—	$358,380	—	$358,380
Catherine Szyman	$6,205,479	$14,259,671	$50,940	$20,516,090
Micah Young	$2,722,656	$5,918,580	$50,940	$8,692,176
Charles Dadswell	$1,993,973	$2,152,080	$14,584	$4,160,637
Greg Meehan	$1,661,644	$1,509,830	$50,940	$3,222,414
Anand Sampath	$1,605,826	$2,531,924	$62,806	$4,200,556

(1)
Cash.   For Ms. Szyman, it reflects a lump sum payment equal to 3.0 times the sum of her annual base salary ($1,000,000) and target annual bonus ($1,000,000), plus a lump sum prorated target bonus for the fiscal year of termination. For each of Messrs. Young, Dadswell, Meehan, and Sampath, reflects a lump sum payment equal to 2.0 times the sum of such officer’s base pay and target bonus under the Executive Severance Plan, plus any prior-year earned annual incentive and a prorated target bonus for the fiscal year of termination. For Ms. Brennan, as a non-employee director, no executive officer cash severance or change-in-control benefits are payable; any amounts shown reflect only benefits applicable to non-employee directors, if any. Any applicable retention bonus amounts payable to Mr. Sampath that are contingent upon the consummation of the Merger, or a qualifying termination are also included in this column. All cash severance amounts are double-trigger except to the extent otherwise noted.

(2)
Equity.   Reflects (a) the estimated aggregate cash payable in respect of Masimo Options with an exercise price below the Per Share Merger Consideration, which awards are single-trigger; (b) the estimated aggregate cash payable in respect of Masimo PSU Awards cancelled and cashed out at target performance at the Effective Time, which awards are single-trigger; and (c) the estimated aggregate value of accelerated converted Masimo RSU Awards vesting upon a CIC Qualifying Termination, which awards are double-trigger. The value of accelerated converted Masimo RSU Awards is calculated based on the number of shares of Masimo Common Stock underlying such Masimo RSU Award immediately prior to the Effective Time multiplied by the Per Share Merger Consideration of $180.00 per share.

(3)
Benefits.   Reflects the estimated aggregate cost of COBRA health plan premium reimbursement (and, for Executive Severance Plan participants, life insurance premium reimbursement) payable upon a CIC Qualifying Termination, based on Masimo’s current benefit costs.

Interests of Non-Employee Directors
Cash Consideration for Masimo Shares
Each non-employee director who holds shares of Masimo Common Stock will be entitled to receive the Per Share Merger Consideration for each such share in the same manner as all other holders of Masimo Common Stock. The following table sets forth, for each of our non-employee directors, the number of shares of Masimo Common Stock beneficially owned as of March 16, 2026, and the estimated aggregate cash consideration to be received in respect of such shares.
Name	Shares Beneficially Owned (#)	Estimated Aggregate Merger Consideration ($)
Michelle Brennan	7,224	$1,300,320
Quentin Koffey	3,018(1)	$543,240
Wendy Lane	1,383	$248,940
Tim Scannell	1,383	$248,940
Darlene Solomon	1,790	$322,200

(1)
Excludes 4,586,630 shares of Common Stock held by Politan, which are more fully described in the section entitled “Security Ownership of Certain Beneficial Owners and Management”.

Treatment of Non-Employee Director RSU Awards
Each Masimo RSU Award held by a non-employee director, whether vested or unvested as of immediately prior to the Effective Time, will not be assumed by Danaher. Instead, each such award will be cancelled and converted into the right to receive a cash payment equal to the Per Share Merger Consideration multiplied by the total number of shares underlying such Masimo RSU Award.
The following table sets forth, for each of our non-employee directors, the number of shares subject to outstanding Masimo RSU Awards as of March 16, 2026, and the estimated aggregate cash payment to be received in respect of such awards at the Effective Time.
Name	Shares Subject to RSU Awards (#)	Estimated RSU Cash Payment ($)
Michelle Brennan	1,991	$358,380
Quentin Koffey	1,225	$220,500
Wendy Lane	1,225	$220,500
Tim Scannell	1,225	$220,500
Darlene Solomon	1,225	$220,500
Indemnification and Insurance
Indemnification of Directors and Officers
From and after the Effective Time, to the fullest extent permitted under applicable law, Danaher will, and will cause the Surviving Corporation to, indemnify, defend, and hold harmless Masimo’s current and former directors, officers, and other covered persons (the “Indemnified Parties”) against costs and expenses (including advancement of reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities, and settlement amounts arising out of any actual or threatened proceeding relating to matters existing or occurring at or prior to the Effective Time, whether asserted before, at, or after the Effective Time. Danaher and the Surviving Corporation must also cooperate with each Indemnified Party in the defense of any such proceeding. During the tail period, Danaher must ensure that any existing indemnification, exculpation, and advancement rights for pre-Effective Time acts under Masimo’s and its subsidiaries’ organizational documents and any existing indemnification agreements are not amended, restated, repealed, or otherwise modified in any manner adverse to any Indemnified Party.
These indemnification and insurance provisions are intended to benefit the Indemnified Parties as third-party beneficiaries, are in addition to other rights under organizational documents, contracts, or applicable law, and do not waive or impair any rights to make directors’ and officers’ insurance claims under any policy that exists or existed with respect to Masimo or its subsidiaries.
Directors’ and Officers’ Tail Insurance
Prior to the Effective Time, Masimo must obtain (or, if it cannot do so on commercially reasonable terms, Danaher must cause the Surviving Corporation to obtain as of the Effective Time) fully paid “tail” directors’ and officers’ liability insurance policies and fiduciary liability insurance policies for a claims reporting and discovery period equal to the tail period, covering claims relating to matters existing or occurring at or prior to the Effective Time, from Masimo’s current carrier (or a carrier with the same or better credit rating), with terms, conditions, retentions, and limits at least as favorable in the aggregate as Masimo’s existing policies; provided that the aggregate premium for such tail coverage may not exceed 300% of the per-annum premium most recently paid by Masimo for its existing directors’ and officers’ liability and fiduciary liability insurance coverage in the last full fiscal year prior to the date of the Merger Agreement. If the required tail policy cannot be obtained within the premium cap, the Surviving Corporation must purchase the maximum coverage available within such cap.
Financing of the Merger
Completion of the Merger is not subject to a financing condition. Danaher and Merger Sub have represented in the Merger Agreement that Danaher has, or will have at the Closing, on a consolidated basis, immediately available cash sufficient to pay in full (a) the aggregate amount of the Per Share Merger Consideration and the Masimo equity award payments, (b) all fees and expenses required to be paid by Danaher in connection with the Merger, and (c) all amounts necessary to consummate the Merger and otherwise satisfy its obligations under the Merger Agreement.
Closing and Effective Time of the Merger
The Closing will take place on the third business day following the satisfaction or, to the extent permitted by applicable law, waiver of the closing conditions (described in the section entitled “The Merger Agreement — Conditions to the Completion of the Merger”) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions) or at such other date or time as Masimo and Danaher may agree in writing.
Assuming timely receipt of required regulatory approvals and clearances and satisfaction of other closing conditions, including obtaining the Requisite Masimo Stockholder Approval, we currently expect the closing to occur in the second half of 2026.
Upon the terms and subject to the conditions set forth in the Merger Agreement, on the Closing Date, the parties will file the Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by the DGCL.
The Merger will become effective upon the filing and acceptance of the Certificate of Merger with the Secretary of State of the State of Delaware (or at such later time as Masimo and Danaher may agree in writing and specify in the Certificate of Merger in accordance with the relevant provisions of the DGCL).
Following the completion of the Merger, our Common Stock will be delisted from Nasdaq and will be deregistered under the Exchange Act, and Masimo will cease to be a public company.

Regulatory Approvals and Clearances Required for the Merger
Before the Merger may be completed, the applicable waiting period (and any extensions thereof) under the HSR Act and, if applicable, any contractual waiting periods under any timing agreements with the Department of Justice or the Federal Trade Commission relating to the completion of the Merger must have expired or been terminated and we must have received certain non-U.S. antitrust and foreign direct investment approvals with respect to the Merger under certain other applicable foreign regulatory laws. In deciding whether to grant the required regulatory authorization or consent, the relevant governmental entities will consider the effect of the Merger within their relevant jurisdiction, including, among other things, the impact on the parties’ respective customers and suppliers and the impact of the parties’ foreign investment in the jurisdiction.
The approvals that are granted may impose terms and conditions, limitations, obligations or costs, or place restrictions on Danaher’s conduct in operating the business following the Closing or require changes to the terms of the Merger Agreement. There can be no assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the Merger.
Under the Merger Agreement, Masimo and Danaher have agreed to use their respective reasonable best efforts to take or cause to be taken all actions necessary or advisable on its part under the Merger Agreement and applicable laws to consummate the Merger as promptly as practicable. However, (a) Danaher and Merger Sub are not required to, and Masimo will not, and will cause its subsidiaries not to, without the prior consent of Danaher, take any action (i) relating to Danaher or any of its subsidiaries or any of their respective assets or businesses, or (ii) relating to Masimo or any of our subsidiaries or any of our respective assets or businesses that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on us and our subsidiaries, taken as a whole, and (b) no such actions will be required unless the effectiveness of such action is contingent upon the occurrence of the Effective Time, and none of Masimo or any of Masimo’s affiliates will take any such action without Danaher’s prior consent (which consent will not be unreasonably conditioned, withheld or delayed).
You should read the section entitled “The Merger Agreement — Regulatory Filings and Efforts to Consummate the Merger” for a description of the parties’ obligations with respect to regulatory approvals related to the Merger.
Litigation Relating to the Merger
As of April 1, 2026, Masimo has received one demand letter from a purported stockholder of Masimo (the “Demand Letter”). The Demand Letter alleges certain purported disclosure deficiencies in the preliminary proxy statement filed by Masimo on March 18, 2026, demands that Masimo and the Board issue supplemental disclosures before the stockholder vote on the Merger, and attaches a draft complaint.
Masimo believes that the disclosures set forth in this proxy statement comply with applicable law and that the allegations in the Demand Letter are without merit. It is possible that additional, similar demand letters may be received or complaints may be filed between the date of this proxy statement and consummation of the Merger. If this occurs, Masimo may not disclose the receipt or filing of each additional demand letter or complaint.
Any lawsuits related to the Merger could result in additional costs to Masimo and Danaher, including any costs associated with indemnification, and could, in some circumstances, prevent or delay completion of the Merger.
Material U.S. Federal Income Tax Consequences of the Merger
The exchange of shares of our Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for such purposes, a U.S. Holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) who receives cash in the Merger in exchange for shares of our Common Stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that the U.S. Holder receives pursuant to the Merger with respect to such shares and the U.S. Holder’s adjusted tax basis in such shares.

Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such Common Stock exceeds one year at the time of the Merger.
A Non-U.S. Holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of shares of our common stock for cash pursuant to the Merger unless such Non-U.S. Holder has certain connections to the United States. However, a Non-U.S. Holder may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption.
You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” and consult your tax advisor regarding the particular tax consequences of the Merger to you, including any tax consequences arising under any U.S. federal non-income tax laws or the laws of any state, local or foreign taxing jurisdiction.
Delisting and Deregistration of Masimo Common Stock
Upon completion of the Merger, our Common Stock currently listed on Nasdaq will cease to be listed on Nasdaq and will subsequently be deregistered under the Exchange Act.
Vote Required to Approve the Merger Agreement Proposal
Approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon. Assuming a quorum, abstentions and broker non-votes will have the same effect as a vote against approval of the Merger Agreement Proposal. Pursuant to the Merger Agreement, such approval is a condition to the consummation of the Merger.
Pursuant to the Voting Agreement, on the terms and subject to the conditions thereof, among other things, Politan has agreed to be represented in person or by proxy at the Special Meeting (and at every adjournment or postponement thereof) or otherwise cause the Covered Shares to be counted as present for purposes of establishing a quorum. Additionally, we currently expect that each of our directors and executive officers will cause the shares of Common Stock held by them to be represented in person or by proxy at the Special Meeting and to be counted as present for purposes of establishing a quorum. At the close of business on the Record Date, the Covered Shares held by Politan, together with the shares of Common Stock held by our officers and directors, represented approximately 8.94% of the outstanding voting power of our Common Stock.
Accordingly, in addition to the shares held by our directors and executive officers and Politan, Masimo will need an additional 21,502,468 shares of Common Stock (or about 41.06% of the outstanding Common Stock) to be counted as present in order to have a quorum at the Special Meeting.
The Board unanimously recommends a vote “FOR” the Merger Agreement Proposal.

THE MERGER AGREEMENT
The following is a summary of the material terms and conditions of the Merger Agreement. The rights and obligations of the parties to the Merger Agreement are governed by the express terms and conditions of the Merger Agreement and not by this discussion, which is summary by nature. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. This summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. We encourage you to read the Merger Agreement carefully and in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the Merger. Additional information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information”.
Explanatory Note Regarding the Merger Agreement
The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement and are not intended to provide any factual information about Masimo, Danaher or Merger Sub or to modify or supplement any factual disclosures about Masimo or Danaher contained in this proxy statement or in Masimo’s or Danaher’s public reports filed with the SEC. In particular, the Merger Agreement and this summary are not intended to be, and should not be relied upon as, disclosures regarding the actual state of any facts and circumstances relating to Masimo or Danaher. The Merger Agreement contains representations and warranties by and covenants of Masimo, Danaher and Merger Sub that were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, were qualified and subject to important limitations in connection with negotiating the terms of the Merger Agreement (including by being qualified by the confidential disclosure letter exchanged between the parties to the Merger Agreement) and may be subject to a contractual standard of materiality that may differ from what may be viewed as material by investors. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement.
Additional information about Masimo may be found elsewhere in this proxy statement and Masimo’s other public filings. See “Where You Can Find More Information”.
Structure of the Merger
Subject to the terms and conditions of the Merger Agreement and in accordance with the DGCL, (a) at the Effective Time, Merger Sub will be merged with and into Masimo and the separate corporate existence of Merger Sub will thereupon cease, (b) Masimo will be the Surviving Corporation and, from and after the Effective Time, will be a wholly owned subsidiary of Danaher and the separate corporate existence of Masimo will continue unaffected by the Merger, and (c) the Merger will have such other effects as set forth in the Merger Agreement and in the applicable provisions of the DGCL.
Closing and Effective Time of the Merger
The Closing will take place on the third business day following the satisfaction or, to the extent permitted by applicable law, waiver of the closing conditions set forth in the Merger Agreement (described in the section entitled “The Merger Agreement — Conditions to the Completion of the Merger”) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions) or at such other date and time as Masimo and Danaher may agree in writing.

Assuming the timely receipt of required regulatory approvals and the satisfaction of other closing conditions, including obtaining the Requisite Masimo Stockholder Approval, we currently expect the closing to occur in the second half of 2026.
On the Closing Date, the parties will cause the Certificate of Merger to be duly executed and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL and the parties will deliver and tender, or cause to be delivered or tendered, as applicable, any taxes and fees and make all other filings or recordings required under the DGCL in connection with such filing of the Certificate of Merger and the Merger. The Merger will become effective at the time the Certificate of Merger is filed with and accepted by the Secretary of State of the State of Delaware or at such later time agreed by Danaher and Masimo in writing and specified in the Certificate of Merger, which we refer to as the Effective Time.
Prior to the Effective Time, Masimo and, following the Effective Time, Danaher and the Surviving Corporation, will use its reasonable best efforts to cause the Common Stock to be delisted from Nasdaq and deregistered under the Exchange Act as soon as reasonably practicable following the Effective Time.
Certificate of Incorporation; Bylaws; Directors and Officers
At the Effective Time, the Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) of Masimo as in effect immediately prior to the Effective Time will be amended and restated in its entirety as of the Effective Time to be in the form set forth in Exhibit B to the Merger Agreement, and as so amended and restated will be the certificate of incorporation of the Surviving Corporation, until thereafter duly amended, restated or amended and restated as provided therein or by applicable law.
The parties will take all actions necessary so that the bylaws of Merger Sub in effect immediately prior to the Effective Time will be the bylaws of the Surviving Corporation, except that references to Merger Sub’s name will be replaced with references to the Surviving Corporation’s name, until thereafter duly amended, restated or amended and restated as provided therein, by the certificate of incorporation or by applicable law.
The parties will take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time will, from and after the Effective Time, be the directors of the Surviving Corporation, each to hold office until such person’s successor has been duly elected or appointed and qualified or until such person’s earlier death, resignation or removal pursuant to the certificate of incorporation, the bylaws or applicable law.
The parties will take all actions necessary so that the officers of Masimo immediately prior to the Effective Time will, from and after the Effective Time, be the officers of the Surviving Corporation, each to hold office until such person’s successor has been duly elected or appointed and qualified or until such person’s earlier death, resignation or removal pursuant to the certificate of incorporation, the bylaws or applicable law.
Treatment of Common Stock and Equity Awards
Common Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of any person, each Share (other than (i) Shares owned by Danaher, Merger Sub or Masimo, (ii) Shares that are issued and outstanding immediately prior to the Effective Time and in respect of which appraisal is duly demanded, and not effectively withdrawn or otherwise waived or lost, pursuant to Section 262 of the DGCL (“Dissenting Shares” and together with the Shares specified in clause (i), “Excluded Shares”) and (iii) Shares owned by any wholly owned subsidiary of Danaher (other than Merger Sub) or a wholly owned subsidiary of Masimo (“Converting Shares”)) issued and outstanding immediately prior to the Effective Time (“Eligible Shares”), will be automatically cancelled, extinguished and converted into the right to receive an amount in cash equal to $180.00, without interest (the “Per Share Merger Consideration”), and each holder of a certificate or book-entry share representing any Eligible Shares will thereafter only have the right to receive the Per Share Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of any person, each Excluded Share will cease to be outstanding, will be automatically cancelled without payment of any consideration therefor and will cease to exist, subject to any rights any dissenting stockholder may have as described in the section entitled “Appraisal Rights” with respect to

Dissenting Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any person, each Converting Share, if any, will be automatically converted into such number of shares of stock of the Surviving Corporation such that each subsidiary holding Converting Shares will own the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time as such subsidiary owned in Masimo immediately prior to the Effective Time, and each Converting Share will cease to be outstanding, will be automatically cancelled and will cease to exist, and no other consideration will be delivered in exchange therefor.
Masimo Options.   Each outstanding option to purchase Shares granted under the Masimo stock plans or otherwise (each, a “Masimo Option”) that is outstanding as of immediately prior to the Effective Time will, as of the Effective Time, automatically and without any action on the part of Danaher, Merger Sub, Masimo, or the holder thereof, whether vested or unvested, be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of (A) the Per Share Merger Consideration over (B) the exercise price per share of such Masimo Option, and (ii) the number of Shares underlying such Masimo Option, without interest and less such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986 (the “Code”) or any provision of U.S. state or local tax law with respect to the making of such payment. Notwithstanding the foregoing, each Masimo Option that is outstanding as of immediately prior to the Effective Time that has an exercise price per Share that is equal to or greater than the Per Share Merger Consideration will, in each case, be automatically, without any action on the part of Danaher, Masimo or the holder thereof, be cancelled without payment of any consideration.
Masimo RSUs.   Each outstanding restricted stock unit award granted under the Masimo stock plans or otherwise (each, a “Masimo RSU Award”) that is outstanding as of immediately prior to the Effective Time (other than Masimo RSU Awards held by a non-employee member of the Board) will, as of the Effective Time, automatically and without any action on the part of Danaher, Merger Sub, Masimo or the holder thereof, be assumed by Danaher and converted into an award of restricted stock units with respect to the number of shares (rounded to the nearest number of whole shares) of Danaher common stock (such restricted stock unit award, a “Converted RSU Award”) equal to the product of the number of Shares underlying the Masimo RSU Award immediately prior to the Effective Time multiplied by the exchange ratio determined by dividing (i) the Per Share Merger Consideration, by (ii) the volumed weighted average trading price per share of Danaher common stock for the 10-trading day period ending on and including the Closing Date, as reported by the New York Stock Exchange. Each Converted RSU Award will continue to be governed by the same terms and conditions (including with respect to vesting and forfeiture) that were applicable to the corresponding Masimo RSU Award immediately prior to the Effective Time. Following the Effective Time, the converted Danaher restricted stock units will be subject to partial or full double-trigger acceleration.
Masimo Director Awards.   Each Masimo RSU Award held by a non-employee member of the Board that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will not be assumed by Danaher and will instead be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the Per Share Merger Consideration and (ii) the number of Shares underlying such Masimo RSU Award, without interest and less such amounts as are required to be withheld or deducted under the Code or any provision of U.S. state or local tax law with respect to the making of such payment.
Masimo PSUs.   Each outstanding performance-based restricted stock unit award granted under the Masimo stock plans or otherwise (each, a “Masimo PSU Award”) that is outstanding as of immediately prior to the Effective Time will, as of the Effective Time, automatically and without any action on the part of Danaher, Merger Sub, Masimo or the holder thereof be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the Per Share Merger Consideration and (ii) the number of Shares underlying such Masimo PSU Award, with the number of Shares underlying the Masimo PSU Award to be based upon target performance, without interest and less such amounts as are required to be withheld or deducted under the Code or any provision of U.S. state or local tax law with respect to the making of such payment.
Surrendering and Payment Procedures
Danaher will designate a bank or trust company that is reasonably acceptable to Masimo to act as agent for the holders of the Eligible Shares in connection with the Merger (the “Paying Agent”) and to receive the funds to which holders of the Eligible Shares will become entitled in accordance with the Merger Agreement. At or prior to the Closing, Danaher will deposit, or cause to be deposited, with the Paying Agent, an amount in cash sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments of the aggregate Per Share Merger Consideration in respect of the Eligible Shares pursuant to the Merger Agreement (such cash and any proceeds thereof, the “Exchange Fund”).
As promptly as practicable after the Effective Time (but in any event within three business days thereafter), Danaher will cause the Paying Agent to mail or otherwise provide each holder of record of Eligible Shares that are (A) certificates formerly representing any Eligible Shares (“Certificates”) or (B) book-entry accounts formerly representing any non-certificated Eligible Shares (“Book-Entry Shares”) not held, directly or indirectly, through The Depository Trust Company (“DTC”) notice advising such holders of the effectiveness of the Merger, which notice will include:
•
appropriate transmittal materials (including a customary letter of transmittal) specifying that delivery will be effected, and risk of loss and title to the Certificates or such Book-Entry Shares will pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in the Merger Agreement) or the surrender of such Book-Entry Shares to the Paying Agent (which will be deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such Book-Entry Shares or such other reasonable evidence, if any, of such surrender as the Paying Agent may reasonably request pursuant to the terms and conditions of the paying agent agreement), as applicable (such materials to be in such form and have such other provisions as Danaher and Masimo may reasonably agree prior to the Effective Time); and

•
instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in the Merger Agreement) or such Book-Entry Shares to the Paying Agent in exchange for the Per Share Merger Consideration that such holder is entitled to receive as a result of the Merger pursuant to the Merger Agreement.

With respect to Book-Entry Shares held, directly or indirectly, through DTC, Danaher and Masimo will cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time (but in any event within five days thereafter), upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Danaher, Masimo, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the aggregate Per Share Merger Consideration to which the beneficial owners thereof are entitled to receive as a result of the Merger pursuant to the Merger Agreement.
You should not return your Certificates with the enclosed proxy card, and you should not forward your Certificates to the Paying Agent without a letter of transmittal. Holders of Book-Entry Shares will not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Per Share Merger Consideration that such holders are entitled to receive as a result of the Merger pursuant to the Merger Agreement.
Upon surrender to the Paying Agent of Eligible Shares that (A) are represented by Certificates, by physical surrender of such Certificates (or affidavits of loss in lieu of the Certificates, as provided in the Merger Agreement) together with the letter of transmittal, duly completed and executed, and such other documents as the Paying Agent may reasonably require pursuant to the terms and conditions of the Paying Agent Agreement, (B) are Book-Entry Shares not held through DTC, by book-receipt of an “agent’s message” by the Paying Agent in connection with the surrender of Book-Entry Shares (and such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the Paying Agent may reasonably request pursuant to the terms and conditions of the paying agent agreement), in each case of the foregoing clauses (A) and (B), pursuant to such materials and instructions contemplated by the Merger Agreement, and (C) are Book-Entry Shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Masimo, Danaher, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries pursuant to the Merger Agreement, the holder of such Certificate or Book-Entry Share will be entitled to receive in exchange therefor, and Danaher will cause the Paying Agent to pay and deliver, out of the Exchange Fund, as promptly as practicable to such holders, an amount in cash in immediately available funds (after giving effect to any required tax withholdings as provided in the Merger Agreement) equal to the product obtained by multiplying (1) the number of Eligible Shares represented by such Certificates (or affidavits of loss in lieu of the Certificates, as provided in the Merger Agreement) or such Book-Entry Shares by (2) the Per Share Merger Consideration, and each Certificate or Book-Entry Share so surrendered will forthwith be cancelled.
In the event of a transfer of ownership of any Eligible Shares represented by a Certificate that is not registered in the stock transfer books or ledger of Masimo, or if the consideration payable is to be paid in a name other than that in which the Certificate surrendered or transferred in exchange therefor is registered in the stock transfer books or ledger of Masimo, a check for any cash to be exchanged upon due surrender of any such Certificate may be issued by the Paying Agent to such a transferee if the Certificate is properly endorsed and otherwise in proper form for surrender and presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer taxes have been paid or are not applicable, in each case, in form and substance, reasonably satisfactory to Danaher and the Paying Agent. Payment of the Per Share Merger Consideration with respect to Book-Entry Shares will be made only to the person in whose name such Book-Entry Shares are registered in the stock transfer books or ledger of Masimo.
From and after the Effective Time, the stock transfer books of Masimo will be closed, and thereafter there will be no transfers on the stock transfer books or ledger of Masimo of the Eligible Shares.
If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Danaher or the Paying Agent pursuant to the paying agent agreement or otherwise, the posting by such person of a bond in customary amount and upon such terms as may be reasonably required by Danaher or the Paying Agent pursuant to the paying agent agreement or otherwise as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will, in exchange for such Certificate and such other documentation required pursuant to the Merger Agreement and subject to the terms and conditions of the Merger Agreement, pay the aggregate Per Share Merger Consideration to be paid with respect to the Eligible Shares represented by such Certificate.
If requested by Danaher in writing, any portion of the Exchange Fund (including any interest and other income resulting from any investments thereof (if any)) that remains unclaimed by the holders of Eligible Shares on the date that is 12 months from and after the Closing Date will be delivered to Danaher or the Surviving Corporation, as Danaher may determine. Any holder of Eligible Shares who has not theretofore received the Per Share Merger Consideration in respect of such Eligible Shares and any holder of Masimo equity awards who has not received the applicable payment to be paid by the Paying Agent pursuant to the Merger Agreement will thereafter look only to the Surviving Corporation for such payments (after giving effect to any required tax withholdings as provided in the Merger Agreement) in respect thereof.
Withholding
Each of Danaher, the Surviving Corporation and the Paying Agent (and any of their respective affiliates) will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable tax law. In the event of any deduction or withholding pursuant to the Merger Agreement (other than any withholding or deduction in respect of any payments in the nature of compensation for tax purposes that are paid through payroll of the applicable entity), the applicable payor will use commercially reasonable efforts to cooperate with the applicable payee to reduce or eliminate any amounts that would otherwise be deductible or withheld, to the extent permitted by applicable law. To the extent that amounts are so withheld and remitted to the applicable governmental entity, such amounts will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction and withholding was made.
Masimo Representations and Warranties
In the Merger Agreement, Masimo makes representations and warranties, subject to certain exceptions in the Merger Agreement, in the confidential disclosure schedule delivered by Masimo to Danaher in connection with the Merger Agreement (the “Masimo Disclosure Schedule”) and in certain of Masimo’s public filings, as to, among other things:
•
Masimo’s and its subsidiaries’ due organization, valid existence and good standing under their respective jurisdictions of organization, and their respective powers and authority to conduct their respective businesses as currently conducted;

•
Masimo’s capital structure, including, among other things, the number of outstanding shares of Common Stock, Preferred Stock, options and other stock-based awards;

•
Masimo’s ownership of its subsidiaries;

•
Masimo’s corporate power and authority related to the Merger Agreement, approval of the Merger Agreement and related matters by the Board and the receipt of a fairness opinion;

•
required governmental filings, notices, reports, consents, registrations, approvals, permits or authorizations;

•
the absence of violations of, or conflicts with, Masimo’s organizational documents, applicable law and contracts as a result of Masimo’s entry into and performance under the Merger Agreement or consummation of the Merger;

•
Masimo’s and its subsidiaries’ compliance with applicable laws and the rules and regulations of Nasdaq;

•
Masimo’s and its subsidiaries’ possession of and compliance with certain licenses, permits and other authorizations;

•
Masimo’s and its subsidiaries’ compliance with certain healthcare laws and the absence of recalls;

•
Masimo’s and its subsidiaries’ compliance with certain trade control and anti-corruption laws;

•
Masimo’s SEC filings, the financial statements included therein and Masimo’s disclosure controls and procedures and internal controls over financial reporting;

•
the absence of undisclosed liabilities and off-balance sheet arrangements;

•
the absence of certain legal proceedings;

•
the conduct of Masimo’s business since December 28, 2024 and the absence of a Material Adverse Effect;

•
certain contracts to which Masimo or any of its subsidiaries is party, the validity, binding nature and effectiveness of such contracts and the absence of Masimo’s or its subsidiaries’ default under such contracts;

•
Masimo’s and its subsidiaries’ employee benefits and compensation plans, contracts, policies, programs and arrangements;

•
certain employment and labor matters;

•
certain environmental matters;

•
certain tax matters;

•
Masimo’s and its subsidiaries’ real property;

•
Masimo’s and its subsidiaries’ intellectual property, information technology and privacy;

•
Masimo’s and its subsidiaries’ insurance policies;

•
the inapplicability of certain anti-takeover statutes or anti-takeover provisions;

•
the absence of certain related party contracts; and

•
the absence of any undisclosed broker’s or finder’s fees.

Definition of “Material Adverse Effect”
Many of the Masimo representations and warranties in the Merger Agreement are qualified by, among other things, exceptions relating to the absence of a “Material Adverse Effect”, which means any event,

change, development, circumstance, state of facts, condition, occurrence or effect (each an “Event”) that, individually or in the aggregate, (x) has, or would reasonably be expected to, have a material adverse effect on the ability of Masimo to consummate the Merger or (y) has been, or would reasonably be expected to be, materially adverse to the financial condition, assets, liabilities, business or operations of Masimo and its subsidiaries (taken as a whole). However, with respect to clause (y) in the preceding sentence, none of the following, nor any Event to the extent resulting from any of the following, alone or in combination, will constitute or be taken into account in determining whether a Material Adverse Effect has occurred, is occurring or would reasonably be expected to occur:
•
changes in the credit, capital, securities or financial markets or commodity prices, inflation or United States or global economic, political, regulatory or business conditions;

•
changes or developments in the geographic markets in which Masimo or any of its subsidiaries operate or the industries to which Masimo and its subsidiaries sell their products or services or from which Masimo and its subsidiaries acquire products or services;

•
changes or prospective changes in United States generally accepted accounting principles or in any law, including the interpretation or enforcement thereof;

•
any failure by Masimo to meet any internal, public or other projections or forecasts or estimates of revenues or earnings for any period; provided, that the underlying cause of such failure may (to the extent not otherwise excluded) be taken into account in determining whether a Material Adverse Effect has occurred, is occurring or would reasonably be expected to occur;

•
acts of war (whether or not declared), any outbreak or escalation of hostilities, tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions in the United States or any other country or region in the world, political unrest, civil disobedience, protests, public demonstrations, sabotage, terrorism, cyberterrorism, military, paramilitary or police actions, or national or international calamity, or the escalation or worsening of any of the foregoing or any response by any governmental entity to any of the foregoing;

•
any weather event, natural disaster, nuclear incident, outbreak of illness or other public health event, quarantine restriction or other natural or man-made disaster or other force majeure event or occurrence or the escalation or worsening of any of the foregoing;

•
the taking of any specific action that is expressly required or the failure to take any specific action that is expressly prohibited, in each case pursuant to the Merger Agreement, subject to certain exceptions;

•
any decline in the market price or change in trading volume of the Common Stock or a credit ratings downgrade or change in ratings outlook; provided, that the underlying cause of such Event (to the extent not otherwise excluded) may be taken into account in determining whether a Material Adverse Effect has occurred, is occurring or would reasonably be expected to occur;

•
any litigation, claim or legal proceeding threatened or initiated against Masimo, Merger Sub, Danaher, any Masimo director or holder of Common Stock, in each case arising out of or relating to the Merger Agreement or the Merger, subject to certain exceptions;

•
any Event to the extent caused by announcement or performance of the Merger Agreement or the pendency or consummation of the Merger or the other transactions contemplated by the Merger Agreement, including any loss or change in relationship with any employee, officer, director, customer, supplier, vendor, reseller, distributor or other business partner of Masimo or any of its subsidiaries, subject to certain exceptions;

•
any Event arising out of or relating to certain matters set forth in the Masimo Disclosure Schedule (which exception applies to both clause (x) and clause (y) of the first paragraph of this section entitled “— Definition of “Material Adverse Effect””); and

•
any breach by Danaher or Merger Sub of the Merger Agreement or the identity of, or any other facts specific to, Danaher or any of its affiliates or their respective financing sources, including regarding plans or intentions with respect to the conduct of the business of Masimo and its subsidiaries following the consummation of the Merger, or the form of consideration used to acquire Masimo, or in connection with the Merger Agreement or the Merger, subject to certain exceptions;
except that, with respect to the first, second, third, fourth, fifth and sixth bullets above, such Events that are not otherwise excluded may be taken into account in determining whether a “Material Adverse Effect” has occurred, is occurring or would reasonably be expected to occur to the extent (and only to the extent) that they disproportionately adversely affect Masimo and its subsidiaries (taken as a whole) relative to other similarly situated and comparable companies in the industries and in the geographic markets in which Masimo and its subsidiaries conduct their businesses.
Conduct of Business Pending the Merger
Masimo has agreed to certain covenants in the Merger Agreement restricting the conduct of its business between the date of the Merger Agreement and the Effective Time (or any earlier termination of the Merger Agreement). In general, unless approved in writing by Danaher (which consent may not be unreasonably withheld, conditioned or delayed) and except as otherwise required or expressly contemplated by the Merger Agreement or as is required by a governmental entity or applicable law or order, Masimo has agreed to, and to cause each of its subsidiaries to, use its commercially reasonable efforts to conduct its business in the ordinary course of business and to use commercially reasonable efforts to preserve intact its business organization, keep available the services of its and their present officers and key employees, and maintain its existing business relationships and goodwill, including with material customers, suppliers and other business partners.
Masimo has further agreed that, in certain cases, subject to certain ordinary course of business exceptions, exceptions for actions between or among Masimo and its subsidiaries and other exceptions specified in the Merger Agreement, Masimo will not, and will cause its subsidiaries not to:
•
adopt any (A) change in Masimo’s organizational documents (except for ministerial amendments) or (B) material changes to the organizational documents of Masimo’s subsidiaries that, in the case of this clause (B), would be adverse to Danaher;

•
adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

•
acquire, directly or indirectly by merger, consolidation, acquisition of equity interests or assets or otherwise any person or its business;

•
transfer, sell, lease, license, divest, cancel or otherwise dispose of, or incur, permit or suffer to exist the creation of any material encumbrance (other than certain permitted encumbrances) upon, any assets;

•
issue, sell, divest, grant, transfer, lease, license, guarantee, encumber (other than certain permitted encumbrances) or otherwise enter into any contract or other agreement with respect to the voting of, any equity interests of Masimo or any of its subsidiaries, securities convertible or exchangeable into or exercisable for any such equity interests, or any options, warrants or other rights of any kind to acquire any such equity interests or such convertible or exchangeable securities;

•
amend, modify, extend, renew or terminate any material lease, and not enter into any material new lease, sublease, license or other agreement for the use or occupancy of any real property;

•
purchase or sell any real property;

•
make any loans, advances, guarantees or capital contributions to or investments in, or otherwise extend any indebtedness to, any person;

•
declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests;

•
reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other equity interests or securities convertible or exchangeable into or exercisable for any shares of its capital stock or other equity interests (including the Common Stock);

•
(A) create, incur, assume or guarantee certain indebtedness in excess of $15,000,000 in principal amount outstanding at any one time, except for incurrences of indebtedness and guarantees under the Masimo credit agreement (including any requests for increases to the commitment amounts thereunder, provided, that the aggregate amount of any such increases after the date of the Merger Agreement and prior to the Closing Date must not exceed $10,000,000), (B) prepay, redeem, repurchase, defease, satisfy, discharge, cancel or otherwise terminate any such indebtedness of Masimo or any of its subsidiaries, other than payments of indebtedness under the Masimo credit agreement, or (C) create, assume, incur or guarantee any obligations, liabilities or undertakings in respect of interest rate and currency obligation swaps, hedges or similar arrangements or in respect of annuity insurance products created or entered into in the ordinary course of business consistent with past practice;

•
make or commit to make any, capital expenditures in excess of $10,000,000 in the aggregate;

•
enter into any contract that would have been a material contract had it been entered into prior to the Merger Agreement;

•
terminate, materially modify, materially amend or waive any material right under any material contract;

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settle, waive, release, assign, compromise or enter into any contract with respect to any proceeding other than any compromise or settlement that (A) is for an amount net of insurance in excess of $2,500,000 individually or $5,000,000 in the aggregate, (B) does not impose injunctive relief or other non-monetary obligation on Masimo or any of its subsidiaries (other than customary confidentiality and de minimis contractual obligations in the applicable compromise or settlement agreement that are incidental to an award of monetary damages thereunder), (C) does not involve any criminal liability or the admission of wrongdoing by Masimo, any of its subsidiaries or any of their respective officers or directors and (D) does not provide for the license of any material intellectual property rights or the termination or modification or amendment of any license of material intellectual property rights;

•
make any material changes with respect to any financial accounting policies or procedures, except as required by changes in U.S. generally accepted accounting principles, applicable law or SEC rule or policy;

•
(A) make, change or revoke any material tax election, (B) change any material tax accounting method, (C) file any amended tax return, (D) enter into any closing agreement (or any other agreement with any governmental entity) with respect to taxes or any tax allocation or sharing agreement (other than any commercial agreement entered into in the ordinary course of business consistent with past practice that does not relate primarily to taxes), (E) settle or pay any income or other material tax claim, audit, assessment or dispute, (F) extend or waive the application of any statute of limitations regarding the assessment or collection of any tax (other than with respect to customary automatically granted extensions of time within which to file tax returns) or initiate any voluntary disclosure or similar program, (G) file any income or other material tax return in a manner inconsistent with past practices or (H) surrender any right to claim a refund of a material amount of taxes;

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(A) sell, assign, transfer or grant any license to any material owned intellectual property rights (other than non-exclusive licenses granted in the ordinary course of business consistent with past practice), (B) cancel, abandon or otherwise allow to lapse or expire any material registered owned intellectual property rights, other than expirations or abandonment of any such registered owned intellectual property rights at the end of the applicable statutory term, (C) disclose any trade secret or other material confidential information included in owned intellectual property rights, or (D) disclose, distribute, escrow, or make available, or grant any rights with respect to, any source code or other technology included in the Masimo software;

•
(A) increase in any manner the compensation or consulting fees, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any current or former employee, officer, director or other individual service provider of Masimo or its subsidiaries, (B) become a party to, establish, adopt, amend, modify, commence participation in or terminate any benefit plan, (C) grant any new awards, or amend or modify the terms of any outstanding awards, under any benefit plan or otherwise, (D) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment of, compensation or benefits under any benefit plan or otherwise, (E) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any benefit plan that is required by applicable law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by U.S. generally accepted accounting principles or (F) terminate the employment or service of any employee, officer, director or other individual service provider or third party worker of Masimo or its subsidiaries with an annual salary or wage rate or consulting fees in excess of $200,000 other than for cause;
•
(A) become a party to, establish, adopt, amend, commence participation in or terminate any labor agreement or recognize or certify any labor union, labor organization, works council or similar organization as the bargaining unit of any employees of Masimo or any of its subsidiaries, (B) implement or announce any employee layoffs, furloughs, plant closings or other similar actions that would trigger notice obligations under the WARN Act, (C) waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former employee or independent contractor of Masimo or any of its subsidiaries;

•
enter into any transactions or contracts with any affiliate or other person that would be required to be disclosed under certain SEC regulations; or

•
agree, authorize or commit to do any of the foregoing.

The Merger Agreement is not intended to give to Danaher, directly or indirectly, rights to control or direct Masimo’s or its subsidiaries’ operations prior to the Effective Time.
No Solicitation; Change in Board Recommendation
No Solicitation
During the period commencing with the execution and delivery of the Merger Agreement and continuing until the earlier of the Effective Time and the termination of the Merger Agreement, except as expressly permitted by the Merger Agreement, Masimo has agreed that it will not, and will cause each of its subsidiaries not to, and will not authorize or permit and will use reasonable best efforts to cause each of its and their respective directors, officers and other representatives not to, directly or indirectly:
•
initiate, solicit, knowingly encourage or knowingly facilitate any inquiries regarding, or the making or submission of, any Acquisition Proposal or any inquiry, proposal, offer, or indication of interest that would reasonably be expected to lead to an Acquisition Proposal;

•
engage in, continue or otherwise participate in any discussions or negotiations (other than with Danaher and its representatives) regarding any Acquisition Proposal or any inquiry, proposal, offer, or indication of interest that would reasonably be expected to lead to an Acquisition Proposal, in each case other than in response to an unsolicited inquiry that is not in breach of Masimo’s obligations under the Merger Agreement to notify the applicable person of the existence of such non-solicitation covenants set forth in the Merger Agreement;

•
furnish or disclose any information or data to any person concerning Masimo or its subsidiaries in connection with any Acquisition Proposal or any inquiry, proposal, offer, or indication of interest that would reasonably be expected to lead to an Acquisition Proposal;

•
enter into, or publicly propose to enter into, any contract or any non-binding letter of intent, memorandum of understanding, commitment or agreement in principle with respect to an Acquisition Proposal (other than certain permitted confidentiality agreements);

•
submit any Acquisition Proposal to a vote of the Masimo stockholders; or

•
resolve, agree, authorize or commit to do any of the foregoing.

For purposes of the Merger Agreement, “Acquisition Proposal” means any bona fide written proposal, offer or indication of interest from any person or group (other than a proposal or offer by Danaher or any of its subsidiaries or affiliates) providing for (a) a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, plan of arrangement, business combination, acquisition or any other similar transaction (or series of related transactions) involving Masimo or any of its subsidiaries pursuant to which any person or group would beneficially own or control, directly or indirectly, 20% or more (on a non-diluted basis) of the Common Stock or 20% or more (on a non-diluted basis) of the aggregate voting power or equity interests of Masimo, or the surviving entity or the resulting direct or indirect parent of Masimo or such surviving entity, or (b) the acquisition (or a series of related acquisitions) by any person or group of assets (including any capital stock or securities) that (i) are necessary to generate 20% or more of the consolidated net revenues or consolidated net income of Masimo and its subsidiaries (taken as a whole) during the 12-month period ended January 3, 2026 or (ii) constitute 20% or more of the total assets of Masimo and its subsidiaries (taken as a whole) as of the date of the Merger Agreement, in each case other than the Merger.
Masimo also agreed that it will enforce, and not waive, terminate or modify any confidentiality, standstill, or similar provision in any confidentiality, “standstill” or similar agreement, unless the Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law.
Additionally, Masimo agreed to, and to cause its subsidiaries and its and its subsidiaries’ respective representatives to, immediately cease and terminate any solicitations, discussions and negotiations with any person (other than Danaher, Merger Sub and their respective representatives) conducted prior to the date of the Merger Agreement with respect to any actual or potential Acquisition Proposal and any inquiry, proposal, offer, or indication of interest that would reasonably be expected to lead to an Acquisition Proposal, and promptly (and in any event within 24 hours of the execution and delivery of the Merger Agreement) (i) if such person has possession of confidential information relating to Masimo or any of its subsidiaries, instruct such person (and its representatives) to return or destroy all such information promptly after the date of the Merger Agreement in accordance with the terms and conditions of any applicable confidentiality agreement; and (ii) if applicable, terminate any physical and electronic data or other diligence access previously granted to such persons.
Non-Solicitation Exceptions
Notwithstanding the restrictions described above, prior to the time that the Requisite Masimo Stockholder Approval is obtained, in response to a bona fide Acquisition Proposal that did not result from a material breach of Masimo’s obligations set forth in the Merger Agreement that the Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, constitutes or would reasonably be expected to lead to a Superior Proposal and that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, Masimo may:
•
engage or otherwise participate in discussions or negotiations with a person or group (including their respective representatives) that has made an Acquisition Proposal with respect to such Acquisition Proposal; and/or

•
provide non-public information, data or access relating to Masimo and its subsidiaries to the person or group (including their respective representatives) making such Acquisition Proposal; provided, that prior to providing any such information, data or access, Masimo receives from the person or group making such Acquisition Proposal a legally binding confidentiality agreement (1) with terms substantially similar to the comparable confidentiality provisions in the Confidentiality Agreement and (2) that does not contain any exclusivity provisions or other terms that would restrict in any manner Masimo’s ability to consummate the Merger or comply with its disclosure obligations to Danaher and Merger Sub pursuant to the Merger Agreement (it being understood that such agreement need not have standstill provisions); provided, further, that Masimo will substantially concurrently with the delivery to such person or group, provide to Danaher any non-public information, data or access concerning Masimo or any of its subsidiaries that is provided or made available to such person or group (or their respective representatives), unless such non-public information, data or access has been previously provided or made available to Danaher or its representatives.

For purposes of the Merger Agreement, “Superior Proposal” means a bona fide written Acquisition Proposal (with all references to “20%” in the definition of Acquisition Proposal being deemed to be references to “50%”), made after the date of the Merger Agreement by any person on terms that the Board determines in good faith, after consultation with outside legal counsel and its financial advisors, is reasonably likely to be consummated in accordance with its terms, and taking into account all aspects of the Acquisition Proposal that the Board deems relevant (including the expected timing and likelihood of consummation, regulatory risk, conditions to consummation and the need for, and, if applicable, the availability of, necessary financing, and other aspects of the Acquisition Proposal that the Board deems relevant), is more favorable to Masimo’s stockholders (solely in their capacity as such) from a financial point of view than the Merger (including after giving effect to the proposal, if any, made by Danaher pursuant to its matching rights described below).
Notification to Danaher
Masimo will promptly (but, in any event, within 24 hours) notify Danaher in writing if an Acquisition Proposal or any inquiry, proposal, offer, or indication of interest that would reasonably be expected to lead to an Acquisition Proposal, is received by Masimo or any of its subsidiaries, or to the knowledge of Masimo, any of its or their representatives, setting forth in such notice the name of the applicable person or group members (to the extent not prohibited by a confidentiality agreement entered into with such person or group prior to the date of the Merger Agreement) and the financial terms and other material terms and conditions of any such Acquisition Proposal, inquiry, proposal, offer, or indication of interest, and thereafter will promptly (but, in any event, within 24 hours) keep Danaher reasonably informed of any material developments or changes to the status, terms and conditions (including any change to the type and amount of consideration) of any such Acquisition Proposal, inquiry, proposal, offer, or indication of interest, and provide to Danaher unredacted copies of all material written materials (including copies of any financing commitments) provided to Masimo that describe any financial terms or other material terms or conditions of any Acquisition Proposal, inquiry, proposal, offer, or indication of interest.
Changes in Board Recommendation
Except as permitted by the Merger Agreement, the Board has agreed not to:
•
fail to include the Board Recommendation in this proxy statement;

•
withhold, withdraw, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify) the Board Recommendation with respect to the Merger in a manner adverse to Danaher;

•
following the commencement of any tender or exchange offer relating to the securities of Masimo, fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, rejection of such tender offer and issue a press release stating that Masimo recommends rejection of such tender or exchange offer, in each case, within ten business days of such commencement;

•
following the public disclosure of an Acquisition Proposal, fail to publicly reaffirm the Board Recommendation within ten business days (or, if earlier, prior to the Special Meeting) after receipt of any written request to do so from Danaher, which request may be made only once with respect to any such Acquisition Proposal, except that Danaher may make one additional request after any material change in the terms of such Acquisition Proposal;

•
approve or recommend, or publicly declare advisable, any Acquisition Proposal or publicly propose to enter into any contract providing for an Acquisition Proposal (other than certain permitted confidentiality agreements);

•
adopt, approve or recommend to the stockholders of Masimo, or make any public statement approving, endorsing or recommending an Acquisition Proposal;

•
in the event that Masimo has received an Acquisition Proposal, fail to publicly reaffirm the Board Recommendation within five business days after Danaher so requests in writing (it being understood that Masimo will have no obligation to make such reaffirmation on more than two occasions); or

•
resolve, agree, authorize or commit to do any of the foregoing (any of the foregoing, a “Change of Recommendation”).

Notwithstanding anything to the contrary set forth in the Merger Agreement, at any time prior to the time the Requisite Masimo Stockholder Approval is obtained, in response to a bona fide Acquisition Proposal in writing that did not result from a material breach of Masimo’s obligations described under “The Merger Agreement — No Solicitation; Change of Recommendation — No Solicitation”, if the Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that (A) such Acquisition Proposal constitutes a Superior Proposal and (B) the failure to effect a Change of Recommendation would be inconsistent with the directors’ fiduciary duties under applicable law, then, notwithstanding anything in the Merger Agreement to the contrary, the Board may, subject to compliance with the Merger Agreement, (x) effect a Change of Recommendation with respect to such Superior Proposal and (y) cause or permit Masimo to terminate the Merger Agreement in accordance with the Superior Proposal Termination Right in order to enter into a definitive agreement relating to such Superior Proposal. However, none of the foregoing actions may be taken unless and until:
•
Masimo has given Danaher written notice of its intention to take such action at least four Business Days in advance, which notice must include all information described under “The Merger Agreement — No Solicitation; Change of Recommendation — Notification to Danaher” (it being understood that each time any revision or amendment to the financial terms or revision or amendment (other than de minimis revision or amendment) to other material terms of the Acquisition Proposal determined to be a Superior Proposal is made, the Takeover Notice Period will be extended for an additional two business days after notification of such change (which notice must include all information described under “The Merger Agreement — No Solicitation; Change of Recommendation — Notification to Danaher”);

•
during the Takeover Notice Period (including after each notice that results in extension), to the extent requested by Danaher, Masimo must, and must cause its representatives to, consider and discuss with Danaher in good faith any adjustments or modifications to the terms of the Merger Agreement proposed by Danaher; and

•
at the end of the Takeover Notice Period, the Board has, taking into account any revisions to the Merger Agreement committed to by Danaher in writing and any other information offered by Danaher during the Takeover Notice Period, thereafter determined in good faith, after consultation with outside legal counsel and its financial advisor, that the Acquisition Proposal continues to be a Superior Proposal.

In addition to the foregoing, notwithstanding anything in the Merger Agreement to the contrary, the Board may, at any time prior to the time the Requisite Masimo Stockholder Approval is obtained, effect a Change of Recommendation of the type described in the first two bullets described under “The Merger Agreement — No Solicitation; Change of Recommendation — Change in Board Recommendation” (or the eighth bullet to the extent related to the first two bullets, in each case described under “The Merger Agreement — No Solicitation; Change of Recommendation — Change in Board Recommendation”) in response to an Intervening Event if:
•
Masimo provides Danaher four business days’ prior written notice of its intention to take such action, which notice includes all material information, in reasonable detail, with respect to any such Intervening Event and a description of the Board’s rationale for such action;

•
during such four-business day period, Masimo considers and discusses in good faith with Danaher and its representatives any adjustments or modifications to the terms of the Merger Agreement; and

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at the end of such four-business day period, the Board determines in good faith after consultation with its outside legal counsel and its financial advisor (after taking into account any adjustments or modifications to the terms of the Merger Agreement proposed by Danaher during such four-business day period) that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law.

For purposes of the Merger Agreement, “Intervening Event” means any Event that materially affects the business, financial condition, assets, liabilities or operations of Masimo and its subsidiaries (taken as a whole) that was not known or reasonably foreseeable by the Board as of or prior to the date of the Merger Agreement (or if known, the magnitude or material consequences of which were not known or reasonably foreseeable by the Board at such time). However, in no event will any of the following Events constitute an

Intervening Event: (a) the receipt, existence or terms of an Acquisition Proposal or any inquiry or communication relating thereto or any matter relating thereto or consequence thereof, (b) results that were proximately caused by a material breach of the Merger Agreement by Masimo, (c) Masimo meeting or exceeding any internal or analysts’ expectations or projections, in and of itself, (d) changes after the date of the Merger Agreement, in the market price or trading volumes of the Common Stock in and of themselves or (e) any Event arising out of or relating to certain matters set forth in the Masimo Disclosure Schedule; provided, that the underlying causes giving rise to the events described in clauses (c) and (d) may be considered in determining whether an Intervening Event has occurred.
The Special Meeting
Subject to the valid termination of the Merger Agreement pursuant to the terms thereof, Masimo will take, in accordance with applicable law and its organizational documents, all action necessary to set a record date (and, except as required by law, Masimo will not change the record date without the prior written consent of Danaher, which consent will not be unreasonably withheld, conditioned or delayed), duly call, give notice of, convene and hold the Special Meeting as promptly as reasonably practicable following the mailing of this proxy statement to obtain the Requisite Masimo Stockholder Approval.
The Special Meeting will not be postponed or adjourned by Masimo without Danaher’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), however Masimo may postpone, recess or adjourn the Special Meeting to the extent Masimo determines it is (i) required by applicable law or by the Board’s fiduciary duties or reasonably necessary to ensure that any required supplement or amendment to this proxy statement is delivered to the stockholders for the amount of time required by applicable law in advance of the Special Meeting, or (ii) necessary to obtain a quorum to conduct the business of the Special Meeting or to obtain the Requisite Masimo Stockholder Approval; provided, that in the case of clause (ii) Masimo may not postpone, recess or adjourn the Special Meeting for more than ten business days at a time or more than an aggregate of 20 business days after the date for which the Special Meeting was originally scheduled (excluding any adjournments or postponements required by applicable law) without Danaher’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
Subject to the occurrence of any Change of Recommendation in compliance with the Merger Agreement, Masimo must (i) recommend that Masimo’s stockholders adopt the Merger Agreement at the Special Meeting and (ii) use its commercially reasonable efforts to obtain the Requisite Masimo Stockholder Approval, including soliciting proxies therefor. Masimo’s obligation to hold the Special Meeting will not be affected by the commencement of or announcement or communication to Masimo of any Acquisition Proposal or the occurrence or disclosure of any Intervening Event, unless in each case the Board has effected a Change of Recommendation in compliance with the Merger Agreement or the Merger Agreement has been terminated in accordance with its terms.
Regulatory Filings and Efforts to Consummate
Upon the terms and subject to the conditions set forth in the Merger Agreement, Masimo and Danaher are required to cooperate with each other and use (and will cause their respective controlled affiliates to use) their respective reasonable best efforts to take or cause to be taken all actions necessary or advisable on their part under the Merger Agreement and applicable laws to consummate the transactions contemplated by the Merger Agreement as promptly as practicable after the date of the Merger Agreement, including preparing and delivering or submitting documentation to (A) effect the expirations of all statutory waiting periods under applicable antitrust law and foreign direct investment law, and, if applicable, any contractual waiting periods under any timing agreements with a governmental entity applicable to the consummation of the transactions contemplated by the Merger Agreement as promptly as practicable after the date of the Merger Agreement or the entry into any such timing agreements, respectively, and (B) make with and obtain from any governmental entity all filings, notices, reports, consents, registrations, approvals, permits and authorizations, in each case, necessary or advisable in order to consummate the transactions contemplated by the Merger Agreement.
Without limiting the generality of, and in furtherance of foregoing (but subject to the limitations set forth in the Merger Agreement), each of Masimo and Danaher, as applicable, is required to (and is required to cause its respective controlled affiliates to):

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prepare and file, with respect to the transactions contemplated by the Merger Agreement, a Notification and Report Form pursuant to the HSR Act within 25 business days after the date of the Merger Agreement and make, deliver or submit, as applicable, all other initial filings, notices and reports under certain laws set forth in the Masimo Disclosure Schedule, as soon as reasonably practicable, and in connection therewith, request early termination of the statutory waiting period under the HSR Act, and to the extent applicable, under the other specified laws, and provide each other with final copies of any such filings and requests to the extent permitted by law;

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not, without the prior written consent of the other party (which consent will not be unreasonably conditioned, withheld or delayed), (A) cause any filing, delivery or submission applicable to it to be withdrawn, refiled, redelivered or resubmitted for any reason, including to provide the applicable governmental entities with additional time to review any or all of the transactions contemplated by the Merger Agreement or (B) consent to any voluntary extension of any statutory waiting period or, if applicable, consent to or enter into any timing agreement (or other contractual undertaking with respect to any waiting period) with a governmental entity applicable to the consummation of the transactions contemplated by the Merger Agreement or to any voluntary delay of the consummation of the transactions contemplated by the Merger Agreement at the behest of any governmental entity;

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provide or cause to be provided to each governmental entity any non-privileged or non-protected information and documents requested by any governmental entity or that are necessary or advisable to permit consummation of the transactions contemplated by the Merger Agreement as promptly as practicable following any such request, and provide each other with copies of any such information and documents; and

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use its reasonable best efforts to take all necessary or advisable steps to (A) avoid the entry of and (B) resist, vacate, limit, reverse, suspend or prevent any actual, anticipated or threatened permanent, preliminary or temporary order, in each case, that becomes reasonably foreseeable to be entered, issued, made or rendered or is entered, issued, made or rendered, in the case of each of the foregoing clauses (A) and (B), that would reasonably be expected to prevent, delay or impair the consummation of the transactions contemplated by the Merger Agreement, including (x) the defense through litigation on the merits of any proceeding seeking to prevent, delay or impair the consummation of the transactions contemplated by the Merger Agreement (and, if applicable, the appeal thereof and the posting of a bond in connection therewith) and (y) the proffer and agreement by Danaher of its willingness to (I) sell, lease, license, transfer, dispose of, divest or otherwise encumber, or hold separate pending such disposition, and promptly to effect the sale, lease, license, transfer, disposal, divestiture or other encumbrance, and holding separate of, assets, operations, rights, product lines, licenses, businesses or interests therein of Masimo, Danaher or any of their respective controlled affiliates or (II) limit or restrain the freedom of action with respect to Masimo’s, Danaher’s or any of their respective controlled affiliates’ ability to retain or make changes in any such assets, operations, rights, product lines, licenses, businesses or interests therein and, in each case, the entry into agreements with, and submission to orders of, the relevant governmental entity giving effect thereto as promptly as practicable.

Notwithstanding anything to the contrary in the Merger Agreement, (i) neither Danaher nor Merger Sub nor any of their respective affiliates is required to, and Masimo will not, and will cause its subsidiaries not to, without the prior written consent of Danaher, take any action (a) relating to Danaher or any of its subsidiaries or any of their respective assets or businesses or (b) relating to Masimo or any of its subsidiaries or any of their respective assets or businesses that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Masimo and its subsidiaries, taken as a whole, and (ii) no such actions will be required unless the effectiveness of such action is contingent upon the occurrence of the Effective Time and none of Masimo or any of Masimo’s affiliates will take any such actions without Danaher’s prior written consent (which consent will not be unreasonably conditioned, withheld or delayed).
Each party will jointly (i) direct, devise and implement the strategy for effecting the expiration of any statutory waiting periods and obtaining any necessary consents, approvals, permits or authorizations of, for responding to any request from, inquiry or investigation by (including directing the timing, nature and substance of all such responses), and will jointly lead all meetings and communications (including any negotiations) with, any governmental entity and (ii) jointly control the defense and settlement of any proceeding brought by or before any governmental entity. Each party must consult with the other party in a reasonable manner and consider in good faith the views and comments of the other party in connection with the foregoing. Masimo and Danaher will each (and will cause its and their respective subsidiaries to, and will instruct its and their respective representatives to), upon the reasonable request by the other, furnish to the other, as promptly as reasonably practicable, (i) all information concerning itself, its representatives and such other matters as may be reasonably necessary or advisable to effect the expiration of all statutory waiting periods under applicable laws and, if applicable, any contractual waiting periods under any timing agreements with a governmental entity applicable to the consummation of the transactions contemplated by the Merger Agreement, and (ii) all filings, notices, reports, consents, registrations, approvals, permits and authorizations made or sought to be made by or on behalf of Danaher, Masimo or any of their respective subsidiaries to or from any third party, including any governmental entity, in each case as necessary or advisable in connection with the transactions contemplated by the Merger Agreement. Each of Danaher and Masimo have the right to review in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all the information relating to Danaher or Masimo, as the case may be, any of their respective affiliates and any of its or their respective representatives, that appears in any filing made with, or written materials delivered or submitted to, any governmental entity in connection with the transactions contemplated by the Merger Agreement. Neither Masimo nor Danaher will permit any of its controlled affiliates or any of its or their respective representatives to participate in any discussions or meetings with any governmental entity in respect of any filings, notices, reports, consents, registrations, approvals, permits and authorizations, in each case, necessary or advisable in order to consummate the transactions contemplated by the Merger Agreement, unless it consults with the other in advance and, to the extent practical and permitted by such governmental entity, gives the other the opportunity to attend and participate thereat.
Directors’ and Officers’ Indemnification and Insurance
From and after the Effective Time, to the fullest extent permitted under applicable law, Danaher will, and will cause the Surviving Corporation to, indemnify, defend and hold harmless each present and former (determined as of the Effective Time) director, officer or employee of Masimo or any of its subsidiaries, and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of Masimo or any of its subsidiaries (collectively, the “Indemnified Parties”) against any costs or expenses (including advancing attorneys’ fees and expenses to each Indemnified Party in advance of the final disposition of any claim, suit, proceeding or investigation to the fullest extent permitted by law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement, in each case incurred in connection with, arising out of or otherwise relating to any actual or threatened proceeding in connection with, arising out of or otherwise relating to any matters existing or occurring (or alleged to have existed or occurred) at or prior to the Effective Time (including acts or omission in connection with such persons serving as an officer, director or other fiduciary in any entity, including any of Masimo’s subsidiaries, if such service was at the request of or for the benefit of Masimo), whether asserted or claimed prior to, at or after the Effective Time. In the event of any such actual or threatened proceeding, Danaher and the Surviving Corporation must cooperate with the Indemnified Party in the defense of any such actual or threatened proceeding.
Prior to the Effective Time, Masimo will and, if Masimo is unable to, Danaher will cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of Masimo’s existing directors’ and officers’ insurance policies, and (ii) Masimo’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period beginning as of the Effective Time and ending at the time that is six years after the Effective Time (the “Tail Period”) with respect to any claim related to matters existing or occurring at or prior to the Effective Time (including in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement) from Masimo’s D&O Insurance carrier as of the date of the Merger Agreement or, if such carrier will not offer such D&O Insurance for the duration of the Tail Period, one or more insurance carriers with the same or better credit rating as such carrier with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as Masimo’s existing policies; provided, that in no event will the premium amount for such policies exceed

300% of the amount per annum Masimo paid in its last full fiscal year prior to the date of the Merger Agreement. If Masimo for any reason fails to obtain, or Danaher for any reason fails to cause to be obtained, such “tail” insurance policies as of the Effective Time, the Surviving Corporation will, and Danaher will cause the Surviving Corporation to, continue to maintain in effect for the Tail Period the D&O Insurance in place as of the date of the Merger Agreement with Masimo’s D&O Insurance carrier as of the date of the Merger Agreement or, if such carrier will not offer such D&O Insurance for the duration of the Tail Period, with one or more insurance carriers with the same or better credit rating as such carrier with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in Masimo’s existing policies as of the date of the Merger Agreement, or the Surviving Corporation will, and Danaher will cause the Surviving Corporation to, purchase comparable D&O Insurance for the Tail Period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in Masimo’s existing policies as of the date of the Merger Agreement and from an insurance carrier with the same or better credit rating as Masimo’s D&O Insurance carrier as of the date of the Merger Agreement, in each case providing coverage with respect to any matters existing or occurring at or prior to the Effective Time (including in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement); provided, that in no event will the premium amount of such D&O Insurance exceed during the Tail Period 300% of the amount per annum Masimo paid in its last full fiscal year prior to the date of the Merger Agreement; and provided, further, that if the cost of such insurance coverage exceeds such amount, the Surviving Corporation will, and Danaher will cause the Surviving Corporation to, obtain a policy with the greatest coverage available for a cost not exceeding such amount.
During the Tail Period, all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time and rights to advancement of expenses relating thereto existing in favor of any Indemnified Party as provided in the organizational documents of Masimo and its subsidiaries or any indemnification agreement between such Indemnified Party and Masimo or any of its subsidiaries, in each case, as in effect on the date of the Merger Agreement, will not be amended, restated, amended and restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party and Danaher will cause the Surviving Corporation and its subsidiaries to comply with such obligations.
Employee Benefits Matters
During the period commencing at the Effective Time and ending on the first anniversary of the Effective Time (or an earlier termination of the relevant employee’s employment) (as applicable, the “Protection Period”), each employee of Masimo and its subsidiaries who continue to remain employed by Masimo or its subsidiaries immediately following the Effective Time (a “Continuing Employee”) will be provided with (i) base salary or base wage, as applicable, and target annual cash bonus opportunities that are no less favorable (determined in the aggregate solely for the portion of the Protection Period after calendar year 2026; provided, that in no event will Continuing Employee base salaries or base wages be reduced during the Protection Period) than the base salary or base wage, as applicable, and target annual cash bonus opportunities that were provided by Masimo and its subsidiaries to such Continuing Employees immediately prior to the Effective Time, (ii) welfare and other employee benefits that are substantially comparable in the aggregate to the welfare and other employee benefits (excluding any equity or equity-based, nonqualified deferred compensation, severance, retention, long-term incentive, bonus, change in control, transaction, post-employment welfare benefits and defined benefit pension benefits) provided by Masimo and its subsidiaries to such employees immediately prior to the Effective Time under scheduled benefit plans, and (iii) severance protections and benefits that are no less favorable than the severance protections and benefits set forth in the Masimo Disclosure Schedule.
Danaher will use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Danaher or its subsidiaries to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred under a Masimo benefit plan prior to the Effective Time for which payment has been made and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with Masimo and its subsidiaries for purposes of vesting (other than vesting of equity or equity-based compensation), paid time off benefit accrual and eligibility to participate under each applicable Danaher benefit plan, as if such service had been performed with Danaher, except in each case for benefit accrual under defined benefit pension plans, for purposes of post-retirement welfare benefits or to the extent it would result in a duplication of benefits.
During the Protection Period, Danaher will honor each Continuing Employee’s accrued but unused vacation balances as of the Effective Time, and Danaher will maintain vacation entitlements for Continuing Employees based on their service with Masimo and its subsidiaries prior to the Effective Time, such that vacation accrual rates and entitlements based on employee seniority will be no less favorable than those in effect immediately prior to the Effective Time.
Danaher agreed that, with respect to annual cash bonus plans maintained by Masimo with respect to the fiscal year during which the Effective Time occurs (the “Bonus Plans”), it will, or will cause Masimo to, provide each employee who participates in a Bonus Plan and who remains employed with Masimo through the regular date of payment of annual bonuses for such fiscal year with an annual cash bonus for the performance period during which the Effective Time occurs, the amount of which will be determined based solely on the actual level of achievement of the applicable performance goals under the Bonus Plans, as determined by the Board (or the authorized committee thereof) if Closing occurs after the end of the applicable performance period and a committee appointed by Danaher, in consultation with Masimo’s finance team, if Closing occurs before the end of the applicable performance period in its reasonable and good faith discretion. Notwithstanding the foregoing, if a Continuing Employee’s employment is terminated by Danaher, Masimo or any of its subsidiaries without “cause” (as defined the Masimo Disclosure Schedule) following the Closing Date and prior to the regular date of payment for the applicable performance period, such Continuing Employee will be entitled to receive a pro-rated portion of the annual cash bonus that would otherwise have been earned based on actual performance, with such pro-ration determined based on the number of days the employee was employed during the applicable performance period, and such pro-rated bonus will be paid no later than March 15 of the year following the fiscal year to which such bonus relates.
Transaction Litigation
In the event that any stockholder demand or proceeding related to the Merger Agreement or the transactions contemplated by the Merger Agreement is brought, or, to the knowledge of Masimo, threatened in writing, against Masimo, its subsidiaries or any Indemnified Party from and following the date of the Merger Agreement and prior to the Effective Time (such litigation, other than any proceeding in connection with, arising out of or otherwise related to a demand for appraisal under Section 262 of the DGCL, “Transaction Litigation”), Masimo will (a) promptly (and in any event within 48 hours) notify Danaher of such Transaction Litigation and keep Danaher informed on a reasonably current basis regarding any Transaction Litigation (including by promptly furnishing to Danaher and its representatives such information relating to such Transaction Litigation as may reasonably be requested by Danaher), (b) give Danaher a reasonable opportunity to participate in, but not control, the defense or settlement (at Danaher’s sole expense and subject to a customary joint defense agreement) of any Transaction Litigation and (c) consult with Danaher with respect to the defense or settlement of any Transaction Litigation; provided, that Masimo will in any event control such defense or settlement and the disclosure of information to Danaher in connection therewith will be subject to the Merger Agreement; provided, further, that Masimo will not settle or agree to settle any Transaction Litigation without the prior written consent of Danaher (such consent not to be unreasonably conditioned, withheld or delayed).
Treatment of Certain Existing Indebtedness
Masimo will use commercially reasonable efforts to (i) deliver to Danaher at least one business day prior to the Closing Date (and in any event will deliver prior to or on the Closing Date) an executed copy of a payoff letter (and at least three business days prior to the Closing Date, a draft of such payoff letter) with respect to Masimo’s existing credit agreement in a customary form reasonably satisfactory to Danaher, stating the amounts required to pay in full all obligations (other than any contingent reimbursement and indemnity obligations that expressly survive termination of the credit agreement) thereunder and to effect the termination and/or release of any guarantees in connection therewith (subject to the finalization of such amounts prior to the Closing Date), and stating that upon receipt of such amounts all obligations under the credit agreement will be terminated and repaid in full and the termination and/or release of such guarantees will occur and (ii) assist with the renewal, replacement, backstopping, cash collateralization, termination or other similar customary arrangements in connection with any outstanding letters of credit, bank guarantees, performance bonds or similar instruments at or prior to Closing as may be reasonably requested by Danaher in connection with the transactions contemplated by the Merger Agreement.
Financing of the Merger
Completion of the Merger is not subject to a financing condition. Danaher and Merger Sub have represented in the Merger Agreement that Danaher has, or will have at the Closing, on a consolidated basis, immediately available cash sufficient to pay in full (a) the aggregate amount of the Per Share Merger Consideration and the Masimo equity award payments, (b) all fees and expenses required to be paid by Danaher in connection with the Merger, and (c) all amounts necessary to consummate the Merger and otherwise satisfy its obligations under the Merger Agreement.
Other Covenants
The Merger Agreement contains other covenants relating to the preparation and filing of this proxy statement, Section 16 matters, delisting and deregistration, access to information, publicity, notifications, takeover statutes and related party financing.
Conditions to the Completion of the Merger
The respective obligations of Masimo, Danaher and Merger Sub to effect the Closing are subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:
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the Requisite Masimo Stockholder Approval must have been obtained (the “Stockholder Approval Condition”);

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(i) the statutory waiting period (and any extensions thereof) applicable to the consummation of the transactions contemplated by the Merger Agreement under the HSR Act and, if applicable, any contractual waiting periods under any timing agreements with the Department of Justice or the Federal Trade Commission applicable to the consummation of the transactions contemplated by the Merger Agreement, will have expired or been earlier terminated and (ii) certain other regulatory approvals set forth in the Merger Agreement will have been obtained (collectively, the “Regulatory Approvals Condition”); and

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no governmental entity has issued or entered any order or enacted, issued, promulgated, enforced or entered any law that, in each case, continues to be in effect and makes unlawful or restrains, enjoins or otherwise prohibits the consummation of the Merger (the “Absence of Legal Restraints Condition”).

The obligations of Danaher and Merger Sub to effect the Closing are also subject to the satisfaction or waiver by Danaher at or prior to the Closing Date of the following conditions:
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certain of Masimo’s representations and warranties regarding its capital structure must be true and correct in all respects at and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of a particular date or period of time, in which case such representation or warranty must be true and correct as of such particular date or period of time), in each case, except for any de minimis inaccuracies;

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Masimo’s representation and warranty regarding absence of a Material Adverse Effect must be true and correct in all respects at and as of the Closing Date as though made as of the Closing Date;

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Masimo’s representations and warranties regarding its organization, good standing, qualification, corporate authority, approval, fairness, no takeover statute being applicable, and brokers’ and finders’ fees (x) in the case of any such representations and warranties that are qualified by materiality or Material Adverse Effect, must be true and correct in all respects, and (y) in the case of any such representations and warranties that are not so qualified, must be true and correct in all material respects, in each case of clauses (x) and (y), at and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be so true and correct as of such particular date or period of time);
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Masimo’s other representations and warranties, without giving effect to any “materiality” or “Material Adverse Effect” qualifiers set forth therein, must be true and correct as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be so true and correct as of such particular date or period of time), except, in the case of this bullet, for any failure of any such representation and warranty to be so true and correct that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (the preceding four bullets, the “Masimo Representations and Warranties Condition”);

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Masimo will have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing (the “Masimo Covenant Condition”);

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Since the date of the Merger Agreement, there has not occurred any Material Adverse Effect; and

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Danaher will have received a certificate, dated as of the Closing Date, and duly executed on behalf of Masimo by a duly authorized executive officer of Masimo certifying that the conditions set forth in the preceding six bullets have been satisfied.

The obligation of Masimo to effect the Closing is also subject to the satisfaction or waiver by Masimo at or prior to the Closing of the following conditions:
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Each of the representations and warranties of Danaher and Merger Sub, without giving effect to any “materiality” or “Material Adverse Effect” qualifiers set forth therein, must be true and correct in all respects at and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be so true and correct in all material respects as of such particular date or period of time), except for any failure of any such representations and warranties to be so true and correct that would not, individually or in the aggregate, reasonably be expected to prevent, materially impair or materially delay the ability of Danaher or Merger Sub to consummate the transactions contemplated by the Merger Agreement (the “Danaher Representations and Warranties Condition”);

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each of Danaher and Merger Sub will have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing (the “Danaher Covenant Condition”); and

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Masimo will have received a certificate, dated as of the Closing Date, and duly executed on behalf of Danaher and Merger Sub by a duly authorized officer of each of Danaher and Merger Sub certifying that the conditions set forth in the preceding two bullets have been satisfied.

Termination of the Merger Agreement
Mutual Termination Right
The Merger Agreement may be terminated at any time prior to the Effective Time by mutual written consent of the parties.
Termination Rights by Either Masimo or Danaher
The Merger Agreement may be terminated at any time prior to the Effective Time by either Masimo or Danaher if:
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the transactions contemplated by the Merger Agreement have not been consummated by 5:00 p.m. (New York time) on November 16, 2026 (the “Outside Date”); provided, however, that if the Regulatory Approvals Condition or the Absence of Legal Restraints Condition (if the order or applicable law relates to antitrust laws or foreign direct investment laws) have not been satisfied or, to the extent permitted by applicable law, waived on or prior to the Outside Date but all other conditions to Closing set forth in the Merger Agreement have been satisfied or, to the extent permitted by applicable law, waived (except for those conditions that by their nature are to be satisfied at the Closing, but subject to those conditions being able to be satisfied or having been waived), the Outside Date will be extended automatically to 5:00 p.m. (New York time) on February 16, 2027; provided, further, that the right to terminate the Merger Agreement and abandon the transactions contemplated by the Merger Agreement will not be available to either Masimo or Danaher if such party has breached in any material respect any representation, warranty, covenant or agreement set forth in the Merger Agreement and such breach proximately caused the occurrence of the failure of a condition to the Closing to occur on or prior to the Outside Date (the “Outside Date Termination Right”);
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the Special Meeting has concluded (if applicable, following any postponement, recess or adjournment thereof taken in accordance with the Merger Agreement) without obtaining the Requisite Masimo Stockholder Approval (the “Stockholder Approval Termination Right”); or

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any governmental entity has issued or entered a final and non-appealable order or enacted, issued, promulgated, enforced or entered any law that, in each case, continues to be in effect and makes unlawful or permanently restrains, enjoins or otherwise prohibits consummation of the Merger; provided, that the right to terminate the Merger Agreement and abandon the transactions contemplated by the Merger Agreement pursuant to this bullet will not be available to Masimo or Danaher if such party has breached in any material respect any representation, warranty, covenant or agreement set forth in the Merger Agreement and such breach proximately caused the imposition of such order or law.

Masimo Termination Rights
Subject to the provisions described under the section entitled “— Termination of the Merger Agreement — Effect of Termination”, the Merger Agreement may be terminated and the transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time by Masimo:
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if there has been a breach of any representation or warranty or covenant made by Danaher or Merger Sub set forth in the Merger Agreement, in any case such that the Danaher Representations and Warranties Condition or the Danaher Covenant Condition would not be satisfied, and such breach or failure is not curable prior to three business days prior to the Outside Date, or if curable prior to such time, has not been cured within 45 days after the giving of written notice thereof by Masimo to Danaher and Merger Sub describing such breach or failure in reasonable detail; provided, that the right to terminate the Merger Agreement and abandon the transactions contemplated by the Merger Agreement pursuant to this bullet will not be available to Masimo if Masimo is then in breach of the Merger Agreement such that the Masimo Representations and Warranties Condition or the Masimo Covenant Condition would not be satisfied; or

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at any time prior to the time the Requisite Masimo Stockholder Approval is obtained, to enter into an alternative acquisition agreement providing for a Superior Proposal in accordance with the Merger Agreement (the “Superior Proposal Termination Right”).

Danaher Termination Rights
Subject to the provisions described under the section entitled “— Termination of the Merger Agreement — Effect of Termination”, the Merger Agreement may be terminated and the transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time by Danaher:
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if there has been a breach of any representation or warranty or covenant made by Masimo set forth in the Merger Agreement, in any case such that the Masimo Representations and Warranties Condition or the Masimo Covenant Condition would not be satisfied, and such breach or failure is not curable prior to three business days prior to the Outside Date, or if curable prior to such time, has not been cured within 45 days after the giving of written notice thereof by Danaher to Masimo describing such breach or failure in reasonable detail; provided, that the right to terminate the Merger Agreement pursuant to this bullet will not be available to Danaher if either Danaher or Merger Sub is then in breach of the Merger Agreement such that the Danaher Representations and Warranties Condition or the Danaher Covenant Condition would not be satisfied; or
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at any time prior to the time the Requisite Masimo Stockholder Approval is obtained, if a Change of Recommendation has occurred (the “Change in Recommendation Termination Right”).

Effect of Termination
In the event of termination of the Merger Agreement by either Masimo or Danaher as provided in the Merger Agreement, the terminating party must give written notice to the other party specifying the provision or provisions of the Merger Agreement pursuant to which such termination is made and a summary of the facts and circumstances forming the basis for such termination.
In the event of termination of the Merger Agreement pursuant to the Merger Agreement, the Merger Agreement will become void and of no effect with no liability to any person on the part of any party (or any of its affiliates or its or their respective representatives); provided, however, that: (i) no such termination will relieve any party of (A) any liability or damages to any other party resulting from any fraud or willful breach of the Merger Agreement prior to such termination (which liability or damages the parties acknowledge and agree in the case of Masimo may include damages pursuant to Section 261(a)(1) of the DGCL and, subject to the provisions set forth in Merger Agreement, based on loss of the economic benefit of the transactions contemplated by the Merger Agreement to the holders of shares of Common Stock) or (B) if applicable, the requirement to pay the Termination Fee, and (ii) the Confidentiality Agreement and certain specified provisions of the Merger Agreement, including the provisions described under this section entitled “— Effect of Termination”, will survive termination. The parties acknowledge and agree that, to the extent Danaher or Merger Sub are required to pay damages in connection with the termination of the Merger Agreement that exceed Masimo’s expenses or out-of-pocket fees, costs or other expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, including any disputes related thereto, the Merger Agreement will control the rights of Masimo and its stockholders with respect to any such damages.
Termination Fee
A termination fee equal to $305,000,000 will be payable by Masimo to Danaher if:
•
the Merger Agreement is terminated by either Masimo or Danaher pursuant to the Outside Date Termination Right or the Stockholder Approval Termination Right, in each case, (A) solely to the extent such termination of the Merger Agreement is pursuant to the Outside Date Termination Right, at the time of such termination, each of the conditions to Masimo’s obligations to effect the Closing other than the Stockholder Approval Condition have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being able to be satisfied at the time of such termination), (B) after the date of the Merger Agreement, a bona fide Acquisition Proposal has been communicated to the Board or publicly disclosed or publicly proposed (unless such Acquisition Proposal was withdrawn without qualification at least two business days prior to the event giving rise to the right of such termination (such withdrawal to be public, if such Acquisition Proposal was publicly disclosed)), and (C) within 12 months after any such termination, Masimo consummates a transaction relating to an Acquisition Proposal (substituting 50% for the 20% thresholds set forth in the definition of “Acquisition Proposal”) (a “Qualifying Transaction”) or enters into a definitive agreement with respect to any Qualifying Transaction, in which case the Termination Fee will be payable promptly (but in no event later than three business days) after, and subject to, the earlier of the entry into a definitive agreement providing for a Qualifying Transaction and the consummation of a Qualifying Transaction;

•
Masimo terminates the Merger Agreement pursuant to the Superior Proposal Termination Right, in which case the Termination Fee will be paid prior to or substantially concurrently with (and as a condition to the effectiveness of) such termination; or

•
Danaher terminates the Merger Agreement pursuant to the Change in Recommendation Termination Right, in which case the Termination Fee will be paid within three business days after such termination.

In no event will Masimo be required to pay the Termination Fee on more than one occasion.
If Masimo fails to promptly pay or cause to be paid the amounts due pursuant to the Merger Agreement, and, in order to obtain such amounts, Danaher commences a proceeding that results in a final, binding and non-appealable judgment against Masimo for the Termination Fee (or any portion thereof), Masimo will pay or cause to be paid to Danaher (x) any reasonable and documented out-of-pocket costs and expenses, including non-contingent legal fees and expenses, incurred by Danaher or Merger Sub in connection with a legal action to enforce the Merger Agreement that results in a judgment against Masimo and (y) interest on the Termination Fee (or any portion thereof), as the case may be, at the prime rate published in The Wall Street Journal in effect on the date such amounts were required to be made from such date through the date of payment.
In the event that the Termination Fee becomes payable by, and is paid or caused to be paid by or on behalf of, Masimo, such fee will be Danaher’s sole and exclusive remedy pursuant to the Merger Agreement except for any liability for fraud or willful breach of the Merger Agreement prior to termination.
Specific Performance
The parties have agreed that, except to the extent provided otherwise in the Merger Agreement, in addition to any other available remedies a party may have in equity or at law, each party will be entitled to enforce specifically the terms and provisions of the Merger Agreement and to an injunction restraining any breach or violation or threatened breach or violation of the provisions of the Merger Agreement, consistent with the provisions of the Merger Agreement, without necessity of posting a bond or other form of security. In the event that any proceeding should be brought in equity to enforce the provisions of the Merger Agreement, no party will allege, and each party waived the defense, that there is an adequate remedy at law.
Expenses
Except as otherwise set forth in the Merger Agreement, whether or not the transactions contemplated by the Merger Agreement are consummated, all costs, fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, including all costs, fees and expenses of its representatives, will be paid by the party incurring such cost, fee or expense, except (a) all expenses incurred in connection with the filing, printing and mailing this proxy statement will be shared equally by Masimo and Danaher and (b) all filing fees in connection with any regulatory filings will be borne by Danaher.
Amendment
Subject to the provisions of applicable law, at any time prior to the Effective Time, the Merger Agreement may be amended or otherwise modified only by a written instrument duly executed and delivered by the parties or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the Requisite Masimo Stockholder Approval is obtained, there will be no amendment or modification that would require the further approval of the holders of the Common Stock under applicable law without such approval having first been obtained.
Governing Law and Venue, Submission to Jurisdiction, Selection of Forum; Waiver of Trial by Jury
The parties agreed that the Merger Agreement will be interpreted, construed and governed by and in accordance with the laws of the State of Delaware. The parties each also agreed to bring any proceeding in connection with, arising out of or otherwise relating to the Merger Agreement, any instrument or other document delivered pursuant to the Merger Agreement or the Merger exclusively in the Court of Chancery of the State of Delaware, or if such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Litigation Division); provided, that if subject matter jurisdiction over the matter that is the subject of the applicable proceeding is vested exclusively in the U.S. federal courts, such proceeding will be heard in the U.S. District Court for the District of Delaware. Each party agreed that any controversy which may be connected with, arise out of or otherwise relate to the Merger Agreement, any instrument or other document delivered pursuant to the Merger Agreement or the Merger is expected to involve complicated and difficult issues, and therefore each party irrevocably and unconditionally waived to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any proceeding directly or indirectly connected with, arising out of or otherwise relating to the Merger Agreement, any instrument or other document delivered pursuant to the Merger Agreement or the Merger.

THE VOTING AGREEMENT
The following is a summary of the material terms and conditions of the Voting Agreement. The rights and obligations of the parties to the Voting Agreement are governed by the express terms and conditions of the Voting Agreement and not by this discussion, which is summary by nature. This summary does not purport to be complete and may not contain all of the information about the Voting Agreement that is important to you. This discussion is qualified in its entirety by reference to the complete text of the Voting Agreement, a copy of which is attached to this proxy statement as Annex B and which is incorporated by reference into this proxy statement. We encourage you to read the Voting Agreement carefully and in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the Merger. Additional information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information”.
The Voting Agreement
On February 16, 2026, concurrently with the execution of the Merger Agreement, Masimo, Danaher and Merger Sub entered into the Voting Agreement with Politan.
Agreement to Vote
Pursuant to the Voting Agreement, at every annual, special or other meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, Politan, in its capacity as a holder of Common Stock, has agreed to, or cause the holder of record on any applicable record date to:
•
appear (in person or by proxy) at each such meeting or otherwise cause all of Politan’s Covered Shares entitled to vote to be counted as present thereat for purposes of calculating a quorum;

•
unconditionally and irrevocably affirmatively vote (or cause to be voted if another person is the holder of record of any Covered Shares beneficially owned by Politan), in person or by proxy, (and not to withdraw any such vote), or deliver (or cause to be delivered) and not withdraw a written consent with respect to, all the Covered Shares entitled to vote (A) in favor of (1) the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement (2) any proposal to adjourn or postpone the Special Meeting to a later date if Masimo or Danaher proposes or requests such postponement or adjournment in accordance with the Merger Agreement, (3) the adoption of any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, does not (x) decrease the Per Share Merger Consideration, or (y) change the form of the Per Share Merger Consideration (any amendment that results in clauses (x) or (y), an “Adverse Amendment”) and (4) any other proposal considered and voted upon by Masimo stockholders at any meeting of the stockholders of Masimo necessary or desirable for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and/or (B) against any (1) Acquisition Proposal and any agreement providing for an Acquisition Proposal (other than certain permitted confidentiality agreements) or other proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, (2) action or agreement that would be reasonably likely to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Masimo contained in the Merger Agreement, (3) any reorganization, recapitalization, dissolution, liquidation, winding up or similar extraordinary transaction involving Masimo (except as contemplated by the Merger Agreement) and (4) other action or agreement that is intended to, or which could reasonably be expected to, impede or interfere with, or materially delay or adversely affect the consummation of the Merger or result in any of the conditions to Masimo’s obligations to consummate the Merger set forth in the Merger Agreement not being fulfilled, or change in any manner the voting rights of any class of shares of Common Stock (including any amendments to Masimo’s Certificate of Incorporation or Bylaws).

As used in the Voting Agreement, the term “Covered Shares” means 4,589,648 shares of Common Stock, representing the Common Stock held by Politan as of February 16, 2026, together with any shares of Common Stock and any other voting securities of Masimo which Politan or its controlled affiliates may acquire or may otherwise come to beneficially own at any time during the term of the Voting Agreement. The Covered Shares represent approximately 8.77% of the outstanding voting power of our Common Stock as of the Record Date.
Transfer Restrictions
Politan also agreed to certain restrictions upon its ability to transfer the Covered Shares. Prior to the time when Masimo obtains the requisite stockholder approval, except as otherwise provided in the Voting Agreement or with the prior written consent of Danaher, Politan will not and will cause each of its subsidiaries not to:
(i)
transfer, assign, sell, gift-over, hedge or swap (or enter into such other transaction or contract which is designed to (or is reasonably expected to lead to or result in) a transfer of the economic consequences of ownership of any equity interests), pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, enter into any derivative arrangement with respect to, or create any lien or encumbrance on, or enter into any agreement with respect to, any Covered Shares (“Transfer”), provided that, notwithstanding the foregoing, Politan may engage in certain of the foregoing actions so long as Politan, along with any controlled affiliates holding any such Covered Shares, maintains beneficial ownership of, including the sole power to vote, or direct the voting of, such Covered Shares;

(ii)
enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer;

(iii)
grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Covered Shares with respect to any matter that is, or could reasonably be, in contravention of the obligations of Politan under the Voting Agreement;

(iv)
deposit any of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Covered Shares, in contravention of the obligations of Politan under the Voting Agreement; or

(v)
take or cause the taking of any other action that would materially restrict, prevent, impede or delay the performance of Politan’s obligations hereunder or seek to do or solicit any of the foregoing actions, or cause or permit any other person to take any of the foregoing actions, excluding any bankruptcy filing;

Notwithstanding the foregoing, nothing in the Voting Agreement prohibits a Transfer of Politan’s equity interests in the Company, including any Covered Shares, to an affiliate of Politan so long as (x) such affiliate agrees in writing to be bound by each of the terms of, and to assume all of the obligations of Politan under, the Voting Agreement with respect to such equity interests in the Company, including any Covered Shares and (y) Politan remains bound and subject to the Voting Agreement, including with respect to all its obligations herein, and provided that Politan, in the event of such a Transfer, will cause such affiliate to comply with all of Politan’s obligations in the Voting Agreement.
In addition, any existing margin interest in effect as of the date of the Voting Agreement will not be deemed to be a Transfer, subject to certain conditions.
Politan also agreed that it would not, and would cause each of its controlled affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Merger Agreement.
Non-Solicit
Under the Voting Agreement, Politan agreed not to take any action that Masimo would be prohibited from taking (described in the section of this proxy statement entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation — No Solicitation”) as if such section applied to Politan.

Waiver of Certain Rights and Other Provisions
Politan also agreed that it would not exercise any dissenter’s rights available to Politan with respect to the Merger or all or any portion of the Covered Shares pursuant to Section 262 of the DGCL or commence or affirmatively participate in or receive any economic or other benefit from any claim or other proceeding, whether derivative or otherwise, against Danaher, Masimo or any of their respective affiliates, or their respective boards of directors (or similar governing bodies), relating to the negotiation, execution or delivery of the Voting Agreement or the Merger Agreement, or the consummation of the transactions contemplated hereby or thereby, including any such claim or other proceeding challenging the validity of, or seeking to enjoin the operation of, any provision of the Voting Agreement or the Merger Agreement or alleging a breach of any fiduciary duty of the Board in connection with the Merger Agreement or the Merger. Politan agreed to take all actions necessary to opt out of any class in any class action relating to the foregoing. Danaher also agreed to pay for all reasonable and documented out of pocket fees and expenses incurred by Politan or its controlled affiliates as a result of the negotiation and execution of the Voting Agreement, whether or not the Merger is consummated.
Termination
The Voting Agreement will terminate upon the earliest to occur of:
•
the valid termination of the Merger Agreement in accordance with its terms;

•
the Effective Time;

•
the effectiveness of any Adverse Amendment;

•
the time at which the Board has made a Change of Recommendation in accordance with, and not in breach of, the terms of the Merger Agreement; or

•
the written consent of each of the parties.

Upon the termination of the Voting Agreement, all obligations of Masimo, Danaher, and Politan thereunder will terminate without any liability or other obligation on the part of any party thereto.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED
COMPENSATION (PROPOSAL 2)
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Masimo is required to submit a proposal to Masimo stockholders for a non-binding, advisory vote to approve certain compensation that may be paid or become payable to the named executive officers of Masimo that is based on or otherwise relates to the Merger, as determined in accordance with Item 402(t) of Regulation S-K. This compensation is summarized in the table under “The Merger (Proposal 1) — Interests of Masimo’s Directors and Executive Officers in the Merger — Merger-Related Compensation for Masimo’s Named Executive Officers”, including the footnotes to the table. This proposal is commonly known as “say-on-golden parachutes”, and we refer to it as the Compensation Proposal.
As required by those rules, Masimo is asking stockholders to vote on the approval of the following resolution:
“RESOLVED, that the stockholders of Masimo hereby approve, on a non-binding, advisory basis, the compensation that may be paid, or become payable, to Masimo’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of Masimo’s Directors and Executive Officers in the Merger — Merger-Related Compensation for Masimo’s Named Executive Officers”, including the footnotes to the table and the related narrative disclosures.”
The Board encourages you to review carefully the compensation information disclosed in this proxy statement.
Vote Required to Approve the Compensation Proposal
The vote on the Compensation Proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, you may vote to adopt the Merger Agreement and vote not to approve the Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on either Masimo or Danaher. Accordingly, if the Merger Agreement is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Masimo stockholders.
The above resolution approving the Compensation Proposal on an advisory basis will require the affirmative vote of a majority of the votes cast affirmatively or negatively for the proposal in person or by proxy at the Special Meeting. If a stockholder signs and returns a proxy card and does not indicate how he, she or it wishes to vote on the Compensation Proposal, such stockholder’s shares of Common Stock will be voted in favor of the Compensation Proposal. An abstention, or if a stockholder fails to vote, will have no effect on the Compensation Proposal.
Recommendation of the Board
The Board unanimously recommends a vote “FOR” the Compensation Proposal.

MARKET PRICE AND DIVIDEND INFORMATION
Market Information
Shares of our Common Stock are listed with, and trade on, Nasdaq under the symbol “MASI”. The closing price of our Common Stock as reported on Nasdaq as of February 13, 2026, the last trading day prior to the execution of the Merger Agreement, was $130.15 per share. The $180.00 per share to be paid for each share of Common Stock pursuant to the Merger Agreement represents a premium of approximately 38% over the closing price on February 13, 2026. On March 31, 2026, the latest practicable trading day before the filing of this proxy statement, the reported closing price for shares of Common Stock on Nasdaq was $177.87. You are urged to obtain current market quotations for our Common Stock as reported on Nasdaq when considering whether to approve the proposals set forth herein.
Holders
At the close of business on the Record Date for the Special Meeting, there were 52,362,808 shares of our Common Stock issued and outstanding, held by approximately 24 holders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.
Dividends
We have historically not paid dividends to our stockholders. Under the terms of the Merger Agreement, between the date of the Merger Agreement and the earlier of the Effective Time and the date, if any, on which the Merger Agreement is terminated in accordance with its terms, we may not declare or pay dividends to holders of our Common Stock without Danaher’s consent.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 31, 2026, with respect to the beneficial ownership of shares of our Common Stock by:
•
each person or group known to us to be the beneficial owner of more than five percent of our Common Stock;

•
each of our current directors and named executive officers; and

•
all of our current directors and named executive officers as a group.

This table is based upon information supplied by officers, directors, and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Other than as set forth below, we are not aware of any other beneficial owner of more than five percent of our Common Stock as of March 31, 2026. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 52,362,808 shares of Common Stock outstanding as of March 31, 2026, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of Common Stock issuable pursuant to equity awards that are either currently exercisable, or that will become exercisable or otherwise vest on or before May 30, 2026, which is 60 days after March 31, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Masimo Corporation, 52 Discovery, Irvine, California 92618.
	Beneficial Ownership of Common Stock
Name	Number of Shares	Percent of Class(1)
5% Stockholders:
Politan Capital Management, LP(2)	4,586,630	8.76%
Blackrock, Inc.(3)	4,386,302	8.38%
Joe Kiani(4)	2,394,447	4.57%
Named Executive Officers and Directors
Catherine Szyman(5)	16,965	*
Micah Young(6)	73,669	*
Charles Dadswell(7)	—	0.0%
Greg Meehan(8)	—	0.0%
Anand Sampath(9)	69,849	*
Michelle Brennan(10)	13,925	*
Quentin Koffey(2)	4,590,873	8.77%
Wendy Lane(11)	2,608	*
Tim Scannell(12)	2,608	*
Darlene Solomon(13)	3,015	*
Total Shares Beneficially Owned By Named Executive Officers and Directors (10 persons)(14)	4,773,512	9.12%

*
Less than one percent.

(1)
For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of shares of Common Stock outstanding as of March 31, 2026, plus the number of shares of Common Stock that such person or group had the right to acquire on or before May 30, 2026, which is 60 days after March 31, 2026.

(2)
Includes shares of Common Stock held by Politan Capital Management LP (“Politan LP”), Politan Capital Management GP LLC (“Politan Management”), Politan Capital Partners GP LLC (“Politan GP”, together with Politan LP, Politan Management and Politan GP, “Politan”), and Quentin Koffey. Politan filed a Schedule 13D/A on February 17, 2026, reporting that it had shared voting and dispositive power with respect to 4,586,630 shares of our Common Stock held directly by certain funds, including Politan Capital Partners LP, a Delaware limited partnership (“Politan LP”), Politan Capital Offshore Partners LP, a Cayman Islands exempted limited partnership (“Politan Offshore”), and Politan Master Fund (collectively with Politan Offshore and Politan LP, the “Politan Funds”), and that Mr. Koffey had sole beneficial ownership of an aggregate of 4,243 shares of our Common Stock representing restricted stock units granted to Mr. Koffey in connection with his service as a director on the Board, 3,018 of which have vested as of the date hereof and 1,225 of which are scheduled to vest on the earlier of the first anniversary of the grant date or the date of Masimo’s 2026 annual meeting of stockholders. Politan LP is the investment advisor to the Politan Funds, Politan Management is the general partner of Politan LP, Politan GP is the general partner of the Politan Funds, and Mr. Koffey is the managing partner and chief investment officer of Politan LP and is the managing member of Politan Management and Politan GP. Each of Politan and Mr. Koffey may be deemed to be the beneficial owner of the shares held by the Politan Funds, and each such person disclaims beneficial ownership of any of such shares, except to the extent of his or its pecuniary interest therein. On March 13, 2026, Politan and Mr. Koffey jointly filed a Form 4 disclosing that Politan had entered into forward sale contracts on March 11, 2026 and March 12, 2026 pursuant to which, among other things, Politan pledged 142,681 shares of Common Stock and 130,869 shares of Common Stock, respectively, and retained dividend and voting rights in such pledged shares of Common Stock. In addition, Mr. Koffey and Politan have pledged 1.75 million shares as collateral for a margin loan. Politan’s address is 106 West 56th Street, 10th Floor, New York, New York 10019.

(3)
BlackRock, Inc. (“BlackRock”) filed a Schedule 13G/A on January 21, 2026, reporting that it had sole voting power with respect to 4,290,570 shares of Common Stock, sole dispositive power with respect to 4,386,302 shares of Common Stock, and beneficial ownership of an aggregate of 4,386,302 shares of Common Stock in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. BlackRock’s address is 50 Hudson Yards, New York, New York 10001.

(4)
The beneficial ownership information for Joe Kiani excludes shares that are subject to a dispute between Masimo and Mr. Kiani. Joe Kiani filed a Schedule 13G/A on February 13, 2026, reporting that Mr. Kiani beneficially owned 5,904,629 shares of Common Stock (representing approximately 10.3% of the class) as of December 31, 2025 comprised of (a) 5,000 shares of Common Stock held directly, (b) 1,273,691 shares of Common Stock held in two trusts for which he is the sole trustee, (c) 1,077,021 shares of Common Stock held by a limited liability company that is owned by three trusts for which he is not the trustee, (d) 38,735 shares of Common Stock held by his spouse, (e) 368,252 shares of Common Stock subject to certain purportedly exercised options that are subject to a dispute between Masimo and Mr. Kiani, (f) 2,700,000 shares of Common Stock that are subject to an RSU Award that is subject to a dispute between Masimo and Mr. Kiani, (g) 158,450 shares of Common Stock subject to certain options that are subject to a dispute between Masimo and Mr. Kiani, (h) 198,225 shares of Common Stock subject to certain PSUs that are subject to a dispute between Masimo and Mr. Kiani, and (i) 85,255 shares of Common Stock subject to certain options that are subject to a dispute between Masimo and Mr. Kiani.

(5)
Comprised of 13,242 shares of Common Stock held directly and vested options to purchase 3,723 shares of Common Stock.

(6)
Comprised of 25,656 shares of Common Stock held directly and vested options to purchase 34,741 shares of Common Stock.

(7)
Excludes 11,886 restricted stock units granted on October 22, 2025 that will vest ratably over four years, with 25% of the award vesting on each anniversary of the grant date and 10,261 restricted stock units granted on March 6, 2026 that will vest ratably over four years, with 25% of the award vesting on each anniversary of the grant date.

(8)
Excludes options to purchase 4,306 shares of Common Stock granted on July 21, 2025 which vest over a five year period with 20% of the shares subject to the option vesting on each anniversary of the grant date, 1,993 restricted stock units granted on July 21, 2025 that will vest ratably over four years, with 25% of the award vesting on each anniversary of the grant date, and 8,550 restricted stock units granted on March 6, 2026 that will vest ratably over four years, with 25% of the award vesting on each anniversary of the grant date.

(9)
Comprised of 33,901 shares of Common Stock held directly, vested options to purchase 34,741 shares of Common Stock, and 1,207 shares underlying restricted stock units that will vest within 60 days of March 31, 2026.

(10)
Comprised of 11,934 shares of Common Stock held directly and 1,991 shares underlying restricted stock units that will vest on April 29, 2026.

(11)
Comprised of 1,383 shares of Common Stock held directly and 1,225 shares underlying restricted stock units that will vest on the earlier of the date of Masimo’s 2026 annual meeting of shareholders or April 29, 2026.

(12)
Comprised of 1,383 shares of Common Stock held directly and 1,225 shares underlying restricted stock units that will vest on the earlier of the date of Masimo’s 2026 annual meeting of shareholders or April 29, 2026.

(13)
Comprised of 1,790 shares of Common Stock held directly and 1,225 shares underlying restricted stock units that will vest on the earlier of the date of Masimo’s 2026 annual meeting of shareholders or April 29, 2026.

(14)
Comprised of shares included under “Named Executive Officers and Directors”.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following is a general discussion of certain material U.S. federal income tax consequences of the Merger to U.S. Holders and Non-U.S. Holders (each as defined below) of our Common Stock whose shares of our Common Stock are exchanged for cash pursuant to the Merger. This discussion is based on the provisions of the Code, their legislative history, applicable U.S. Treasury regulations promulgated under the Code, judicial opinions, and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof. These authorities are subject to change or differing interpretation at any time, possibly on a retroactive basis, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion. No ruling has been or will be sought from the IRS, and no opinion has been or will be rendered, regarding any matter discussed below or the U.S. federal income tax consequences of the Merger.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of shares of our Common Stock that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation or other entity or arrangement taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) are authorized to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a “United States Person” (within the meaning of the Code); or

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of shares of our Common Stock that is for U.S. federal income tax purposes:
•
a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•
a foreign corporation; or

•
an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the Merger.
This discussion applies only to holders of shares of our Common Stock who hold such shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion is for general information purposes only and does not purport to be a complete analysis or to consider all aspects of U.S. federal income taxation that may be relevant to a holder in light of such holder’s particular facts and circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, controlled foreign corporations, passive foreign investment companies, dealers or brokers in securities, commodities or foreign currencies, dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of our Common Stock, holders that directly, indirectly or constructively own or have owned 5% or more of the combined voting power or value of our Common Stock, U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar, tax-exempt organizations, tax-deferred accounts, retirement plans or accounts, governmental agencies or instrumentalities, pension funds, banks and other financial institutions, mutual funds, U.S. expatriates, former citizens or long-term residents of the United States, expatriated entities subject to Section 7874 of the Code, other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes or investors in any such entities or arrangements, grantor trusts, real estate investment trusts, regulated investment companies, holders who hold shares of our Common Stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders that directly, indirectly or constructively own an equity interest in Danaher or the surviving corporation after the Merger, holders that acquire or sell shares of our common stock as a part of wash sales for U.S. federal income tax purposes, holders holding our common stock as qualified small business stock for purposes of Sections 1045 and/or 1202 of the Code, holders required to accelerate the recognition of any item of gross income with respect to our Common Stock as a result of such income being taken into account on an applicable financial statement, and holders who acquired their shares of our Common Stock through the exercise of employee stock options or other compensation arrangements). This discussion also does not address any tax consequences arising under any alternative minimum tax or the Medicare tax on net investment income under Section 1411 of the Code. In addition, no information is provided with respect to any tax consequences under state, local, or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax (such as, for example, U.S. federal estate or gift tax laws). Moreover, this section does not address the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith and any laws, regulations or practices adopted in connection with any such agreement). This discussion also does not address the U.S. federal income tax consequences in respect of Dissenting Shares or of any transaction other than the Merger.
If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns our Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partners, the activities of the partner and the partnership and certain determinations made at the partner level. Accordingly, a partnership for U.S. federal income tax purposes that holds our Common Stock, and any partners in such partnership, should consult their tax advisors regarding the tax consequences of the Merger to their specific circumstances.
The U.S. federal income tax treatment of the Merger to any particular holder of our Common Stock will depend on the holder’s particular tax circumstances. Holders of our Common Stock should consult their tax advisors to determine the particular tax consequences to them of the Merger, including the applicability and effect of any alternative minimum tax, the Medicare contribution tax on net investment income and any other U.S. federal, state, local, foreign or other tax laws and any changes in those tax laws.
Consequences to U.S. Holders
The receipt of cash by U.S. Holders in exchange for shares of our Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, a U.S. Holder who receives cash in exchange for shares of our Common Stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash that the U.S. Holder receives pursuant to the Merger and the U.S. Holder’s adjusted tax basis in such shares. A U.S. Holder’s adjusted tax basis in its shares of our Common Stock will generally equal the amount that such U.S. Holder paid for such shares.
If a U.S. Holder’s holding period in the shares of our Common Stock surrendered in the Merger is more than one year as of the date of the Merger, any gain or loss so recognized by the U.S. Holder will generally be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of our Common Stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of our Common Stock.
Consequences to Non-U.S. Holders
Subject to the discussion below under “— Information Reporting and Backup Withholding” concerning backup withholding, any gain realized by a Non-U.S. Holder on the exchange of shares of our Common Stock for cash pursuant to the Merger generally will not be subject to U.S. federal income or withholding tax, unless:

•
the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base in the United States maintained by the Non-U.S. Holder); or

A Non-U.S. Holder described above will be subject to regular U.S. federal income tax on the net gain derived from the Merger generally in the same manner as discussed in the section above under “— Consequences to U.S. Holders”, unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such gain, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.
Information Reporting and Backup Withholding
Generally, information reporting requirements may apply in connection with payments made to holders in connection with the Merger.
Payments made in exchange for shares of our Common Stock pursuant to the Merger will generally be subject to backup withholding (currently, at a rate of 24%). To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption should complete and return IRS Form W-9, certifying under penalties of perjury that such U.S. Holder is a “United States person” (within the meaning of the Code), the taxpayer identification number provided is correct and such U.S. Holder is not subject to backup withholding, and must otherwise comply with all applicable requirements of the backup withholding rules.
To avoid backup withholding, a Non-U.S. Holder that does not otherwise establish an exemption from backup withholding should complete and return an appropriate IRS Form W-8 as applicable for the Non-U.S. Holder, in accordance with the instructions thereto, certifying that such Non-U.S. Holder is not a “United States person” (within the meaning of the Code). Non-U.S. Holders should consult their tax advisors to determine which IRS Form W-8 is appropriate.
Certain stockholders (including corporations) generally are not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner. U.S. Holders are urged to consult their tax advisors as to the qualifications for exemption from backup withholding and the procedure for obtaining the exemption.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION, AND HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

APPRAISAL RIGHTS
If the Merger is completed, holders of shares of our Common Stock issued and outstanding immediately prior to the Effective Time who do not vote in favor of the Merger Agreement Proposal, who duly demand appraisal pursuant to Section 262 of the DGCL and have not effectively withdrawn their demand or otherwise waived or lost their rights to appraisal are entitled to seek appraisal of their shares of our Common Stock in connection with the Merger under Section 262 of the DGCL.
This section is intended only as a brief summary of certain provisions of the statutory procedures that a person must follow under the DGCL in order to seek and perfect appraisal rights in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated by reference herein. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that persons entitled to appraisal exercise their appraisal rights under Section 262 of the DGCL. Failure to follow precisely the steps required by Section 262 of the DGCL for demanding and perfecting appraisal rights may result in the loss of such rights. All references in Section 262 of the DGCL and in this summary to a (i) “stockholder” are to the record holder of shares of our Common Stock, (ii) “beneficial owner” are to a person who is the beneficial owner of shares of our Common Stock held either in voting trust or by a nominee on behalf of such person, and (iii) “person” are to an individual, corporation, partnership, unincorporated association or other entity.
Pursuant to Section 262 of the DGCL, when a Merger Agreement will be submitted for adoption at a meeting of stockholders, a company must notify each of its stockholders who was a stockholder of record on the Record Date for notice of such meeting, with respect to shares of our Common Stock for which appraisal rights are available, not less than 20 days before the Special Meeting to vote on the Merger Agreement, that appraisal rights are available. Either a copy of Section 262 of the DGCL must be included with the notice or the notice must direct stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost.
This proxy statement constitutes Masimo’s notice pursuant to Section 262 of the DGCL to our stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 of the DGCL is available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262, in compliance with the requirements of Section 262 of the DGCL. If you wish to exercise your appraisal rights, you should carefully review the provisions of Section 262 of the DGCL, which is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262, particularly the procedural steps required to properly demand and perfect such rights. Failure to strictly comply, timely and properly, with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of our Common Stock, Masimo encourages stockholders considering exercising such rights to consult with their legal and financial advisors.
If you wish to demand appraisal of your shares of our Common Stock, you must satisfy each of the following conditions: (i) you must deliver to Masimo a written demand for an appraisal of your shares of our Common Stock before the vote is taken on the Merger Agreement Proposal at the Special Meeting, which written demand must reasonably inform us of the identity of the stockholder of record of shares of our Common Stock and that you intend thereby to demand appraisal of such shares of our Common Stock in connection with the Merger; (ii) you must hold your shares of our Common Stock from the date of making such demand and continue to hold your shares of our Common Stock through the Effective Time; (iii) you must not vote or submit a proxy in favor of, or consent in writing to, the Merger Agreement Proposal with respect to your shares of our Common Stock for which you intend to demand appraisal; (iv) you or any other person entitled to demand an appraisal in connection with the Merger must not thereafter withdraw your demand for appraisal of your shares of our Common Stock or otherwise lose your appraisal rights, in each case in accordance with the DGCL; and (v) you otherwise meet the criteria and follow the procedures set forth in Section 262 of the DGCL.
If any of these conditions is not satisfied with respect to any of your shares of our Common Stock and the Merger is completed, you will be entitled to receive the Per Share Merger Consideration for each share of our Common Stock as provided in the Merger Agreement, but you will not have appraisal rights with respect to such shares of our Common Stock. A proxy with respect to any such shares of our Common Stock that is submitted and does not contain voting instructions will, unless revoked, be voted “FOR” the Merger Agreement Proposal, result in the loss of the stockholder’s right of appraisal with respect to such shares of our Common Stock and nullify any previously delivered written demand for appraisal in respect thereof. Therefore, a stockholder who submits a proxy for such person’s shares of our Common Stock and who wishes to exercise appraisal rights with respect to such shares of our Common Stock must either revoke such proxy, submit a later-dated proxy with respect to such shares of our Common Stock containing instructions to vote “AGAINST” the Merger Agreement Proposal or “ABSTAIN” from voting on the Merger Agreement Proposal or attend the Special Meeting and vote “AGAINST” the Merger Agreement Proposal or “ABSTAIN” from voting on the Merger Agreement Proposal with respect to such shares of our Common Stock. Voting against or failing to vote for the Merger Agreement Proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Agreement Proposal.
The shares of our Common Stock are currently listed on a national securities exchange, and, assuming such shares of our Common Stock remain listed on a national securities exchange immediately prior to the Merger (which we expect to be the case), after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of our Common Stock who are otherwise entitled to appraisal rights unless (x) the total number of shares of our Common Stock entitled to appraisal exceeds 1% of the outstanding shares of our Common Stock eligible for appraisal or (y) the value of the aggregate consideration offered pursuant to the Merger Agreement in respect of such total number of shares of our Common Stock exceeds $1.0 million. We refer to these conditions as the “Minimum Conditions”.
All written demands for appraisal (i) should be addressed to our Corporate Secretary at 52 Discovery, Irvine, CA 92618 and (ii) must be delivered to Masimo before the vote is taken on the Merger Agreement Proposal at the Special Meeting. Demands for appraisal may not be submitted by electronic transmission. The demand will be sufficient if it reasonably informs Masimo of the identity of the stockholder and the intention of the stockholder to demand appraisal of the fair value of such person’s shares of our Common Stock. The failure of a record holder or beneficial owner of shares of our Common Stock to file such a petition within the period specified in Section 262 of the DGCL, and deliver to Masimo the written demand for appraisal prior to the taking of the vote on the Merger Agreement Proposal at the Special Meeting, will result in the loss of appraisal rights.
Record Holders
A demand for appraisal by a holder of record must be executed by or on behalf of the holder of record and must reasonably inform us of the identity of the stockholder and that the person intends thereby to demand appraisal of the stockholder’s shares of our Common Stock in connection with the Merger. If a holder of record is submitting a demand with respect to shares of our Common Stock owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner in such capacity, and if the shares of our Common Stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A holder of record, such as a brokerage firm, bank, trust or other nominee, who holds shares of our Common Stock as nominee or intermediary for one or more beneficial owners may exercise appraisal rights with respect to shares of our Common Stock held for one or more beneficial owners while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of our Common Stock as to which appraisal is sought. Where no number of shares of our Common Stock is expressly mentioned, the demand will be presumed to cover all shares of our Common Stock held in the name of the holder of record.
Beneficial Owners
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of our Common Stock in accordance with the procedures of subsection (d)(1) of Section 262 of the DGCL summarized above, provided that (i) such beneficial owner continuously owns such shares of our Common Stock through the Effective Time and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262 of the DGCL and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares of our Common Stock for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Masimo under Section 262 of the DGCL and to be set forth on the Verified List (defined below).
Although not expressly required by Section 262 of the DGCL, Masimo reserves the right to take the position that it may require the submission of all information required of a beneficial owner under subsection (d)(3) of Section 262 of the DGCL with respect to any person sharing beneficial ownership of the shares of our Common Stock for which such demand is submitted.
Actions After Consummation of the Merger
If the Merger is consummated, within 10 days after the Effective Time, Masimo, as the surviving corporation in the Merger, will notify each Masimo stockholder of record who has made a written demand for appraisal pursuant to Section 262 of the DGCL and who has not voted in favor of the Merger Agreement Proposal, and any beneficial owner who has properly demanded appraisal pursuant to Section 262 of the DGCL, of the date that the Merger has become effective.
At any time within 60 days after the Effective Time, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw such person’s demand for appraisal and accept the Per Share Merger Consideration offered pursuant to the Merger Agreement by delivering to us a written withdrawal of the demand for appraisal. Within 120 days after the Effective Time, but not thereafter, either Masimo, as the surviving corporation to the Merger, or any person who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on Masimo, as the surviving corporation, in the case of a petition filed by a stockholder of record or beneficial owner, demanding a determination of the fair value of the shares of our Common Stock held by all Masimo stockholders entitled to appraisal. Masimo, as the surviving corporation to the Merger, is under no obligation to file any such petition and has no present intent of doing so. Accordingly, it is your obligation to initiate all necessary action to perfect your appraisal rights in respect of your shares of our Common Stock within the time prescribed in Section 262 of the DGCL. Within 120 days after the Effective Time, any person who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from Masimo, as the surviving corporation of the Merger, a statement setting forth the aggregate number of shares of our Common Stock not voted in favor of the approval and adoption of the Merger Agreement and with respect to which we have received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares of our Common Stock (provided that, where a beneficial owner makes a demand on his, her or its own behalf, the record holder of such shares of our Common Stock will not be considered a separate stockholder holding such shares of our Common Stock for purposes of such aggregate number). Masimo, as the surviving corporation of the Merger, must give this statement to the requesting stockholder or beneficial owner within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by a record holder of shares of our Common Stock or a beneficial owner and a copy thereof is served upon Masimo, as the surviving corporation of the Merger, then Masimo, as the surviving corporation of the Merger, will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of all persons who have demanded appraisal for their shares of our Common Stock and with whom agreements as to the value of their shares of our Common Stock have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to Masimo, as the surviving corporation of the Merger, and all Masimo stockholders shown on the Verified List at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery, and the costs of these notices will be borne by Masimo, as the surviving corporation of the Merger.

After providing notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal of their shares of our Common Stock to submit their stock Certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any person fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.
In addition, assuming our Common Stock remained listed on a national securities exchange immediately prior to the Effective Time, the Delaware Court of Chancery will dismiss the appraisal proceedings as to all our stockholders who assert appraisal rights unless one of the Minimum Conditions is met.
Determination of Fair Value
After determining the persons entitled to appraisal, the Delaware Court of Chancery will determine the “fair value” of the shares of our Common Stock subject to appraisal, exclusive of any element of value arising from the accomplishment or expectation of the Merger, to be paid upon the amount determined to be the fair value.
In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company”. The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on the future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger”. In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value”, but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered”.
Persons considering seeking appraisal should be aware that the fair value of their shares of our Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the Per Share Merger Consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of our Common Stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration offered pursuant to the Merger Agreement is not an opinion as to, and might not in any manner address, “fair value” under Section 262 of the DGCL. Although we believe that the Per Share Merger Consideration offered pursuant to the Merger Agreement is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and persons considering exercising appraisal rights should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration offered pursuant to the Merger Agreement. Neither Masimo nor Danaher anticipates offering more than the Per Share Merger Consideration offered pursuant to the Merger Agreement to any holder of shares of our Common Stock exercising appraisal rights, and Masimo and Danaher each reserve the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL and to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the “fair value” of a share of our Common Stock is less than the Per Share Merger Consideration offered pursuant to the Merger Agreement. If a demand for appraisal is duly withdrawn, a petition for appraisal is not timely filed, neither of the Minimum Conditions is met (assuming our Common Stock remained listed on a national securities exchange immediately prior to the Effective Time) or other requirements imposed by Section 262 of the DGCL to perfect and seek appraisal are not satisfied, then the right to an appraisal will cease.
Upon application by Masimo, as the surviving corporation of the Merger, or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the Verified List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262 of the DGCL.
The Delaware Court of Chancery will direct the payment of the fair value of the shares of our Common Stock by Masimo, as the surviving corporation of the Merger, to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.
The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the Verified List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of our Common Stock entitled to appraisal not dismissed pursuant to subsection (k) of Section 262 of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of Section 262 of the DGCL. In the absence of such an order, each party bears its own expenses.
If any person who demands appraisal of such person’s shares of our Common Stock under Section 262 of the DGCL fails to perfect, or loses or successfully withdraws, such person’s right to appraisal, such person’s shares of our Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Merger Consideration pursuant to the Merger Agreement. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, neither of the Minimum Conditions is met (assuming our Common Stock remained listed on a national securities exchange immediately prior to the Effective Time) or if the person delivers to Masimo a written withdrawal of the person’s demand for appraisal in accordance with Section 262 of the DGCL.
From and after the Effective Time, no person who has demanded appraisal rights with respect to some or all of such person’s shares of our Common Stock will be entitled to vote such shares of our Common Stock for any purpose or to receive payment of dividends or other distributions on such shares of our Common Stock, except dividends or other distributions payable to stockholders of record as of a time prior to the Effective Time. If no petition for an appraisal is filed, if neither of the Minimum Conditions is met (assuming our Common Stock remained listed on a national securities exchange immediately prior to the Effective Time), or if the person who has made a demand for appraisal delivers to Masimo a written withdrawal of the demand for an appraisal in respect of some or all of such person’s shares of our Common Stock within 60 days after the Effective Time in accordance with Section 262 of the DGCL, then the right of such person to an appraisal of such shares of our Common Stock will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, no appraisal proceeding will be dismissed as to any person without the approval of the Delaware Court of Chancery and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under subsection (j) of Section 262 of the DGCL, provided that this sentence does not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the Effective Time.
Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s or beneficial owner’s statutory appraisal rights.
Consequently, any stockholder or beneficial owner wishing to exercise appraisal rights is encouraged to consult with their legal and financial advisors before attempting to exercise those rights. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DGCL will govern.

HOUSEHOLDING
We are sending only one set of this proxy statement and the related proxy materials to “street name” stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs.
However, if you are residing at such an address and wish to receive a separate set of proxy materials, you may request them by calling our Corporate Secretary at (949) 297-7000, or by submitting a request in writing to our Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, and we will promptly deliver a separate set of the proxy materials to you. If you are receiving multiple copies of the proxy statement, you can request householding by contacting the Corporate Secretary in the same manner described above.

DEADLINE FOR STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING
If the Merger is completed prior to Masimo’s 2026 annual meeting of stockholders (the “2026 Annual Meeting of Stockholders”), Masimo will not hold a 2026 Annual Meeting of Stockholders and there will be no public participation in any future meetings of Masimo’s stockholders because, following the Merger, our Common Stock will be delisted from Nasdaq and will be deregistered under the Exchange Act, and Masimo will no longer be a public company. However, if the Merger is not completed prior to the 2026 Annual Meeting of Stockholders, the following deadlines apply to the submission of stockholder proposals to be considered at the 2026 Annual Meeting of Stockholders.
Stockholders may submit proposals on matters appropriate for stockholder action at our 2026 Annual Meeting of Stockholders consistent with Rule 14a-8 promulgated under the Exchange Act. To be considered for inclusion in proxy materials for our 2026 Annual Meeting of Stockholders, a stockholder proposal must have been submitted in writing no later than November 26, 2025 to our Corporate Secretary at 52 Discovery, Irvine, California 92618. However, if the date of the 2026 Annual Meeting of Stockholders is convened more than 30 days before, or delayed by more than 30 days after, April 29, 2026, to be considered for inclusion in proxy materials for our 2026 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing to our Corporate Secretary at 52 Discovery, Irvine, California 92618 a reasonable time before we begin to print and send our proxy materials for our 2026 Annual Meeting of Stockholders.
If you wish to submit a proposal that is not to be included in the proxy materials for our Annual Meeting your proposal generally must have been submitted in writing to the same address no later than January 29, 2026, but no earlier than December 30, 2025. However, if the date of the 2026 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, April 29, 2026, a stockholder proposal that is not to be included in the proxy materials for our 2026 Annual Meeting of Stockholders must be submitted in writing to our Corporate Secretary at 52 Discovery, Irvine, California 92618 not later than the close of business on the later of (1) the 90th day before the date of the 2026 Annual Meeting of Stockholders, or (2) the 10th day following the day on which we first publicly announce (by press release or disclosure in a filing with the SEC) the date of the 2026 Annual Meeting of Stockholders.
In addition, our Bylaws contain “proxy access” provisions (“Proxy Access Bylaw”) that permit a stockholder or group of stockholders to include director candidates that they intend to nominate in our annual meeting proxy statement and on our proxy card, provided that the stockholder ownership, notice and other requirements set forth in our Bylaws are satisfied. To be timely for our 2026 Annual Meeting of Stockholders, the required notice under our Proxy Access Bylaw must have been received by the Corporate Secretary at the address set forth above not earlier than October 27, 2025 and not later than November 26, 2025. However, if the date of the 2026 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 30 days after April 29, 2026, then notice under the Proxy Access Bylaw must be received by the later of the close of business on the 180th day prior to the 2026 Annual Meeting of Stockholders, or the 10th day following the day on which public announcement of the date of such annual meeting is first made.
The requirements for providing advance notice of business or nominations under our Proxy Access Bylaw as summarized above are qualified in their entirety by our Bylaws, which we recommend that you read in order to comply with the applicable requirements. Failure to timely deliver notice in accordance with our Bylaws or to satisfy the other requirements of our Bylaws may result in a proposal or nomination not being presented at our Annual Meeting (except as may be required by Rule 14a-8 or Rule 14a-19 under the Exchange Act). You may refer to the copy of our Bylaws most recently filed with the SEC and available at www.sec.gov.
In addition, pursuant to Rule 14a-19 of the Exchange Act (“Rule 14a-19”), the SEC’s universal proxy rule, notices of a solicitation of proxies in support of director nominees other than our own nominees must be postmarked or electronically submitted no later than March 2, 2026, and each nomination must comply with the SEC regulations under Rule 14a-19, which requires, among other things, that such notice include a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If, however, the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or after April 29, 2026, then the Rule 14a-19 deadline shall be the later of 60 calendar days prior to the date of the 2026 Annual Meeting of Stockholders or the 10th calendar day following the day on which we first make a public announcement of the date of our 2026 Annual Meeting of Stockholders. A nomination that does not comply with the requirements set forth in the Certificate of Incorporation and Bylaws will not be considered for presentation at the 2026 Annual Meeting of Stockholders.

WHERE YOU CAN FIND MORE INFORMATION
Masimo is subject to the reporting requirements of the Exchange Act. Accordingly, Masimo files annual, quarterly and current reports, proxy statements and other information with the SEC. Masimo’s SEC filings are available to the public at the internet website maintained by the SEC at https://www.sec.gov. Masimo also makes available free of charge through its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. Masimo’s internet website address is investor.masimo.com. The information located on, or hyperlinked or otherwise connected to, Masimo’s website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.
The SEC allows Masimo to “incorporate by reference” the information we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
Masimo’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026, filed February 27, 2026; and

•
Masimo’s Current Report on Form 8-K filed with the SEC on February 17, 2026.

We also incorporate by reference into this proxy statement additional documents that Masimo may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the Special Meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.
You may request a copy of documents incorporated by reference at no cost, by writing or telephoning us at 52 Discovery, Irvine, CA 92618, Attention: Investor Relations, telephone: (949) 297-7000. If you request any documents, Masimo will mail them to you by first class mail or another equally prompt means after receipt of your request.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES OF OUR COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 1, 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER
by and among
MASIMO CORPORATION,
DANAHER CORPORATION
and
MOBIUS MERGER SUB, INC.
Dated as of February 16, 2026

Exhibits
Exhibit A: Definitions
Exhibit B: Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 16, 2026, is entered into by and among Masimo Corporation, a Delaware corporation (the “Company”), Danaher Corporation, a Delaware corporation (“Parent”), and Mobius Merger Sub, Inc., a Delaware corporation and a Wholly Owned Subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties” and each, a “Party”). Except as otherwise indicated in this Agreement, capitalized terms used but not defined in the body of this Agreement shall have the meanings set forth in Exhibit A.
RECITALS
WHEREAS, the Parties intend that, subject to the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger as a Wholly Owned Subsidiary of Parent;
WHEREAS, the Company Board has, by unanimous approval of all directors present at a duly convened and held meeting, (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement (the “Transactions”), (b) determined that this Agreement and the Transactions are fair to, and in the best interests of, the Company and the holders of Shares (other than Excluded Shares that are not Dissenting Shares), (c) directed that this Agreement be submitted to the holders of Shares for their adoption and (d) resolved, subject to the terms and conditions of this Agreement, to recommend that the holders of Shares adopt this Agreement;
WHEREAS, the Parent Board has, by unanimous approval of all directors present at a duly convened and held meeting, (a) approved and declared advisable this Agreement and the Transactions, (b) determined that this Agreement and the Transactions are in the best interests of Parent and its stockholders and (c) approved the execution, delivery and performance of this Agreement by Parent and the consummation of the Transactions;
WHEREAS, the sole member of the board of directors of Merger Sub has (a) approved and declared advisable this Agreement and the Transactions, (b) determined that this Agreement and the Transactions are in the best interests of Merger Sub and Parent (as Merger Sub’s sole stockholder), (c) directed that this Agreement be submitted to Parent (as Merger Sub’s sole stockholder) for its adoption and (d) resolved to recommend that Parent (as Merger Sub’s sole stockholder) adopt this Agreement;
WHEREAS, prior to the execution and delivery of this Agreement, and as a condition to the willingness of Parent to enter into this Agreement, certain stockholders of the Company have entered into a voting and support agreement (the “Voting Agreement”) in connection with the Merger; and
WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the Transactions.
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties, intending to be legally bound, agree as follows:
ARTICLE I
Closing; Effective Time; The Merger
1.1.   Closing.   The Closing shall take place, via the exchange of electronic documents and executed signature pages and the electronic transfer of funds, on the third Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions) or at such other date, time and place (or by means of remote communication) as the Company and Parent may agree in writing.
1.2.   Effective Time.   On the Closing Date, the Parties shall cause the Certificate of Merger to be duly executed and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL and the Parties shall deliver and tender, or cause to be delivered or tendered, as applicable, any

Taxes and fees and make all other filings or recordings required under the DGCL in connection with such filing of the Certificate of Merger and the Merger. The Merger shall become effective at the time the Certificate of Merger is filed with and accepted by the Secretary of State of the State of Delaware or at such later time agreed by Parent and the Company in writing and specified in the Certificate of Merger (such time and date that the Merger becomes effective, the “Effective Time”).
1.3.   The Merger.   Subject to the terms and conditions of this Agreement and in accordance with the DGCL, (a) at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Corporation”) and, from and after the Effective Time, shall be a Wholly Owned Subsidiary of Parent and the separate corporate existence of the Company shall continue unaffected by the Merger, and (c) the Merger shall have such other effects as set forth in this Agreement and in the applicable provisions of the DGCL.
ARTICLE II
Certificate of Incorporation and Bylaws; Directors and Officers of the Surviving Corporation
2.1.   The Certificate of Incorporation of the Surviving Corporation.   At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety as of the Effective Time to be in the form set forth in Exhibit B to this Agreement, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation (the “Charter”), until thereafter duly amended, restated or amended and restated as provided therein or by applicable Law, in each case consistent with the obligations set forth in Section 6.12.
2.2.   The Bylaws of the Surviving Corporation.   The Parties shall take all actions necessary so that the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the “Bylaws”), except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until thereafter duly amended, restated or amended and restated as provided therein, by the Charter or by applicable Law, in each case consistent with the obligations set forth in Section 6.12.
2.3.   Directors of the Surviving Corporation.   The Parties shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, each to hold office until such Person’s successor has been duly elected or appointed and qualified or until such Person’s earlier death, resignation or removal pursuant to the Charter, the Bylaws or applicable Law.
2.4.   Officers of the Surviving Corporation.   The Parties shall take all actions necessary so that the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, each to hold office until such Person’s successor has been duly elected or appointed and qualified or until such Person’s earlier death, resignation or removal pursuant to the Charter, the Bylaws or applicable Law.
ARTICLE III
Effect of the Merger on Capital Stock; Delivery of Merger Consideration
3.1.   Effect of the Merger on Capital Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of any Person:
(a)   Merger Consideration.   Each Eligible Share shall be automatically converted into the right to receive the Per Share Merger Consideration, and shall cease to be outstanding, shall be automatically cancelled and shall cease to exist, and each Certificate and each Book-Entry Share shall thereafter represent only the right to receive the Per Share Merger Consideration, payable pursuant to Section 3.2.
(b)   Treatment of Excluded Shares.   Each Excluded Share shall cease to be outstanding, shall be automatically cancelled without payment of any consideration therefor and shall cease to exist, subject to any rights any Dissenting Stockholder may have pursuant to Section 3.2(f) with respect to any Excluded Shares that are Dissenting Shares.

(c)   Treatment of Converting Shares.   Each Converting Share, if any, shall be automatically converted into such number of shares of stock of the Surviving Corporation such that each such Subsidiary holding Converting Shares shall own the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time, and each Converting Share shall cease to be outstanding, shall be automatically cancelled and shall cease to exist, and no other consideration shall be delivered in exchange therefor.
(d)   Merger Sub.   Each share of common stock of Merger Sub, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of common stock of the Surviving Corporation, par value $0.001 per share, and, subject to Section 3.1(c), shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the Effective Time.
3.2.   Delivery of Merger Consideration.
(a)   Deposit of Merger Consideration and Paying Agent.
(i)   At or prior to the Closing, Parent shall deposit, or cause to be deposited, with the Paying Agent, an amount in cash sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments of the aggregate Per Share Merger Consideration in respect of the Eligible Shares pursuant to Section 3.2(b) (such cash and any proceeds thereof, the “Exchange Fund”).
(ii)   Pursuant to the Paying Agent Agreement, the Paying Agent shall, among other things, (A) act as the paying agent for the payment and delivery of the Per Share Merger Consideration pursuant to the terms and conditions of this Agreement and for the payment of the Company Equity Payments to be paid by the Paying Agent pursuant to Section 3.3 and (B) invest the Exchange Fund, if and as directed by Parent; provided, however, that any investment shall be in obligations of, or guaranteed as to principal and interest by, the U.S. government in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services, LLC, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available) or in money market funds having a rating in the highest investment category granted by a nationally recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. If for any reason (including losses) the Exchange Fund is insufficient to pay the amounts owed to holders of Eligible Shares entitled to such payments under Section 3.1 and the Company Equity Payments to be paid by the Paying Agent pursuant to Section 3.3, Parent shall promptly deposit, or shall cause to be deposited, cash with the Paying Agent for the Exchange Fund so as to ensure that the Exchange Fund, at all relevant times, is maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment (if any) in excess of the amounts payable pursuant to Section 3.2(b) and Section 3.3 shall be returned to Parent or the Surviving Corporation, as determined by Parent in accordance with the terms and conditions of the Paying Agent Agreement, upon the termination of the Exchange Fund in accordance with Section 3.2(d).
(b)   Procedures for Surrender.
(i)   As promptly as practicable after the Effective Time (but in any event within three Business Days thereafter), Parent shall cause the Paying Agent to mail or otherwise provide each holder of record of Eligible Shares that are (A) Certificates or (B) Book-Entry Shares not held, directly or indirectly, through DTC notice advising such holders of the effectiveness of the Merger, which notice shall include (1) appropriate transmittal materials (including a customary letter of transmittal) specifying that delivery shall be effected, and risk of loss and title to the Certificates or such Book-Entry Shares shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 3.2(e)) or the surrender of such Book-Entry Shares to the Paying Agent (which shall be deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such Book-Entry Shares or such other reasonable evidence, if any, of such surrender as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), as applicable (such materials to be in such form and have such other provisions as Parent and the Company may reasonably agree prior to the Effective Time), and (2) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 3.2(e)) or such Book-Entry Shares to the Paying Agent in exchange for the Per Share Merger Consideration that such holder is entitled to receive as a result of the Merger pursuant to this Article III.
(ii)   With respect to Book-Entry Shares held, directly or indirectly, through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent shall transmit to DTC or its nominees as promptly as practicable after the Effective Time (but in any event within five days thereafter), upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the aggregate Per Share Merger Consideration to which the beneficial owners thereof are entitled to receive as a result of the Merger pursuant to this Article III.
(iii)   Upon surrender to the Paying Agent of Eligible Shares that (A) are represented by Certificates, by physical surrender of such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 3.2(e)) together with the letter of transmittal, duly completed and executed, and such other documents as the Paying Agent may reasonably require pursuant to the terms and conditions of the Paying Agent Agreement, (B) are Book-Entry Shares not held through DTC, by book-receipt of an “agent’s message” by the Paying Agent in connection with the surrender of Book-Entry Shares (and such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares as the Paying Agent may reasonably require pursuant to the terms and conditions of the Paying Agent Agreement), in each case of the foregoing clauses (A) and (B) of this Section 3.2(b)(iii), pursuant to such materials and instructions as contemplated by Section 3.2(b)(i), and (C) are Book-Entry Shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed by the Company, Parent, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries pursuant to Section 3.2(b)(ii), the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver, out of the Exchange Fund, as promptly as practicable to such holders, an amount in cash in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 3.2(g)) equal to the product obtained by multiplying (1) the number of Eligible Shares represented by such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 3.2(e)) or such Book-Entry Shares by (2) the Per Share Merger Consideration, and each Certificate or Book-Entry Share so surrendered shall forthwith be cancelled.
(iv)   In the event of a transfer of ownership of any Eligible Shares represented by a Certificate that is not registered in the stock transfer books or ledger of the Company, or if the consideration payable is to be paid in a name other than that in which the Certificate surrendered or transferred in exchange therefor is registered in the stock transfer books or ledger of the Company, a check for any cash to be exchanged upon due surrender of any such Certificate may be issued by the Paying Agent to such a transferee if the Certificate is properly endorsed and otherwise in proper form for surrender and presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable Transfer Taxes have been paid or are not applicable, in each case, in form and substance, reasonably satisfactory to Parent and the Paying Agent. Payment of the Per Share Merger Consideration with respect to Book-Entry Shares shall be made only to the Person in whose name such Book-Entry Shares are registered in the stock transfer books or ledger of the Company.
(c)   Transfer Books; No Further Ownership Rights in Shares.   From and after the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no transfers on the stock transfer books or ledger of the Company of the Eligible Shares. If, after the Effective Time, any Certificate or acceptable evidence of a Book-Entry Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall, subject to the terms and conditions of this Article III, be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled to receive as a result of the Merger pursuant to this Article III.
(d)   Termination of Exchange Fund.
(i)   If requested by Parent in writing, any portion of the Exchange Fund (including any interest and other income resulting from any investments thereof (if any)) that remains unclaimed by the holders of Eligible Shares on the date that is 12 months from and after the Closing Date shall be delivered to Parent or the Surviving Corporation, as Parent may determine. Any holder of Eligible Shares who has not theretofore received the Per Share Merger Consideration in respect of such Eligible Shares and any holder of Company Equity Awards who has not received the applicable Company Equity Payment to be paid by the Paying Agent pursuant to Section 3.3 shall thereafter look only to the Surviving Corporation for such payments (after giving effect to any required Tax withholdings as provided in Section 3.2(g) and Section 3.3, as applicable) in respect thereof.
(ii)   Notwithstanding anything to the contrary set forth in this Article III, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares or Company Equity Awards for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Notwithstanding any other provision of this Agreement, any amounts remaining unclaimed by holders of any such Certificates or Book-Entry Shares five years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Entity, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.
(e)   Lost, Stolen or Destroyed Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent pursuant to the Paying Agent Agreement or otherwise, the posting by such Person of a bond in customary amount and upon such terms as may be reasonably required by Parent or the Paying Agent pursuant to the Paying Agent Agreement or otherwise as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent shall, in exchange for such Certificate and such other documentation required pursuant to this Section 3.2 and subject to the terms and conditions of this Article III, pay the aggregate Per Share Merger Consideration to be paid with respect to the Eligible Shares represented by such Certificate.
(f)   Appraisal Rights.   Subject to the last sentence of this Section 3.2(f), no Dissenting Stockholder shall be entitled to receive the Per Share Merger Consideration with respect to its Dissenting Shares and each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to its Dissenting Shares, and such Dissenting Stockholder shall cease to have any other rights with respect to its Dissenting Shares. The Company shall give Parent (i) prompt written notice (and in any event within two Business Days of receipt) and copies of any written demands (or written threats thereof) for appraisal, actual, attempted or purported written withdrawals of such demands, and any other instruments served pursuant to (or purportedly pursuant to) applicable Law that are received by the Company relating to the Company’s stockholders’ demands of appraisal and (ii) an opportunity to participate in, direct and control all negotiations and Proceedings to the extent related to any written demand for appraisal under the DGCL, including any determination to make any payment or deposit with respect to any Dissenting Shares under Section 262(h) of the DGCL prior to the entry of judgment in the Proceedings regarding appraisal. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment or deposit with respect to any demands for appraisals, offer to settle or settle any such demands or approve any withdrawal of any such demands, or agree, authorize or commit to do any of the foregoing. If any

Dissenting Stockholder shall have effectively withdrawn or otherwise waived or lost the right under Section 262 of the DGCL with respect to any Dissenting Shares, such Dissenting Shares shall become Eligible Shares and thereupon converted into the right to receive the Per Share Merger Consideration with respect to such Shares pursuant to this Article III.
(g)   Withholding Rights.   Each of Parent, the Surviving Corporation and the Paying Agent (and any of their respective Affiliates) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable Tax Law. In the event of any deduction or withholding pursuant to this Section 3.2(g) (other than any withholding or deduction in respect of payments in the nature of compensation for Tax purposes that are paid through payroll of the applicable entity), the applicable payor shall use commercially reasonable efforts to cooperate with the applicable payee to reduce or eliminate any amounts that would otherwise be deductible or withheld, to the extent permitted by applicable Law. To the extent that amounts are so withheld and remitted to the applicable Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
3.3.   Treatment of Equity Awards.   Except as set forth in Section 3.3 of the Company Disclosure Schedule:
(a)   Each Company Option that is outstanding as of immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of Parent, Merger Sub, the Company, or the holder thereof, whether vested or unvested, be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of (A) the Per Share Merger Consideration over (B) the exercise price per share of such Company Option, and (ii) the number of Shares underlying such Company Option, without interest and less such amounts as are required to be withheld or deducted under the Code or any provision of U.S. state or local Tax Law with respect to the making of such payment. Notwithstanding the foregoing, each Company Option that is outstanding as of immediately prior to the Effective Time that has an exercise price per Share that is equal to or greater than the Per Share Merger Consideration shall, in each case, be automatically, without any action on the part of Parent, the Company or the holder thereof, be cancelled without payment of any consideration.
(b)   Each Company RSU Award that is outstanding as of immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be assumed by Parent and converted into an award of restricted stock units with respect to the number of shares (rounded to the nearest number of whole shares) of Parent Common Stock (such restricted stock unit award, a “Converted RSU Award”) equal to the product of the number of Shares underlying the Company RSU Award immediately prior to the Effective Time multiplied by the Exchange Ratio. Each Converted RSU Award shall continue to be governed by the same terms and conditions (including with respect to vesting and forfeiture) that were applicable to the corresponding Company RSU Award immediately prior to the Effective Time; provided that, notwithstanding the foregoing, any Company RSU Award held by a non-employee member of the Company Board that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall not be assumed by Parent and shall instead be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the Per Share Merger Consideration and (ii) the number of Shares underlying such Company RSU Award, without interest and less such amounts as are required to be withheld or deducted under the Code or any provision of U.S. state or local Tax Law with respect to the making of such payment.
(c)   Each Company PSU Award that is outstanding as of immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the Per Share Merger Consideration and (ii) the number of Shares underlying such Company PSU Award, with the number of Shares underlying the Company PSU Award to be based upon target performance, without interest and less such amounts as are required to be withheld or deducted under the Code or any provision of U.S. state or local Tax Law with respect to the making of such payment.
(d)   Parent shall file with the SEC, no later than three Business Days after the Effective Time, a registration statement on a Form S-8 (or any successor form or other appropriate form) (the “Form S-8”) relating to the shares of Parent Common Stock issuable with respect to the Converted RSU Awards. Parent shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or statements for so long as Converted RSU Awards remain outstanding. As promptly as reasonably practicable after the Effective Time (but no later than five Business Days after the Closing Date), Parent shall deposit with the Surviving Corporation, by wire transfer of immediately available funds, the aggregate amounts owed to the holders of the Company Equity Awards contemplated by this Section 3.3 (collectively, the “Company Equity Payments”), including any employer payroll Taxes thereon. As promptly as reasonably practicable following the Closing Date, the Surviving Corporation (or its applicable Subsidiary) shall pay or cause to be paid to the holders of the Company Equity Awards, through its payroll system, the Company Equity Payments (after giving effect to any required Tax withholdings); provided, however, that to the extent the holder of a Company Equity Award is not, and was not at any time during the vesting period of the applicable Company Equity Award, an employee of the Company or any of its Subsidiaries, then such payment shall be deposited in the Exchange Fund and paid by the Paying Agent pursuant to Section 3.2. Notwithstanding the foregoing, to the extent that any award described in this Section 3.3 constitutes nonqualified deferred compensation subject to Section 409A of the Code, any payment contemplated hereby with respect to such award shall be made in accordance with this Agreement and the applicable award’s terms or, if later, at the earliest time permitted under the terms of such award that will not result in the application of a Tax or penalty under Section 409A of the Code.
(e)   Prior to the Effective Time, the Company, the Board of Directors of the Company and Parent, as applicable, shall take all actions necessary or advisable to effectuate the provisions of this Section 3.3.
3.4.   Adjustments to Prevent Dilution.   Notwithstanding anything to the contrary set forth in this Agreement, if, from the execution and delivery of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, the issued and outstanding Shares or securities convertible or exchangeable into or exercisable for Shares shall have been changed into a different number of Shares or securities or a different class by reason of any reclassification, stock split, stock dividend or distribution, recapitalization, merger or other similar transaction, or a stock dividend with a record date within such period shall have been declared, then the Per Share Merger Consideration and any other amounts payable pursuant to this Agreement shall be equitably adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing in this Section 3.4 shall be construed to permit the Company or any other Person to take any action that is otherwise prohibited by the terms and conditions of this Agreement.
ARTICLE IV
Representations and Warranties of the Company
Except as set forth in (x) the Company Reports filed or furnished on or after December 30, 2023 and that are publicly available prior to the close of business on the second business day preceding the date of this Agreement (to the extent the relevance of such item as an exception to a representation or warranty herein is reasonably apparent on its face), but excluding, in each case, any risk factors, forward-looking statements and other similar statements to the extent they are forward-looking statements or primarily cautionary, predictive or forward-looking in nature, or (y) the applicable section or subsection of the confidential disclosure schedule delivered to Parent by the Company prior to or concurrently with the execution and delivery of this Agreement (the “Company Disclosure Schedule”) (it being agreed that for the purposes of the representations and warranties made by the Company in this Agreement, disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section of this Agreement to the extent the relevance of such item is reasonably apparent on its face); provided, that clause (x) of this paragraph shall not apply to the representations and warranties set forth in

Section 4.1, Section 4.2(a), the second sentence of Section 4.2(b), the first sentence of Section 4.2(c), Section 4.2(e), Section 4.3, Section 4.19 and Section 4.21, the Company hereby represents and warrants to Parent and Merger Sub that:
4.1.   Organization, Good Standing and Qualification.
(a)   The Company is a legal entity duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)   The Company has made available to Parent correct and complete copies of the Company’s Organizational Documents, including any amendments thereto, that are in effect as of the date of this Agreement. Each of the Company’s Organizational Documents is in full force and effect and the Company is not in material breach or violation of any of the provisions thereof.
(c)   Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
4.2.   Capital Structure.
(a)   The authorized capital stock of the Company consists of 100,000,000 Shares and 5,000,000 shares of Company Preferred Stock. As of the Capitalization Date: (i) 74,218,782 Shares were issued and outstanding, (ii) 22,014,412 Shares were issued and held by the Company in its treasury, (iii) no shares of Company Preferred Stock were issued and outstanding or held by the Company in its treasury, and (iv) no Shares or shares of Company Preferred Stock were reserved for issuance (other than 3,734,499 Shares reserved for issuance pursuant to the Stock Plans). As of the Capitalization Date, there were outstanding (A) Company Options to purchase 611,180 shares of Company Common Stock, (B) Company RSU Awards with respect to 593,261 shares of Company Common Stock, and (C) Company PSU Awards with respect to 115,744 shares of Company Common Stock (assuming such Company PSU Awards were earned at the target level of performance) and 231,488 shares of Company Common Stock (assuming such Company PSU Awards were earned at the maximum level of performance). Since the Capitalization Date and through the date of this Agreement, no Shares or shares of Company Preferred Stock have been repurchased or redeemed or issued (other than with respect to the exercise, vesting or settlement of Company Equity Awards outstanding prior to the date of this Agreement and pursuant to the terms of the applicable Stock Plans in effect on the date of this Agreement), and no Shares have been reserved for issuance and no Company Equity Awards have been granted, except as otherwise expressly permitted by this Agreement.
(b)   Neither the Company nor any of its Subsidiaries have outstanding any bonds, debentures, notes, Indebtedness or other obligations, the holders of which have the right to vote (or convert into or exercise for securities having the right to vote) with the stockholders of the Company on any matter or with the equity holders of any of the Company’s Subsidiaries on any matter, respectively. All of the outstanding shares of capital stock or other securities of the Company have been duly authorized and are validly issued, fully paid and non-assessable. All of the outstanding shares of capital stock and other securities of the Company are free and clear of any Encumbrance created or incurred by the Company or any of its Subsidiaries, other than restrictions on transfer arising under this Agreement, applicable securities Laws or the Organizational Documents of the Company.

(c)   The Company Common Stock constitutes the only outstanding class of securities of the Company or its Subsidiaries registered under the Securities Act. No shares of capital stock of the Company are held by any Subsidiary of the Company.
(d)   Section 4.2(d) of the Company Disclosure Schedule sets forth a true and complete list of each of the Company’s Subsidiaries and its jurisdiction of incorporation, formation or organization, as applicable. Each of the Company’s Subsidiaries is a Wholly Owned Subsidiary of the Company.
(e)   Except as set forth in Section 4.2(a), there are no preemptive or other outstanding rights, options, phantom equity or rights, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or to sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Other than the Voting Agreement, the Company is not a party to any voting agreement with respect to the voting of any of the foregoing securities of the Company.
(f)   Section 4.2(f) of the Company Disclosure Schedule sets forth a true and complete list, as of the Capitalization Date, of all outstanding Company Equity Awards on an individual-by-individual basis, including with respect to each such Company Equity Award, (i) the name of the holder, (ii) the Stock Plan pursuant to which such Company Equity Award was granted, (iii) the date of grant, (iv) the total number of shares of Company Common Stock subject to such Company Equity Award (at target and maximum, if applicable), (iv) the vesting schedule and current vesting status, (v) the exercise price, (vi) the expiration date, if applicable, and (vii) if applicable, whether such Company Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code. Each Company Option grant was made in accordance with the terms of the Stock Plans, applicable Law and Section 409A of the Code, and each Company Option’s per share exercise price was equal to or greater than the fair market value of a share of Company Common Stock on the date of grant of such Company Option. All shares of Company Common Stock that may be issued pursuant to the conversion, exercise, settlement or vesting of the Company Equity Awards will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive right.
4.3.   Corporate Authority; Approval and Fairness.
(a)   The Company has the requisite corporate power and authority to execute and deliver this Agreement and to comply with the provisions of this Agreement, subject, in the case of the consummation of the Merger, to obtaining the Requisite Company Vote. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(b)   The Company Board has, by unanimous approval of all directors present at a duly convened and held meeting: (i) (A) approved and declared advisable this Agreement and the Transactions, (B) determined that this Agreement and the Transactions are fair to, and in the best interests of, the Company and the holders of Shares, other than Excluded Shares that are not Dissenting Shares, and (C) resolved to recommend that the holders of Shares adopt this Agreement (the “Company Recommendation”), and the resolutions in this clause (i), except in the case of clause (C) as permitted by Section 6.2, have not been rescinded, modified or withdrawn as of the execution and delivery of this Agreement; (ii) directed that this Agreement be submitted to the holders of Shares for their adoption; and (iii) received the oral opinion (to be confirmed by delivery of a written opinion) of its financial advisor, Centerview Partners LLC (“Centerview”), to the effect that, based upon the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth in such written opinion, as of the date of such written opinion, the Per Share Merger Consideration to be paid to the holders of Shares (other than Excluded Shares and Converting Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders (it being agreed that such opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub or any other Person). Promptly following the execution and delivery of this Agreement, the Company will make available to Parent a written copy of such opinion.
(c)   The Requisite Company Vote is the only vote of the holders of any class or series of the Company’s capital stock or other securities that is necessary under applicable Law and the Organizational Documents to adopt this Agreement and approve the Merger and other Transactions.
4.4.   Governmental Filings; No Violations.
(a)   Other than the expirations of waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations (i) under the HSR Act or any other Antitrust Law, (ii) pursuant to the DGCL, (iii) required to be made with or obtained from the SEC, (iv) required to be made with or by the NASDAQ and (v) set forth in Section 4.4(a)(v) of the Company Disclosure Schedule (collectively, the “Company Approvals”), as applicable, no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made by the Company or any of its Subsidiaries with, nor are any required to be obtained by the Company or any of its Subsidiaries from, any Governmental Entity, in connection with the execution and delivery of and performance under this Agreement by the Company and the consummation of the Merger and the other Transactions, or in connection with the continuing operation of the business of the Company and its Subsidiaries following the Effective Time, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)   Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5.8, the execution and delivery of and performance under this Agreement by the Company do not, and the consummation of the Transactions, will not: (i) assuming the Requisite Company Vote is obtained, constitute or result in a breach or violation of or default under, the Organizational Documents of the Company; (ii) assuming the Requisite Company Vote is obtained and compliance with the matters referred to in Section 4.4(a), violate or conflict with any Law to which the Company or any of its Subsidiaries is subject; (iii) result in the creation or imposition of any Encumbrance (other than Permitted Encumbrances) on any properties or assets of the Company or its Subsidiaries, or (iv) assuming compliance with the matters referred to in Section 4.4(a), with or without notice, lapse of time or both, require any notice, consent or approval under, constitute a breach or default under, or cause or permit the termination, acceleration or creation of any right or obligation under any provision of any Contract binding upon the Company or any of its Subsidiaries, except, in the case of clauses (ii)-(iv) of this Section 4.4(b), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
4.5.   Compliance with Laws; Licenses.
(a)   Compliance with Laws.
(i)   Since the Applicable Date, the businesses of the Company and each of its Subsidiaries have been, and are being, conducted in compliance in all material respects with all applicable Laws (including Sanctions, the Export Import Laws and the Healthcare Laws). Since the Applicable Date, neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, other communication from a Governmental Entity asserting alleged or actual noncompliance with any applicable Law (including the Healthcare Laws) by the Company or any of its Subsidiaries that has not been cured as of the date of this Agreement, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(ii)   The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ. The Company has not, since the Applicable Date and through the date of this Agreement, received any notice from NASDAQ asserting any material noncompliance with such requirements.
(b)   Licenses.   (i) Since the Applicable Date, the Company and each of its Subsidiaries has obtained, holds and is in compliance with all Licenses, including Healthcare Permits and all applicable export Licenses necessary to conduct their respective businesses as currently conducted and each such License is in full force and effect, and (ii) since the Applicable Date and through the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, any other communication from a Governmental Entity asserting any alleged or actual non-compliance with any such Licenses by the Company or any of its Subsidiaries and, to the Knowledge of the Company, as of the date of this Agreement, there are no investigations, claims or Proceedings pending or threatened in writing that seek, the revocation, cancellation, termination, non-renewal or adverse modification of any License, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)   Regulatory Matters.
(i)   The Company and each of its Subsidiaries is, and since the Applicable Date, has been, in compliance in all material respects with all Healthcare Laws. There is no pending and, since the Applicable Date there have not been any, Proceedings pending or, to the Knowledge of the Company, threatened by any other Person against the Company or any of its Subsidiaries alleging any violation of any Healthcare Laws.
(ii)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries has received, since the Applicable Date and through the date of this Agreement, any FDA Form 483 List of Inspectional Observations, notice of adverse finding or warning letters or notice of violation from any applicable Governmental Entity that administers or enforces Healthcare Laws for products sold by the Company (the “Company Products” and any such Governmental Entity, a “Regulatory Agency”) identifying any material non-compliance with Healthcare Laws, or been subject to any Proceedings relating to any non-compliance with Healthcare Laws, that would reasonably be expected to lead to enforcement against the Company or its Subsidiaries or the denial, suspension, withdrawal, or revocation of any License necessary for the lawful operation of the Company or its Subsidiaries, including any License necessary for the lawful distribution of Company Products, in each jurisdiction in which the Company or its Subsidiaries operates or grant for marketing approval with respect to any Company Product currently pending before or previously approved or cleared by the FDA or such other Regulatory Agency.
(iii)   Since the Applicable Date and through the date of this Agreement, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any Subsidiary has voluntarily or involuntarily initiated, conducted or issued, caused to be initiated, conducted, submitted, or issued, any “Medical Device Report” as defined in 21 C.F.R. Part 803, recall, refund, field notification or corrective action, removal, post-sale warning, market withdrawal, detention, termination or suspension of manufacturing, seizure, suspension, replacement, safety alert, “dear doctor” letter or investigator notice to healthcare wholesalers, healthcare distributors, healthcare retailers, healthcare professionals or patients (including any action required to be reported or for which records must be maintained under 21 C.F.R. Part 806) relating to any Company Product (collectively, a “Recall”) or, as of the date hereof, currently intends to initiate, conduct or issue any Recall of any Company Product. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since the Applicable Date and through the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice from the FDA or any other Regulatory Agency regarding any Recall of any Company Product.
(iv)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company Products, where required, are designed, tested, manufactured, marketed, sold and distributed in compliance with all applicable Healthcare Laws.
(v)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since the Applicable Date, all documentation, correspondence, reports, data, analyses and certifications relating to or regarding any of the Company Products filed or delivered by or on behalf of the Company or any of its Subsidiaries to any Governmental Entities

were true and accurate in all respects on the date filed or furnished (or were corrected in or supplemented by a subsequent filing) and remain true and accurate in all respects.
(vi)   The Company and each of its Subsidiaries do not presently, and have not since the Applicable Date, engaged in the business of (A) billing for or the receipt of collections attributable to the payment of medical claims; or (B) directly contracting with any Governmental Healthcare Program or any other third-party payor program.
(vii)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company, any of its Subsidiaries, nor, any director, manager, officer, managing employee (as such term is defined in 42 U.S.C. § 1320a-5(b)), or employee, or independent contractor of the Company is currently or since the Applicable Date, has been threatened to be: (A) debarred under 21 U.S.C. § 335a or any similar state or foreign law or regulation, excluded or suspended from participating in any Governmental Healthcare Program or otherwise excluded under any state or foreign law or regulation; (B) debarred by FDA or any similar Regulatory Agency under any applicable Healthcare Law; (C) subject to a civil monetary penalty assessed under Section 303(f) of the FDCA (21 U.S.C. § 333(f)) or under Section 1128A of the Social Security Act, sanctioned, indicted or convicted of a crime, or pled nolo contendere or to sufficient facts, in connection with any allegation of violation of any Governmental Health Program requirement or Law; (D) listed on the General Services Administration’s published list of parties excluded from federal procurement programs and non-procurement programs; or (E) subject to any other debarment, exclusion or sanction list or database that relates to the business of the Company or its Subsidiaries. Neither the Company, any of its Subsidiaries, nor, any director, manager, officer, managing employee (as such term is defined in 42 U.S.C. § 1320a-5(b)), or employee, or independent contractor of the Company is currently or since the Applicable Date, has (a) made a voluntary disclosure pursuant to any Governmental Entity self-disclosure protocol or similar functions, including, but not limited to the Office of Inspector General of the United States Department of Health and Human Services (“OIG”) pursuant to OIG’s self-disclosure protocol or to the U.S. Department of Justice or (b) been a party to, or bound by, any corporate integrity agreement, corporate compliance agreement, consent decree, deferred prosecution agreement or equivalent arrangement with any Governmental Entity related to Healthcare Laws. Since the Applicable Date and through the date of this Agreement, there are no ongoing material internal investigations related to the Company’s and its Subsidiaries’ compliance with Healthcare Laws.
(viii)   Since the Applicable Date, each of the Company and its Subsidiaries (A) has maintained a compliance and quality program designed to address compliance with Healthcare Laws and other applicable Law and (B) has been in material compliance with its compliance and quality program.
(ix)   The Company and each of its Subsidiaries (A) since the Applicable Date, has implemented a compliance program, including written policies and procedures, as well as other administrative, physical and technical safeguards, in order to comply with HIPAA as applicable to the Company or its Subsidiaries’ respective business operations and (B) since the Applicable Date, has been in material compliance with its HIPAA compliance program. Since the Applicable Date and through the date of this Agreement, the Company and each of its Subsidiaries has not received any written notice of, and there is no action, inquiry, Proceeding or investigation pending or, to the Knowledge of the Company, threatened, with respect to any alleged “breach” by the Company, its Subsidiaries, or its or their “workforce.” Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since the Applicable Date, no “breach” by the Company, its Subsidiaries, or its or their “workforce,” or known successful “security incident,” has occurred with respect to protected health information in the possession or under the control of the Company, its Subsidiaries, its or their “workforce” or its or their subcontractor “business associates” that requires notification to the United States Secretary of Health and Human Services under 45 C.F.R. § 164.508(b). All quoted terms used herein and not otherwise defined shall have the meaning ascribed to them under HIPAA.
(d)   Trade Controls & Anti-Corruption.
(i)   Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, director, employee, agents or other third party representatives acting on behalf of the

Company or its Subsidiaries, (A) is currently or has been in the past five years: (x) a Sanctioned Person; (y) engaging in any dealings or transactions with, on behalf of, or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (z) otherwise in violation of Sanctions, Export Import Laws, or U.S. anti-boycott Laws in any material respect (collectively, “Trade Controls”); or (B) has in the past five years (x) made or accepted any unlawful payment or given, received, offered, promised, or authorized or agreed to give or receive, any money, advantage or thing of value, directly or indirectly, to, from, on behalf of, or for the benefit of any employee or official of any Governmental Authority or any other Person acting in an official capacity for or on behalf of, any Governmental Entity in violation in any material respect of the FCPA or Other Anti-Bribery Laws, or (y) otherwise been in violation of the FCPA or Other Anti-Bribery Laws in any material respect, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(ii)   In the past five years, and with respect to Sanctions since April 24, 2019, neither the Company nor any of its Subsidiaries have received from any Governmental Entity or any Person any written notice, inquiry, or internal or external allegation, made any voluntary or involuntary disclosure to a Governmental Entity, or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing in each case, related to Trade Controls, the FCPA, or Other Anti-Bribery Laws. To the Company’s Knowledge, there are no pending or threatened claims against the Company or any of its Subsidiaries with respect to the Trade Controls, the FCPA, or Other Anti-Bribery Laws.
4.6.   Company Reports.
(a)   All Company Reports filed or furnished since the Applicable Date through the date of this Agreement have been filed or furnished on a timely basis.
(b)   Each of the Company Reports filed or furnished since the Applicable Date, at the time of its filing or being furnished (or, if amended or supplemented, as of the date of the last such amendment or supplement, or, in the case of a Company Report that is a registration statement filed pursuant to the Securities Act or a proxy statement filed pursuant to the Exchange Act, on the date of effectiveness of such Company Report or date of the applicable meeting, respectively), complied or will comply (as applicable) in all material respects, with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as applicable. As of their respective dates or, if amended or supplemented, as of the date of such amendment or supplement (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), the Company Reports filed or furnished since the Applicable Date have not and will not (as applicable), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading in any material respect. Notwithstanding any of the foregoing sentences, the Company makes no representation or warranty with respect to any information furnished by or on behalf of Parent or Merger Sub for use or inclusion in any such document.
(c)   There are no outstanding or unresolved comments received from the SEC with respect to any of the Company Reports filed or furnished since the Applicable Date and through the date of this Agreement and, to the Knowledge of the Company, none of the Company Reports are subject to ongoing SEC review or investigation.
(d)   None of the Subsidiaries of the Company is subject to the reporting requirements of Section 13a or Section 15d of the Exchange Act.
(e)   Since the Applicable Date, none of the executives of the Company has failed to make the certifications required of them under Sections 302 or 906 of the Sarbanes-Oxley Act.
4.7.   Disclosure Controls and Procedures and Internal Control Over Financial Reporting.
(a)   The Company and each of its Subsidiaries maintains disclosure controls and procedures reasonably designed to ensure that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC.

(b)   The Company and each of its Subsidiaries maintains a system of internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and each of its Subsidiaries are being made only in accordance with authorizations of management of the Company and the Company Board and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company or its Subsidiaries that would reasonably be expected to have a material effect on its financial statements.
(c)   Since the Applicable Date and through the date of this Agreement, to the Knowledge of the Company, neither the Company nor the Audit Committee of the Company Board has received any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its Subsidiaries, or their respective internal accounting controls.
4.8.   Financial Statements; No Undisclosed Liabilities; Off-Balance Sheet Arrangements.
(a)   Financial Statements.   Each of the financial statements of the Company included in or incorporated by reference into the Company Reports filed since the Applicable Date through the date of this Agreement: (i) were prepared in accordance with GAAP (as in effect in the U.S. on the date of such financial statements) in all material respects, except as may be noted therein or in the notes thereto; and (ii) fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such entities as of and for the respective periods set forth therein, as applicable (except as may be noted therein or in the notes thereto, or in the case of any unaudited statements, to normal year-end audit adjustments and the absence of notes).
(b)   No Undisclosed Liabilities.   Except for liabilities or obligations (i) reflected or reserved against in the Company’s financial statements (or the notes thereto) included in the Company Reports filed prior to the date of this Agreement, (ii) incurred in the ordinary course of business since September 27, 2025, (iii) incurred, permitted or contemplated in connection with the preparation, negotiation and consummation of the Transactions, (iv) pursuant to Contracts binding on the Company or any of its Subsidiaries (other than liabilities or obligations due to breaches or defaults under any such Contract) in existence as of the date hereof or (v) that would not have a Material Adverse Effect, there are no obligations or liabilities of the Company or any of its Subsidiaries (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated or due or to become due) required by GAAP to be reflected or reserved on an consolidated balance sheet of the Company and its Subsidiaries.
(c)   Off-Balance Sheet Arrangements.   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any material joint venture, securitization transaction, off-balance sheet partnership or any similar Contract or arrangement, including any “off-balance sheet arrangements” as defined in Item 303(a) of Regulation S-K under the Exchange Act.
4.9.   Litigation.
(a)   There are no, and since the Applicable Date there have been no, Proceedings (or, to the Knowledge of the Company, any investigations) by or against the Company or any of its Subsidiaries or any Indemnified Party pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any Indemnified Party or any of the respective properties or assets of the Company or its Subsidiaries, that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(b)   Neither the Company nor any of its Subsidiaries is a party to, and none of the respective properties or assets of the Company or its Subsidiaries is subject to, any Order except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
4.10.   Absence of Certain Changes.
(a)   Since December 28, 2024 and through the date of this Agreement, (i) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business in all material respects and (ii) the Company and its Subsidiaries have not taken any action that, if taken after the date of this Agreement without Parent’s consent, would constitute a breach of any of the covenants set forth in any of clauses (ii), (iii), (iv), (viii), (x), (xiii)(B), (xv), (xvi), (xvii) (clauses (A), (C) or (D) only), (xviii), (xix), (xxi) or (xxii) (solely as it relates to the foregoing) of Section 6.1(b).
(b)   Since December 28, 2024 through the date of this Agreement, there has not occurred a Material Adverse Effect.
4.11.   Company Material Contracts.
(a)   Section 4.11 of the Company Disclosure Schedule sets forth a list of all of the Contracts described below to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective assets or properties are bound, as of the date of this Agreement (other than any Company Benefit Plan) (each such Contract and each Contract otherwise in the below category of Contracts, as amended, a “Company Material Contract”):
(i)   any Contract (A) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or (B) that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;
(ii)   each Contract with (A) a vendor or supplier of the Company or any of its Subsidiaries that requires, or is reasonably expected to require, future payments from the Company and its Subsidiaries of more than $10,000,000 in any 12-month period or (B) any vendor or supplier that is a sole source supplier to the Company or its Subsidiaries;
(iii)   each Contract with a top 20 customer of the Company and its Subsidiaries (on a consolidated basis) determined on the basis of the actual amounts paid for goods and services to the Company and its Subsidiaries (on a consolidated basis) during the 12 months ended December 31, 2025;
(iv)   any Contract (other than those solely between or among the Company and any of its Wholly-Owned Subsidiaries) relating to Indebtedness of the type described in clauses (a), (b), (c), (d), (f) or (g) of the definition thereof or the extension of credit to any Person, in each case (including any bank guarantees, letters of credit and surety bonds), (A) with a principal amount in excess of $10,000,000 or (B) that grants a material Encumbrance (other than a Permitted Encumbrance) on properties or assets of the Company or any of its Subsidiaries;
(v)   any Contract evidencing financial or commodity hedging or similar trading activities with a fair value in excess of $15,000,000;
(vi)   any Contract (A) pursuant to which the Company or any of its Subsidiaries grants or receives a license, covenant not to sue or other similar right under any Intellectual Property Rights that are material to the businesses of the Company and its Subsidiaries, other than (x) non-exclusive licenses for IT Assets or information technology services that are generally commercially available with annual fees of less than $5,000,000 per annum (or $5,000,000 during the term of the Contract if fees are not determined on an annual basis), and (y) non-exclusive licenses granted by or to the Company or its Subsidiaries to or by customers and service providers (including vendors, suppliers, manufacturers and distributors) in the ordinary course of business, (B) primarily relating to the acquisition (by assignment or other transfer of title) or development of any material Intellectual Property Rights from or by or in collaboration with a third Person for the benefit of the Company or any of its Subsidiaries, other than employment, consulting, and independent contractor Contracts entered into in the ordinary course of business or (C) entered into to resolve or avoid any pending or threatened dispute and pursuant to which the Company’s or any of its Subsidiaries’ ability to use or enforce any material Intellectual Property Right is restricted, received or expanded (including concurrent use agreements, settlement agreements, and consent to use agreements);
(vii)   any partnership, joint venture, co-marketing or revenue-sharing arrangement or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture, in each case, that is material to the Company and its Subsidiaries (taken as a whole), except for any such agreements or arrangements solely between the Company and its Subsidiaries or solely among the Company’s Subsidiaries;
(viii)   relating to the direct or indirect, acquisition or disposition of any securities, capital stock or other interests, tangible assets or business (whether by merger, sale of equity, sale of assets or otherwise) in each case (A) that was entered into after the Applicable Date or (B) pursuant to which the Company or any of its Subsidiaries reasonably expects to be required to pay or receive any earn-out, deferred or other contingent payments in amounts in excess of $15,000,000 in the aggregate;
(ix)   any Contract that (A) purports to restrict the ability of the Company or any of its Subsidiaries or, from and after the Effective Time, Parent or any of its Affiliates from (1) engaging in any business or competing in any business with any Person or (2) operating its business in any manner or locations, in each case, other than with respect to soliciting or hiring employees, (B) grants “most favored nation” status to any Person that, from and after the Effective Time, would apply to Parent or any of its Affiliates, (C) contains exclusivity obligations or otherwise materially limiting the freedom or right of the Company or any of its Subsidiaries (or, from and after the Effective Time, Parent or any of its Affiliates) to solicit, sell, distribute or manufacture any products or services or any technology or other assets to or for any other Person, (D) contains minimum purchase or volume requirements or commitments on the Company or any of its Subsidiaries or, from and after the Effective Time, Parent or any of its Affiliates that exceed $5,000,000 in any calendar year to the extent such Contract is not terminable by the Company without penalty upon 90 days’ or shorter notice or (E) grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or its Subsidiaries;
(x)   any Contract (including any involving incurrence, assumption or guarantee of any Indebtedness) between the Company or any of its Subsidiaries, on the one hand, and any Person that, to the Knowledge of the Company, beneficially owns five percent or more of the outstanding Shares or shares of common stock of any of the Company’s direct or indirect Subsidiaries, on the other hand;
(xi)   any Contract that involves the settlement or conciliation of any pending or threatened claim, action or Proceeding or any consent decree, Order or other similar types of Contracts that (A) requires payment obligations after the date hereof in excess of $1,000,000 or (B) imposes any other material and continuing non-payment obligations on the Company or any of its Subsidiaries after the date hereof;
(xii)   any (A) Contract with a top 10 distributor of the Company and its Subsidiaries (on a consolidated basis) determined on the basis of the actual amounts paid for goods and services to the Company and its Subsidiaries (on a consolidated basis) during the 12 months ended December 31, 2025, (B) Contract with a top five OEM (Original Equipment Manufacturing) partner of the Company and its Subsidiaries (on a consolidated basis) determined on the basis of actual amounts paid for goods or services to the Company and its Subsidiaries (on a consolidated basis) during the 12 months ended December 31, 2025 and (C) Contract with a top three GPO (Group Purchasing Organization) customer of the Company and its Subsidiaries (on a consolidated basis) determined on the basis of actual amounts paid for goods or services to the Company and its Subsidiaries (on a consolidated basis) during the 12 months ended December 31, 2025;
(xiii)   any Contract that requires any capital commitment or capital expenditure (or series of capital expenditures) by the Company or its Subsidiaries after the date hereof in an amount in excess of $10,000,000 in the aggregate; and

(xiv)   (A) any employment, management, retention, severance, change-in-control or similar Contract or agreement with any employee or individual service provider the Company or any of its Subsidiaries, that provides for notice or severance above the statutory minimum in the jurisdiction in which the employee or individual service provider is located or (B) any Labor Agreement.
(b)   A correct and complete copy of each Company Material Contract as of the date hereof, including any amendments thereto, has been made available to Parent.
(c)   Except for expirations, including any non-renewals, in the ordinary course of business and in accordance with the terms of such Company Material Contract, each Company Material Contract and each material Government Contract is valid and binding on the Company or one or more of its Subsidiaries, and, to the Knowledge of the Company, represent the legal, valid and binding obligations of the counterparties thereto, as the case may be, and is in full force and effect, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, subject to the Bankruptcy and Equity Exception.
(d)   As of the date of this Agreement, there is no breach or default under or dispute or, to the Knowledge of the Company, threatened dispute relating to, any Company Material Contract or material Government Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, and no event has occurred that with or without notice, lapse of time or both, would constitute a breach or default under any such Contract by the Company or any of its Subsidiaries, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice from any third party to any Material Contract or material Government Contract that such party intends to terminate, not renew or adversely modify such Material Contract or material Government Contract, as applicable.
4.12.   Employee Benefits.
(a)   Section 4.12(a) of the Company Disclosure Schedule sets forth a complete and accurate list of each material Company Benefit Plan. With respect to each material Company Benefit Plan, the Company has made available to Parent, to the extent applicable, correct and complete copies of (i) the Company Benefit Plan document, including any current amendments or supplements thereto, and all related trust documents, insurance Contracts or other funding vehicle documents, (ii) a reasonably detailed written description of such Company Benefit Plan if such plan is not set forth in a written document, (iii) the most recently prepared actuarial report and (iv) all nonroutine correspondence to or from any Governmental Entity dated in the two years immediately prior to the date of this Agreement with respect to any Company Benefit Plan.
(b)   Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each Company Benefit Plan, other than Non-U.S. Company Benefit Plans, has been established, maintained, operated and administered in compliance with its terms and applicable Law, and neither the Company nor any of its Subsidiaries has incurred (whether or not assessed), nor would reasonably be expected to incur, any penalty or Tax under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code, (ii) all contributions, premiums and other amounts payable or required by the Company or any of its Subsidiaries with respect thereto in respect of current or prior plan years have been paid timely or, if not yet due, properly accrued in accordance with GAAP, and (iii) there are no Proceedings (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, including by a Governmental Entity by, on behalf of or against any Company Benefit Plan or any trust related thereto.
(c)   With respect to each material ERISA Plan, the Company has made available to Parent, to the extent applicable, correct and complete copies of (i) the most recent summary plan description together with any summaries of all material modifications and supplements thereto, (ii) the most recent IRS determination, advisory or opinion letter and (iii) the two most recent annual reports (Form 5500 series and all schedules and financial statements attached thereto).
(d)   Each ERISA Plan that is or was intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the IRS or may rely upon a favorable prototype opinion letter form the IRS as to its qualified status and, to the Knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect the qualification of any such Company Benefit Plan.
(e)   With respect to any Company Benefit Plan that is or was subject to the minimum funding requirements of Section 412 of the Code or Title IV of ERISA, (i) no such plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code), (ii) no unsatisfied liability (other than for premiums to the Pension Benefit Guaranty Corporation (the “PBGC”)) under Title IV of ERISA has been, or is expected to be, incurred by the Company or any of its Subsidiaries (including on account of a Company ERISA Affiliate), (iii) the PBGC has not instituted proceedings to terminate any such Company Benefit Plan and (iv) no “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred, nor has any event described in Sections 4062, 4063 or 4041 of ERISA occurred.
(f)   Neither the Company nor any Company ERISA Affiliate has maintained, established, participated in or contributed to, or is or has been obligated to contribute to, or has otherwise incurred any current or contingent obligation or liability under, any (i) Multiemployer Plan or (ii) plan that is or was subject to the minimum funding requirements of Section 412 of the Code or Title IV of ERISA, in each case within the last six years. No Company Benefit Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA) or a “multiple employer plan” within the meaning Section 210 of ERISA or in Section 413(c) of the Code. Except as required by Section 4980B of the Code or similar U.S. state Law, no Company Benefit Plan provides or promises to provide retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of the Company or any of its Subsidiaries has any obligation to provide any such benefits.
(g)   None of the execution and delivery of this Agreement, stockholder or other approval of this Agreement nor the consummation of the Transactions could, either alone or in combination with another event, (i) entitle any current or former employee, officer, director or other individual service provider of the Company or any of its Subsidiaries (or any dependent or beneficiary thereof) to any payments of compensation or benefits (whether in cash, property or the vesting of property), (ii) materially increase the amount of compensation or benefits due or payable to any such person set forth in the preceding clause (i), (iii) accelerate the time of payment or vesting, or materially increase the amount of any compensation, Company Equity Award or other benefit, (iv) directly or indirectly cause the Company to transfer or set aside any assets to fund any benefits under any Company Benefit Plan or Stock Plan, (iv) limit or restrict the right to merge, terminate, materially amend, supplement or otherwise modify or transfer the assets of any Company Benefit Plan or Stock Plan or (v) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.
(h)   Neither the Company nor any Subsidiary thereof has any obligation to provide, and no Company Benefit Plan or other agreement or arrangement provides any individual with the right to, a gross-up, indemnification, reimbursement or other payment for any Taxes (including, without limitation, those incurred pursuant to Section 409A or Section 4999 of the Code).
(i)   Each Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code and all IRS guidance promulgated thereunder.
(j)   Except as would not, individually or in the aggregate, have a Material Adverse Effect, all Non-U.S. Company Benefit Plans (i) have been established, maintained and operated in accordance with, and are in compliance with, their terms and applicable Law, (ii) to the extent required to be registered or approved by a Governmental Entity, has been registered with, or approved by, such Governmental Entity and, to the Knowledge of the Company, nothing has occurred that would adversely affect such registration or approval, and (iii) to the extent intended or required to be funded or book-reserved, are funded or book reserved, as appropriate, based upon reasonable actuarial assumptions in accordance with generally applicable accounting principles in the applicable jurisdiction. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (x) as of the date hereof, there is no pending or threatened material litigation relating to any Non-U.S. Company Benefit Plan and (y) there are no unfunded or underfunded liabilities with respect to any Non-U.S. Company Benefit Plan. No Non-U.S. Company Benefit Plan is a defined benefit plan (within the meaning of ERISA, whether or not subject to ERISA).
4.13.   Labor Matters.
(a)   Neither the Company any of its Subsidiaries nor any third party employer or temporary agency that provides Third Party Workers to the Company or any of its Subsidiaries are party to or bound by any collective bargaining agreement or other Contract or agreement with a labor union, labor organization, works council, employee representative body or similar organization (each, a “Labor Agreement”), and none are currently being negotiated. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, there are no, and since the Applicable Date, there have been no, activities or Proceedings by any individual or group of individuals to organize any employees of the Company, any of its Subsidiaries or any third party employer or temporary agency worker with respect to any Third Party Worker. Neither the Company, any of its Subsidiaries nor any third party employer or temporary agency that provides Third Party Workers to the Company or any of its Subsidiaries has any legal or contractual requirement to provide notice or information to, bargain with, enter into any consultation procedure with, or obtain consent from, any labor union, works council, labor organization or employee representative, which is representing any employee of the Company or any of its Subsidiaries, or any applicable labor tribunal, in connection with the execution of this Agreement or the transactions contemplated by this Agreement.
(b)   There is no, and since the Applicable Date, there has not been any, strike, lockout, slowdown, work stoppage, picketing, handbilling, unfair labor practice or other labor dispute, or labor arbitration or grievance pending or, to the Knowledge of the Company, threatened, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries is, and since the Applicable Date, has been, in compliance with all Laws respecting labor, employment, and employment practices including all laws respecting terms and conditions of employment and occupational safety and health, wages and hours (including the classification of independent contractors and Third Party Workers and exempt and non-exempt employees), statutory contributions (including with respect to Third Party Workers) and related reporting requirements, immigration, employment discrimination, harassment, retaliation, outsourcing, plant closures and layoffs (including the WARN Act) and workers’ compensation, (ii) there is no relationship with any third party employer, contractor for labor, or temporary agency that provides Third Party Workers to the Company or any of its Subsidiaries which may give rise to joint employer or co-employment claims being present, and (iii) neither the Company nor any of its Subsidiaries has incurred any obligation or liability under the WARN Act or that remains unsatisfied.
(d)   The Company and each of its Subsidiaries have reasonably investigated all sexual harassment, or other harassment, discrimination or retaliation allegations against officers, directors, partners, senior supervisory-level employees, contractors or agents of the Company or any of its Subsidiaries that have been reported to the Company or any of its Subsidiaries or of which the Company or any of its Subsidiaries otherwise has or has had Knowledge in the past three years. With respect to each such allegation (except those the Company or its applicable Subsidiary reasonably deemed to not have merit), the Company or its applicable Subsidiary has taken corrective action reasonably calculated to prevent further improper action, and to the Knowledge of the Company, there are no such allegations that are expected to result in material liability or that, if known to the public, would bring the Company or any of its Subsidiaries into material disrepute.
(e)   To the Knowledge of the Company, (i) no current employee or Third Party Worker with annualized compensation at or above $200,000, intends to terminate his or her employment with the

Company, any of its Subsidiaries, or third party employer or temporary agency that provides Third Party Workers to the Company or any of its Subsidiaries prior to the one-year anniversary of the Closing, and (ii) no current or former employee, independent contractor or Third Party Worker of the Company or any of its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, fiduciary duty, noncompetition agreement or restrictive covenant obligation owed to: (i) the Company or any of its Subsidiaries; or (ii) any third party with respect to such person’s right to be employed or engaged by the Company or any of its Subsidiaries.
4.14.   Environmental Matters.   Except as would not, individually or in the aggregate, have a Material Adverse Effect, (a) the Company and its Subsidiaries have complied at all times since the Applicable Date in all respects with applicable Environmental Laws and Environmental Permits and holds all applicable Environmental Permits, (b) to the Knowledge of the Company, no property currently or formerly owned or operated by the Company or any of its Subsidiaries is contaminated with any Hazardous Substance which would reasonably be expected to require remediation or other action pursuant to any Environmental Law, (c) neither the Company nor any of its Subsidiaries has assumed any ongoing obligation or liability for any Hazardous Substance disposal or contamination on any third-party property, (d) since the Applicable Date neither the Company nor any of its Subsidiaries has received any written notice, demand, or claim alleging that the Company or any of its Subsidiaries is in violation of or subject to liability under any Environmental Law, and (e) none of the Company nor any of its Subsidiaries is subject to any Order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances.
4.15.   Tax Matters.   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(a)   the Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them with the appropriate Taxing Authority and all filed Tax Returns are true, correct and complete, (ii) have paid all Taxes that are required to be paid by any of them (whether or not shown on any Tax Returns) and (iii) have withheld, collected and paid all Taxes required to have been withheld, collected and paid in connection with amounts paid, received or owing to any employee, shareholder, creditor, independent contractor or third party (each as determined for Tax purposes);
(b)   to the Knowledge of the Company, (i) the Company and each of its Subsidiaries have made all required customs declarations and have timely paid all applicable import duties, Taxes, and charges in compliance with all applicable Laws and (ii) there are no unpaid or underpaid import duties, Taxes, or other governmental charges owed by the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received any written notice, assessment, audit finding, or demand from any Governmental Entity alleging any violation of customs or Export Import Laws or requesting the payment of additional import duties, taxes, or charges;
(c)   no deficiency with respect to any Taxes has been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries that remains unpaid, and there are no pending or threatened in writing Proceedings regarding any Taxes of the Company and its Subsidiaries or the properties or assets of the Company and its Subsidiaries;
(d)   there has been no waiver or extension of (or requests to waive or extend) any applicable statute of limitations for the assessment or collection of any Tax of the Company or its Subsidiaries that is currently in force (or remains outstanding), except, in each case, with respect to customary automatically granted extensions of time within which to file Tax Returns;
(e)   neither the Company nor any of its Subsidiaries has been informed by any Taxing Authority in writing in a jurisdiction where neither the Company nor any of its Subsidiaries pay a certain Tax or file a certain type of Tax Return that such Taxing Authority believes that the Company or any of its Subsidiaries is or may be subject to taxation of such type by that jurisdiction or required to file a certain type of Tax Return in that jurisdiction;
(f)   neither the Company nor any of its Subsidiaries is, or has been, subject to Tax in any jurisdiction country other than its place country of organization by virtue of having a permanent establishment (as defined by applicable Tax treaty) or other place of business or taxable presence in that jurisdiction (including the ownership of real property) or other lease hold interests;
(g)   there are no Encumbrances for Taxes (other than any Permitted Encumbrance) on any of the properties or assets of the Company or any of its Subsidiaries;
(h)   neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement, other than agreements or arrangements (i) solely between or among the Company and any of its Subsidiaries or (ii) customary commercial contracts entered into in the ordinary course of business which are not primarily related to Taxes;
(i)   neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated Tax Return (other than a group the common parent of which is or was the Company or one of its Subsidiaries), or (ii) has any obligation or liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of Law), as a transferee or successor or as a result of any other applicable Law;
(j)   neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in method of accounting made, or use of an improper method of accounting, on or prior to the Closing Date; (ii) any installment sale or open transaction disposition entered into on or prior to the Closing; (iii) any closing agreement under Section 7121 of the Code (or similar or analogous provision of Law) or any other written agreement entered into with any Governmental Entity on or before the Closing Date; or (iv) any prepaid amount received or deferred revenue realized on or prior to the Closing Date outside the ordinary course of business;
(k)   neither the Company nor any of its Subsidiaries has been, within the past two years, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code), in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code; and
(l) neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).
4.16.   Real Property.
(a)   Section 4.16(a) of the Company Disclosure Schedule sets forth a correct and complete list of all material Owned Real Property and material Leased Real Property.
(b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to the Owned Real Property, the Company or one or more of its Subsidiaries, as applicable, has fee (or the equivalent interest in the applicable jurisdiction) title to such property, free and clear of any Encumbrance (other than any Permitted Encumbrances).
(c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to the Leased Real Property, (i) the lease or sublease for such property (each, a “Lease”) is valid, legally binding, enforceable and in full force and effect in accordance with its terms, subject to the Bankruptcy and Equity Exception, and (ii) there is no breach or default under any such Leases by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, and no event has occurred that with or without notice, lapse of time or both, would constitute a breach or default under, any such Leases by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto.
(d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, to the Company’s Knowledge, all buildings, structures, fixtures, and building systems of or on the material Owned Real Property and material Leased Real Property, have not suffered material damage from severe weather events and other natural conditions such as hurricanes, floods, tornadoes, earthquakes and wildfires.

4.17.   Intellectual Property.
(a)   Section 4.17(a) of the Company Disclosure Schedule sets forth a correct and complete list of all Registered Owned IPR, indicating for each item the registration or application number, the registration or application date, and the applicable filing jurisdiction.
(b)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, (i) all Owned IPR is subsisting, (ii) all issued or granted items of Registered Owned IPR are valid and enforceable, and (iii) the Company has not received any written claim or notice contesting the Company’s ownership or use of any Owned IPR.
(c)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, (i) the Company and its Subsidiaries exclusively own all right, title and interest in and to all Owned IPR, free and clear of all Encumbrances except for Permitted Encumbrances and (ii) the Company and its Subsidiaries own or have rights to use all Intellectual Property Rights necessary for or used in the conduct of their respective businesses as currently conducted.
(d)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Person who is or was an employee or independent contractor of the Company or any of its Subsidiaries and has made a contribution to the development or creation of any Intellectual Property Rights for or on behalf of the Company or any of its Subsidiaries has assigned, either by operation of Law or by a present tense assignment to the Company or a Subsidiary thereof, as appropriate, of all such Intellectual Property Rights, and (ii) to the Knowledge of the Company, no such Person retains or claims to retain any right, title or interest in or to any such Intellectual Property Rights.
(e)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, (i) the conduct of the respective businesses of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate, during the past six years, and has not infringed, misappropriated or otherwise violated, any Intellectual Property Rights of any Person, and (ii) neither the Company nor its Subsidiaries has during the six years prior to the date of this Agreement, (A) received any written claim, notice, invitation to license or similar communication alleging the foregoing, or (B) been subject to any Proceeding asserted by any Person alleging the foregoing.
(f)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, (i) during the past six years, no Person has infringed, misappropriated or otherwise violated, or is currently infringing, misappropriating, or otherwise violating, any Owned IPR, and (ii) during the six years prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has asserted or threatened in writing any Proceeding against any Person alleging any of the foregoing.
(g)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, (i) the Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of Trade Secrets included in the Owned IPR, (ii) each Person who has had access to any Trade Secrets included in the Owned IPR, including all current and former employees and independent contractors, is subject to confidentiality obligations protecting such Owned IPR, and (iii) to the Knowledge of the Company, such Trade Secrets have not been used, disclosed to or otherwise discovered by any Person except pursuant to non-disclosure agreements that, to the Knowledge of the Company, have not been breached in any material respect.
(h)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, (i) to the Knowledge of the Company, no current or former employee or other Person who has contributed to the creation or development of any Owned IPR, in whole or in part, was or is under any conflicting obligation to any Governmental Entity, academic institution or other third Person that would adversely affect the Company’s title or right to use any such Owned IPR, (ii) no funding from any Governmental Entity, nor any facilities of a university, college, other educational institution, or similar institution, or research center, was used by the Company or any of the its Subsidiaries in the development of any Owned IPR, nor does any such Person have any ownership rights, title, or interest in or to any material Owned IPR or, to the Knowledge of the Company, any Intellectual Property that is exclusively licensed to the Company or any of its Subsidiaries, (iii) neither the Company nor any of its Subsidiaries is a member of or party to any patent pool, industry standards body, trade association, or other organization pursuant to which the Company or any of its Subsidiaries is obligated to grant any license, rights, or immunity in or to any Owned IPR to any Person and (iv) no Owned IPR has been escrowed, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will or would reasonably be expected to, result in any requirement that any Owned IPR be escrowed or be released from any escrow.
(i)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Company Software contains, is derived from, incorporates, embeds, or links, directly or indirectly, to any Software that is governed by an Open Source License. The Company is in compliance in all material respects with all Open Source Licenses and other open source licenses applicable to the distributed source code included in the Company Software. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no source code included in the Company Software has been disclosed, escrowed, or made available to or for any third Person, and no Person, other than the Company or its Subsidiaries, is in possession of any such source code or has been granted a license or other right with respect therein or thereto. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both), will or would reasonably be expected to, result in any requirement that any source code included in the Company Software be disclosed, licensed, escrowed, or made available to any Person (other than the Company or its Subsidiaries).
(j)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company IT Assets (i) operate and perform in accordance with their documentation and functional specifications, (ii) are sufficient for the current needs of the businesses of the Company and its Subsidiaries, (iii) have not malfunctioned or failed since the Applicable Date and (iv) to the Knowledge of the Company, are free from any Malicious Code.
(k)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have implemented commercially reasonable measures designed to protect the confidentiality, integrity and security of the Company IT Assets and the information (including Personal Information) stored or contained therein or transmitted thereby from any unauthorized use or unauthorized access by third Persons. Since the Applicable Date, there has been no (i) unauthorized access to or unauthorized use by third Persons of, or other breach of security or cyber incident affecting or with respect to, the Company IT Assets or the information (including Personal Information) stored or contained therein or transmitted thereby, or (ii) disruption, failure, interruption or outage to any Company IT Assets, in each case of (i) and (ii), in a manner that, individually or in the aggregate, has resulted in or is reasonably expected to result in material liability to, or material disruption of the business operations of, the Company or any of its Subsidiaries, or an obligation for the Company or its Subsidiaries to notify any Governmental Entity.
(l)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since the Applicable Date, (i) the Company and each of its Subsidiaries and, to the Knowledge of the Company, all third parties processing Personal Information on behalf of the Company or its Subsidiaries, have complied with Privacy and Security Requirements and (ii) neither the Company nor any of its Subsidiaries has received any written notice (including any enforcement notice), letter, or complaint alleging, or providing notice of any investigation or Proceeding concerning, noncompliance with any Privacy and Security Requirements or the privacy and security of Personal Information collected or processed by the Company or any of its Subsidiaries or by third parties on their behalf.
4.18.   Insurance.   The Company has delivered or made available to Parent an accurate and complete copy of all material Insurance Policies, a true and complete list of which is set forth on Section 4.18 of the Company Disclosure Schedule. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date of this Agreement, (a) each Insurance Policy is in full force and effect, and, to the extent applicable, all premiums due with respect to all Insurance Policies have been paid in accordance with the terms of such policies, (b) the Insurance Policies are with reputable insurers in such amounts and covering such risks as the Company reasonably believes, based on past experience, is adequate for the businesses and operations of the Company and its Subsidiaries as currently conducted, which coverage is consistent in all material respects with normal industry practice for companies of similar size in the industry and (c) to the extent applicable, neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that, with or without notice, lapse of time or both, would constitute a breach or default under any Insurance Policies. No written notice of termination, cancellation, non-renewal or material modification has been received by the Company or any of its Subsidiaries (other than a notice in connection with ordinary renewals), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, there is no material claim pending under any of the Insurance Policies as to which coverage has been denied or disputed by the underwriters of such policies (other than reservations of rights or notice of circumstances delivered by the underwriters of such policies).
4.19.   Takeover Statutes; No Stockholder Rights Plan.   Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5.8, except for Section 203 of the DGCL, no Takeover Statute, anti-takeover provision or stockholder rights plan in the Company’s Organizational Documents is applicable to the Company, the Shares or the Transactions. Assuming the accuracy of the representations and warranties set forth in Section 5.8, the Company Board has taken all action so that Parent will not be an “interested stockholder” or prohibited from entering into or consummating the “business combination” with the Company (in each case, as such term is defined in Section 203 of the DGCL) as a result of the execution and delivery of or the performance under this Agreement or the consummation of the Transactions.
4.20.   Related Party Transactions.   There are no Contracts between the Company or its Subsidiaries on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC that has not been so disclosed. There are no Contracts between the Company or its Subsidiaries on the one hand, or any of the Persons set forth in Section 4.20 of the Company Disclosure Schedule, on the other hand.
4.21.   Brokers and Finders.   Except for Centerview and Morgan Stanley & Co. LLC, neither the Company, nor any of its Subsidiaries, nor any of their respective directors or employees has employed or retained any broker, finder or investment bank or has incurred or will incur any obligation or liability for any brokerage fees, commissions or finders fees, in each case, in connection with the Transactions. The Company has delivered to Parent complete and correct copies of all agreements under which any such fee or commission is payable and all indemnification and other agreements related to the engagement of the persons to whom any such fee is payable.
4.22.   No Other Representations or Warranties; Non-Reliance.   Except for the express written representations and warranties made by the Company in this Article IV and in any instrument or other document delivered pursuant to this Agreement, neither the Company nor any other Person makes, and the Company, on behalf of itself and each such other Person, hereby expressly disclaims, any express or implied representation or warranty with respect to the Company or any of its Affiliates. Each of Parent and Merger Sub acknowledges and agrees that none of Parent, Merger Sub or any of their respective Affiliates or its or their respective Representatives has relied or is relying on, and each such person expressly disclaims reliance on, any representations or warranties from the Company or any of its Subsidiaries or any other Person in determining to enter into or otherwise in connection with this Agreement and the Transactions, except for the express written representations and warranties set forth in this Article IV. Subject to and without limiting any rights of Parent under this Agreement with respect to the express written representations and warranties expressly made by the Company in this Article IV, neither the Company nor any other Person shall be subject to any liability to Parent or any Person resulting from the Company’s making available to Parent or Parent’s use of any information or material made available to Parent by or on behalf of the Company in due diligence, including materials in a virtual data room, management presentations (formal or informal) or provided in any other form in connection with the Transactions.

ARTICLE V
Representations and Warranties of Parent and Merger Sub
Parent and Merger Sub hereby represent and warrant to the Company that:
5.1.   Organization, Good Standing and Qualification.   Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except, as would not, individually or in the aggregate, reasonably be expected to prevent, materially impair or materially delay the ability of Parent or Merger Sub to consummate the Transactions.
5.2.   Capitalization and Business of Merger Sub.   The authorized capital stock of Merger Sub consists of 1,000 shares of common stock of Merger Sub, par value $0.001 per share. All such shares are issued and outstanding and owned directly by Parent, and all of the outstanding shares of capital stock or other securities of Merger Sub have been duly authorized and are validly issued, fully paid and non-assessable and owned by Parent. Since the date of its incorporation, Merger Sub has not engaged in any business or operations or incurred any liabilities or obligations, except pursuant to this Agreement.
5.3.   Corporate Authority.   Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to comply with the provisions of this Agreement, subject, in the case of the consummation of the Merger, to approval of this Agreement by Parent (as the sole stockholder of Merger Sub), which approval shall occur on the date of this Agreement. The Board of Directors of Parent has, at a duly convened and held meeting, (a) approved and declared advisable this Agreement and the Transactions; (b) determined that this Agreement and the Transactions are in the best interests of Parent and its stockholders; and (c) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions. The sole member of the Board of Directors of Merger Sub has (i) approved and declared advisable this Agreement and the Transactions, (ii) determined that this Agreement and the Transactions are in the best interests of Merger Sub and Parent (as Merger Sub’s sole stockholder), (iii) directed that this Agreement be submitted to Parent (as Merger Sub’s sole stockholder) for its adoption and (iv) resolved to recommend that Parent (as Merger Sub’s sole stockholder) adopt this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.
5.4.   Governmental Filings; No Violations.
(a)   Other than the expirations of waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations (i) under the HSR Act or any other Antitrust Law, (ii) pursuant to the DGCL, (iii) required to be made with or obtained from the SEC, (iv) required to be made with or by the NASDAQ, and (v) set forth in Section 5.4(a)(v) of the Company Disclosure Schedule (collectively, the “Parent Approvals” and together with the Company Approvals, the “Approvals”), as applicable, no material filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made by Parent or any of its Subsidiaries with, nor are any required to be obtained by Parent or any of its Subsidiaries from, any Governmental Entity, in connection with the execution and delivery of and performance under this Agreement by Parent and Merger Sub and the consummation of the Merger and the other Transactions, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially impair or materially delay the ability of Parent or Merger Sub to consummate the Transactions.
(b)   The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation of the Transactions, will not: (i) assuming the satisfaction of the obligations contemplated by Section 6.5, constitute or result in a breach or violation of or a default under, the Organizational Documents of Parent or Merger Sub; (ii) assuming the satisfaction of the obligations contemplated by Section 6.5 and compliance with the matters referred to in Section 5.4(a), violate or conflict with any Law to which Parent or Merger Sub or any of their respective Affiliates is subject; or (iii) assuming compliance with the matters referred to in Section 5.4(a), with or without notice, lapse of time or both, constitute a breach or default under, or cause or permit the termination, or acceleration or creation of any right or obligation under any provision of any Contract binding on Parent or Merger Sub or any of their respective Subsidiaries, except, in the case of clauses (ii) and (iii) of this Section 5.4(b), as would not, individually or in the aggregate, reasonably be expected to prevent, materially impair or materially delay the ability of Parent or Merger Sub to consummate the Transactions.
5.5.   Litigation.
(a)   There are no, and since the Applicable Date there have been no, Proceedings (or, to the Knowledge of Parent, any investigation) by or against Parent or Merger Sub pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub or any of the respective properties or assets of Parent or Merger Sub, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially impair or materially delay the ability of Parent or Merger Sub to consummate the Transactions.
(b)   Neither Parent nor Merger Sub is a party to, and none of the respective properties or assets of Parent or Merger Sub is subject to, any Order except as would not, individually or in the aggregate, reasonably be expected to prevent, materially impair or materially delay the ability of Parent or Merger Sub to consummate the Transactions.
5.6.   Available Funds.   Parent has, or at the Closing will have, on a consolidated basis, immediately available cash sufficient to pay in full (a) the aggregate amount of the Per Share Merger Consideration and the Company Equity Payments, (b) all fees and expenses required to be paid by Parent in connection with the Transactions, and (c) all amounts necessary to consummate the Merger and the other Transactions and otherwise satisfy its obligations hereunder. Parent acknowledges and agrees that its obligations under this Agreement are not contingent upon, and are not subject to, the availability of third-party financing (whether debt, equity or otherwise) or the satisfaction of any conditions with respect thereto.
5.7.   Brokers and Finders.   Except for Citigroup Global Markets Inc., neither Parent, nor any of its Subsidiaries, nor any of their respective directors or employees has employed any broker, finder or investment bank or has incurred or will incur any obligation or liability for any brokerage fees, commissions or finders fees in connection with the Transactions.
5.8.   Ownership of Company Common Stock.   None of Parent, Merger Sub or any of their respective Subsidiaries or Affiliates beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any Shares or other securities convertible into, exchangeable for or exercisable for Shares or any other securities of the Company or any securities of any Subsidiary of the Company, and none of Parent, Merger Sub or any of their respective Subsidiaries or Affiliates has any rights to acquire, directly or indirectly, any Shares or any of the foregoing securities, except pursuant to this Agreement. None of Parent, Merger Sub or any of their “affiliates” or “associates” is, or at any time during the last three years has been, an “interested stockholder” of the Company or any of its Subsidiaries or Affiliates.
5.9.   Other Businesses.   Neither Parent nor any of its controlled Affiliates, nor any entities that would be deemed Affiliates of Parent or Merger Sub pursuant to the HSR Act, holds five percent or more of the voting securities or non-corporate interests (as “hold,” “voting securities,” and “non-corporate interests” are defined under 16 C.F.R. § 801) of any entity that (a) competes with the Company or any of its Subsidiaries, (b) sells products, or provides services, that are either an input of, or used in products or services competitive with, any Company Product or any services provided by the Company or any of its Subsidiaries, (c) procures products or services from the Company or its competitors, or (d) has entered (or is in negotiations to enter) into any agreement or otherwise to acquire or make any investment in any Person that competes with, sells goods or services to, or procures goods or services from, the Company or any of its Subsidiaries, in each case of clauses (a) through (d), that would be reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorizations, consents, orders or declarations of any Governmental Entity necessary for the consummation of the transactions contemplated hereby, (ii) materially increase the risk of any Governmental Entity entering an

Order prohibiting the consummation of the transactions contemplated hereby, (iii) materially increase the risk of being unable to oppose, avoid entry of, or to effect the dissolution of, any such Order or (iv) reasonably be expected to prevent, materially impair or materially delay the obtaining of any authorization, consent, Order, declaration or approval of any Governmental Entity or the expiration or termination of any applicable waiting period necessary to consummate the Transactions.
5.10.   No Other Representations or Warranties; Non-Reliance.
(a)   Except for the express written representations and warranties made by Parent and Merger Sub in Article V and in any instrument or other document delivered pursuant to this Agreement, none of Parent, Merger Sub or any other Person makes and Parent and Merger Sub, on behalf of themselves and each such other Person, hereby expressly disclaims, any express or implied representation or warranty with respect to Parent, Merger Sub or any of their respective Affiliates. The Company acknowledges and agrees that none of the Company or its Affiliates or its or their respective Representatives has relied on or is relying on, and each such person expressly disclaims reliance on, any representations or warranties from Parent, Merger Sub or any of their respective Subsidiaries or any other Person in determining to enter into or otherwise in connection with this Agreement and the Transactions, except for the express written representations and warranties set forth in this Article V.
(b)   Parent acknowledges, on behalf of itself and its Affiliates, that it and its Representatives have received access to management of the Company and its Subsidiaries and such books and records, facilities, equipment, Contracts and other assets of the Company and its Subsidiaries, which they and their Representatives have desired or requested to review and that they and their Representatives have conducted, to Parent and Merger Sub’s satisfaction, its own independent investigation and review of the business and assets of the Company and its Subsidiaries. In making its determination to enter into this Agreement and proceed with the Transactions, including the Merger, each of Parent and Merger Sub has relied solely on the results of its own independent review and analysis and the covenants, representations and warranties of the Company contained in this Agreement.
ARTICLE VI
Covenants
6.1.   Interim Operations.
(a)   From and after the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, except (the following exceptions set forth in clauses (i) through (iv), the “Interim Covenant Exceptions”) (i) as otherwise required or expressly contemplated by this Agreement, (ii) as may be required by a Governmental Entity or required by applicable Law or Order, (iii) as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), or (iv) as otherwise set forth in Section 6.1(a) of the Company Disclosure Schedule, the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to conduct its business in the ordinary course of business and use commercially reasonable efforts to preserve intact its business organization, keep available the services of its and their present officers and key employees, and maintain its existing business relationships and goodwill, including with material customers, suppliers and other business partners; provided, however, that no action or failure to take an action with respect to matters specifically addressed by the provisions of Section 6.1(b) shall constitute a breach of this Section 6.1(a) unless such action or failure to take action would constitute a breach of such provision of Section 6.1(b).
(b)   From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, other than pursuant to any Interim Covenant Exception, the Company shall not, and shall cause its Subsidiaries not to:
(i)   adopt any (A) change in the Company’s Organizational Documents (except for ministerial amendments) or (B) material changes to the Organizational Documents of any of the Company’s Subsidiaries that, in the case of this clause (B), would be adverse to Parent;
(ii)   adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, except for any such plan solely among or between the Company and any of its Wholly Owned Subsidiaries or among or between any of the Company’s Wholly Owned Subsidiaries, in each case, to the extent such actions would not reasonably be expected to result in any material Taxes;
(iii)   acquire, directly or indirectly, by merger, consolidation, acquisition of equity interests or assets or otherwise, any Person or its business, other than (A) transactions among the Company and its Wholly Owned Subsidiaries or among the Company’s Wholly Owned Subsidiaries, in each case, to the extent such transactions would not reasonably be expected to result in any material Taxes or (B) acquisitions of inventory or other goods in the ordinary course of business;
(iv)   transfer, sell, lease, license, divest, cancel or otherwise dispose of, or incur, permit or suffer to exist the creation of any material Encumbrance (other than a Permitted Encumbrance) upon, any assets (excluding any equity interests of the Company or any of its Subsidiaries, which are subject to Section 6.1(b)(v), and excluding any Intellectual Property Rights, which are subject to Section 6.1(b)(xviii)), except (A) sales of inventory or other goods or licenses made in the ordinary course of business consistent with past practice, (B) sales of obsolete assets or (C) as expressly required pursuant to the terms of the Company Material Contracts in effect prior to the date of this Agreement and made available to Parent prior to the date of this Agreement;
(v)   issue, sell, divest, grant, transfer, lease, license, guarantee, Encumber (other than with Permitted Encumbrances of the type described in clause (j) of the definition thereof) or otherwise enter into any Contract or other agreement with respect to the voting of, any equity interests of the Company or any of its Subsidiaries, securities convertible or exchangeable into or exercisable for any such equity interests, or any options, warrants or other rights of any kind to acquire any such equity interests or such convertible or exchangeable securities, other than any (A) such transaction among or between the Company and any of its Wholly Owned Subsidiaries or among or between the Company’s Wholly Owned Subsidiaries, (B) issuance in respect of Company Equity Awards outstanding as of the date of this Agreement in accordance with their terms as of the date of this Agreement or (C) issuance in respect of Company Equity Awards granted after the date hereof under the Stock Plans without violation of this Agreement pursuant to the form award agreements previously provided to Parent;
(vi)   amend, modify, extend, renew or terminate any material Lease, and shall not enter into any material new lease, sublease, license or other agreement for the use or occupancy of any real property, other than in the ordinary course of business consistent with past practice;
(vii)   purchase any real property or sell any Owned Real Property;
(viii)   make any loans, advances, guarantees or capital contributions to or investments in, or otherwise extend any Indebtedness to, any Person (other than to or from the Company and any of its Wholly Owned Subsidiaries or among any of its Wholly Owned Subsidiaries), other than (A) guarantees made by the Company or its Subsidiaries in the ordinary course of business consistent with past practice in connection with the acquisition of goods and services or (B) advances of reimbursable business expenses to employees in the ordinary course of business consistent with past practice;
(ix)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests (including with respect to the Company Shares), except for dividends paid by any Wholly Owned Subsidiary to the Company or to any other Wholly Owned Subsidiary of the Company;
(x)   reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other equity interests or securities convertible or exchangeable into or exercisable for any shares of its capital stock or other equity interests (including with respect to the Company Shares), other than any such transactions solely between or among the Company and its Wholly Owned Subsidiaries;
(xi)   (A) create, incur, assume or guarantee any Indebtedness of the type described in clauses (a), (b), (c), (d), (e), (f) or (g) of the definition thereof in excess of $15,000,000 in principal amount outstanding at any one time, except for incurrences of Indebtedness and guarantees under the Company Credit Agreement (including any requests for increases to the commitment amounts thereunder, provided, that the aggregate amount of any such increases after the date of this Agreement and prior to the Closing Date shall not exceed $10,000,000) in the ordinary course of business or guarantees of Indebtedness of the Company’s Wholly Owned Subsidiaries otherwise incurred in compliance with this Section 6.1(b), (B) prepay, redeem, repurchase, defease, satisfy, discharge, cancel or otherwise terminate any such Indebtedness of the Company or any of its Subsidiaries, other than payments of Indebtedness under the Company Credit Agreement, except in each case of clause (A) and (B) for any such transactions solely between or among the Company and its Wholly Owned Subsidiaries, or (C) create, assume, incur or guarantee any obligations, liabilities or undertakings in respect of interest rate and currency obligation swaps, hedges or similar arrangements or in respect of annuity insurance products created or entered into in the ordinary course of business consistent with past practice;
(xii)   make or commit to make any, capital expenditures in excess of $10,000,000 in the aggregate, except (A) as contemplated by the Company’s capital budget made available to Parent on or prior to the date of this Agreement or (B) to the extent reasonably necessary in connection with an emergency, including as it relates to protecting human health and safety;
(xiii)   (A) enter into any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement, other than Contracts in the ordinary course of business consistent with past practice (including in connection with the expiration or renewal of any such Company Material Contract) provided, that such Contract shall not include any provision referred to in Section 4.11(a)(ix)(A) and Section 4.11(a)(ix)(E) or (B) take any action set forth on Section 6.1(b)(xiii)(B) of the Company Disclosure Schedule.
(xiv)   other than with respect to Company Material Contracts related to Indebtedness, which shall be governed by Section 6.1(b)(viii), Section 6.1(b)(xi) and Section 6.13, terminate, materially modify, materially amend or waive any material right under any Company Material Contract, other than in the ordinary course of business consistent with past practice (including in connection with the expiration or renewal of any such Company Material Contract);
(xv)   other than with respect to Transaction Litigation, or any Tax claim, audit, assessment or dispute, which shall be governed exclusively by Section 6.16 and Section 6.1(b)(xvii), respectively, (A) settle, waive, release, assign, compromise or enter into any Contract with respect to any Proceeding other than any compromise or settlement that (A) is for an amount net of insurance in excess of $2,500,000 individually or $5,000,000 in the aggregate, (B) does not impose injunctive relief or other non-monetary obligation on the Company or any of its Subsidiaries (other than customary confidentiality and de minimis contractual obligations in the applicable compromise or settlement agreement that are incidental to an award of monetary damages thereunder), (C) does not involve any criminal liability or the admission of wrongdoing by the Company, any of its Subsidiaries or any of their respective officers or directors and (D) does not provide for the license of any material Intellectual Property Rights or the termination or modification or amendment of any license of material Intellectual Property Rights, or (B) take any action set forth on Section 6.1(b)(xv)(B) of the Company Disclosure Schedule;
(xvi)   make any material changes with respect to any financial accounting policies or procedures, except as required by changes in GAAP, applicable Law or SEC rule or policy;
(xvii)   (A) make (except in the ordinary course of business consistent with past practice), change or revoke any material Tax election, (B) change any material Tax accounting method, (C) file any amended Tax Return, (D) enter into any closing agreement (or any other agreement with any Governmental Entity) with respect to Taxes or any Tax allocation or sharing agreement (other than any commercial agreement entered into in the ordinary course of business consistent with past practice that does not relate primarily to Taxes), (E) settle or pay any income or other material Tax claim, audit, assessment or dispute, (F) extend or waive the application of any statute of limitations regarding the assessment or collection of any Tax (other than with respect to customary automatically granted extensions of time within which to file Tax Returns) or initiate any voluntary disclosure or similar program, (G) file any income or other material Tax Return in a manner inconsistent with past practices or (H) surrender any right to claim a refund of a material amount of Taxes;
(xviii)   (A) sell, assign, transfer or grant any license to any material Owned IPR (other than non-exclusive licenses granted in the ordinary course of business consistent with past practice), (B) cancel, abandon or otherwise allow to lapse or expire any material Registered Owned IPR, other than expirations or abandonment of any such Registered Owned IPR at the end of the applicable statutory term, (C) disclose any Trade Secret or other material confidential information included in Owned IPR (other than, in each case of the foregoing in this clause (C), (1) pursuant to non-disclosure agreements or other Contracts in effect as of the date of this Agreement, (2) to the Company’s or its Subsidiaries’ Representatives, consultants or contractors who are bound by confidentiality obligations or (3) as required by applicable Law) or (D) disclose, distribute, escrow, or make available, or grant any rights with respect to, any source code or other technology included in the Company Software;
(xix)   except as required pursuant to the terms of any Company Benefit Plan in effect as of the date of this Agreement, (A) increase in any manner the compensation or consulting fees, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any current or former employee, officer, director or other individual service provider of the Company or its Subsidiaries, (B) become a party to, establish, adopt, amend, modify, commence participation in or terminate any Company Benefit Plan or any plan, policy, program, contract, agreement or arrangement that would have been a Company Benefit Plan had it been entered into prior to the date of this Agreement, (C) grant any new awards, or amend or modify the terms of any outstanding awards, under any Company Benefit Plan or otherwise, (D) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment of, compensation or benefits under any Company Benefit Plan or otherwise, (E) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan that is required by applicable Law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or (F) terminate the employment or service of any employee, officer, director or other individual service provider or Third Party Worker of the Company or its Subsidiaries with an annual salary or wage rate or consulting fees in excess of $200,000 other than for cause;
(xx)   (A) become a party to, establish, adopt, amend, commence participation in or terminate any Labor Agreement or recognize or certify any labor union, labor organization, works council or similar organization as the bargaining unit of any employees of the Company or any of its Subsidiaries, (B) implement or announce any employee layoffs, furloughs, plant closings or other similar actions that would trigger notice obligations under the WARN Act, (C) waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former employee or independent contractor of the Company or any of its Subsidiaries;
(xxi)   enter into any transactions or Contracts with any affiliate or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K of the SEC; or
(xxii)   agree, authorize or commit to do any of the foregoing.
(c)   Nothing set forth in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations.
(d)   From and after the execution and delivery of this Agreement, until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, Parent shall not, and shall cause its Subsidiaries and controlled Affiliates not to, directly or indirectly (whether by merger, consolidation or otherwise), acquire, purchase, lease or license or otherwise enter into a transaction with (or agree to acquire, purchase, lease, or license or otherwise enter into a transaction with) any Person if doing so would reasonably be expected to prevent or materially delay the obtaining of any authorization, consent, Order or approval of any Governmental Entity or the expiration or termination of any applicable waiting period necessary to consummate the Transactions.
6.2.   Acquisition Proposals; Change of Recommendation.
(a)   No Solicitation.   During the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, except as expressly permitted by this Section 6.2, the Company shall not, and shall cause each of its Subsidiaries not to, and shall not authorize or permit and shall use reasonable best efforts to cause each of its and their respective directors, officers and other Representatives not to, directly or indirectly:
(i)   initiate, solicit, knowingly encourage or knowingly facilitate any inquiries regarding, or the making or submission of, any Acquisition Proposal or any inquiry, proposal, offer, or indication of interest that would reasonably be expected to lead to an Acquisition Proposal;
(ii)   engage in, continue or otherwise participate in any discussions or negotiations (other than with Parent and its Representatives) regarding any Acquisition Proposal or any inquiry, proposal, offer, or indication of interest that would reasonably be expected to lead to an Acquisition Proposal, in each case other than in response to an unsolicited inquiry that is not in breach of this Section 6.2 to notify the applicable Person of the existence of the provisions of this Section 6.2;
(iii)   furnish or disclose any information or data to any Person concerning the Company or its Subsidiaries in connection with any Acquisition Proposal or any inquiry, proposal, offer, or indication of interest that would reasonably be expected to lead to an Acquisition Proposal;
(iv)   enter into, or publicly propose to enter into, any Contract or any non-binding letter of intent, memorandum of understanding, commitment or agreement in principle with respect to an Acquisition Proposal (other than a Permitted Confidentiality Agreement);
(v)   submit any Acquisition Proposal to a vote of the stockholders of the Company; or
(vi)   resolve, agree, authorize or commit to do any of the foregoing.
(b)   Exceptions to No Solicitation.   Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Requisite Company Vote is obtained, in response to a bona fide Acquisition Proposal that did not result from a material breach of this Section 6.2 that the Company Board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, constitutes or would reasonably be expected to lead to a Superior Proposal and that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, the Company may, subject to compliance with Section 6.2(c):
(i)   engage or otherwise participate in discussions or negotiations with a Person or Group (including their respective Representatives) that has made an Acquisition Proposal with respect to such Acquisition Proposal;
(ii)   provide non-public information, data or access relating to the Company and its Subsidiaries to the Person or Group (including their respective Representatives) making such Acquisition Proposal; provided, that prior to providing any such information, data or access, the Company receives from the Person or Group making such Acquisition Proposal a legally binding confidentiality agreement (1) with terms substantially similar to the comparable confidentiality provisions in the Confidentiality Agreement and (2) that does not contain any exclusivity provisions or other terms that would restrict in any manner the Company’s ability to consummate the Merger or comply with its disclosure obligations to Parent and Merger Sub pursuant to this Agreement (it being understood that such agreement need not have standstill provisions) (any confidentiality agreement satisfying such criteria, a “Permitted Confidentiality Agreement”); provided, further, that the Company shall substantially concurrently with the delivery to such Person or Group, provide to Parent any non-public information, data or access concerning the Company or any of its Subsidiaries that is provided or made available to such Person or Group (or their respective Representatives), unless such non-public information, data or access has been previously provided or made available to Parent or its Representatives.
(c)   Notice of Acquisition Proposals.   The Company shall promptly (but, in any event, within 24 hours) notify Parent in writing if an Acquisition Proposal or any inquiry, proposal, offer, or indication of interest that would reasonably be expected to lead to an Acquisition Proposal, is received by the Company or any of its Subsidiaries, or to the Knowledge of the Company, any of its or their Representatives, setting forth in such notice the name of the applicable Person or Group members (to the extent not prohibited by a confidentiality agreement entered into with such Person or Group prior to the date of this Agreement) and the financial terms and other material terms and conditions of any such Acquisition Proposal, inquiry, proposal, offer, or indication of interest, and thereafter shall promptly (but, in any event, within 24 hours) keep Parent reasonably informed of any material developments or changes to the status, terms and conditions (including any change to the type and amount of consideration) of any such Acquisition Proposal, inquiry, proposal, offer, or indication of interest, and provide to Parent unredacted copies of all material written materials (including copies of any financing commitments) provided to the Company that describe any financial terms or other material terms or conditions of any Acquisition Proposal, inquiry, proposal, offer, or indication of interest.
(d)   No Change of Recommendation or Alternative Acquisition Agreement.
(i)   Except as permitted by Section 6.2(d)(ii) and Section 6.2(e), the Company Board shall not:
(A)   fail to include the Company Recommendation in the Proxy Statement;
(B)   withhold, withdraw, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify) the Company Recommendation with respect to the Merger in a manner adverse to Parent;
(C)   following the commencement of any tender or exchange offer relating to the securities of the Company, fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, rejection of such tender offer and issue a press release stating that the Company recommends rejection of such tender or exchange offer, in each case, within ten Business Days of such commencement;
(D)   following the public disclosure of an Acquisition Proposal, fail to publicly reaffirm the Company Recommendation within ten Business Days (or, if earlier, prior to the Company Stockholders Meeting) after receipt of any written request to do so from Parent, which request may be made only once with respect to any such Acquisition Proposal, except that Parent may make one additional request after any material change in the terms of such Acquisition Proposal;
(E)   approve or recommend, or publicly declare advisable, any Acquisition Proposal or publicly propose to enter into any Alternative Acquisition Agreement;
(F)   adopt, approve or recommend to the stockholders of the Company, or make any public statement approving, endorsing or recommending an Acquisition Proposal;
(G)   in the event that the Company has received an Acquisition Proposal, fail to publicly reaffirm the Company Recommendation within five Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than two occasions); or
(H)   resolve, agree, authorize or commit to do any of the foregoing.
(ii)   Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the time the Requisite Company Vote is obtained, in response to a bona fide Acquisition Proposal in writing that did not result from a material breach of the Company’s obligations set forth in this Section 6.2, if the Company Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that (A) such Acquisition Proposal constitutes a Superior

Proposal and (B) the failure to effect a Change of Recommendation would be inconsistent with the directors’ fiduciary duties under applicable Law, then, notwithstanding anything in this Agreement to the contrary, the Company Board may, subject to compliance with this Section 6.2(d)(ii), (x) effect a Change of Recommendation with respect to such Superior Proposal and (y) cause or permit the Company to terminate this Agreement in accordance with Section 8.3(b) in order to enter into a definitive agreement relating to such Superior Proposal; provided, however, that prior to taking such actions: (I) the Company shall have given Parent written notice of its intention to take such action at least four Business Days in advance (the “Takeover Notice Period”), which notice shall include all information required by Section 6.2(c), mutatis mutandis (it being understood that each time any revision or amendment to the financial terms or revision or amendment (other than de minimis revision or amendment) to other material terms of the Acquisition Proposal determined to be a Superior Proposal is made, the Takeover Notice Period shall be extended for an additional two Business Days after notification of such change (which notice shall include all information required by Section 6.2(c), mutatis mutandis)); (II) during the Takeover Notice Period (including after each notice that results in extension), to the extent requested by Parent, the Company shall, and shall cause its Representatives to, consider and discuss with Parent in good faith any adjustments or modifications to the terms of this Agreement proposed by Parent; and (III) at the end of the Takeover Notice Period, the Company Board shall have, taking into account any revisions to this Agreement committed to by Parent in writing and any other information offered by Parent during the Takeover Notice Period, thereafter determined in good faith, after consultation with outside legal counsel and its financial advisor, that the Acquisition Proposal continues to be a Superior Proposal.
(iii)   Notwithstanding anything in this Agreement to the contrary, the Company Board may, at any time prior to the time the Requisite Company Vote is obtained, effect a Change of Recommendation of the type described in clause (i)(A) or (i)(B) (or clause (i)(H) to the extent related to clause (i)(A) or (i)(B)) of the definition thereof in response to an Intervening Event if: (A) the Company provides Parent four Business Days’ prior written notice of its intention to take such action, which notice shall include all material information, in reasonable detail, with respect to any such Intervening Event and a description of the Company Board’s rationale for such action; (B) during such four-Business Day period described in clause (A), the Company considers and discusses in good faith with Parent and its Representatives any adjustments or modifications to the terms of this Agreement; (C) at the end of the four-Business Day period described in clause (A), the Company Board determines in good faith after consultation with its outside legal counsel and its financial advisor (after taking into account any adjustments or modifications to the terms of this Agreement proposed by Parent during the period described in clause (A)) that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.
(e)   Certain Permitted Disclosure.   Nothing set forth in this Agreement shall prohibit the Company from (i) complying with its disclosure obligations under applicable Law with regard to an Acquisition Proposal, including making any disclosure the Company Board has reasonably determined in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable Law, or (ii) making any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act; provided, that, if any such disclosure or communication would constitute a Company Recommendation Change it may only be made in compliance with the foregoing provisions of this Section 6.2.
(f)   Existing Discussions.   The Company shall, and shall cause its Subsidiaries and its and its Subsidiaries’ respective Representatives to, immediately cease and terminate any solicitations, discussions and negotiations with any Person (other than Parent, Merger Sub and their respective Representatives) conducted prior to the date of this Agreement with respect to any actual or potential Acquisition Proposal and any inquiry, proposal, offer, or indication of interest that would reasonably be expected to lead to an Acquisition Proposal, and promptly (and in any event within 24 hours of the execution and delivery of this Agreement) (i) if such Person has possession of confidential information relating to the Company or any of its Subsidiaries, instruct such Person (and its Representatives) to return or destroy all such information promptly after the date hereof in accordance with the terms and conditions of any applicable confidentiality agreement; and (ii) if applicable, terminate any physical and electronic data or other diligence access previously granted to such Persons.
(g)   Standstill Provisions.   The Company shall enforce, and not waive, terminate or modify any confidentiality, standstill, or similar provision in any confidentiality, “standstill” or similar agreement, unless the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.
(h)   Subsidiaries and Representatives.   Without limiting the foregoing in this Section 6.2, it is agreed that in the event any Subsidiary, director or officer of the Company takes any action, on behalf of the Company, which, if taken by the Company, would constitute a breach of this Section 6.2, and the Company does not, if and to the extent possible, cure such breach within three Business Days of the date on which the Company obtains actual Knowledge of such breach, then the Company shall be deemed to be in breach of this Section 6.2.
6.3.   Company Stockholders Meeting.
(a)   Subject to the valid termination of this Agreement pursuant to Article VIII (and following compliance with the obligations in Section 6.2), the Company shall take, in accordance with applicable Law (including the rules of NASDAQ) and its Organizational Documents, all action necessary to set a record date (and, except as required by Law, the Company shall not change the record date without the prior written consent of Parent, which shall not be unreasonably withheld, conditioned or delayed), duly call, give notice of, convene and hold the Company Stockholders Meeting as promptly as reasonably practicable following the mailing of the Proxy Statement to obtain the Requisite Company Vote. The Company shall promptly (and in no event later than five Business Days after the date of this Agreement) conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act to enable the record date to be set such that the Company Stockholders Meeting can take place as soon as reasonably practicable after the date hereof. If at any time the current record date for the Company Stockholders Meeting is not reasonably likely to satisfy the requirements of the Company’s Organizational Documents and applicable Law, the Company shall, in consultation with Parent, set a new record date and shall continue to comply with the “broker search” requirements of Rule 14a-13 of the Exchange Act with respect to any such new record date.
(b)   The Company Stockholders Meeting shall not be postponed or adjourned by the Company without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided, that the Company may postpone, recess or adjourn the Company Stockholders Meeting to the extent the Company determines it is (i) required by applicable Law or by the Company Board’s fiduciary duties or reasonably necessary to ensure that any required supplement or amendment to the Proxy Statement is delivered to the stockholders of the Company for the amount of time required by applicable Law in advance of the Company Stockholders Meeting, or (ii) necessary to obtain a quorum to conduct the business of the Company Stockholders Meeting or to obtain the Requisite Company Vote; provided, further, that in the case of clause (ii) the Company shall not postpone, recess or adjourn the Company Stockholders Meeting for more than ten Business Days at a time or more than an aggregate of 20 Business Days after the date for which the Company Stockholders Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law) without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the adoption of this Agreement shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement, including obtaining advisory approval of the compensation that the Company’s named executive officers may receive in connection with the Merger) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholders Meeting.
(c)   Subject to the occurrence of any Change of Recommendation in compliance with Section 6.2, the Company shall (i) recommend that the Company’s stockholders adopt this Agreement at the Company Stockholders Meeting and (ii) use its commercially reasonable efforts to obtain the Requisite

Company Vote, including soliciting proxies therefor. The Company will keep Parent reasonably informed regarding all matters relating to the proxy solicitation process, including by promptly furnishing any voting or proxy solicitation reports received by the Company, which shall include at least daily reports on each of the last seven Business Days prior to the date of the Company Stockholders Meeting. Without limiting the generality of the foregoing, the Company acknowledges and agrees that its obligation to hold the Company Stockholders Meeting pursuant to this Section 6.3 shall not be affected by the commencement of or announcement or communication to the Company of any Acquisition Proposal or the occurrence or disclosure of any Intervening Event, unless in each case the Company Board has effected a Change of Recommendation in compliance with Section 6.2 or this Agreement has been terminated in accordance with the obligations in Section 6.2 and Article VIII.
6.4.   Parent Vote.   Parent shall vote or cause to be voted any Shares beneficially owned by it or any of its Subsidiaries or with respect to which it or any of its Subsidiaries has the power (by agreement, proxy or otherwise) to cause to be voted, in favor of the adoption of this Agreement at the Company Stockholders Meeting or any other meeting of stockholders of the Company at which this Agreement shall be submitted for adoption, and all postponements, recesses or adjournments thereof.
6.5.   Approval of Sole Stockholders of Merger Sub.   Immediately following the execution and delivery of this Agreement, Parent (as Merger Sub’s sole stockholder) shall execute and deliver, in accordance with applicable Law and Merger Sub’s Organizational Documents, a written consent approving this Agreement and immediately thereafter, shall provide evidence thereof to the Company.
6.6.   Proxy Statement.
(a)   As promptly as reasonably practicable after the date of this Agreement (but no later than 30 days after the date of this Agreement), the Company, with the assistance of Parent, shall prepare and file with the SEC a proxy statement in preliminary form relating to the Company Stockholders Meeting (such proxy statement, including any amendments or supplements thereto, and the definitive proxy statement related thereto, the “Proxy Statement”). Parent and Merger Sub shall (and shall cause its and their Subsidiaries to and shall instruct its and their respective Representatives to) provide to the Company such information as the Company may reasonably request for inclusion in the Proxy Statement. Except in the circumstances permitted under Section 6.2, the Proxy Statement shall include the Company Recommendation.
(b)   The Company shall use commercially reasonable efforts to ensure that the Proxy Statement shall, at the time of filing with the SEC, at the date of mailing to stockholders of the Company and at the time of the Company Stockholders Meeting, (i) comply in all material respects with the provisions of the Exchange Act and other applicable Law and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (i) the Company assumes no responsibility with respect to information supplied by or on behalf of Parent, its Subsidiaries or its or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement and (ii) each of Parent and Merger Sub assumes no responsibility with respect to any information supplied by or on behalf of the Company, its Subsidiaries or its or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement.
(c)   If at any time prior to the Company Stockholders Meeting, any information relating to the Company or Parent, or any of their respective Subsidiaries or its or their respective Representatives is discovered by a Party that should be set forth in an amendment or supplement to the Proxy Statement so that either the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall as promptly as practicable following such discovery notify the other Party and after such notification the Company shall, as and to the extent required by applicable Law, promptly (i) prepare (with the assistance of Parent) an amendment or supplement to the Proxy Statement and (ii) thereafter, cause the Proxy Statement, as so amended or supplemented, to be filed with the SEC as promptly as reasonably practicable and to be disseminated to its stockholders, in each case, as and to the extent required by applicable Law.

(d)   Prior to filing or mailing the Proxy Statement or responding to any substantive comments of the SEC or its staff with respect thereto, the Company shall (i) provide Parent and its outside legal counsel with a reasonable opportunity to review and comment on the Proxy Statement and (ii) give good-faith consideration to any comments reasonably proposed by Parent and its outside legal counsel; provided, however, that the Company shall not have such obligations with respect to any Proxy Statement and other documents or communications relating to a Change of Recommendation made in accordance with Section 6.2.
(e)   Without limiting the generality of the provisions of Section 6.8, the Company shall use commercially reasonable efforts to promptly respond to any comments from the SEC or the staff of the SEC and shall promptly notify Parent of the receipt of any substantive correspondence or comments (including oral comments) from the SEC, in each case with respect to the Merger or Proxy Statement and of any request by the SEC for any amendment or supplement to the Proxy Statement or for additional information and shall as promptly as practicable following receipt thereof provide to Parent copies of all written or other substantive correspondence between the Company, its outside legal counsel or its other Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement (or, to the extent such correspondence is oral, a summary thereof); provided, however, that the Company shall not have such obligations with respect to any Proxy Statement and other documents or communications relating to a Change of Recommendation made in accordance with Section 6.2. The Company, with the assistance of Parent, shall, subject to the requirements of Section 6.6(d), use its commercially reasonable efforts to cause the definitive Proxy Statement to be mailed as promptly as practicable (and in any event within five Business Days) after the date the SEC staff confirms that the SEC does not intend to review the preliminary Proxy Statement or advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.
6.7.   Cooperation; Efforts to Consummate.
(a)   Subject to the terms and conditions of this Section 6.7, including any limitations set forth in Section 6.7(b), the Company and Parent shall cooperate with each other and use (and shall cause their respective controlled Affiliates to use) their respective reasonable best efforts to take or cause to be taken all actions necessary or advisable on its part under this Agreement and applicable Laws to consummate the Transactions as promptly as practicable after the date of this Agreement, including preparing and delivering or submitting documentation to (A) effect the expirations of all statutory waiting periods under applicable Antitrust Law, and, if applicable, any contractual waiting periods under any timing agreements with a Governmental Entity applicable to the consummation of the Transactions as promptly as practicable after the date of this Agreement or the entry into any such timing agreements, respectively, and (B) make with and obtain from any Governmental Entity all filings, notices, reports, consents, registrations, approvals, permits and authorizations, in each case, necessary or advisable in order to consummate the Transactions, including the other Approvals.
(b)   Without limiting the generality of, and in furtherance of the provisions of Section 6.7(a) (but subject to any limitations set forth in this Section 6.7(b)), each of the Company and Parent, as applicable, shall and shall cause their respective controlled Affiliates to:
(i)   prepare and file, with respect to the Transactions, a Notification and Report Form pursuant to the HSR Act within 25 Business Days after the date of this Agreement and make, deliver or submit, as applicable, all other initial filings, notices and reports under any applicable Laws set forth in Section 6.7(b)(i) of the Company Disclosure Schedule, as soon as reasonably practicable, and in connection therewith, request early termination of the statutory waiting period under the HSR Act, and to the extent applicable, under the applicable Laws set forth in Section 6.7(b)(i) of the Company Disclosure Schedule, and provide each other with final copies of any such filings and requests to the extent permitted by Law;
(ii)   not, without the prior written consent of the other Party (which consent shall not be unreasonably conditioned, withheld or delayed), (A) cause any filing, delivery or submission contemplated by Section 6.7(a) or Section 6.7(b) applicable to it to be withdrawn, refiled, redelivered or resubmitted for any reason, including to provide the applicable Governmental Entities with additional time to review any or all of the Transactions or (B) consent to any voluntary extension of any statutory waiting period or, if applicable, consent to or enter into any timing agreement (or other contractual undertaking with respect to any waiting period) with a Governmental Entity applicable to the consummation of the Transactions or to any voluntary delay of the consummation of the Transactions at the behest of any Governmental Entity;
(iii)   provide or cause to be provided to each Governmental Entity any non-privileged or non-protected information and documents requested by any Governmental Entity or that are necessary or advisable to permit consummation of the Transactions as promptly as practicable following any such request, and each shall provide each other with copies of any such information and documents; and
(iv)   use its reasonable best efforts to take all necessary or advisable steps to (A) avoid the entry of and (B) resist, vacate, limit, reverse, suspend or prevent any actual, anticipated or threatened permanent, preliminary or temporary Order, in each case, that becomes reasonably foreseeable to be entered, issued, made or rendered or is entered, issued, made or rendered, in the case of each of the foregoing clauses (A) and (B) of this Section 6.7(b)(iv), that would reasonably be expected to prevent, delay or impair the consummation of the Transactions, including (x) the defense through litigation on the merits of any Proceeding seeking to prevent, delay or impair the consummation of the Transactions (and, if applicable, the appeal thereof and the posting of a bond in connection therewith) and (y) the proffer and agreement by Parent of its willingness to (I) sell, lease, license, transfer, dispose of, divest or otherwise Encumber, or hold separate pending such disposition, and promptly to effect the sale, lease, license, transfer, disposal, divestiture or other Encumbrance, and holding separate of, assets, operations, rights, product lines, licenses, businesses or interests therein of the Company, Parent or any of their respective controlled Affiliates or (II) limit or restrain the freedom of action with respect to the Company’s, Parent’s or any of their respective controlled Affiliates’ ability to retain or make changes in any such assets, operations, rights, product lines, licenses, businesses or interests therein and, in each case, the entry into agreements with, and submission to Orders of, the relevant Governmental Entity giving effect thereto as promptly as practicable; provided, however, that (i) notwithstanding anything to the contrary in this Agreement, neither Parent nor Merger Sub nor any of their respective Affiliates shall be required to, and the Company shall not, and shall cause its Subsidiaries not to, without the prior written consent of Parent, take any action, whether of the type referred to in clause (I) or (II) above or otherwise (a) relating to Parent or any of its Subsidiaries or any of their respective assets or businesses or (b) relating to the Company or any of its Subsidiaries or any of their respective assets or businesses that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole, and (ii) no such actions shall be required unless the effectiveness of such action is contingent upon the occurrence of the Effective Time and none of the Company or any of the Company’s Affiliates shall take any of such actions without Parent’s prior written consent (which consent shall not be unreasonably conditioned, withheld or delayed).
(c)   Cooperation.   Each Party shall jointly (i) direct, devise and implement the strategy for effecting the expiration of any statutory waiting periods and obtaining any necessary consents, approvals, permits or authorizations of, for responding to any request from, inquiry or investigation by (including directing the timing, nature and substance of all such responses), and shall jointly lead all meetings and communications (including any negotiations) with, any Governmental Entity and (ii) jointly control the defense and settlement of any Proceeding brought by or before any Governmental Entity. Each Party shall consult with the other Party in a reasonable manner and consider in good faith the views and comments of the other Party in connection with the foregoing. The Company and Parent shall each (and shall cause its and their respective Subsidiaries to, and shall instruct its and their respective Representatives to), upon the reasonable request by the other, furnish to the other, as promptly as reasonably practicable, (i) all information concerning itself, its Representatives and such other matters as may be reasonably necessary or advisable to effect the expiration of all statutory waiting periods under applicable Laws and, if applicable, any contractual waiting periods under any timing agreements with a Governmental Entity applicable to the consummation of the Transactions, and (ii) all filings, notices, reports, consents, registrations, approvals, permits and authorizations made or sought to be made by or on behalf of Parent, the Company or any of their respective Subsidiaries to or from any third party, including any Governmental Entity, in each case as necessary or advisable in connection with the Transactions. Each of Parent and the Company shall have the right to review in advance and, to the extent practicable, each shall consult with the other on and consider in good faith the views of the other in connection with, all the information relating to Parent or the Company, as the case may be, any of their respective Affiliates and any of its or their respective Representatives, that appears in any filing made with, or written materials delivered or submitted to, any Governmental Entity in connection with the Transactions. Neither the Company nor Parent shall permit any of its controlled Affiliates or any of its or their respective Representatives to participate in any discussions or meetings with any Governmental Entity in respect of any filings, notices, reports, consents, registrations, approvals, permits and authorizations, in each case, necessary or advisable in order to consummate the Transactions, unless it consults with the other in advance and, to the extent practical and permitted by such Governmental Entity, gives the other the opportunity to attend and participate thereat.
6.8.   Status and Notifications.   Without limiting the rights and obligations set forth in Section 6.6(e), the Company and Parent each shall keep the other apprised of the status of matters relating to the completion of the Transactions, including as promptly as practicable notifying the other of any substantive or material notices or communications received by Parent or the Company, as the case may be, or any of their respective controlled Affiliates, from any third party, including any Governmental Entity, with respect to such transactions and as promptly as practicable following such receipt furnishing the other with copies of any notices or other communications (or where no such copies are available, a reasonably detailed written description thereof).
6.9.   Information and Access.
(a)   The Company shall (and shall cause its Subsidiaries to), upon reasonable prior notice, afford Parent and its Representatives reasonable access, during normal business hours, and subject to generally applicable health and safety protocols, from the date of this Agreement and continuing until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, to the Company Employees, agents, properties, offices and other facilities, Contracts, books and records (including audit workpapers, subject to the execution of any reasonably requested access letters), and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all other information and documents concerning or regarding its businesses, properties and assets and personnel solely for the purposes of furthering the Transactions and for integration planning purposes as may reasonably be requested by or on behalf of Parent; provided, however, that: subject to Section 6.9(b) (i) neither the Company nor any of its Subsidiaries shall be required to provide such access or furnish such information or documents to the extent doing so would, in the Company’s reasonable judgment based on the advice of counsel, result in (A) a violation of applicable Law, (B) the disclosure of any material Trade Secrets in a manner that would result in any such Trade Secrets no longer being protected as such under applicable Law following such disclosure, (C) the breach of any contractual confidentiality obligations in any Contract with a third party entered into prior to the date hereof or in the ordinary course of business, (D) a waiver of the protection of any attorney-client privilege or protection (including attorney-client privilege, attorney work-product protections and confidentiality protections) or any other applicable privilege or protection concerning pending or threatened Proceedings or (E) the disclosure of any sensitive or Personal Information that would expose the Company or any of its Subsidiaries to the risk of liability or result in a competitor of the Company or any of its Subsidiaries receiving information that is competitively sensitive; (ii) in no event shall the work papers of the Company’s and its Subsidiaries’ independent accountants and auditors be accessible to Parent or any of its Representative unless and until such accountants and auditors have provided a consent related thereto in form and substance reasonably acceptable to such auditors or independent accountants; and (iii) in no event shall access include any invasive environmental sampling or testing of soils, groundwater or building materials. The Company shall use commercially reasonable efforts to cause its Representatives to reasonably cooperate with Parent and Parent’s Representatives in connection with requests for access and information pursuant to this Section 6.9. All requests for such access or information made pursuant to this Section 6.9(a) shall be directed to the Person set forth in Section 6.9(a) of the Company Disclosure Schedule, which Person may be replaced by the Company at any time by providing written notice to Parent, and any access granted in connection with a request made pursuant to this Section 6.9(a) shall be supervised by such Persons and be conducted in such a manner so as not to unreasonably interfere with any of the businesses, properties or assets of the Company or any of its Subsidiaries and in accordance with reasonable procedures that the Company may establish.
(b)   In the event that the Company objects to any request submitted pursuant to Section 6.9(a) on the basis of one or more of the matters set forth in clause (i) of Section 6.9(a), the Company shall use commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the impediments expressly set forth in clause (i) of Section 6.9(a), including through the use of commercially reasonable efforts to take such actions and implement appropriate and mutually agreeable measures to as promptly as practicable permit such access and the furnishing of such information and documents in a manner to remove the basis for the objection, including by arrangement of appropriate “counsel-to-counsel” disclosure, clean room procedures, redaction and other customary procedures, entry into a customary joint defense agreement and, with respect to the contractual confidentiality obligations contemplated by clause (i)(C) of Section 6.9(a), obtaining a waiver with respect to or consent under such contractual confidentiality obligations without conceding anything of monetary or economic value or requiring the payment of any consideration fees or expenses to such third-party counterparties.
(c)   Without limiting the generality of the other provisions of this Section 6.9, the Company and Parent, as each deems advisable and necessary, after consultation with their respective outside legal counsel, may reasonably designate competitively sensitive information and documents as “Outside Counsel Only Information.” Such information and documents shall be provided only to the outside legal counsel of the Company or Parent (as the case may be) or subject to such other similar restrictions mutually agreed to by the Company and Parent; provided, however, that, subject to any applicable Laws relating to the exchange of information, the outside legal counsel receiving such information and documents may prepare one or more reports summarizing the results of any analysis of any such shared information and documents and disclose such reports, other summaries or aggregated information derived from such shared information and documents to Representatives of such outside legal counsel’s client.
(d)   To the extent that any of the information or documents furnished or otherwise made available pursuant to this Section 6.9 or otherwise in accordance with the terms and conditions of this Agreement or the Confidentiality Agreement constitutes information or documents that may be subject to an attorney-client privilege or protection (including attorney-client privilege, attorney work-product protections and confidentiality protections) or any other applicable privilege or protection concerning pending or threatened Proceedings, the Parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material and information is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or information or its continued protection under such privileges and protections.
(e)   Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be required to provide any access or make any disclosure to Parent pursuant to this Section 6.9 to the extent such access or information is reasonably pertinent to a litigation where Parent or any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, are adverse parties.
(f)   From and after the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, within 15 Business Days following the end of each fiscal month, the Company shall deliver to Parent an unaudited consolidated income statement for such fiscal month and an unaudited consolidated balance sheet as of such fiscal month end of the Company, in each case which financial statements shall fairly present the consolidated financial position and results of operations of the Company as of the date or for the periods indicated, in accordance with GAAP, except for certain adjustments prepared on a quarterly and annual basis, and excluding footnotes.
(g)   No information, data or access provided to Parent or any of its Representatives or to the Company or any of its Representatives following the date of this Agreement, whether pursuant to this

Section 6.9 or otherwise, shall affect or be deemed to affect, modify or waive the representations and warranties of the Parties set forth in this Agreement and, all information and documents disclosed or otherwise made available pursuant to Section 6.6, Section 6.7, Section 6.8, this Section 6.9 or otherwise in connection with this Agreement and the Transactions shall be governed by the terms and conditions of the Confidentiality Agreement and subject to applicable Laws relating to the exchange or sharing of information and any restrictions or requirements imposed by any Governmental Entity.
6.10.   Publicity.   The Company and Parent shall consult with each other, provide each other with a reasonable opportunity for review and give due consideration to reasonable comments by each other, prior to issuing any press releases or otherwise making public statements, disclosures, filings or communications with respect to the Transactions except (a) as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange (including the NASDAQ) or interdealer quotation service, or (b) with respect to any Change of Recommendation made in accordance with this Agreement or Parent’s responses thereto, subject to the Company’s obligations set forth in Section 6.2. In addition to the exceptions set forth in foregoing clauses (a) through (b) of this Section 6.10, each of the Company and Parent (and Representatives thereof) may make any public statements, disclosures or communications in response to inquiries from the press, analysts, investors, customers or suppliers or via industry conferences or analyst or investor conference calls, so long as such statements, disclosures or communications are consistent with previous public statements, disclosures or communications made by the Company or Parent in compliance with this Section 6.10 and would not otherwise require the other party to make additional public disclosure.
6.11.   Employee Matters.
(a)   Parent agrees that the Continuing Employees shall, during the period commencing at the Effective Time and ending on the one-year anniversary of the Effective Time or, if earlier, the date of termination of the applicable Continuing Employee (as applicable, the “Protection Period”), be provided with (i) base salary or base wage, as applicable, and target annual cash bonus opportunities that are no less favorable (determined in the aggregate solely for the portion of the Protection Period after calendar year 2026; provided, however that in no event shall Continuing Employee base salaries or base wages be reduced during the Protection Period) than the base salary or base wage, as applicable, and target annual cash bonus opportunities that were provided by the Company and its Subsidiaries to such Continuing Employees immediately prior to the Effective Time, (ii) welfare and other employee benefits that are substantially comparable in the aggregate to the welfare and other employee benefits (excluding any equity or equity-based, nonqualified deferred compensation, severance, retention, long-term incentive, bonus, change in control, transaction, post-employment welfare benefits and defined benefit pension benefits (collectively, “Excluded Benefits”)) provided by the Company and its Subsidiaries to such employees immediately prior to the Effective Time under the benefit plans set forth on Section 4.12(a) of the Company Disclosure Schedule, and (iii) severance protections and benefits that are no less favorable than the severance protections and benefits set forth in Section 6.11(a) of the Company Disclosure Schedule.
(b)   Parent shall use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Subsidiaries to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred under a Company Benefit Plan prior to the Effective Time for which payment has been made and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with the Company and its Subsidiaries for purposes of vesting (other than vesting of equity or equity-based compensation), paid time off benefit accrual and eligibility to participate under each applicable Parent Benefit Plan, as if such service had been performed with Parent, except in each case: for benefit accrual under defined benefit pension plans, for purposes of post-retirement welfare benefits or to the extent it would result in a duplication of benefits.
(c)   During the Protection Period, Parent shall honor each Continuing Employee’s accrued but unused vacation balances as of the Effective Time, and Parent shall maintain vacation entitlements for Continuing Employees based on their service with the Company and its Subsidiaries prior to the Effective

Time, such that vacation accrual rates and entitlements based on employee seniority shall be no less favorable than those in effect immediately prior to the Effective Time.
(d)   Notwithstanding anything contained herein to the contrary, with respect to any Company Employees who are covered by a Labor Agreement, Parent’s obligations under this Section 6.11 shall be in addition to, and not in contravention of, any obligations under the applicable Labor Agreement.
(e)   Parent hereby acknowledges that a “change in control” of the Company or other event with similar import, within the meaning of the Company Benefit Plans that contain such terms, will occur upon the Effective Time.
(f)   Parent agrees that, with respect to annual cash bonus plans maintained by the Company with respect to the Company’s fiscal year during which the Effective Time occurs (the “Bonus Plans”), it shall, or shall cause the Company to, provide each employee who participates in a Bonus Plan and who remains employed with the Company through the regular date of payment of annual bonuses for such fiscal year with an annual cash bonus for the performance period during which the Effective Time occurs, the amount of which shall be determined based solely on the actual level of achievement of the applicable performance goals under the Bonus Plans, as determined by the Applicable Entity in its reasonable and good faith discretion. Notwithstanding the foregoing, if a Continuing Employee’s employment is terminated by Parent, the Company or any of its Subsidiaries without “cause” (as defined in Section 6.11(f) of the Company Disclosure Schedule) following the Closing Date and prior to the regular date of payment for the applicable performance period, such Continuing Employee shall be entitled to receive a pro-rated portion of the annual cash bonus that would otherwise have been earned based on actual performance, with such pro-ration determined based on the number of days the employee was employed during the applicable performance period, and such pro-rated bonus shall be paid no later than March 15 of the year following the fiscal year to which such bonus relates. The “Applicable Entity” for the purposes of this Section 6.11(f) means the Company Board (or the authorized committee thereof) if Closing occurs after the end of the applicable performance period and a committee appointed by Parent, in consultation with the Company’s finance team, if Closing occurs before the end of the applicable performance period.
(g)   Nothing set forth in this Agreement is intended to or shall (i) be treated as an establishment, amendment or modification of any particular Company Benefit Plan or any other benefit or compensation plan, program, policy, contract, agreement or arrangement, (ii) prevent Parent or any of its Affiliates (including after the Effective Time, the Surviving Corporation and its Affiliates) from amending, modifying or terminating any benefit or compensation plans, policies, programs, contracts, agreements or arrangements or, after the Effective Time, any Company Benefit Plan, (iii) prevent Parent, the Surviving Corporation or any of their Affiliates, after the Effective Time, from terminating the employment of any Continuing Employee, or (iv) without limiting the generality of Section 9.8, create any third-party beneficiary rights in any Person for any purpose, including any employee of the Company or any of its Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Continuing Employee by Parent, the Surviving Corporation or any of their Affiliates or under any benefit plan which Parent, the Surviving Corporation or any of their Affiliates may maintain.
6.12.   Indemnification; Directors’ and Officers’ Insurance.
(a)   From and after the Effective Time, to the fullest extent permitted under applicable Law, Parent shall, and shall, subject to Section 6.12(c), cause the Surviving Corporation to, indemnify, defend and hold harmless the Indemnified Parties against any costs or expenses (including advancing attorneys’ fees and expenses to each Indemnified Party in advance of the final disposition of any claim, suit, proceeding or investigation to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement, in each case incurred in connection with, arising out of or otherwise relating to any actual or threatened Proceeding in connection with, arising out of or otherwise relating to any matters existing or occurring (or alleged to have existed or occurred) at or prior to the Effective Time (including acts or omission in connection with such Persons serving as an officer, director or other fiduciary in any entity, including any of the Company’s Subsidiaries, if such service was at the request of or for the benefit of the Company), whether asserted or claimed prior to, at or after the Effective Time. In the event of any such actual or threatened Proceeding, Parent and the Surviving Corporation shall cooperate with the Indemnified Party in the defense of any such actual or threatened Proceeding.
(b)   Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of the Tail Period with respect to any claim related to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the Transactions) from the Company’s D&O Insurance carrier as of the date of this Agreement or, if such carrier will not offer such D&O Insurance for the duration of the Tail Period, one or more insurance carriers with the same or better credit rating as such carrier with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company’s existing policies; provided, however, that in no event shall the premium amount for such policies exceed 300% of the amount per annum the Company paid in its last full fiscal year prior to the date hereof. If the Company for any reason fails to obtain, or Parent for any reason fails to cause to be obtained, such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for the Tail Period the D&O Insurance in place as of the date of this Agreement with the Company’s D&O Insurance carrier as of the date of this Agreement or, if such carrier will not offer such D&O Insurance for the duration of the Tail Period, with one or more insurance carriers with the same or better credit rating as such carrier with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for the Tail Period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of this Agreement and from an insurance carrier with the same or better credit rating as the Company’s D&O Insurance carrier as of the date of this Agreement, in each case providing coverage with respect to any matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the Transactions); provided, however, that in no event shall the premium amount of such D&O Insurance exceed during the Tail Period 300% of the amount per annum the Company paid in its last full fiscal year prior to the date hereof; and provided, further, that if the cost of such insurance coverage exceeds such amount, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, obtain a policy with the greatest coverage available for a cost not exceeding such amount.
(c)   Any Indemnified Party wishing to claim indemnification under this Section 6.12, upon learning of any Proceeding for which indemnification under this Section 6.12 may be available, shall promptly notify Parent thereof in writing, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any obligation or liability it may have to such Indemnified Party except to the extent such failure prejudices the indemnifying party. In the event of any such Proceeding: (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof (it being understood and agreed that by electing to assume the defense thereof, neither Parent nor the Surviving Corporation shall be deemed to have waived any right to object to the Indemnified Party’s entitlement to indemnification hereunder with respect thereto or assumed any obligation or liability with respect thereto), except that if Parent or the Surviving Corporation elects not to assume such defense or legal counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Party, the Indemnified Party may retain legal counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable and documented fees and expenses of such legal counsel for the Indemnified Party promptly following the receipt of statements therefor; provided, however, that Parent and the Surviving Corporation shall be obligated pursuant to this Section 6.12 to pay for only one law firm for all Indemnified Parties in any jurisdiction unless the use of one law firm for such Indemnified Parties would present a conflict of interest under applicable standards of professional conduct on any significant issue between the positions of any two or more Indemnified Parties, in which case the fewest number of law firms necessary to avoid conflicts of interest shall be used; (ii) the Indemnified Parties shall cooperate in the defense of any such matter if Parent or the Surviving Corporation elects to assume such defense, and Parent and the Surviving Corporation shall cooperate in the defense of any such matter if Parent or the Surviving Corporation elects not to assume such defense; (iii) the Indemnified Parties shall not be liable or have any obligation for any settlement effected without their prior written consent (such consent not to be unreasonably conditioned, withheld or delayed) if Parent or the Surviving Corporation elects to assume such defense and Parent and the Surviving Corporation shall not be liable or have any obligation for any settlement effected without their prior written consent (such consent not to be unreasonably conditioned, withheld or delayed) if Parent or the Surviving Corporation elects not to assume such defense; (iv) Parent and the Surviving Corporation shall not have any obligation or liability hereunder to any Indemnified Party if it is ultimately determined by final adjudication by the Chosen Courts that the indemnification of such Indemnified Party in the manner contemplated by this Agreement is prohibited by applicable Law; (v) Parent and the Surviving Corporation shall not have any obligation or liability hereunder to any Indemnified Party for which payment is actually made to the Indemnified Party under a valid and collectible insurance policy, except in respect of any excess beyond payment under such insurance policy; and (vi) all rights to indemnification in respect of any such Proceeding shall continue until final disposition of all such Proceedings.
(d)   Any Indemnified Party wishing to claim indemnification or advancement of expenses under this Section 6.12, after learning of any Proceeding for which indemnification under this Section 6.12 may be available, shall comply with the procedures set forth in the Organizational Documents of the Company (or its applicable Subsidiary) and any indemnification agreements entered into prior to the date hereof.
(e)   During the Tail Period, all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Organizational Documents of the Company and its Subsidiaries or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries, in each case, as in effect on the date of this Agreement, shall not be amended, restated, amended and restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party and Parent shall cause the Surviving Corporation and its Subsidiaries to comply with such obligations.
(f)   If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidate with or merge into any other Person and are not the continuing or surviving Person of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation assume all the obligations set forth in this Section 6.12.
(g)   The provisions of this Section 6.12 are intended to be for the benefit of, and from and after the Effective Time shall be enforceable by, each of the Indemnified Parties, all of whom shall be third-party beneficiaries of this Section 6.12.
(h)   The rights of the Indemnified Parties under this Section 6.12 are in addition to any rights such Indemnified Parties may have under the Organizational Documents of the Company or any of its Subsidiaries or under any applicable Contracts (including any indemnification agreements between any such Indemnified Party and the Company or any of its Subsidiaries, in each case, as in effect on the date of this Agreement) or Laws, and nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees.
6.13.   Treatment of Certain Existing Indebtedness.   The Company shall use commercially reasonable efforts to (i) deliver to Parent at least one Business Day prior to the Closing Date (and in any event shall deliver prior to or on the Closing Date) an executed copy of a payoff letter (and at least three Business Days prior to the Closing Date, a draft of such payoff letter) with respect to the Company Credit Agreement in a customary form reasonably satisfactory to Parent, stating the amounts required to pay in full all obligations (other than any contingent reimbursement and indemnity obligations that expressly survive termination of the Company Credit Agreement) thereunder and to effect the termination and/or release of any guarantees in connection with the Company Credit Agreement (subject to the finalization of such amounts prior to the Closing Date), and stating that upon receipt of such amounts all obligations under the Company Credit Agreement shall be terminated and repaid in full and the termination and/or release of such guarantees shall occur and (ii) assist with the renewal, replacement, backstopping, cash collateralization, termination or other similar customary arrangements in connection with any outstanding letters of credit, bank guarantees, performance bonds or similar instruments at or prior to Closing as may be reasonably requested by the Parent in connection with the Transaction.
6.14.   Takeover Statutes.   If any Takeover Statute is, becomes or is deemed applicable to the Transactions, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and shall take such actions as are reasonably necessary and advisable so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of any such Takeover Statutes on the transactions contemplated hereby.
6.15.   Section 16 Matters.   The Company, Parent and Merger Sub shall, prior to the Effective Time, take all such actions as may be necessary or advisable to cause the Transactions and any other dispositions of equity securities of the Company (including Company Equity Awards and any derivative securities) in connection with the Transactions by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act to the extent permitted by applicable Law.
6.16.   Transaction Litigation.   In the event that any stockholder demand or Proceeding related to this Agreement or the Transactions is brought, or, to the Knowledge of the Company, threatened in writing, against the Company, its Subsidiaries or any Indemnified Party from and following the date of this Agreement and prior to the Effective Time (such litigation, other than any Proceeding in connection with, arising out of or otherwise related to a demand for appraisal under Section 262 of the DGCL, which shall be governed by Section 3.2(f), “Transaction Litigation”), the Company shall (a) promptly (and in any event within 48 hours) notify Parent of such Transaction Litigation and keep Parent informed on a reasonably current basis regarding any Transaction Litigation (including by promptly furnishing to Parent and its Representatives such information relating to such Transaction Litigation as may reasonably be requested by Parent) and (b) give Parent a reasonable opportunity to participate in, but not control, the defense or settlement (at Parent’s sole expense and subject to a customary joint defense agreement) of any Transaction Litigation and (c) consult with Parent with respect to the defense or settlement of any Transaction Litigation; provided, that the Company shall in any event control such defense or settlement and the disclosure of information to Parent in connection therewith shall be subject to Section 6.9; provided, further, that the Company shall not settle or agree to settle any Transaction Litigation without the prior written consent of Parent (such consent not to be unreasonably conditioned, withheld or delayed).
6.17.   Delisting and Deregistration.   Prior to the Effective Time, the Company and, following the Effective Time, Parent and the Surviving Company, shall use its reasonable best efforts to cause the Shares to be delisted from the NASDAQ and deregistered under the Exchange Act as soon as reasonably practicable following the Effective Time.
6.18.   Other Activities.   The Parties agree to the matters set forth on Section 6.18 of the Company Disclosure Schedule.
6.19.   Related Party Financing.   On the Closing Date, but immediately prior to the Closing, the Company, and its Subsidiaries shall pay off, discharge and satisfy in full, or cause the other Subsidiaries to pay off, discharge and satisfy in full, all liabilities pursuant to any Related Party Financing (the aggregate amount of all payments made by such Persons pursuant to this Section 6.19, the “Related Party Financing Payment”), in accordance with the applicable payoff letters. The Parties agree that (x) the Related Party Financing Payment is made earlier than, and deemed to occur prior in time to, the payment of the Per Share Merger Consideration; (y) the Related Party Financing Payment is made, and deemed to occur, prior to Parent taking title to any Company Common Stock; and (z) Parent will take title to any Company Common Stock only following the satisfaction of the Related Party Financing Payment. For purposes of this Section 6.19, “Company Person” means the Company and each of its Subsidiaries and any other person in which the Company or any of its Subsidiaries is a shareholder, a member or a partner. For purposes of this Section 6.19, “Company Related Party” means (i) a person who owns directly or indirectly at least 25% of the equity, partnership or membership interests of a Company Person, but cannot be fully consolidated in the Company’s reporting group under generally accepted accounting standards of the US or EU or International Financial Reporting Standards (such person, a “JV Partner”), or (ii) a person related to a JV Partner within the meaning of Sec. 1 para. 2 German Foreign Tax Act — AStG, including any person that has a direct or indirect equity, partnership or membership interest of more than 25% in a JV Partner or has dominating influence over a JV Partner. For purposes of this Section 6.19, “Related Party Financing” shall mean any debt owed by any Company Person to a Company Related Party or any guarantee received by any Company Person from a Company Related Party, or the assumption of any Company Person’s debt or other obligations by a Company Related Party, or any guarantee or assumption of any liability of any kind for any debt incurred by a Company Person by a Company Related Party.
ARTICLE VII
Conditions to Closing
7.1.   Conditions to Each Party’s Obligation to Effect the Closing.   The respective obligations of each Party to effect the Closing is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:
(a)   Company Stockholder Approval.   The Requisite Company Vote shall have been obtained.
(b)   Regulatory Approvals.   (i) The statutory waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act and, if applicable, any contractual waiting periods under any timing agreements with the Department of Justice or the Federal Trade Commission applicable to the consummation of the Transactions shall have expired or been earlier terminated and (ii) the Approvals set forth in Section 7.1(b) of the Company Disclosure Schedule shall have been obtained (collectively, the “Regulatory Approvals”).
(c)   No Legal Prohibition.   No Governmental Entity shall have issued or entered any Order or enacted, issued, promulgated, enforced or entered any Law that, in each case, continues to be in effect and makes unlawful or restrains, enjoins or otherwise prohibits the consummation of the Merger.
7.2.   Conditions to Parent’s and Merger Sub’s Obligation to Effect the Closing.   The obligations of Parent and Merger Sub to effect the Closing are also subject to the satisfaction or waiver by Parent at or prior to the Closing Date of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of the Company set forth in: (i) Section 4.2(a) (Capital Structure), the second sentence of Section 4.2(b) (Capital Structure), the first sentence of Section 4.2(c) (Capital Structure) and Section 4.2(e) (Capital Structure) shall be true and correct in all respects at and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of a particular date or period of time, in which case such representation or warranty shall be so true and correct as of such particular date or period of time), in each case, except for any de minimis inaccuracies, (ii) Section 4.1(a) (Organization, Good Standing and Qualification), Section 4.3 (Corporate Authority; Approval and Fairness), Section 4.19 (Takeover Statutes) and Section 4.21 (Brokers and Finders) (x) in the case of any such representations and warranties that are qualified by materiality or Material Adverse Effect in the text thereof, shall be true and correct in all respects, and (y) in the case of any such representations and warranties that are not so qualified, shall be true and correct in all material respects, in each case of clauses (x) and (y), at and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), (iii) the representations and warranties of the Company set forth in Section 4.10(b) (Absence of Changes) shall be true and correct in all respects at and as of the Closing Date as though made as of the Closing Date and (iv) the other representations and warranties of the Company set forth in Article IV, without giving effect to any “materiality” or “Material Adverse Effect” qualifiers set forth therein, shall be true and correct at and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except, in the case of this clause (iv) for any failure of any such representation and warranty to be so true and correct that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)   Performance of Obligations of the Company.   The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.
(c)   Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.
(d)   Company Closing Certificate.   Parent shall have received a certificate, dated as of the Closing Date, and duly executed on behalf of the Company by a duly authorized executive officer of the Company certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.
7.3.   Conditions to the Company’s Obligation to Effect the Closing.   The obligation of the Company to effect the Closing is also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following conditions:
(a)   Representations and Warranties.   Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement, without giving effect to any “materiality” or “Material Adverse Effect” qualifiers set forth therein, shall be true and correct in all respects at and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all material respects as of such particular date or period of time), except for any failure of any such representations and warranties to be so true and correct that would not, individually or in the aggregate, reasonably be expected to prevent, materially impair or materially delay the ability of Parent or Merger Sub to consummate the Transactions.
(b)   Performance of Obligations of Parent and Merger Sub.   Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.
(c)   Parent and Merger Sub Closing Certificate.   The Company shall have received a certificate, dated as of the Closing Date, and duly executed on behalf of Parent and Merger Sub by a duly authorized executive officer of each of Parent and Merger Sub certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII
Termination
8.1.   Termination by Mutual Written Consent.   This Agreement may be terminated at any time prior to the Effective Time by mutual written consent of the Parties.
8.2.   Termination by Either the Company or Parent.   This Agreement may be terminated at any time prior to the Effective Time by either the Company or Parent if:
(a)   the Transactions shall not have been consummated by 5:00 p.m. (New York time) on November 16, 2026 (the “Outside Date”); provided, however, that if the conditions to Closing set forth in Section 7.1(b) (Regulatory Approvals) or Section 7.1(c) (if the Order or applicable Law relates to Antitrust Laws) have not been satisfied or, to the extent permitted by applicable Law, waived on or prior to the Outside Date but all other conditions to Closing set forth in Article VII have been satisfied or, to the extent permitted by applicable Law, waived (except for those conditions that by their nature are to be satisfied at the Closing, but subject to those conditions being able to be satisfied or having been waived), the Outside Date shall be extended automatically to 5:00 p.m. (New York time) on February 16, 2027, and such time and date, as so extended, shall be the “Outside Date”; provided, further, that the right to terminate this Agreement and abandon the Transactions shall not be available to either the Company or Parent if such Party has breached in any material respect any representation, warranty, covenant or agreement set forth in this Agreement and such breach shall have proximately caused the occurrence of the failure of a condition to the Closing to occur on or prior to the Outside Date (it being understood that for the purposes of this Section 8.2(a) (Termination by Either the Company or Parent (Outside Date)) any such breach by Merger Sub shall be deemed such a breach by Parent);
(b)   the Company Stockholders Meeting shall have concluded (if applicable, following any postponement, recess or adjournment thereof taken in accordance with this Agreement) and the Requisite Company Vote shall not have been obtained; or
(c)   any Governmental Entity shall have issued or entered a final and non-appealable Order or enacted, issued, promulgated, enforced or entered any Law that, in each case, continues to be in effect and makes unlawful or permanently restrains, enjoins or otherwise prohibits consummation of the Merger; provided, that the right to terminate this Agreement and abandon the Transactions pursuant to this Section 8.2(c) (Termination by Either the Company or Parent (Order by a Governmental Entity)) shall not be available to the Company or Parent if such Party has breached in any material respect any representation, warranty, covenant or agreement set forth in this Agreement and such breach shall have proximately caused the imposition of such Order or Law.
8.3.   Termination by the Company.   Subject to Section 8.5 (Notice of Termination; Effect of Termination), this Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by the Company:
(a)   if there has been a breach of any representation or warranty or covenant made by Parent or Merger Sub set forth in this Agreement, in any case such that any condition in Section 7.3(a) (Representations and Warranties) or Section 7.3(b) (Performance of Obligations of Parent and Merger Sub) would not be satisfied (and such breach or failure is not curable prior to three Business Days prior to the Outside Date, or if curable prior to such time, has not been cured within 45 days after the giving of written notice thereof by the Company to Parent and Merger Sub describing such breach or failure in reasonable detail; provided, that the right to terminate this Agreement and abandon the Transactions pursuant to this Section 8.3(a) (Breach of Representations, Warranties or Covenants) shall not be available to the Company if the Company is then in breach of this Agreement such that any condition in Section 7.2(a) (Representations and Warranties) or Section 7.2(b) (Performance of Obligations of the Company) would not be satisfied; or
(b)   at any time prior to the time the Requisite Company Vote is obtained, to enter into an Alternative Acquisition Agreement providing for a Superior Proposal in accordance with Section 6.2(d)(ii) (No Change of Recommendation or Alternative Acquisition Agreement).
8.4.   Termination by Parent.   Subject to Section 8.5 (Notice of Termination), this Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by Parent:
(a)   if there has been a breach of any representation or warranty or covenant made by the Company set forth in this Agreement, in any case such that any condition in Section 7.2(a) (Representations and Warranties) or Section 7.2(b) (Performance of Obligations of the Company) would not be satisfied, and such breach or failure is not curable prior to three Business Days prior to the Outside Date, or if curable prior to such time, has not been cured within 45 days after the giving of written notice thereof by Parent to the Company describing such breach or failure in reasonable detail; provided, that the right to terminate this Agreement pursuant to this Section 8.4(a) (Breach of Representations, Warranties or Covenants) shall not be available to Parent if either Parent or Merger Sub is then in breach of this Agreement such that the condition in Section 7.3(a) (Representations and Warranties) or Section 7.3(b) (Performance of Obligations of Parent and Merger Sub) would not be satisfied; or
(b)   at any time prior to the time the Requisite Company Vote is obtained, if a Change of Recommendation shall have occurred.
8.5.   Notice of Termination; Effect of Termination.
(a)   In the event of termination of this Agreement by either the Company or Parent as provided in this Article VIII, the terminating Party shall give written notice to the other Party specifying the provision or provisions of this Agreement pursuant to which such termination is made and a summary of the facts and circumstances forming the basis for such termination.
(b)   In the event of termination of this Agreement pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or any of its Affiliates or its or their respective Representatives); provided, however, that: (i) no such termination shall relieve any Party of (A) any liability or damages to any other Party resulting from any Fraud or Willful Breach of this Agreement prior to such termination (which liability or damages the Parties acknowledge and agree in the case of the Company may include damages pursuant to Section 261(a)(1) of the DGCL and subject to Section 9.8 (Third Party Beneficiaries) based on loss of the economic benefit of the Transactions to the holders of Shares) or (B) if applicable, the requirement to pay the Company Termination Fee as set forth in Section 8.5(c) (Company Termination Fee), and (ii) the Confidentiality Agreement and the provisions set forth in this Section 8.5 (Notice of Termination; Effect of Termination), Article IX (other than Section 9.7, except to the extent that Section 9.7 relates to the specific performance of the provisions of this Agreement that survive termination) and Exhibit A shall survive any termination of this Agreement. The Parties acknowledge and agree that, to the extent Parent or Merger Sub are required to pay damages in connection with the termination of this Agreement that exceed the Company’s expenses or out-of-pocket fees, costs or other expenses incurred in connection with this Agreement and the Transactions, including any disputes related thereto, Section 9.8 (Third-Party Beneficiaries) shall control the rights of the Company and its stockholders with respect to any such damages.
(c)   The Company shall pay to Parent, by wire transfer of immediately available funds, the Company Termination Fee if this Agreement is terminated:
(i)   by (x) either the Company or Parent pursuant to Section 8.2(a) (Termination by Either the Company or Parent (Outside Date)), or (y) by either the Company or Parent pursuant to Section 8.2(b) (Termination by Either the Company or Parent (Failure to Obtain Requisite Company Vote)), in each case,
(A)   solely to the extent such termination of the Agreement was pursuant to clause (x) of Section 8.5(c)(i) (termination pursuant to Section 8.2(a) (Termination by Either the Company or Parent (Outside Date)), at the time of such termination, each of the conditions set forth in Section 7.1 (Conditions to Each Party’s Obligation to Effect the Closing) (except for the condition set forth in Section 7.1(a) (Company Stockholder Approval) and Section 7.3 (Conditions to the Company’s Obligation to Effect the Closing) shall have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being able to be satisfied at the time of such termination),
(B)   after the date of this Agreement, a bona fide Acquisition Proposal shall have been communicated to the Company Board or publicly disclosed or publicly proposed (unless such Acquisition Proposal was withdrawn without qualification at least two Business Days prior to the event giving rise to the right of such termination (such withdrawal to be public, if such Acquisition Proposal shall have been publicly disclosed), and
(C)   within 12 months after any such termination, the Company consummates a transaction relating to an Acquisition Proposal (substituting 50% for the 20% thresholds set forth in the definition of “Acquisition Proposal”) (a “Qualifying Transaction”) or enters into a definitive agreement with respect to any Qualifying Transaction, then promptly (but in no event later than three Business Days) after, and subject to, the earlier of the entry into a definitive agreement providing for a Qualifying Transaction and the consummation of a Qualifying Transaction;
(ii)   by the Company pursuant to Section 8.3(b) (Termination by the Company (Alternative Acquisition Agreement)), then prior to or substantially concurrently with (and as a condition to the effectiveness of) such termination; or

(iii)   by Parent pursuant to Section 8.4(b) (Termination by Parent (Change of Recommendation)), then within three Business Days after termination of this Agreement.
(d)   The Parties acknowledge and agree that (i) in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, (ii) the agreements set forth in this Section 8.5 (Notice of Termination; Effect of Termination) are an integral part of the Transactions and that, without these agreements, the Parties would not have entered into this Agreement and, accordingly, if the Company fails to promptly pay or cause to be paid the amounts due pursuant to this Article VIII, and, in order to obtain such amounts, Parent commences a Proceeding that results in a final, binding and non-appealable judgment against the Company for the Termination Fee (or any portion thereof), the Company shall pay or cause to be paid to Parent (x) any reasonable and documented out-of-pocket costs and expenses, including non-contingent legal fees and expenses, incurred by Parent or Merger Sub in connection with a legal action to enforce this Agreement that results in a judgment against the Company and (y) interest on the Company Termination Fee (or any portion thereof), as the case may be, at the prime rate published in The Wall Street Journal in effect on the date such amounts were required to be made from such date through the date of payment and (iii) notwithstanding anything to the contrary set forth in this Agreement, in the event that the Company Termination Fee becomes payable by, and is paid or caused to be paid by or on behalf of, the Company, such fee shall be Parent’s sole and exclusive remedy pursuant to this Agreement except that the foregoing shall not relieve the Company from any liability for Fraud or Willful Breach of this Agreement prior to the termination of this Agreement.
ARTICLE IX
Miscellaneous and General
9.1.   Survival.   Other than Section 4.22 and Section 5.10, none of the representations and warranties in this Agreement or in any instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. The Parties understand and agree that the covenants and agreements contained in Article III, Section 6.12 and this Article IX shall survive the Effective Time. All other covenants and agreements in this Agreement or in any instrument or other document delivered pursuant to this Agreement, including rights in connection with, arising out of or otherwise related to any breach of such covenants and agreements, shall not survive the Effective Time.
9.2.   Notices.   All notices and other communications given or made hereunder by one or more Parties to one or more of the other Parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. New York time (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the Party or Parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email (to the extent that no “bounce back”, “out-of-office” replies or similar automatically generated response indicating non-delivery is received with respect thereto). Such communications must be sent to the respective Parties at the following street addresses or email addresses or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 9.2 (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or email address of which no notice was given shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver):
if to the Company:
Masimo Corporation
52 Discovery
Irvine, CA 92618
Attention:
***

Email:
***

with a copy to (which shall not constitute notice):
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention:
Melissa Sawyer
Lauren S. Boehmke

Email:
***
***

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attention:
Richard Brand
Matthew Barnett

Email:
***
***

if to Parent or Merger Sub:
Danaher Corporation
2200 Pennsylvania Ave, NW
Suite 800W
Washington, D.C. 20037
Attention:
***

Email:
***

with a copy to (which shall not constitute notice):
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:
Daniel Wolf, P.C.
David M. Klein, P.C.
Brian H. Junquera

Email:
***
***
***

9.3.   Expenses.   Except as set forth in Section 6.12, Section 8.5(d), this Section 9.3 or Section 9.4, whether or not the Transactions are consummated, all costs, fees and expenses incurred in connection with this Agreement and the Transactions, including all costs, fees and expenses of its Representatives, shall be paid by the Party incurring such cost, fee or expense; provided, that (a) all expenses incurred in connection with the filing, printing and mailing the Proxy Statement shall be shared equally by the Company and Parent and (b) all filing fees in connection with any filings made with any Governmental Entity pursuant to Section 6.7 shall be borne by Parent.
9.4.   Transfer Taxes.   Except as otherwise provided in Section 3.2(b), all Transfer Taxes incurred in connection with the Merger shall be paid by Parent or the Company, and expressly shall not be a liability of holders of Eligible Shares.
9.5.   Amendment or Other Modification; Waiver.
(a)   Subject to the provisions of applicable Law, at any time prior to the Effective Time, this Agreement may be amended or otherwise modified only by a written instrument duly executed and delivered by the Parties or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the Requisite Company Vote is obtained, there shall be no amendment or modification that would require the further approval of the holders of the Shares under applicable Law without such approval having first been obtained.

(b)   The conditions to each of the respective Parties’ obligations to consummate the Transactions are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable Law; provided, however, that any such waiver shall only be effective if made in a written instrument duly executed and delivered by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law, except to the extent provided in Section 8.5.
9.6.   Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.
(a)   This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware without regard to the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction).
(b)   Each of the Parties agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement (other than the Confidentiality Agreement) or the Transactions exclusively in the Chosen Courts; and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 9.2 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) agrees that it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 9.6(b) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.
(c)   Each Party acknowledges and agrees that any controversy which may be connected with, arise out of or otherwise relate to this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions is expected to involve complicated and difficult issues, and therefore each Party irrevocably and unconditionally waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Proceeding directly or indirectly connected with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions. Each Party hereby acknowledges and certifies that (i) no Representative of the other Parties has represented, expressly or otherwise, that such other Parties would not, in the event of any Proceeding, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily and (iv) it has been induced to enter into this Agreement and the Transactions by, among other things, the mutual waivers, acknowledgments and certifications set forth in this Section 9.6(c).
9.7.   Specific Performance.   Each of the Parties acknowledges and agrees that the rights of each Party to consummate the Transactions are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, except to the extent provided otherwise in Section 8.5, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 9.6(b), in the Chosen Courts without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law.

9.8.   Third-Party Beneficiaries.   The Parties agree that their respective representations, warranties, covenants and agreements set forth in this Agreement are solely for the benefit of the other, subject to the terms and conditions of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies, express or implied, including the right to rely upon the representations and warranties set forth in this Agreement, except for (a) the Company with respect to the right to pursue damages, including damages based on the loss of the economic benefit of the Transactions to the holders of the Shares (for which the Company may be entitled if proven and as determined by a court of competent jurisdiction), pursuant to Section 8.5(b), the last sentence of this Section 9.8 and Section 261(a)(1) of the DGCL, (b) from and after the Effective Time, the Indemnified Parties pursuant to the provisions of Section 6.12, (c) from and after the Effective Time, but subject to Section 8.5(b), clause (a) of this Section 9.8 and Section 261(a)(1) of the DGCL, the holders of Shares and the holders of Company Equity Awards with respect to their respective rights to receive the consideration payable pursuant to Article III, and (d) each of the successors, legal representatives, and permitted and assigns of the foregoing Persons set forth in clauses (a) through (c) shall be third party beneficiaries, but only to the extent expressly provided in the foregoing clauses (a) through (c). Notwithstanding anything to the contrary set forth in this Agreement, the rights granted pursuant to clause (a) of this Section 9.8, the provisions of Section 8.5(b) and Section 261(a)(1) of the DGCL with respect to the recovery of any damages based on the losses suffered by the holders of Shares, including damages based on the loss of the economic benefit of the Transactions to the holders of the Shares (for which the Company may be entitled if proven and as determined by a court of competent jurisdiction), shall only be enforceable on behalf of the holders of Shares by the Company in its sole and absolute discretion, as agent for the holders of Shares, it being understood and agreed that (x) any and all interests in the recovery of such losses or any such claim shall attach to the Shares and subsequently be transferable therewith and (y) consequently, any damages, settlements, awards or other amounts recovered or received by the Company with respect to such losses or claims (net of expenses incurred by the Company in connection therewith or in connection with the entry into and negotiation of this Agreement or any of the Transactions) may, among other things, and in the Company’s sole and absolute discretion, be: (i) distributed, in whole or in part, by the Company to the holders of the Shares as of any date determined by the Company in its sole and absolute discretion; or (ii) retained by the Company for the use and benefit of the Company on behalf of holders of Shares in any manner the Company deems fit in its sole and absolute discretion. Parent and Merger Sub each agrees that it and its Affiliates will not contest the validity of the appointment of the Company as agent for holders of Shares for purposes of the foregoing or the fact that any damages in respect of the loss of the economic benefit of the Transactions may be available pursuant to this Agreement (to the extent proven and as determined by a court of competent jurisdiction).
9.9.   Fulfillment of Obligations.   Whenever this Agreement requires a Subsidiary or Affiliate of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary or Affiliate to take such action. Whenever this Agreement requires a Subsidiary or Affiliate of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary or Affiliate to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary or Affiliate to take such action. Any obligation of one Party to any other Party under this Agreement, which obligation is performed, satisfied or properly fulfilled by a Subsidiary or Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.
9.10.   Successors and Assigns.   This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. Except as may be required to satisfy the obligations contemplated by Section 6.12 and, solely following the Effective Time, the assignment of rights or obligations of Parent or Merger Sub to a controlled Affiliate of Parent where assignor is not relieved of its obligations under this Agreement, no Party may assign any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other Parties, except as provided for in Section 9.9, and any attempted or purported assignment or delegation in violation of this Section 9.10 shall be null and void ab initio.
9.11.   Entire Agreement.
(a)   This Agreement (including the Exhibits attached hereto), the Company Disclosure Schedule and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters, except for the Confidentiality Agreement, which shall survive any termination of this Agreement and remain in full force and effect in accordance with the terms thereof.
(b)   In the event of any inconsistency between the statements in the body of this Agreement, on the one hand, and any of the Exhibits attached hereto, the Company Disclosure Schedule and the Confidentiality Agreement, on the other hand, the statements in the body of this Agreement shall control.
9.12.   Interpretation and Construction.
(a)   The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.
(b)   Unless otherwise specified in this Agreement, all Preamble, Recital, Article, Section, clause, Schedule, Annex and Exhibit references used in this Agreement are to the preamble, recitals, articles, sections, clauses, schedules, annexes and exhibits to this Agreement.
(c)   Unless otherwise specified in this Agreement or the context otherwise requires, for purposes of this Agreement: (i) if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb); (ii) the terms defined in the singular shall have a comparable meaning when used in the plural and vice versa; (iii) words importing one gender shall include all other genders and vice versa; (iv) whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation”; (v) the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms shall refer to this Agreement as a whole and not any particular provision of this Agreement; (vi) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”; (vii) the term “or” is not exclusive; (viii) the words “shall” and “will” shall be deemed to have the same meaning and be understood to denote a directive and obligation, and not an option; (ix) all accounting terms not expressly defined in this Agreement shall have the meanings given to them under GAAP; (x) the rule known as the ejusdem generis rule shall not apply and, accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; (xi) references to the “United States” or abbreviations thereof mean the United States of America and its states, territories and possessions and (xii) the term “dollars” and the symbol “$” mean U.S. Dollars for purposes of this Agreement and all amounts in this Agreement shall be paid in U.S. Dollars.
(d)   Unless otherwise specified in this Agreement or the context otherwise requires, if this Agreement refers to information or a document having been “made available” (or words of similar import) by or on behalf of a Party to another Party, such obligation shall be deemed satisfied if (i) such first Party or its Representatives made such information or document available in any virtual data rooms established by or on behalf of the Company or otherwise provided (including by electronic mail) such information or document to such other Party or its or their Representatives, in each case prior to 12:30 p.m. (New York time) on the Execution Date, or (ii) such information or document is publicly available in the Company Reports filed or furnished on or after the Applicable Date and at least 24 hours prior to the date of this Agreement.
(e)   Unless otherwise specified in this Agreement, (i) when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and, if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day and (ii) if any action must be taken hereunder on or by a day that is not a Business Day, then such action may validly be taken on or by the next day that is a Business Day. References to days shall refer to calendar days unless Business Days are specified.
(f)   Unless otherwise specified in this Agreement or the context otherwise requires, all references in this Agreement to any (i) statute shall include the rules and regulations promulgated thereunder and all applicable, guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Entity, and (ii) Law shall be a reference to such Law as amended, re-enacted, consolidated or replaced as of the applicable date or during the applicable period of time (except that, for purposes of any representations and warranties in this Agreement that are made as of a specific date, references to any applicable Law will be deemed to refer to such Law as it exists as of such date).
(g)   Unless otherwise specified in this Agreement, all references in this Agreement to (i) any Contract, document or instrument (excluding this Agreement) mean such Contract, document or instrument as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto or incorporated therein by reference, and (ii) this Agreement means this Agreement (taking into account the provisions of Section 9.11(a)) as amended, supplemented or otherwise modified from time to time in accordance with Section 9.5.
(h)   The Company Disclosure Schedule may include items and information the disclosure of which is not required either in response to an express disclosure requirement of this Agreement or as an exception to one or more representations or warranties or covenants set forth in this Agreement. Neither the specification of any dollar or percentage amount in any representation, warranty or covenant contained in the Agreement or the inclusion of any items or information in the Company Disclosure Schedule shall be deemed, in and of itself, to be an acknowledgement or agreement that (i) any such item or information (or any non-disclosed item or information of comparable or greater significance) is “material”, (ii) individually or in the aggregate, it has had or would reasonably be expected to have a Material Adverse Effect or (iii) any such item or information is consistent with or outside of the ordinary course of business.
(i)   The Parties have jointly negotiated and drafted this Agreement and if an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
9.13.   Severability.   The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is held by a court of competent jurisdiction or other Governmental Entity as illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the original intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
9.14.   Counterparts; Effectiveness.   This Agreement (a) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and (b) shall become effective when each Party shall have received one or more counterparts hereof signed by each of the other Parties. A copy of this Agreement executed or delivered by electronic means shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the Parties as of the date first written above.
MASIMO CORPORATION
By:
/s/ Catherine Szyman

Name:
Catherine Szyman

Title:
Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

DANAHER CORPORATION
By:
/s/ Matthew R. McGrew

Name:
Matthew R. McGrew

Title:
Executive Vice President and Chief Financial Officer

MOBIUS MERGER SUB, INC.
By:
/s/ Frank McFaden

Name:
Frank McFaden

Title:
Vice President and Treasurer

[Signature Page to Agreement and Plan of Merger]

Exhibit A
Definitions
As used in this Agreement, the following terms have the meanings specified in this Exhibit A.
“Acquisition Proposal” means any bona fide written proposal, offer or indication of interest from any Person or Group (other than a proposal or offer by Parent or any of its Subsidiaries or Affiliates) providing for (a) a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, plan of arrangement, business combination, acquisition or any other similar transaction (or series of related transactions) involving the Company or any of its Subsidiaries pursuant to which any Person or Group would beneficially own or control, directly or indirectly, 20% or more (on a non-diluted basis) of Company Common Stock or 20% or more (on a non-diluted basis) of the aggregate voting power or equity interests of the Company, or the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity, or (b) the acquisition (or a series of related acquisitions) by any Person or Group of assets (including any capital stock or securities) that (i) are necessary to generate 20% or more of the consolidated net revenues or consolidated net income of the Company and its Subsidiaries (taken as a whole) during the 12-month period ended January 3, 2026 or (ii) constitute 20% or more of the total assets of the Company and its Subsidiaries (taken as a whole) as of the date of this Agreement, in each case other than the Transactions.
“Affiliate” has the meaning ascribed to such term under the Exchange Act.
“Agreement” has the meaning set forth in the Preamble.
“Alternative Acquisition Agreement” means, other than a Permitted Confidentiality Agreement, any Contract providing for any Acquisition Proposal.
“Antitrust Law” means all antitrust, competition or other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition and all foreign direct investment Laws.
“Applicable Date” means December 30, 2022.
“Approvals” has the meaning set forth in Section 5.4(a).
“Bankruptcy and Equity Exception” means bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
“Bonus Plan” has the meaning set forth in Section 6.11(f).
“Book-Entry Share” means each book-entry account formerly representing any non-certificated Eligible Shares.
“Business Day” means any day ending at 11:59 p.m. (New York time) other than a Saturday or Sunday or a day on which (a) banks in New York, New York or Irvine, California are required or authorized by Law to close, or (b) solely for purposes of determining the Closing Date, the Department of State of the State of Delaware is required or authorized by Law to close.
“Bylaws” has the meaning set forth in Section 2.2.
“Capitalization Date” means 5:00 p.m. (New York time) on February 13, 2026.
“Centerview” has the meaning set forth in Section 4.3(b).
“Certificate” means each certificate formerly representing any Eligible Shares.
“Certificate of Merger” means a certificate of merger relating to the Merger.
“Change of Recommendation” means any of the actions set forth in clauses (A) through (H) of Section 6.2(d)(i).

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“Charter” has the meaning set forth in Section 2.1.
“Chosen Courts” means the Court of Chancery of the State of Delaware, or if such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Litigation Division); provided, that if subject matter jurisdiction over the matter that is the subject of the applicable Proceeding is vested exclusively in the U.S. federal courts, such Proceeding shall be heard in the U.S. District Court for the District of Delaware.
“Closing” means the closing of the Transactions.
“Closing Date” means the date on which the Closing actually occurs.
“Code” means the Internal Revenue Code of 1986.
“Company” has the meaning set forth in the Preamble.
“Company Approvals” has the meaning set forth in Section 4.4(a).
“Company Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), employment, consulting, severance, termination, separation, incentive or bonus, commission, retention, change in control, deferred compensation, profit sharing, retirement, welfare, post-employment welfare, vacation or paid-time-off, equity or equity-based (including stock purchase and phantom equity and the Stock Plans) plan, policy, program, agreement or arrangement, and each other benefit or compensation plan, program, policy, practice, Contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by or contributed to by, or required to be contributed to, or with respect to which the Company or any of its Subsidiaries has any current or contingent obligation or liability.
“Company Board” means the board of directors of the Company.
“Company Common Stock” means the shares of common stock of the Company, $0.001 par value per share.
“Company Compensation Committee” means the compensation committee of the Company Board.
“Company Credit Agreement” means that certain Credit Agreement, dated as of December 1, 2025, by and between the Company, the lenders party thereto and Bank of America, N.A., as administrative agent.
“Company Disclosure Schedule” has the meaning set forth in Article IV.
“Company Employee” means any current employee (whether full- or part-time and including any officer) of the Company or any of its Subsidiaries.
“Company Equity Awards” means the Company Options, Company PSU Awards and Company RSU Awards and any other equity or equity-based awards made pursuant to the Stock Plans or otherwise.
“Company Equity Payments” has the meaning set forth in Section 3.3(d).
“Company ERISA Affiliate” means all Persons (whether or not incorporated) that at any relevant time would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.
“Company IT Assets” means the IT Assets owned, used or held for use by the Company or any of its Subsidiaries.
“Company Material Contract” has the meaning set forth in Section 4.11.
“Company Option” means any outstanding option to purchase Shares granted under the Stock Plans or otherwise.
“Company Preferred Stock” means the shares of preferred stock of the Company, $0.001 par value per share.

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“Company Product” has the meaning set forth in Section 4.5(c)(i).
“Company PSU Award” means any outstanding performance-based restricted stock unit award granted under the Stock Plans or otherwise.
“Company Recommendation” has the meaning set forth in Section 4.3(b).
“Company Reports” means the reports, forms, proxy statements, prospectuses, registration statements and other statements, certifications and documents required to be or otherwise filed with or furnished to the SEC pursuant to the Exchange Act or the Securities Act by the Company, including exhibits thereto and all other information incorporated by reference and any amendments and supplements thereto.
“Company RSU Award” means any outstanding restricted stock unit award granted under the Stock Plans or otherwise.
“Company Software” means all Software that is owned or purported to be owned by the Company or any of its Subsidiaries.
“Company Stockholders Meeting” means the meeting of stockholders of the Company to be held to consider the adoption of this Agreement.
“Company Termination Fee” means $305,000,000.00.
“Confidentiality Agreement” means the confidentiality agreement, entered into between the Company and Parent, dated as of December 11, 2025.
“Continuing Employees” means the employees of the Company and its Subsidiaries at the Effective Time who continue to remain employed with the Company or its Subsidiaries immediately following the Effective Time.
“Contract” means any legally binding contract, agreement, arrangement, understanding, lease, license, note, mortgage, indenture or any other similar obligation.
“Converted PSU Award” has the meaning set forth in Section 3.3(c).
“Converted RSU Award” has the meaning set forth in Section 3.3(b).
“Converting Shares” means, collectively, Shares owned by any Wholly Owned Subsidiary of Parent (other than Merger Sub) or a Wholly Owned Subsidiary of the Company.
“D&O Insurance” has the meaning set forth in Section 6.12(b).
“DGCL” means the General Corporation Law of the State of Delaware.
“Dissenting Shares” means Shares that are issued and outstanding immediately prior to the Effective Time and in respect of which appraisal has been duly demanded, and not effectively withdrawn or otherwise waived or lost, pursuant to Section 262 of the DGCL.
“Dissenting Stockholders” means the holders of Dissenting Shares.
“DTC” means The Depository Trust Company.
“Effective Time” has the meaning set forth in Section 1.2.
“Eligible Shares” means, other than any Excluded Shares and Converting Shares, each Share issued and outstanding immediately prior to the Effective Time.
“Encumbrance” means any pledge, lien, charge, option, hypothecation, mortgage, deed of trust, security interest, financing statement, adverse right, title or survey defect, prior assignment, or any other charge or encumbrance of any kind or nature whatsoever, whether contingent or absolute.
“Environmental Law” means any Law regulating or relating to the (a) protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface

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land, subsurface land, plant and animal life or any other natural resource), including the protection of the health and safety of employees and other persons (as such relates to exposure to Hazardous Substances) or (b) the exposure to, handling, use, storage, labeling, recycling, treatment, generation, transportation, disposal, Release or threatened Release of any Hazardous Substance.
“Environmental Permit” any permit, certificate, registration, notice, approval, identification number, license or other authorization required under any applicable Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Plans” means “employee benefit plans” within the meaning of Section 3(3) of ERISA.
“Event” means any event, change, development, circumstance, state of facts, condition, occurrence or effect.
“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Fund” has the meaning set forth in Section 3.2(a)(i).
“Exchange Ratio” means (i) the Per Share Merger Consideration, divided by (ii) the volumed weighted average trading price per share of Parent Common Stock for the 10-trading day period ending on and including the Closing Date, as reported by the New York Stock Exchange.
“Excluded Benefits” has the meaning set forth in Section 6.11(a).
“Excluded Shares” means, collectively, (a) Shares owned by Parent, Merger Sub or the Company, and (b) Dissenting Shares.
“Export Import Laws” means all applicable export and import control Laws and Orders in jurisdictions in which the Company or any of its Subsidiaries do business, have done business or are otherwise subject to, including the Export Administration Regulations, and the EU Dual Use Regulation.
“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977.
“FDA” means the U.S. Food and Drug Administration, or any successor agency or authority thereto.
“FDCA” means the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq. and any applicable implementing regulations promulgated thereunder, as amended from time to time.
“Fraud” means, with respect to a Party, actual and intentional common law fraud as defined under Delaware law on the part of such Person with respect to the making of any representation or warranty set forth in Article IV or Article V, as applicable, as determined by a court of competent jurisdiction. For the avoidance of doubt, “Fraud” shall not include any claim based on constructive knowledge, recklessness, negligent misrepresentation or any similar theory.
“Form S-8” has the meaning set forth in Section 3.3(d).
“GAAP” means United States generally accepted accounting principles.
“Government Contract” means any Contract for the sale of supplies or provision of services, including without limitation any grant, cooperative agreement or cooperative research and development agreement, that is between the Company or any of its Subsidiaries, on one hand, and a Governmental Entity or any prime contractor of subcontractor (at any tier) of any Governmental Entity, in its capacity as such, on the other hand.
“Governmental Entity” means any governmental, quasi-governmental, regulatory or self-regulatory authority, enforcement authority, agency, commission, body or other entity or any subdivision or instrumentality thereof, including any stock exchange or other self-regulatory organization, court, tribunal or arbitral body or arbitrator (public or private) or any subdivision or instrumentality thereof, in each case of competent jurisdiction.
“Governmental Healthcare Program” means any U.S. federal health program as defined in 42 U.S.C. § 1320a-7b(f), including Medicare, Medicaid, TRICARE, CHAMPVA and state health care programs (as defined therein), and any healthcare program administered by a Governmental Entity.

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“Group” has the meaning given to such term under Section 13 of the Exchange Act.
“Hazardous Substance” means any substance that is listed, defined, designated or classified as hazardous, radioactive, toxic, dangerous, harmful, a pollutant or a contaminant or words of similar meaning pursuant to any applicable Environmental Law, including petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde, foam insulation, polychlorinated biphenyls or per- and polyfluoroalkyl substances (including perfluorooctanoic acid).
“Healthcare Laws” means all healthcare Laws applicable to the Company, any Subsidiary of the Company, or any of their respective products or activities, including, to the extent applicable to the Company and its Subsidiaries: (a) the FDCA (including all applicable registration and listing requirements set forth in Section 510 of the FDCA and the U.S. Public Health Service Act (42 U.S.C. § 201, et seq.), including those for registration, listing, and pre-market notification requirements, for current Good Manufacturing Practice, Good Clinical Practice, and Good Laboratory Practice requirements, and for adverse event, correction and removal, and recall requirements, including as set forth in 21 C.F.R. Parts 4, 7, 11, 50, 54, 56, 58, 803, 806, 807, 812, and 820, (b) the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; (c) federal Medicare and Medicaid statutes; (d) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), Stark Law (42 U.S.C. §1395nn), the federal False Claims Act (31 U.S.C. § 3729 et seq.), the federal Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a, the Federal Program Fraud Civil Remedies Act (31 U.S.C. §§ 3801-3812), the False Statements Relating to Health Care Matters law, 18 U.S.C. §, 1035, the federal Beneficiary Anti-Inducement Statute, 42 U.S.C. § 1320a-7a(a)(5) the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act, “HIPAA”); (e) state testing, manufacturing, distribution, commercialization, marketing, licensing, disclosure, gift ban, code of conduct and reporting requirements, including the Physician Payments Sunshine Act (42 U.S.C. §1320a-7h) and equivalent or related state reporting requirements, (f) the Federal Trade Commission Act; (g) the exclusion laws (42 U.S.C. § 1320a-7); (h) any Laws governing or regulating the conduct of clinical research; (i) any Law relevant to Healthcare Permits; (j) any applicable and comparable non-U.S. Laws for any of the foregoing, including the EU Medical Devices Regulation (EU) 2017/745 (MDR); and (k) any applicable regulations promulgated pursuant to each of the foregoing statutes, and equivalent state statutes or regulations.
“Healthcare Permits” means all approvals, authorizations, certificates, clearances, consents, licenses, permits, registrations, and accreditations, qualifications, declarations, filings, reports, exemptions, listings, exemptions, or any other permissions granted or issued by any Governmental Entity or any other applicable Regulatory Agency (whether public or private) regarding any of the Company Products and required to legally operate the business of the Company and each Subsidiary (in each case, solely with respect to the Company and each Subsidiary).
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976.
“Indebtedness” means, with respect to any Person, without duplication, all obligations of such Person (a) for borrowed money, (b) as evidenced by bonds, debentures, notes or similar instruments or other debt instrument or debt security, (c) for finance or capital leases required to be accounted for as capital lease obligations on a balance sheet in accordance with GAAP, (d) pursuant to securitization programs or arrangements, (e) for obligations of such Person under swaps, options, forward sales contracts, derivatives and other hedging Contracts, financial instruments or arrangements that would be payable upon termination thereof (assuming termination on the date of determination), (f) for letters of credit, bank guarantees, surety bonds, performance bonds, bankers’ acceptance and other similar Contracts or arrangements entered into by or on behalf of such Person, to the extent drawn, (g) obligations for the deferred purchase price of property, goods, services or other assets (other than current trade payables in the ordinary course of business), including any “earn-out” or other contingent payment obligation (calculated based on the maximum amount payable); (h) pursuant to guarantees and arrangements having the economic effect of a guarantee (other than a clearing house guarantee) of any obligation or undertaking of any other Person contemplated by the foregoing clauses (a) through (g) of this definition, in each case including all interest, penalties or other payments due with respect thereto, but excluding (x) intercompany indebtedness, obligations, liabilities or undertakings (including any guarantees or arrangements having the economic effect of a guarantee) solely between Parent and its Subsidiaries or solely among the Company’s Subsidiaries (as applicable),

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(y) obligations, liabilities or undertakings for operating leases or (z) obligations, liabilities or undertakings under performance bonds, other than amounts then due and owing and not being contested in good faith by appropriate proceedings.
“Indemnified Parties” means, collectively, each present and former (determined as of the Effective Time for purposes of Section 6.12) director, officer or employee of the Company or any of its Subsidiaries, and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company or any of its Subsidiaries.
“Insurance Policies” means any fire and casualty, general liability, business interruption, product liability, workers’ compensation and employer liability, directors, officers and fiduciaries policies and other material liability insurance policies and self-insurance programs relating to the business, assets and operations of the Company and its Subsidiaries.
“Intellectual Property Rights” means all intellectual property and other similar proprietary rights anywhere in the world, whether registered or unregistered, in or to: (a) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of the same; (b) patents, patent applications and invention disclosures, including amendments, certificates of correction, counterparts, non-provisionals, provisionals, divisionals, revisions, supplementary protection certificates, continuations, continuations-in-part, renewals, extensions, substitutes, re-issues and re-examinations and all rights of priority appertaining thereto; (c) confidential or proprietary trade secrets, know-how and information, including, ideas, discoveries, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, financial and marketing plans, customer and supplier lists, , whether tangible or intangible and whether stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing (collectively, “Trade Secrets”); (d) copyrights and any other equivalent rights in or to published and unpublished works of authorship (including rights in Software, website and mobile content, data, databases and other compilations of information, in each case, as a work of authorship) and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (e) Internet domain names and URLs.
“Interim Covenant Exceptions” has the meaning set forth in Section 6.1(a).
“Intervening Event” means any Event that materially affects the business, financial condition, assets, liabilities or operations of the Company and its Subsidiaries (taken as a whole) that is not known or reasonably foreseeable by the Company Board as of or prior to the date of this Agreement (or if known, the magnitude or material consequences of which were not known or reasonably foreseeable by the Company Board at such time); provided, that in no event shall the following Events constitute an Intervening Event: (a) the receipt, existence or terms of an Acquisition Proposal or any inquiry or communication relating thereto or any matter relating thereto or consequence thereof, (b) results that were proximately caused by a material breach of this Agreement by the Company, (c) the Company meeting or exceeding any internal or analysts’ expectations or projections, in and of itself, (d) changes after the date of this Agreement, in the market price or trading volumes of the Shares in and of themselves or (e) any Event arising out of or relating to the matters set forth on Section A.2 of the Company Disclosure Schedules; provided, that the underlying causes giving rise to the Events described in clauses (c) and (d) of this definition may be considered in determining whether an Intervening Event has occurred.
“IRS” means the U.S. Internal Revenue Service.
“IT Assets” means technology devices, computers, Software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, and all other information technology equipment, and all data stored therein or processed thereby, and all associated documentation.
“Knowledge” or any similar phrase means (a) with respect to the Company, the actual knowledge of the individuals set forth in Section A.1 of the Company Disclosure Schedule and (b) with respect to Parent or Merger Sub, the actual knowledge of the Chief Executive Officer, Chief Financial Officer and the Chief Legal Officer of Parent.

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“Labor Agreement” has the meaning set forth in Section 4.13(a).
“Law” means any law, act, statute, constitution, principle of common law, ordinance, code, standard, rule, regulation, legally binding directive, Order, ruling or requirement issued, enacted, adopted, promulgated or otherwise put into effect by or under the authority of any Governmental Entity.
“Lease” has the meaning set forth in Section 4.16(c).
“Leased Real Property” means all leasehold or subleasehold estates and other rights to use and occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries.
“Licenses” means all licenses, permits, Healthcare Permits, certifications, approvals, clearances, registrations, consents, authorizations, franchises, variances and exemptions issued or granted by a Governmental Entity.
“Malicious Code” means any malicious program, routine, device or other undisclosed feature, including a so-called time bomb, virus, software lock, drop dead device, malicious logic, worm, Trojan horse, or trap or back door, which is designed to disrupt, disable or harm the operation of, or provide unauthorized access to, any IT Asset.
“Material Adverse Effect” means any Event that, individually or in the aggregate, (x) has, or would reasonably be expected to, have a material adverse effect on the ability of the Company to consummate the transactions or (y) has been, or would reasonably be expected to be, materially adverse to the financial condition, assets, liabilities, business or operations of the Company and its Subsidiaries (taken as a whole); provided, however, that, for the purposes of clause (y) of this definition, none of the following, nor any Event to the extent resulting from any of the following, alone or in combination, shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred, is occurring or would reasonably be expected to occur:
(i)   changes in the credit, capital, securities or financial markets or commodity prices, inflation or United States or global economic, political, regulatory or business conditions;
(ii)   changes or developments in the geographic markets in which the Company or any of its Subsidiaries operate or the industries to which the Company and its Subsidiaries sell their products or services or from which the Company and its Subsidiaries acquire products or services;
(iii)   changes or prospective changes in GAAP or in any Law, including the interpretation or enforcement thereof;
(iv)   any failure by the Company to meet any internal, public or other projections or forecasts or estimates of revenues or earnings for any period; provided, that the underlying cause of such failure may (to the extent not otherwise excluded under this definition) be taken into account in determining whether a Material Adverse Effect has occurred, is occurring or would reasonably be expected to occur;
(v)   acts of war (whether or not declared), any outbreak or escalation of hostilities, tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions in the United States or any other country or region in the world, political unrest, civil disobedience, protests, public demonstrations, sabotage, terrorism, cyberterrorism, military, paramilitary or police actions, or national or international calamity, or the escalation or worsening of any of the foregoing or any response by any Governmental Entity to any of the foregoing;
(vi)   any weather event, natural disaster, nuclear incident, outbreak of illness or other public health event, quarantine restriction or other natural or man-made disaster or other force majeure event or occurrence or the escalation or worsening of any of the foregoing;
(vii)   the taking of any specific action that is expressly required or the failure to take any specific action that is expressly prohibited, in each case pursuant to this Agreement (other than in compliance with Section 6.1);

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(viii)   any decline in the market price or change in trading volume of the Shares or a credit ratings downgrade or change in ratings outlook; provided, that the underlying cause of such Event (to the extent not otherwise excluded under this definition) may be taken into account in determining whether a Material Adverse Effect has occurred, is occurring or would reasonably be expected to occur;
(ix)   any litigation, claim or legal proceeding threatened or initiated against the Company, Merger Sub, Parent, any Company director or holder of Shares, in each case arising out of or relating to this Agreement or the Transactions (except with respect to the representations and warranties set forth in Section 4.4 or Section 4.12(g));
(x)   any Event to the extent caused by announcement or performance of this Agreement or the pendency or consummation of the Merger or the other Transactions, including any loss or change in relationship with any employee, officer, director, customer, supplier, vendor, reseller, distributor or other business partner of the Company or any of its Subsidiaries (except with respect to the representations and warranties set forth in Section 4.4 or Section 4.12(g));
(xi)   any Event arising out of or relating to the matters set forth on Section A.2 of the Company Disclosure Schedules (which exception shall apply to both clause (x) and clause (y) of this definition notwithstanding the proviso of this definition);
(xii)   any breach by Parent or Merger Sub of this Agreement or the identity of, or any other facts specific to, Parent or any of its Affiliates or their respective financing sources, including regarding plans or intentions with respect to the conduct of the business of the Company and its Subsidiaries following the consummation of the Transactions, or the form of consideration used to acquire the Company, or in connection with this Agreement or the Transactions (except with respect to the representations and warranties set forth in Section 4.4 or Section 4.12(g));
provided, further, that, with respect to clauses (i), (ii), (iii), (iv), (v) and (vi) such Events that are not otherwise excluded from the definition hereof may be taken into account in determining whether a “Material Adverse Effect” has occurred, is occurring or would reasonably be expected to occur to the extent (and only to the extent) that they disproportionately adversely affect the Company and its Subsidiaries (taken as a whole) relative to other similarly situated and comparable companies in the industries and in the geographic markets in which the Company and its Subsidiaries conduct their businesses.
“Material Proceedings” means the Proceedings set forth on Section A.3 of the Company Disclosure Schedule.
“Merger” has the meaning set forth in the Recitals.
“Merger Sub” has the meaning set forth in the Preamble.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) of ERISA.
“NASDAQ” means the Nasdaq Global Select Market.
“Non-U.S. Company Benefit Plan” means a Company Benefit Plan that is maintained primarily for the benefit of Company Employees or other individual service providers of the Company or any of its Subsidiaries residing or performing services outside of the United States.
“OIG” has the meaning set forth in Section 4.5(c).
“Open Source License” means any license or other right to use Software that conditions the distribution of Company Software on (a) making available source code for any portion of such Company Software, (b) prohibiting or limiting the ability to charge fees or other consideration for such Company Software, (c) granting any license or other right to any third Person to decompile or otherwise reverse-engineer such Company Software or (d) the licensing of any such Company Software for the purpose of making derivative works of such Company Software.
“Order” means any order, award, judgment, injunction, writ, decree, directive, settlement, stipulation, ruling, judicial decision or verdict, whether civil, criminal or administrative, in each case, that is entered, issued, made or rendered by any Governmental Entity.

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“Organizational Documents” means (a) with respect to any Person that is a corporation, its certificate of incorporation and bylaws, or comparable documents, (b) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (c) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company agreement, or comparable documents, (d) with respect to any Person that is a trust, its declaration of trust, or comparable documents and (e) with respect to any other Person that is not an individual, its comparable organizational documents.
“Other Anti-Bribery Laws” means, other than the FCPA, all applicable anti-bribery, anti-corruption, anti-money-laundering and similar Laws in each jurisdiction in which the Company and its Subsidiaries operate or have operated and in which any authorized agent thereof is conducting or has conducted business involving the Company or any of its Subsidiaries or the Company or any of its Subsidiaries are otherwise subject.
“Outside Date” has the meaning set forth in Section 8.2(a).
“Owned IPR” means all Intellectual Property Rights that are owned or purported to be owned by the Company or any of its Subsidiaries.
“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any of its Subsidiaries.
“Parent” has the meaning set forth in the Preamble.
“Parent Approvals” has the meaning set forth in Section 5.4(a).
“Parent Benefit Plan” means any employee benefit or compensation plan, program, policy, practice, contract, or arrangement, in each case, which is sponsored or maintained by Parent or any of its Subsidiaries for the benefit of Continuing Employees following the Closing.
“Parent Board” means the board of directors of Parent.
“Parent Common Stock” means the shares of common stock of Parent, $0.01 par value per share.
“Parent Disclosure Schedule” has the meaning set forth in Article V.
“Parties” and “Party” have the meanings set forth in the Preamble.
“Paying Agent” means a bank or trust company selected by Parent at least 10 Business Days prior to the Effective Time that is reasonably acceptable to the Company.
“Paying Agent Agreement” means the Contract pursuant to which Parent shall appoint the Paying Agent, which shall be in form and substance reasonably acceptable to the Company.
“PBGC” has the meaning set forth in Section 4.12(e).
“Per Share Merger Consideration” means $180.00 in cash, without interest.
“Permitted Confidentiality Agreement” has the meaning set forth in Section 6.2(b)(ii).
“Permitted Encumbrances” means (a) Encumbrances for Taxes or other governmental charges not yet due and payable or, if due, either are not delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves or other security have been established in accordance with GAAP; (b) statutory Encumbrances and mechanics’, carriers’, workmen’s, repairmen’s or other like Encumbrances arising or incurred in the ordinary course of business for amounts not yet delinquent; (c) statutory or common law Encumbrances to secure landlords, lessors or renters under leases or rental Contracts to the extent such Encumbrances are not currently enforceable as a result of a breach or default by the Company; (d) any easements, covenants, rights-of-way, restrictions of record and other similar matters of record affecting title to any real property which do not or would not materially impair or interfere with the use or occupancy of such real property in the ordinary conduct of the Company’s business; (e) non-exclusive licenses, covenants not to sue or similar rights or immunities with respect to Intellectual

A-A-9

Property Rights granted in the ordinary course of business; (f) Encumbrances in connection with zoning, entitlement or other land use or environmental regulation by any Governmental Entity having jurisdiction over such real property or the activities conducted thereon and which are not violated by the current use or occupancy of such real property in the ordinary conduct of the Company’s business; (g) Encumbrances disclosed on and reflected in the Company Reports; (h) Encumbrances incurred or deposits made, in each case, in the ordinary course of business, in connection with workers’ compensation, unemployment insurance or other types of social security in the ordinary course of business; (i) other Encumbrances not incurred in connection with the borrowing of money that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use, operation or value of the properties or assets to which they relate; and (j) restrictions on transfer solely arising under or relating to applicable securities Laws.
“Person” means any individual or entity.
“Personal Information” means any information that (a) alone or in combination with other information can reasonably be used to identify a natural person, household or device, or (b) otherwise constitutes “personal information”, “personally identifiable information”, “personal data”, “protected health information” or similar term under applicable Laws or Privacy and Security Requirements.
“Privacy and Security Requirements” means, collectively, all of the following to the extent (a) relating to the collection, access, use, processing, storage, or disclosure of any personal, sensitive, or confidential information or data, including any Personal Information, or otherwise relating to privacy, data protection, security, or security breach notification requirements and (b) applicable to the Company and its Subsidiaries, to the conduct of businesses of the Company and its Subsidiaries, or to any of the Company IT Assets: (i) the Company’s and its Subsidiaries’ own public-facing rules, policies, representations, and procedures; (ii) all applicable Laws, including without limitation HIPAA, the Federal Trade Commission Act, the EU General Data Protection Regulation, the UK General Data Protection Regulation, and the California Consumer Privacy Act; (iii) binding industry standards applicable to the industry in which the businesses of the Company and its Subsidiaries operate (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS) and industry standards relating to clinical trials or research studies); and (iv) contracts to which the Company or any of its Subsidiaries has entered or by which it is otherwise bound.
“Proceeding” means any action, cause of action (including qui tam action), claim, litigation, charge, subpoena, civil investigative demand, inquiry, suit, proceeding or investigation by a Governmental Entity, arbitration or other similar proceeding, civil, criminal, regulatory, administrative or otherwise.
“Protection Period” has the meaning set forth in Section 6.11.
“Proxy Statement” has the meaning set forth in Section 6.6(a).
“Qualifying Transaction” has the meanings set forth in Section 8.5(c)(i)(C).
“Real Property” means, collectively, the Owned Real Property and Leased Real Property.
“Recall” has the meaning set forth in Section 4.5(c)(iii).
“Registered” means registered with, issued by, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name registrar.
“Regulatory Agency” has the meaning set forth in Section 4.5(c)(i).
“Regulatory Approval” has the meaning set forth in Section 7.1(b).
“Release” means any spill, discharge, leaking, pouring, dumping, emptying, injection, deposit, disposal, dispersal, leaching or migration into or through the environment (including soil, ambient air, surface water, groundwater and surface or subsurface strata).
“Representative” means, with respect to any Person, any director, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee (including any officer), advisor, agent or other representative of such Person, in each case acting in their capacity as such.

A-A-10

“Requisite Company Vote” means the adoption of this Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matter at the Company Stockholders Meeting.
“Sanctioned Country” means any country, region, or government thereof that is, or has been at any time since April 24, 2019, the subject or target of a comprehensive embargo under Trade Controls, (including, as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea, the so-called “Donetsk People’s Republic,” and the so-called “Luhansk People’s Republic,” and non-government controlled areas of the Zaporizhzhia and Kerson regions of Ukraine).
“Sanctioned Person” means any Person that is the subject or target of Sanctions or restrictions under Trade Controls including: (i) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other OFAC, U.S. Department of Commerce Bureau of Industry and Security, or U.S. Department of State sanctions- or export-related restricted party list; (ii) any Person operating, organized, or resident in a Sanctioned Country; (iii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clauses (i) or (ii); or (iv) any national of a Sanctioned Country with whom U.S. persons are prohibited from dealing.
“Sanctions” means all Laws and Orders relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC or the U.S. Department of State) and the United Nations Security Council.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.
“Share” means any share of the Company Common Stock.
“Software” means any programs, applications, middleware, firmware, microcode and other software, including operating systems, software implementations of algorithms, models and methodologies, and application programming interfaces, in each case, whether in source code, object code or other form or format, including libraries, subroutines and other components thereof, and all documentation relating to any of the foregoing.
“Stock Plans” means the Company’s 2017 Equity Incentive Plan and 2007 Equity Incentive Plan.
“Subsidiary” has the meaning ascribed to such term under the Exchange Act.
“Superior Proposal” means a bona fide written Acquisition Proposal (with all references to “20%” in the definition of Acquisition Proposal being deemed to be references to “50%”), made after the date of this Agreement by any Person on terms that the Company Board determines in good faith, after consultation with outside legal counsel and its financial advisors, is reasonably likely to be consummated in accordance with its terms, and taking into account all aspects of the Acquisition Proposal that the Company Board deems relevant (including the expected timing and likelihood of consummation, regulatory risk, conditions to consummation and the need for, and, if applicable, the availability of, necessary financing, and other aspects of the Acquisition Proposal that the Company Board deems relevant), is more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the Transactions (including after giving effect to the proposal, if any, made by Parent pursuant to Section 6.2).
“Surviving Corporation” has the meaning set forth in Section 1.3.
“Tail Period” means the period beginning as of the Effective Time and ending at the time that is six years after the Effective Time.
“Takeover Notice Period” has the meaning set forth in Section 6.2(d)(ii).
“Takeover Statute” means any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation.

A-A-11

“Tax Returns” means all returns and reports (including elections, declarations, disclosures, schedules, estimates, information returns and other documents and attachments thereto) relating to Taxes, including any amendment or supplements thereof (and any related or supporting workpapers or information related thereto), filed or required to be filed or supplied to any Taxing Authority.
“Taxes” means all income, profits, franchise, transfer, net income, gross receipts, environmental, customs duty, import export tariff, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, documentary, alternative or add-on minimum, escheat and unclaimed property, withholding, excise, production, value-added, ad valorem, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.
“Taxing Authority” means any Governmental Entity having competent jurisdiction over the assessment, determination, collection or imposition of any Tax.
“Third Party Worker” shall mean any employee of a third party employer, contract for labor, or temporary or manpower agency who works for the benefit of or provides services to the Company or any of its Subsidiaries.
“Trade Controls” has the meaning set forth in Section 4.5(d)(i).
“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property Rights.”
“Transaction Litigation” has the meaning set forth in Section 6.16.
“Transactions” has the meaning set forth in the Recitals.
“Transfer Taxes” means all transfer, documentary, sales, use, stamp, recording, value-added, registration and other similar such Taxes and all conveyance fees, recording fees and other similar charges.
“Voting Agreement” has the meaning set forth in the Recitals.
“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, or any similar Laws.
“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person of which all of the equity or ownership interests of such Subsidiary are directly or indirectly owned or controlled by such Person.
“Willful Breach” means a deliberate action taken or deliberate failure to act that the breaching Party intentionally takes (or intentionally fails to take) and actually knows (or reasonably should have known) would, or would reasonably be expected to, cause a material breach of a covenant or agreement or set forth in this Agreement; it being understood that such term shall include the failure to consummate the Closing when required to do so by the terms of this Agreement.

A-A-12

ANNEX B
Execution Version
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of February 16, 2026, is by and among Masimo Corporation, a Delaware corporation (the “Company”), Danaher Corporation, a Delaware corporation (“Parent”), Mobius Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the undersigned stockholder (the “Stockholder,” together with the Company, Parent and Merger Sub, the “Parties”).
WHEREAS, the Stockholder is, as of the date hereof, the record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of the number of shares of Company Common Stock, in each case, as set forth below the Stockholder’s name on Exhibit A hereto (together with any shares of Company Common Stock and any other voting securities of the Company which such Stockholder or its controlled Affiliates may acquire or otherwise come to beneficially own at any time in the future during the term of this Agreement, the “Stockholder Securities”);
WHEREAS, Parent, Merger Sub, and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement); and
WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent and Merger Sub have required that the Stockholder, and the Stockholder has (in solely the Stockholder’s capacity as a beneficial owner of Equity Interests (as defined below)) agreed to, enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:
SECTION 1.   Representations and Warranties of Stockholder.   The Stockholder hereby represents and warrants to the Company, Parent and Merger Sub as follows:
(a)   As of the time of execution of this Agreement, such Stockholder (i) is the record and beneficial owner of the Stockholder Securities set forth on Exhibit A hereto, (ii) except for the Stockholder Securities set forth on Exhibit A hereto, neither holds nor has any beneficial ownership interest in any other shares of Company Common Stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, including any option, warrant, call, proxy or commitment, or other instrument, obligation or right the value of which is based on any of the foregoing (each, an “Equity Interest”) and (iii) other than pursuant to this Agreement and except in connection with any lien or security interest of a broker dealer in a standard margin or broker collateral account with a lender pursuant to any margin loan facility existing as of the date hereof (and on the terms contained therein as of the date hereof) for which the collateral does not consist of securities other than such Stockholder Securities and where the Stockholder, along with any controlled Affiliates party to any such facilities, currently maintains the sole power to vote or direct the voting of, such Stockholder Securities (any of the foregoing, an “Existing Margin Interest”), which currently is not reasonably expected to impair the Stockholder’s ability to perform its obligations hereunder, Stockholder has not entered into any agreement to transfer, sell, convey or assign any Stockholder Securities or Equity Interests and no Person has a right to acquire any of the Stockholder Securities or Equity Interests.
(b)   The Stockholder has the legal right, power, authority and capacity to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(c)   This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception. No other action on the part of or vote of holders of any equity securities of the Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholder of this Agreement.
(d)   Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby or the performance of the Stockholder’s obligations hereunder will result in a breach of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder or Stockholder’s assets are bound, except for such breaches, defaults or conflicts as would not prevent or materially delay the Stockholder’s performance of its obligations under this Agreement. Assuming compliance with the applicable provisions of the HSR Act, if applicable, and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Law, and assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company, Parent or Merger Sub in connection with the Merger Agreement and the transactions contemplated thereby are obtained or made, the consummation by the Stockholder of the transactions contemplated hereby will not (i) cause a violation, or a default, by the Stockholder of any applicable Law or Order applicable to the Stockholder or the Stockholder Securities, or to which the Stockholder or the Stockholder Securities are subject, (ii) require any consent by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which such Stockholder is entitled under any Contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder or its assets or the Stockholder Securities are bound, other than as required under the Exchange Act, and except for such breaches, defaults or conflicts as would not, individually or in the aggregate, prevent or materially delay the performance by the Stockholder or any of its obligations under this Agreement and the Merger Agreement, or (iii) if such Stockholder is an entity, violate any provision of such Stockholder’s organizational documents; except in the case of the foregoing clauses (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, impair or materially delay the consummation of the Merger or the performance by such Stockholder of its obligations under this Agreement.
(e)   The Stockholder Securities and the certificates, if any, representing the Stockholder Securities owned by the Stockholder are now, and at all times during the term hereof will be, held by the Stockholder or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Encumbrances (other than any such Encumbrances arising hereunder and except in connection with any Existing Margin Interest) and except as would not reasonably be expected to impair the Stockholder’s ability to perform its obligations hereunder.
(f)   Other than as provided in this Agreement, the Stockholder has full voting power with respect to the Stockholder Securities and full power of disposition, full power to issue instructions with respect to the matters set forth herein, and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder Securities. The Stockholder Securities of such Stockholder are not subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Stockholder Securities.
(g)   As of the time of execution of this Agreement, there is no Proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder at law or equity before or by any Governmental Entity that could reasonably be expected to impair, prevent or materially delay the performance by the Stockholder of its obligations under this Agreement or otherwise impact the Stockholder’s ability to perform its obligations hereunder in a timely manner.
(h)   The Stockholder has received and reviewed a copy of the Merger Agreement. the Stockholder understands and acknowledges that the Company, Parent and Merger Sub are entering into the Merger

Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement. The Stockholder has been represented by or had the opportunity to be represented by independent counsel of its own choosing and has had the right and opportunity to consult with its attorney, and to the extent, if any, that the Stockholder desired, the Stockholder availed itself of such right and opportunity.
(i)   No broker, investment bank, financial advisor or other Person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Stockholder (it being understood that arrangements of the Company or its other Affiliates shall not be deemed to be an arrangement of such Stockholder).
SECTION 2.   Representations and Warranties of the Company.   The Company hereby represents and warrants to each of Parent, Merger Sub, and the Stockholder, as follows:
(a)   The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware and the Company has the corporate power and authority to execute and deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement.
(b)   This Agreement has been duly executed and delivered by the Company, and, assuming this Agreement constitutes a legal, valid and binding obligation of the other parties thereto, constitutes a legal, valid and binding obligation of the Company and is enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(c)   Assuming compliance with the applicable provisions of the HSR Act, if applicable, and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, and assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company in connection with the Merger Agreement and the transactions contemplated thereby are obtained or made, the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated by this Agreement, will not: (i) violate or conflict with any Law to which the Company is subject; or (ii) constitute a breach or default under, or cause or permit the termination, acceleration or creation of any right or obligation under any provision of any Contract binding upon the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, prevent or materially delay the performance by the Company or any of its obligations under this Agreement.
SECTION 3.   Representations and Warranties of Parent and Merger Sub.   Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to each of the Company and the Stockholder as follows:
(a)   Each of Parent and Merger Sub is a an entity duly organized, validly existing and in good standing under the laws of the State of Delaware and each of Parent and Merger Sub have the corporate power and authority to execute and deliver and perform their obligations under this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby, and each has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement and the Merger Agreement.
(b)   This Agreement and the Merger Agreement have been duly authorized, executed and delivered by each of Parent and Merger Sub, and, assuming this Agreement and the Merger Agreement constitute legal, valid and binding obligations of the other parties thereto, constitute the legal, valid and binding obligations of each of Parent and Merger Sub, are enforceable against each of them in accordance with their terms, subject to the Bankruptcy and Equity Exception.
(c)   Assuming compliance with the applicable provisions of the HSR Act, if applicable, and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, and assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company, Parent or Merger Sub in connection with the Merger Agreement and the transactions contemplated thereby are obtained or made, the execution and delivery of this Agreement and the Merger Agreement by each of Parent and Merger Sub, and the consummation of the transactions contemplated by this Agreement and the Merger Agreement, will not: (i) cause a breach, or a default, by Parent or Merger Sub of any applicable Law or Order applicable to Parent or Merger Sub, or to which either Parent or Merger Sub is subject; or (ii) conflict with, result in a breach of, or constitute a default on the part of Parent or Merger Sub under any Contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which either Parent or Merger Sub is a party or by which either Parent or Merger Sub or their respective assets are bound, except for such breach, defaults or conflicts as would not, individually or in the aggregate, prevent or materially delay the performance by either Parent or Merger Sub or any of their obligations under this Agreement and the Merger Agreement. Except as set forth in the Merger Agreement, neither Parent nor Merger Sub, nor any of Parent’s other Affiliates, is required to make any filing with or give any notice to, or to obtain any consent or approval from, any Person at or prior to the consummation of the transactions contemplated in connection with the execution and delivery of this Agreement or the Merger Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the Merger and the other transactions contemplated by the Merger Agreement, other than such filings, notifications, approvals, notices or consents that, if not obtained, made or given, would not, individually or in the aggregate, prevent or materially delay the performance by either Parent or Merger Sub of any of their obligations under this Agreement and the Merger Agreement.
SECTION 4.   Transfer of the Shares; Other Actions.
(a)   Prior to obtaining the Requisite Company Vote, except as otherwise expressly provided herein or with the prior written consent of Parent, the Stockholder shall not, and shall cause each of its Subsidiaries not to: (i) transfer, assign, sell, gift-over, hedge or swap (or enter into such other transaction or Contract which is designed to (or is reasonably expected to lead to or result in) a transfer of the economic consequences of ownership of any Equity Interests), pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, enter into any derivative arrangement with respect to, or create any lien or Encumbrance on, or enter into any agreement with respect to, any Stockholder Securities (“Transfer”); (ii) enter into any Contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Stockholder Securities with respect to any matter that is, or could reasonably be, in contravention of the obligations of Stockholder under this Agreement; (iv) deposit any of the Stockholder Securities into a voting trust or enter into a voting agreement or arrangement with respect to any Stockholder Securities, in contravention of the obligations of Stockholder under this Agreement; or (v) take or cause the taking of any other action that would materially restrict, prevent, impede or delay the performance of such Stockholder’s obligations hereunder or seek to do or solicit any of the foregoing actions, or cause or permit any other Person to take any of the foregoing actions, excluding any bankruptcy filing; provided, that, notwithstanding the foregoing, (A) nothing herein shall prohibit (1) a Transfer of Stockholder’s Equity Interests in the Company, including any Stockholder Securities, to an Affiliate of Stockholder so long as (x) such Affiliate agrees in writing to be bound by each of the terms of, and to assume all of the obligations of such Stockholder under, this Agreement with respect to such Equity Interests in the Company, including any Stockholder Securities and (y) Stockholder remains bound and subject to this Agreement, including with respect to all its obligations herein, and provided that Stockholder, in the event of such a Transfer, shall cause such Affiliate to comply with all of Stockholder’s obligations herein, or (2) the Stockholder from hedging or entering into any derivative or swap arrangement or other transaction or Contract with respect to the economic consequences of ownership of any Equity Interests so long as the Stockholder, along with any controlled Affiliates holding any such Stockholder Securities, maintains beneficial ownership of, including the sole power to vote or direct the voting of, such Stockholder Securities and (B) for the avoidance of doubt, any Existing Margin Interest in effect as of the date hereof shall not be deemed to be a Transfer hereunder so long as the Stockholder at all times maintains the sole power to vote or direct the voting of such Stockholder Securities. Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of the Stockholder Securities shall occur (including, but not limited to, a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee)

shall take and hold such Stockholder Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date. The Stockholder agrees that it shall not, and shall cause each of its controlled Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Merger Agreement.
(b)   The Stockholder agrees that it will not (i) exercise any dissenter’s rights available to the Stockholder with respect to the Merger or all or any portion of the Stockholder Securities pursuant to Section 262 of the DGCL or (ii) commence or affirmatively participate in or receive any economic or other benefit from any claim or other Proceeding, whether derivative or otherwise, against Parent, the Company or any of their respective Affiliates, or their respective boards of directors (or similar governing bodies), relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement, or the consummation of the transactions contemplated hereby or thereby, including any such claim or other Proceeding (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (B) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the Transactions, and the Stockholder hereby agrees to take all actions necessary to opt out of any class in any class action relating to the foregoing; provided, that this Section 4(b) shall not be deemed a waiver of any rights of the Stockholder or its Affiliates for any breach of this Agreement by Parent, the Company or any of their respective Affiliates.
SECTION 5.   Agreement to Vote and Support.
(a)   Prior to conclusion of the Company Stockholders Meeting, and without in any way limiting Stockholder’s right to vote all its shares of Stockholder Securities in its sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval, at every annual, special or other meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, the Stockholder (in Stockholder’s capacity as a holder of the Stockholder Securities) shall, or shall cause the holder of record on any applicable record date to, (i) appear (in person or by proxy) at each such meeting or otherwise cause all of Stockholder’s shares of Stockholder Securities entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) unconditionally and irrevocably affirmatively vote (or cause to be voted if another Person is the holder of record of any Stockholder Securities beneficially owned by the Stockholder), in person or by proxy, (and not to withdraw any such vote), or deliver (or cause to be delivered) and not withdraw a written consent with respect to, all the Stockholder Securities entitled to vote (A) in favor of (1) the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement (2) any proposal to adjourn or postpone any Company Stockholders Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.3 of the Merger Agreement, (3) the adoption of any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, does not (x) decrease the Per Share Merger Consideration, or (y) change the form of the Per Share Merger Consideration (any amendment that results in clauses (x) or (y), an “Adverse Amendment”) and (4) any other proposal considered and voted upon by the Company stockholders at any meeting of the stockholders of the Company necessary or desirable for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and/or (B) against any (1) Acquisition Proposal and Alternative Acquisition Agreement or other proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement, the Merger or the other Transactions, (2) action or agreement that would be reasonably likely to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, (3) any reorganization, recapitalization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (4) other action or agreement that is intended to, or which could reasonably be expected to, impede or interfere with, or materially delay or adversely affect the consummation of the Merger or result in any of the conditions to the Company’s obligations to consummate the Merger set forth in Article VII of the Merger Agreement not being fulfilled, or change in any manner the voting rights of any class of shares of Company Common Stock (including any amendments to the Company’s certificate of incorporation or bylaws).

(b)   Notwithstanding the foregoing and subject to the Existing Margin Interest, the Stockholder shall retain at all times the right to vote the Stockholder Securities in its sole discretion and without any other limitation on those matters other than those set forth in Section 4(a) that are at any time or from time to time presented for consideration to the Company stockholders.
(c)   The Stockholder is entering into this Agreement solely in its capacity as the beneficial owner of the Stockholder Securities and nothing herein is intended to or shall limit or affect any actions taken by any of the Stockholder’s designees or any direct or indirect, past, present or future shareholder, equity holder, controlling person, member, partner (limited or general), manager, director, officer, employee, lender, financing source, Affiliate, agent or other representative of any Party or any Affiliate of any Party (collectively, with such Person’s assignees, successors and assigns, the “Related Persons”), in each case, to the extent serving in his or her capacity as a director of the Company. The taking of any actions (or failures to act) by the Stockholder’s designees or Related Persons serving as a director of Company shall in no instance be deemed to constitute a breach of this Agreement.
SECTION 6.   Further Assurances.   Each Party shall execute and deliver any additional documents and take such further actions that are reasonably necessary to carry out all of its obligations under the provisions hereof.
SECTION 7.   Termination.
(a)   This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately without any notice or other action by any Person, upon the earliest to occur of the following (the date of such termination, the “Termination Date”):
(i)   the valid termination of the Merger Agreement in accordance with its terms;
(ii)   the Effective Time;
(iii)   any Adverse Amendment;
(iv)   the time at which the Company Board shall have made a Change of Recommendation in accordance with, and not in breach of, the terms of the Merger Agreement; or
(v)   the written consent of each of the Parties.
(b)   Upon termination of this Agreement, all obligations of the Parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof, provided however, that the termination of this Agreement shall not relieve any Party from liability from any willful and material breach of this Agreement prior to such termination.
(c)   Sections 7(b), 8, 9, 11 and 12 hereof shall survive the termination of this Agreement.
SECTION 8.   Expenses.   All reasonable and documented out of pocket fees and expenses incurred by Stockholder or its controlled Affiliates as a result of the negotiation and execution of this Agreement shall be paid by Parent, whether or not the Merger is consummated.
SECTION 9.   Public Announcements.   Parent, Merger Sub and the Stockholder (in its capacity as a Stockholder of the Company and/or signatory to this Agreement) shall only make public announcements regarding this Agreement and the transactions contemplated hereby that are consistent with the public statements made by the Company and Parent in connection with this Agreement, the Merger Agreement and the transactions contemplated thereby, and only with the prior written consent of Parent. The Stockholder (a) consents to and authorizes the publication and disclosure by Parent and its Affiliates of its identity and holding of the Stockholder Securities and the nature of its commitments and obligations under this Agreement in any disclosure required by the SEC or other Governmental Entity, provided that, Parent shall provide the Stockholder and its counsel reasonable opportunity to review and comment thereon, and Parent shall give reasonable consideration to any such comments, (b) agrees promptly to give to Parent, after written request therefor, any information it may reasonably require for the preparation of any such disclosure documents (including furnishing all information concerning such Stockholder and its Affiliates to Parent and the Company that is reasonably necessary for the preparation and filing of the Proxy Statement, and reasonably assisting and cooperating with Parent and the Company in the preparation, filing and distribution of the Proxy Statement and the resolution of any comments thereto received from the SEC) and (c) notify Parent of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such disclosure document, if and to the extent that the Stockholder shall become aware that any such information shall have become false or misleading in any material respect. Parent consents to and authorizes the publication and disclosure by the Stockholder of the nature of its commitments and obligations under this Agreement and such other matters as may be required in connection with the Merger in any Form 4, Schedule 13D, Schedule 13G or other disclosure required by the SEC or other Governmental Entity to be made by the Stockholder in connection with the Merger. If applicable and to the extent required under applicable Law, the Stockholder shall promptly and in accordance with applicable Law amend its Schedule 13D filed with the SEC to disclose this Agreement and the Stockholder shall provide a draft of such amendment to Parent and Merger Sub and consider any reasonable comments in good faith prior to such filing.
SECTION 10.   Adjustments.   In the event (a) of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of Company Common Stock on, of or affecting the Stockholder Securities or (b) that the Stockholder shall become the beneficial owner of any additional shares of Company Common Stock or other Equity Interests, then the terms of this Agreement shall apply to the shares of Company Common Stock or other Equity Interests held by the Stockholder immediately following the effectiveness of the events described in clause (a) or the Stockholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Stockholder Securities hereunder. In the event that the Stockholder shall become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 5(a)(ii) hereof, then the terms of Section 5 hereof shall apply to such other securities as though they were Stockholder Securities hereunder.
SECTION 11.   No Solicitation.   The Stockholder shall not take any action that the Company would then be prohibited from taking under Section 6.2(a) of the Merger Agreement as if such section of the Merger Agreement applied, mutatis mutandis, to the Stockholder.
SECTION 12.   Miscellaneous.
(a)   Notices.   All notices and other communications given or made hereunder shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. New York time (or otherwise on the next succeeding Business Day) if (i) served by personal delivery or by a nationally recognized overnight courier service, (ii) delivered by registered or certified mail, return receipt requested or (iii) sent by email (to the extent that no “bounce back”, “out-of-office” replies or similar automatically generated response indicating non-delivery is received with respect thereto). Such communications must be sent to the Stockholder, Company, Parent or Merger Sub at the address set forth below, or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 12(a) (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or email address of which no notice was given shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver).
If to then Stockholder:
Politan Capital Management, LP
106 West 56th Street, 10th Floor
New York, New York 10019
Attention:
***

Email:
***

with a copy to (which shall not constitute notice):
McDermott Will & Schulte LLP
919 Third Avenue
New York, New York 10022
Attention:
Eleazer Klein
Brandon Gold
Daniel Goldstein

Email:
***
***
***

If to the Company:
Masimo Corporation
52 Discovery
Irvine, CA 92618
Attention:
***

Email:
***

with a copy to (which shall not constitute notice):
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention:
Melissa Sawyer
Lauren S. Boehmke

Email:
***
***

if to Parent or Merger Sub:
Danaher Corporation
2200 Pennsylvania Ave, NW
Suite 800W
Washington, D.C. 20037
Attention:
***

Email:
***
***

with a copy to (which shall not constitute notice):
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:
Daniel Wolf, P.C.
David M. Klein, P.C.
Brian H. Junquera

Email:
***
***
***

(b)   Headings; Interpretations.   The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section 9.12 of the Merger Agreement shall apply, mutatis mutandis, to the terms of this Agreement.
(c)   Counterparts.   This Agreement (i) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and (ii) shall become effective when each Party hereto shall have received one or more counterparts hereof signed by each of the other parties hereto. A copy of this Agreement executed or delivered by electronic means shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.
(d)   Entire Agreement, No Third-Party Beneficiaries.   This Agreement (i) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters and (ii) is not intended to confer, nor shall it confer, upon any Person other than the Parties any rights or remedies or benefits of any nature whatsoever.
(e)   Governing Law, Jurisdiction.   This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware without regard to the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction). Each of the parties hereto agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement exclusively in the Chosen Courts; and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 12(a) or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) agrees that it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 12(e) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.
(f)   Waiver of Jury Trial.   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE CONNECTED WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS EXPECTED TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY CONNECTED WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND CERTIFIES THAT (I) NO REPRESENTATIVE OF THE OTHER PARTIES HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS SET FORTH IN THIS SECTION 12(F).
(g)   Assignment.   Other than in connection with any Transfer permitted by Section 4, no Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties hereto, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement to any party to whom they have assigned the Merger Agreement; provided, however, that, following the Effective Time, Parent and Merger Sub may assign, in their sole discretion and without the consent of any other Party, any or all of their rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly-owned Subsidiaries of Parent in connection with the assignment of the rights, interests and obligations of Parent and/or Merger Sub under the Merger Agreement to such direct or indirect wholly-owned Subsidiaries of Parent in accordance with the terms of the Merger Agreement; provided, that no such assignment shall relieve Parent or Merger Sub of any of their respective obligations under this Agreement. Any assignment in violation of the preceding sentence shall be void ab initio. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
(h)   Severability of Provisions.   The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is held by a court of competent jurisdiction or other Governmental Entity as illegal, invalid or unenforceable, (i) a suitable and equitable provision to be negotiated by the parties hereto, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the original intent and purpose of such illegal, invalid or unenforceable provision, and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
(i)   Specific Performance.   Each of the Parties hereto acknowledges and agrees that the rights of each Party hereto to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party hereto agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party hereto shall be entitled to enforce specifically the terms and provisions of this Agreement and to an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement in the Chosen Courts without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereto hereby waives the defense, that there is an adequate remedy at Law.
(j)   Amendment.   No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the Parties, and no waiver or consent hereunder shall be effective against any Party unless it shall be in writing and signed by such Party.
(k)   No Presumption.   This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.
(l)   No Agreement Until Executed.   This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed by the Parties.
(m)   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in the Company, Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Stockholder Securities. All rights, ownership and economic benefits of and relating to the Stockholder Securities shall remain vested in and belong to Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company and none of the Company, Parent nor Merger Sub shall exercise any power or authority to direct the Stockholder in the voting of any of the Stockholder Securities, except as otherwise specifically provided herein.
[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first written above.
DANAHER CORPORATION, a Delaware corporation
By:
/s/ Matthew R. McGrew

Name: Matthew R. McGrew
Executive Vice President and Chief Financial
Title:   Officer
MOBIUS MERGER SUB, INC., a Delaware corporation
By:
/s/ Frank McFaden

Name: Frank McFaden
Title:   Vice President and Treasurer
Signature Page to Voting and Support Agreement

MASIMO CORPORATION
By:
/s/ Catherine Szyman

Name: Catherine Szyman
Title:   Chief Executive Officer
Signature Page to Voting and Support Agreement

POLITAN CAPITAL MANAGEMENT LP
By:
/s/ Quentin Koffey

Name: Quentin Koffey
Title:   Managing Partner
Signature Page to Voting and Support Agreement

EXHIBIT A
Politan Capital Management LP:
Company Common Stock: 4,589,648

B-A-1

ANNEX C
Centerview Partners LLC
31 West 52nd Street
New York, NY 10019
February 16, 2026
The Board of Directors
Masimo Corporation
52 Discovery
Irvine, CA 92618
The Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.001 per share (the “Shares”) (other than Excluded Shares, as defined below), of Masimo Corporation, a Delaware corporation (the “Company”), of the $180.00 per Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) by and among Danaher Corporation, a Delaware corporation (“Parent”), Mobius Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) Dissenting Shares (as defined in the Agreement), (ii) any Shares held by the Company, Parent or Merger Sub and (iii) any Shares held by any wholly owned subsidiary of Parent (other than Merger Sub) or any wholly owned subsidiary of the Company (the shares referred to in clauses (i), (ii) and (iii), “Excluded Shares”)) will be converted into the right to receive $180.00 per Share in cash, without interest, (the $180.00 per Share consideration to be paid in the Merger, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.
We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.
We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, we have been engaged to provide certain financial advisory services to the Company from time to time, including in connection with the Company’s sale of its Sound United consumer audio business to HARMAN International in 2025, and we have received compensation from the Company for such services. In the past two years, we have not been engaged to provide financial advisory or other services to Parent or Merger Sub, and we have not received any compensation from Parent or Merger Sub during such period. We may provide financial advisory and other services to or with respect to the Company or Parent or their respective affiliates in the
31 WEST 52ND STREET, 22ND FLOOR, NEW YORK, NY 10019
PHONE: (212) 380-2650 FAX: (212) 380-2651 WWW.CENTERVIEWPARTNERS.COM
NEW YORK   •   LONDON   •   PARIS   •   SAN FRANCISCO   •   MENLO PARK

future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, or any of their respective affiliates, or any other party that may be involved in the Transaction.
In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated February 16, 2026 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of the Company for the years ended December 28, 2024, December 30, 2023 and December 31, 2022; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, capitalization, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. At your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. In addition, at your direction, we have not made any independent evaluation of any potential or actual litigation, regulatory action or possible unasserted claims, or any settlements thereof, to which the Company or its affiliates are or may be parties or are or may be subject, and, at your direction, our analysis does not consider or address, nor do we express any view on, any such litigation, actions, claims or settlements, any impacts thereof or any other effects relating thereto. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.
Very truly yours,
CENTERVIEW PARTNERS LLC

MASIMO CORPORATIONC/O BROADRIDGE CORPORATE ISSUER SOLUTIONSP.O. BOX 1342BRENTWOOD, NY 11717 SCAN TOVIEW MATERIALS & VOTE VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 8:59 p.m. Pacific Time on April 30, 2026 for shares held directly.Have your proxy card in hand when you access the website and follow the instructionsto obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/MASI2026SMYou may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m.Pacific Time on April 30, 2026 for shares held directly. Have your proxy card in handwhen you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V89050-S34857KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MASIMO CORPORATION The Board of Directors unanimously recommends you vote "FOR" Proposal 1 and "FOR" Proposal 2 For Against Abstain 1. To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated February 16, 2026, by and among MasimoCorporation ("Masimo"), Danaher Corporation (“Danaher”), and Mobius Merger Sub, Inc., a wholly owned subsidiary of Danaher(“Merger Sub”), pursuant to which Merger Sub will be merged with and into Masimo, with Masimo surviving the merger as a whollyowned subsidiary of Danaher (the "Merger" and such proposal, the "Merger Agreement Proposal").2. To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or becomepayable to Masimo’s named executive officers that is based on or otherwise relates to the Merger (the "Compensation Proposal"). Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment orpostponement thereof. The shares of our common stock represented by this proxy, when properly executed, will be voted as specified by the undersignedstockholder(s) in items 1 and 2 above. If this card contains no specific voting instructions, the shares will be voted FOR Proposal 1 and FOR Proposal 2.This proxy is governed by the laws of the State of Delaware. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney,executor, administrator, or other fiduciary, please give full title as such. Joint ownersshould each sign personally. All holders must sign. If a corporation or partnership,please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

The Special Meeting of Stockholders of Masimo Corporation will be held on May 1, 2026,at 10:00 a.m. Pacific Time, virtually at www.virtualshareholdermeeting.com/MASI2026SM.Important Notice Regarding the Availability of Proxy Materials for the Special Meeting ofStockholders to be held on May 1, 2026:You can view the Notice and Proxy Statement on the Internet at: www.proxyvote.com. V89051-S34857 MASIMO CORPORATIONSpecial Meeting of StockholdersMay 1, 2026 at 10:00 a.m. Pacific TimeTHIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSThe undersigned hereby appoints Michelle Brennan and Quentin Koffey, or either of them, as proxies, each with full powerof substitution in the name of the undersigned, to attend the Special Meeting of Stockholders of Masimo Corporation, aDelaware corporation ("Masimo"), to be held virtually at www.virtualshareholdermeeting.com/MASI2026SM, on May 1, 2026 at10:00 a.m. Pacific Time, or any adjournment or postponement thereof, and to vote the number of shares of Masimo's commonstock that the undersigned would be entitled to vote, and with all power the undersigned would possess, if personally present,as specified on the reverse side.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IFNO SUCH DIRECTION IS MADE, BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED "FOR" THE MERGER AGREEMENTPROPOSAL AND "FOR" THE COMPENSATION PROPOSAL AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TOSUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE